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Form 10-K Table of Contents

Filed Pursuant to Rule No. 424(b)(3)
Registration No. 333-156417

Supplement No. 1 Dated April 1, 2009
(To The Joint Proxy Statement/Prospectus Dated January 16, 2009)

Supplement to the Joint Proxy Statement/Prospectus
for the proposed merger between
Yadkin Valley Financial Corporation and American Community Bancshares, Inc.
April 1, 2009

Special Meeting of Yadkin Valley Shareholders
To Be Reconvened on April 16, 2009 at 3:00 p.m.
At the Holiday Inn located at 1713 NC 67 Highway, Jonesville, North Carolina

Special Meeting of American Community Shareholders
To Be Reconvened on April 16, 2009 at 10:00 a.m.
At 2593 West Roosevelt Boulevard, Monroe, North Carolina

        This is a supplement to the previously distributed joint proxy statement/prospectus dated January 16, 2009, which is referred to below as the "original joint proxy statement/prospectus". This supplement contains important information that should be read in conjunction with the original joint proxy statement/prospectus.

        For a discussion of significant matters that should be considered before voting at either special meeting of shareholders, see "Risk Factors" beginning on page 33 of the original joint proxy statement/prospectus.

 Summary

  •
  The management and a majority of the board of directors of Yadkin Valley Financial Corporation and the management and board of directors of American Community Bancshares, Inc. continue to support the merger of the companies as previously proposed and recommended.

  •
  If you have not voted yet or wish to change your vote, please see the section entitled "Proxies" on page 2. If you have already voted but do not wish to change your vote, your previous vote remains valid and you need not do anything further.

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  This supplement attaches a copy of each of American Community's and Yadkin Valley's Annual Report on Form 10-K for the year ended December 31, 2008. Yadkin Valley's Report includes corrections to the financial results originally reported by Yadkin Valley on February 13, 2009 on Form 8-K filed with the Securities and Exchange Commission.

  •
  This supplement consists primarily of information previously disclosed by Yadkin Valley and American Community and filed with the Securities and Exchange Commission. It is reproduced and referred to in this supplement for your information and convenience.

Introduction

        The purpose of this supplement is to provide updated disclosures to the American Community and Yadkin Valley shareholders prior to the respective reconvened meetings by American Community and Yadkin Valley shareholders, at which the proposed merger between American Community and Yadkin Valley will be considered. Included is information about the recently released year-end audited financial results for Yadkin Valley and American Community and updated information about the Yadkin Valley board of directors' recommendation to the Yadkin Valley shareholders regarding the board's position on the merger.

        This supplement confirms the recommendation, by a nine-to-five vote, of Yadkin Valley's board of directors that Yadkin Valley shareholders approve Yadkin Valley's proposed merger with American Community and confirms the unanimous recommendation of American Community's board of directors that American Community's shareholders do likewise.

Proxies

        If you have already voted, and do not wish to change your vote, no further action is required on your part. If you have not yet voted, whether or not you plan to attend the special shareholders' meeting, please complete, sign, date, and return your proxy card, or such other document as your broker instructed you to use if your shares are held in "street name". If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the instructions sent to you by your broker or bank.

        If you are an American Community record shareholder wishing to change your vote, you may revoke your proxy at any time before it is voted by giving written notice of revocation to American Community's Secretary, or by filing a properly executed proxy of a later date with American Community's Secretary, at or before the reconvened meeting.

        If you are a Yadkin Valley record shareholder wishing to change your vote, you may revoke your proxy at any time before it is voted by giving written notice of revocation to Yadkin Valley's Secretary, or by filing a properly executed proxy of a later date with Yadkin Valley's Secretary, at or before the reconvened meeting.

        If you are a record shareholder of either American Community or Yadkin Valley wishing to change your vote, you may also revoke your proxy by attending and voting your shares in person at your respective special shareholders' meeting. Attendance at the meeting alone will not revoke a shareholder's proxy; rather, a shareholder must also vote at the meeting in order to revoke a previously submitted proxy. If your shares are held in "street name" by your broker, you must follow the directions you receive from your broker to change or revoke your proxy.

        Additional proxy cards or copies of the original joint proxy statement/prospectus can be obtained, without charge, by directing a request to William A. Long, President and CEO, Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621-3404, (336-526-6300), or to Randy P. Helton, President, CEO, and Chairman, American Community Bancshares, Inc., 4500 Cameron Valley Parkway, Suite 150, Charlotte, NC 28211, (704-225-8444).

Adjournment of Meetings; Mailing of Supplement

        This supplement to the original joint proxy statement/prospectus is being furnished to the shareholders of both American Community and Yadkin Valley in connection with the solicitation of proxies by the board of directors of both American Community and Yadkin Valley for use at the respective special meetings of the American Community and Yadkin Valley shareholders to consider and vote upon a proposal to approve the merger agreement between American Community and Yadkin Valley.

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        The Yadkin Valley shareholders meeting, originally scheduled for 10:00 a.m. on February 26, 2009, was adjourned and will be reconvened at the Holiday Inn located at 1713 NC 67 Highway, Jonesville, North Carolina, on April 16, 2009 at 3:00 p.m., local time. The record date of January 15, 2009 to determine those Yadkin Valley shareholders entitled to vote at the meeting remains unchanged.

        The American Community shareholders meeting, originally scheduled for 3:00 p.m. on February 26, 2009, was adjourned and will be reconvened at 2593 West Roosevelt Boulevard, Monroe, North Carolina, on April 16, 2009 at 10:00 a.m., local time. The record date of January 15, 2009 to determine those American Community shareholders entitled to vote at the meeting remains unchanged.

        This supplement to the original joint proxy statement/prospectus is being mailed to shareholders of American Community and Yadkin Valley on or about April 2, 2009.

  Background and Reasons for the Supplement

        The purpose of this supplement is to provide you with updated information about the year-end financial results for each of Yadkin Valley and American Community, as well as updated information about the Yadkin Valley board of directors' recommendation to the Yadkin Valley shareholders regarding the board's position on the merger.

        As more fully described below, on February 27, 2009, Yadkin Valley announced it would revise its previously announced, but unaudited, financial results for the year ended December 31, 2008. Yadkin Valley has now filed its Annual Report on Form 10-K for the year ended December 31, 2008, which includes audited financial statements that are updated from the February 27 earnings announcement. This supplement includes, as Appendix A, a copy of Yadkin Valley's Annual Report on Form 10-K for the year ended December 31, 2008.

        This supplement also contains an update about the Yadkin Valley board of directors' recommendation to the Yadkin Valley shareholders regarding the Yadkin Valley board's position on the merger. In connection with this update, we are providing the following chronology of events relating to the proposed merger.

        On September 5, 2008, the Yadkin Valley board of directors met to discuss the proposed merger with American Community. After lengthy consideration of the proposed transaction, including without limitation the terms and conditions of the merger agreement (see Appendix A of the original joint proxy statement/prospectus), the board voted 13-to-1 to enter into the merger agreement and to submit the merger to Yadkin Valley's shareholders for approval. The merger agreement was executed on September 9, 2008.

        Over the course of the next several months, Yadkin Valley and American Community applied for regulatory approvals, commenced preparation of the original joint proxy statement/prospectus, and took steps to plan for the closing of the merger and the integration of the two companies. On November 19, 2008, the parties received the approval of the North Carolina Commissioner of Banks, and on December 1, 2008, the parties received the approval of the Board of Governors of the Federal Reserve System for the merger. On January 30, 2009, the parties received approval for the merger from the FDIC.

        Markets in the United States and elsewhere have experienced extreme volatility and disruption for more than 12 months and, shortly after Yadkin Valley and American Community entered into the merger agreement, this volatility and disruption accelerated significantly. These circumstances have exerted significant downward pressure on prices of equity securities and virtually all other asset classes, and have resulted in substantially increased market volatility, severely constrained credit and capital markets, particularly for financial institutions, and an overall loss of investor confidence. Loan portfolio performances have deteriorated at many institutions resulting from, among other factors, a weak economy and a decline in the value of the collateral supporting these loans. Dramatic slowdowns in the

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housing industry with falling home prices and increasing foreclosures and unemployment have created strains on financial institutions. As a result, many financial institutions have sought and continue to seek additional capital, or to merge with other institutions.

        Prior to execution of the merger agreement, the parties conducted a due diligence review of one another, as described in the original joint proxy statement/prospectus. Following the execution of the merger agreement, the parties continued to conduct confirmatory due diligence with regard to each other. The management teams at each company held regular discussions regarding the performance and financial condition of the other company, especially in light of the deteriorating economic conditions and the negative impact that the economy was having on financial institutions. Since the execution of the merger agreement, the Yadkin Valley chief credit officer has also consulted on a regular basis with American Community's management team regarding credit decisions made by American Community, including those made by American Community's chief operating and senior credit officers, who collectively have served since March 2008 as American Community's chief credit officer, following the former chief credit officer's leave of absence and eventual resignation for personal reasons.

        Since the execution of the merger agreement, the Yadkin Valley management team has delivered regular updates regarding American Community and the status of the merger to the Yadkin Valley board of directors. On January 9, 2009, the Yadkin Valley board held a special meeting to receive such an update on the proposed merger, and on American Community, from the Yadkin Valley management team and its financial advisor. During this meeting, the Yadkin Valley board discussed with management and its advisors, among other things, changes in the financial condition of American Community since September 2008 and its impact on the proposed merger. As described more fully below under "Updated Financial Information" and "Recommendation of the Yadkin Valley Board of Directors," the Yadkin Valley board discussed the changes in American Community's asset quality (see also Appendix B), including construction-related loans and loans secured by real property, and the increases in American Community's allowance for loan losses, provision for loan losses, net charge-offs and non-performing loans. At the end of this Yadkin Valley board meeting, a motion was made to postpone the Yadkin Valley shareholders meeting, which would include postponing the mailing of the original joint proxy statement/prospectus, to permit Yadkin Valley additional time to assess the impact that the recent economic developments have had on American Community and, in particular, on the quality of the American Community loan portfolio. The Yadkin Valley board voted 10 to 4 against this motion and, on January 21, 2009, Yadkin Valley and American Community commenced mailing the original joint proxy statement/prospectus to Yadkin Valley and American Community shareholders.

        On February 11, 2009, American Community announced unaudited financial results for the fourth quarter and year ended December 31, 2008. On February 13, 2009, Yadkin Valley announced unaudited financial results for the fourth quarter and year ended December 31, 2008.

        Also on February 13, 2009, a Yadkin Valley board member, Dan Park(1), requested that Yadkin Valley correct the original joint proxy statement/prospectus to reflect that he had voted against the merger on September 5, 2008 and against recommending the merger to the Yadkin Valley shareholders. Yadkin Valley issued a letter on February 17, 2009 to its shareholders correcting this statement.

(1)
Mr. Park has recently indicated to the Yadkin Valley board of directors that he intends to nominate an alternative slate of nine nominees for the Yadkin Valley board of directors at the 2009 Yadkin Valley Annual Shareholders Meeting.

        On February 19, 2009, at a regularly scheduled meeting, the Yadkin Valley board again discussed the merger, reviewed the recent financial results of American Community and Yadkin Valley, specifically in light of the continued changes in the economic environment stemming from the current financial crisis, and discussed, among other things, the current financial condition of American Community. As described more fully below under "Recommendation of the Yadkin Valley Board of

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Directors," at the conclusion of the meeting, the Yadkin Valley board unanimously agreed (with one abstention) to adjourn the special meeting of its shareholders in order to provide updated disclosures to the Yadkin Valley shareholders, including information about the recently released year-end financial results for each company and updated information about the Yadkin Valley board of directors' recommendation that the Yadkin Valley shareholders approve the merger. The Yadkin Valley board also confirmed at this meeting, by a nine-to-five vote, its recommendation that Yadkin Valley shareholders approve the proposed merger with American Community.

        On February 26, 2009, Yadkin Valley and American Community each adjourned their respective special meeting of shareholders for the purpose of providing the disclosure in this document.

        On February 27, 2009, Yadkin Valley announced that, in connection with the preparation, review and audit of its financial statements for the year ended December 31, 2008, it concluded that it would record a greater fourth quarter 2008 provision for loan losses than originally reported on February 13, 2009, and would also make several other adjustments to the income and expenses originally reported for the quarter and year ended December 31, 2008. On March 31, 2009, Yadkin Valley filed its Annual Report on Form 10-K with the Securities and Exchange Commission, which included corrected financial results for the quarter and year ended December 31, 2008 (See Appendix A and the discussion below under "Updated Financial Information").

        On March 19, 2009, the Yadkin Valley board of directors declared a regular quarterly dividend of $0.06 per share for the first quarter of 2009, payable on April 24, 2009 to shareholders of record on April 3, 2009.

Updated Financial Information

  American Community Bancshares, Inc.

        American Community reported a net loss of $2.7 million for year ended December 31, 2008 as compared with net income of $5.0 million for the year ended December 31, 2007. American Community reported losses in the third and fourth quarters of 2008 of $3.2 million and $0.9 million, respectively, or $4.1 million total for the second half of 2008 after reporting net income of $1.5 million in the first half of the year.

American Community's reported loss in the second half of 2008 was primarily the result of:

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  The impairment charge related to American Community's investment in Fannie Mae and Freddie Mac preferred stock totaling $2.9 million;

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  Merger-related expenses of $472,000;

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  The increase in American Community's provision for loan losses: the provisions were $1.4 million and $2.8 million in the third and fourth quarters, respectively, or $4.2 million in the second half of 2008 versus $0.7 million in the first half of the year; and

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  Margin compression resulting from the significant decline in interest rates in the second half of 2008: American Community's net interest margin was 3.38% and 2.76% in the third and fourth quarters, respectively, versus 3.44% for the first half of 2008.

        The net loss reported for the year ended December 31, 2008 includes approximately $5.0 million in provision for loan losses, compared to $1.0 million for the year ended December 31, 2007. As a result of additional provisions for loan losses during the year, American Community's allowance for loan losses as a percentage of loans increased to 2.13% as of December 31, 2008, up from 1.46% as of December 31, 2007. American Community increased its loan loss reserves to reflect the recent softening of the real estate market in American Community's market areas and a potential corresponding decline in the quality of American Community's loan portfolio that began in the third

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quarter of 2008 and continued in the fourth quarter. American Community's nonperforming assets were 1.45% of total assets at December 31, 2008, compared to 0.74% at the end of the third quarter of 2008 and 0.34% at December 31, 2007. As required by the merger agreement, American Community informed Yadkin Valley about these additional reserves. These additional reserves are based on American Community's evaluation of a number of factors including the estimated real estate values of the collateral supporting certain loans and, where applicable, the financial strength of the guarantor on the loan.

        The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, Appendix B to this supplement, which contains American Community's Annual Report on Form 10-K for year ended December 31, 2008. Appendix B is incorporated herein by reference.

  Yadkin Valley Financial Corporation

        Yadkin Valley announced on February 27, 2009 that, in connection with the preparation, review and audit of its financial statements, it concluded that it would record a greater fourth quarter 2008 provision for loan losses than originally reported on February 13, 2009, and that it would also make several other adjustments to the income and expenses originally reported for the quarter and year ended December 31, 2008. On March 31, 2009, Yadkin Valley filed its Annual Report on Form 10-K with the Securities and Exchange Commission, which included corrected financial results for the quarter and year ended December 31, 2008. Yadkin Valley has also reported a material weakness in its internal control over financial reporting at December 31, 2008. This section and Appendix A describe these corrected financial results and the material weakness in Yadkin Valley's internal controls.

        Including the corrections described above, Yadkin Valley reported net income of $3.9 million for the year ended December 31, 2008 compared with net income of $14.7 million for the year ended December 31, 2007. Yadkin Valley's net income (loss) in the third and fourth quarters of 2008 was $1.8 million and $(2.6) million, respectively, or $(0.8) million for the second half of 2008 versus net income of $4.6 million in the first half of the year.

Yadkin Valley's profitability declined in the second half of 2008, primarily as a result of:

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  The write-down of Yadkin Valley's investment in Fannie Mae and Freddie Mac preferred stock in the third quarter of approximately $1.0 million;

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  The increase in Yadkin Valley's provision for loan losses to $7.6 million in the fourth quarter compared to $1.4 million in the third quarter; bringing the total provision for the second half of 2008 to $9.0 million versus $2.2 million in the first half of the year; and

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  Margin compression resulting from the significant decline in interest rates in the second half of 2008: Yadkin Valley's net interest margin was 3.33% and 2.94% in the third and fourth quarters of 2008, respectively, versus 3.44% in the first half of the year.

        Yadkin Valley's net income for the year ended December 31, 2008 reflected approximately $11.1 million in provision for loan losses, compared to $2.5 million for the year ended December 31, 2007. As a result of the significant additional provisions for loan losses during the year, Yadkin Valley's allowance for loan losses as a percentage of loans held for investment increased to 1.88% as of December 31, 2008 from 1.38% as of December 31, 2007. Yadkin Valley's nonperforming assets were 1.16% of total assets at December 31, 2008, compared to 0.86% at the end of the third quarter of 2008 and 0.21% at December 31, 2007. These additional reserves are based on Yadkin Valley's evaluation of a number of factors including the estimated real estate values of the collateral supporting certain loans and, where applicable, the financial strength of the guarantor on the loan.

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        As disclosed under Item 9A of its 2008 Annual Report on Form 10-K (attached to this supplement as Appendix A), Yadkin Valley has identified material weaknesses in internal controls relating to (1) the emphasis and resources it has devoted to the promotion and implementation of internal controls, (2) accounting for significant estimates, (3) credit administration, and (4) the preparation of financial reports. In response to the material weaknesses identified, Yadkin Valley has developed a remediation plan (described in detail in Appendix A) to address the material weaknesses, and is proceeding expeditiously with certain measures to enhance internal controls.

        On January 16, 2009, Yadkin Valley completed the issuance of preferred stock and warrants to the U.S. Department of the Treasury under the Capital Purchase Program, for an aggregate purchase price of $36,000,000.

        The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, Appendix A to this supplement, which contains Yadkin Valley's Annual Report on Form 10-K for the year ended December 31, 2008. Appendix A is incorporated herein by reference.

Recent Developments

        The recent downturn in the real estate market has resulted in increased loan delinquencies, defaults and foreclosures, both nationally and locally, and Yadkin Valley and American Community believe that these trends are likely to continue. In some cases, this downturn has resulted in a significant impairment to the value of the collateral used to secure certain loans and the ability to sell the collateral upon foreclosure. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. If real estate values continue to decline, financial institutions may be required to increase their allowances for loan losses. No assurances can be given that actual losses by either Yadkin Valley or American Community will not exceed their respective allowance for loan losses, especially considering the overall weakness in the commercial real estate market in each bank's markets. If during a period of reduced real estate values, either Yadkin Valley or American Community is required to liquidate the property collateralizing a loan to satisfy the debt or to increase the allowance for loan losses, it could materially reduce that institution's profitability and adversely affect its financial condition.

Other Updating Information

        Yadkin Valley notes that the original joint proxy statement/prospectus stated that each of Yadkin Valley's directors and executive officers had agreed to vote his or her shares of Yadkin Valley common stock in favor of the merger agreement. Although Yadkin Valley's management and a majority of its directors support the transaction, Yadkin Valley's directors and executive officers are not required to vote their shares in favor of the merger and have not agreed how they will vote their shares.

Recommendation of the Yadkin Valley Board of Directors

        On February 19, 2009, the Yadkin Valley board of directors confirmed, by a nine-to-five vote, its recommendation that Yadkin Valley shareholders approve the proposed merger with American Community. Positive factors considered by the Yadkin Valley directors (including those who voted against confirming the recommendation) in determining to confirm this recommendation include (see the original joint proxy statement/prospectus for additional information, including factors considered by each company in entering into the merger agreement):

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  Expansion into the Mecklenburg/Union County market, which, despite the current economic downturn, Yadkin Valley continues to believe is a demographically attractive market within the Southeast for the long-term;

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  Opportunities believed to exist in the Mecklenburg/Union County, North Carolina market as a result of the sale by Wachovia Corporation to Wells Fargo & Co.;

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  Expansion into South Carolina through American Community's offices in South Carolina, a region that Yadkin Valley believes will enhance asset growth over the long-term;

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  Franchise enhancement through a larger branch network and an improved ability to serve customers, leading to an increase in asset size and economies of scale;

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  A stronger competitive position in central North Carolina, one of the Southeast's most populated regions;

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  Broader geographic diversification that Yadkin Valley believes will help reduce the credit risk concentration of the combined company;

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  The creation of a premier community banking franchise across the Carolinas;

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  Actions taken by American Community to address potential problem loans in American Community's loan portfolio primarily resulting from the recent downturn in the real estate market, including the development of specific plans to effect the reduction and improvement of any loans or lines of credit that are adversely classified, reviewing the bank's written loan policy to consider changes necessary to monitor and reduce concentration in construction loans and loans secured by real property, and aggressively monitoring the loan portfolio to ensure that adequate reserves for loan losses are established and implemented in a timely manner;

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  The strength of Yadkin Valley management, and its ability to manage weaknesses in the loan portfolios of each company and implement appropriate policies and procedures to help prevent the assets of the combined company from further deteriorating significantly;

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  The ability of Yadkin Valley management to successfully acquire and integrate financial institutions, as demonstrated by the successful integration of three financial institutions since the end of 2002; and

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  The due diligence review conducted by both companies on one another, and the continuation of such review following the execution of the merger agreement, during which time the parties continued to conduct confirmatory due diligence with regard to each other and held regular discussions regarding the performance and financial condition of the other company.

The Yadkin Valley board of directors also considered the following negative factors:

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  The challenging economic climate in the Mecklenburg/Union County market and the deterioration in real estate values in this market over the past six months;

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  The decline in the asset quality of American Community's loan portfolio and resulting increases in nonperforming loans in the American Community loan portfolio and increases in American Community's reserves for loan losses since September 30, 2008, as reflected in its February 11, 2009 press release announcing unaudited financial results for the fourth quarter and year ended December 31, 2008;

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  The decline in the asset quality of Yadkin Valley's loan portfolio and resulting increases in nonperforming loans in the Yadkin Valley loan portfolio and increases in Yadkin Valley's reserves for loan losses since September 30, 2008, as reflected in Appendix A attached to this supplement and as outlined above under "Updated Financial Information";

  •
  The effect of the merger on the financial condition of Yadkin Valley, given the changes in the financial situation of each of American Community and Yadkin Valley since September 2008, which include deterioration of asset quality of each institution, increased levels of non-performing loans, and increases to the provision for loan losses and the allowance for loan

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    losses, each of which is further described as to each company in the Appendices to this supplement;

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  The effect of American Community's current financial condition on Yadkin Valley's ability to continue to comply with required capital adequacy ratios after the merger, which ratios reflect the additional capital Yadkin Valley raised through the Treasury's Capital Purchase Program and are expected by Yadkin Valley management to remain adequate and in line with the combined company's peer institutions, despite the fact that they will likely be less favorable than originally expected when the merger agreement was signed in September 2008;

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  The decline in stock price and market value of each institution, which is reflective of the impact of the current economic crisis on the entire banking industry; and

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  The potential effect of Yadkin Valley reporting, in its Annual Report on Form 10-K, a material weakness in its internal control over financial reporting at December 31, 2008.

        In addition, during the course of its deliberations, the board of Yadkin Valley considered and discussed the risk of litigation in both the event that the proposed merger proceeds and in the event that it does not proceed. In the context of recent discussions between management and members of various Yadkin Valley advisory boards, management has expressed its view about the risk of potential adverse consequences of litigation should the proposed merger fail to be consummated as planned. While the Yadkin Valley board recognizes litigation and a potential adverse outcome as a general risk, it did not determine that the risk of any such litigation was material in deciding to confirm its recommendation of the merger to Yadkin Valley shareholders, as set forth below.

        The board of Yadkin Valley thoroughly reviewed and weighed each of the foregoing positive and negative factors. A majority of the board continues to believe that the merger will provide expansion opportunities in a demographically favorable market area. In addition, a majority of the board considered the actions committed to be taken by management of American Community to address problem loans contained in its current loan portfolio in such a way as to enable Yadkin Valley to absorb the risks inherent in that portfolio upon consummation of the merger. Finally, a majority of the Yadkin Valley board weighed heavily the reality that in the current economic environment most, if not all, financial institutions are experiencing negative effects to their asset quality similar to those being experienced by American Community and Yadkin Valley, especially those institutions with large portions of their loan portfolio dependent on construction-related loans and loans secured by property. As a result, a majority of the board of Yadkin Valley concluded that, despite the deterioration in the financial condition of each party, the positive factors listed above outweigh the negative factors, and at the end of this meeting, the board of Yadkin Valley confirmed, by a nine-to-five vote, its recommendation that Yadkin Valley shareholders approve the proposed merger with American Community.

        For additional factors considered by each company's board of directors in approving the merger agreement and the merger, please see pages 54 to 70 of the original joint proxy statement/prospectus. Management of Yadkin Valley has been working and will continue to work with American Community management to ensure a smooth transition following the merger. Yadkin Valley has planned and begun extensive training for key employees of the combined company in areas including risk ratings and credit grades, underwriting, real estate assessment, and problem loan reporting and tracking. Yadkin Valley has extensively reviewed American Community's loan portfolio for potential losses, and believes that the risk inherent in its loan portfolio is manageable. Since the end of 2002, Yadkin Valley has successfully integrated three financial institutions with total assets of $587 million.

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Conclusion

        The management teams of both Yadkin Valley and American Community and a majority of Yadkin Valley's directors in addition to all of American Community's directors believe that this merger will result in value creation for Yadkin Valley's and American Community's shareholders, customers, and employees as well as the communities that the companies serve. Yadkin Valley and American Community welcome your questions and encourage your support of this merger AND RECOMMEND YOU VOTE FOR THE MERGER.

Sincerely,
William A. Long	Randy P. Helton
President and Chief Executive Officer	President, Chief Executive Officer and Chairman
Yadkin Valley Financial Corporation	American Community Bancshares, Inc.
Dr. Ralph L. Bentley Chairman of the Board of Directors Yadkin Valley Financial Corporation

Additional Information About the Merger and Where to Find It

        In connection with the proposed merger, Yadkin Valley and American Community filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a definitive joint proxy statement/prospectus. The Form S-4 was declared effective by the SEC on January 16, 2009, and the joint proxy statement/prospectus was first mailed to shareholders of Yadkin Valley and American Community on or about January 20, 2009. Each of Yadkin Valley and American Community may also file with the SEC other documents regarding the proposed merger. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Yadkin Valley and American Community, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to William A. Long, President and CEO, Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621-3404, (336-526-6300), or to Randy P. Helton, President, CEO, and Chairman, American Community Bancshares, Inc., 4500 Cameron Valley Parkway, Suite 150, Charlotte, NC 28211, (704-225-8444), or by accessing Yadkin Valley's website at http://www.yadkinvalleybank.com under "Documents" within the Investor Relations section or American Community's website at http://www.americancommunitybank.com under "About Us/Investor Relations/SEC Filings."

        The information on Yadkin Valley's and American Community's websites is not, and shall not be deemed to be, a part of this letter or incorporated into other filings either company makes with the SEC.

        SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

        Yadkin Valley and American Community and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Yadkin Valley and American Community in connection with the combination. Information about the directors and executive officers of Yadkin Valley and their ownership of Yadkin Valley common stock is set forth in the proxy statement, filed April 15, 2008, for Yadkin Valley's 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of American Community and their ownership of American Community common stock is set forth in the

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proxy statement, filed April 17, 2008, for American Community's 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction.

FORWARD LOOKING STATEMENTS

        This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to (1) statements about the benefits of the combination of Yadkin Valley and American Community, including future financial and operating results, cost savings, and enhanced revenues, (2) statements with respect to Yadkin Valley's and American Community's plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," and "projects," as well as similar expressions. These statements are based upon the current beliefs and expectations of Yadkin Valley's and American Community's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) expected revenue synergies and cost savings from the combination may not be fully realized or realized within the expected time frame; (2) revenues following the combination may be lower than expected; (3) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (4) the failure of either company's shareholders to approve the combination; (5) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (6) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (7) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in either Yadkin Valley's or American Community's loan portfolio, which may result in increased credit risk-related losses and expenses; (8) changes in the U.S. legal and regulatory framework; and (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company. Additional factors that could cause Yadkin Valley's or American Community's results to differ materially from those described in the forward-looking statements can be found in Yadkin Valley's and American Community's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Yadkin Valley and American Community or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Yadkin Valley and American Community do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

11

Appendix A

U.S. Securities and Exchange Commission
Washington, DC 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008.

Commission File Number 0001366367

Yadkin Valley Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	20-4495993 (I.R.S. Employer Identification No.)

209 North Bridge Street
Elkin, North Carolina 28621-3404
(Address of principal executive offices)

(336) 526-6300
(Registrant's telephone number, including area code)

        Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Exchange on which registered
Common Stock, Par Value $1.00 Per Share	The NASDAQ Stock Market, LLC

        Securities registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

        Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐    No ☒

        The aggregate market value of the voting stock of the registrant held by non-affiliates was approximately $128 million based on the closing sale price of $11.85 per share on June 30, 2008. For purposes of the foregoing calucation only, all directors and executive officers of the registrant have been deemed affiliates. The number of shares of common stock outstanding as of March 5, 2009 was 11,536,492.

Documents Incorporated by Reference

  1.
  Portions of the Registrant's Definitive Proxy Statement for its 2009 Annual Meeting of Shareholders are incorporated by reference into part III, Items 10-14.

Form 10-K

PART I

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

        The discussions presented in this annual report contain statements that could be deemed forward looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgments of the Bank and its management about future events. Factors that could influence the accuracy of such forward looking statements include, but are not limited to, the financial success or changing strategies of the Bank's customers or vendors, actions of government regulators, the level of market interest rates, and general economic conditions.

        Potential risks and uncertainties that could cause our actual results to differ from those anticipated in any forward-looking statements include, but are not limited to, those described below under Item 1A—Risk Factors and the following:

  •
  significant increases in competitive pressure in the banking and financial services industries;

  •
  changes in the interest rate environment which could reduce anticipated or actual margins;

  •
  expected revenue synergies and cost savings from the combination may not be fully realized;

  •
  failure of Yadkin Valley's and American Community's shareholders to approve the combination;

  •
  revenues following the combination may be lower than expected;

  •
  changes in political conditions or the legislative or regulatory environment;

  •
  general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

  •
  changes occurring in business conditions and inflation;

  •
  changes in technology;

  •
  changes in monetary and tax policies;

  •
  adequacy of the level of our allowance for loan losses;

  •
  construction delays and cost overruns related to the expansion of our branch network;

  •
  changes in deposit flows;

  •
  changes in accounting principles, policies or guidelines;

  •
  Yadkin Valley's ability to maintain internal control over financial reporting;

  •
  Yadkin Valley's reliance on secondary sources such as Federal Home Loan Bank advances, sales of securities and loans, federal funds, lines of credit from correspondent banks and out-of-market time deposits, to meet its liquidity needs;

  •
  the rate of delinquencies and amounts of charge-offs;

  •
  the rates of loan growth and the lack of seasoning of our loan portfolio;

  •
  adverse changes in asset quality and resulting credit risk-related losses and expenses;

  •
  loss of consumer confidence and economic disruptions resulting from terrorist activities;

  •
  changes in the securities markets; and

  •
  other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

        We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1—Business

        Corporate history and address.    Yadkin Valley Financial Corporation (the "Company" or "Yadkin") is a bank holding company incorporated under the laws of North Carolina to serve as the holding company for Yadkin Valley Bank and Trust Company (the "Bank"), a North Carolina chartered commercial bank with its deposits insured by the Federal Deposit Insurance Corporation ("FDIC") up to applicable limits. The Bank is not a member of the Federal Reserve System ("Federal Reserve"). The Bank began operations in 1968. Effective July 1, 2006 the Bank was reorganized and the Bank became the Company's wholly owned subsidiary.

        On July 31, 2002, the Bank acquired Main Street BankShares, Inc. and its subsidiary, Piedmont Bank, of Statesville, North Carolina and continues to operate the former Piedmont Bank offices in Iredell and Mecklenburg counties in North Carolina under the assumed name "Piedmont Bank, a division of Yadkin Valley Bank and Trust Company." On January 1, 2004, the bank acquired High Country Financial Corporation, and its subsidiary, High Country Bank, of Boone, North Carolina and continues to operate the former High Country Bank offices in Watauga and Avery counties in North Carolina, under the assumed name "High Country Bank, a division of Yadkin Valley Bank and Trust Company." On October 1, 2004 the Bank acquired Sidus Financial, LLC ("Sidus"), a mortgage lender that continues to operate as a wholly owned subsidiary. The Bank acquired Cardinal State Bank, of Durham, North Carolina ("Cardinal") on March 31, 2008 and operates the former Cardinal State Bank offices in Durham, Granville and Orange Counties, North Carolina, under the assumed name "Cardinal State Bank, a division of Yadkin Valley Bank and Trust Company." We operate in the central piedmont, research triangle area and the northwestern region of North Carolina. Our common stock is listed on The Nasdaq Global Select Market under the trading symbol "YAVY."

        On September 9, 2008, the Company entered into a definitive merger agreement with American Community Bancshares, Inc. ("American Community"). The Company anticipates that the merger will be completed no later than the end of April of 2009. The acquisition of American Community is expected to add approximately 5% to 7% to Bank segment income in 2009 thus adding about 0% to 2% to the Bank segment's proportion of consolidated net income in 2009.

        On November 1, 2007, the Company established a Delaware trust subsidiary, Yadkin Valley Statutory Trust I ("the Trust"), which completed the sale of $25,000,000 of trust preferred securities. The Trust issued the trust preferred securities at a rate equal to the three-month LIBOR rate plus 1.32%. The trust preferred securities mature in 30 years, and can be called by the Trust without penalty after five years. Yadkin Valley Statutory Trust I used the proceeds from the sale of the securities to purchase the Company's junior subordinated deferrable interest notes due 2037 (the "Debenture"). The net proceeds from the offering were used by the Company in connection with the acquisition of Cardinal State Bank, and for general corporate purposes.

        The Debenture was issued pursuant to a Junior Subordinated Deferrable Interest Debenture between the Company and Wilmington Trust Company dated November 1, 2007 (the "Indenture"), which has been previously filed with the Securities and Exchange Commission ("SEC"). The terms of the Debenture are substantially the same as the terms of the trust preferred securities. Interest payments by the Company will be used by the trust to pay the quarterly distributions to the holders of the trust preferred securities. The Indenture permits the Company to redeem the Debenture after five years.

        The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust, dated November 1, 2007, between the Company, as sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the Administrators named therein, a copy of which has been previously filed with the SEC.

        Pursuant to a Guarantee Agreement dated November 1, 2007, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Company under the Guarantee Agreement, a copy of which has been filed with the SEC, are subordinate to all of the Company's senior debt.

        The decrease in net income from 2007 to 2008 in the Company segment was a direct result of the decrease in the net interest income of $1.9 million which was due to reductions in the interest rates throughout the year. Other factors contributing to the decrease were: a write down of the Freddie Mac preferred stock investment during the third quarter of $973,000, and an increase in the provision for loan loss expense of $8.6 million. The Sidus segment's increase in net income is due primarily to Sidus' expansion into the New England states which helped to increase its annual loan volume by $250 million over 2007 and the reduction in the interest expense due to the falling interest rates in 2008. Income taxes are allocated among the segments based on taxable income.

        The Cardinal acquisition completed on March 31, 2008, added approximately $218 million in assets and $490,000 of losses to the Company segment, after allocation of overhead costs, for the year ended December 31, 2008.

        There may be some variations in the future periods among the business segments, but the Company does not expect any material shifts in the income and expenses. The other segment, representing the Bank Holding Company and its subsidiary, the Trust Company, is expected to remain at a five to ten percent loss of the consolidated Company's income. Sidus' net income should remain consistent with the prior year's with a slight increase due to its recent expansion. The Company segment is expected to remain consistent with 2008 earnings with a slight increase expected from the American Community acquisition.

        On January 16, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury ("Treasury") under the Emergency Economic Stabilization Act of 2008 (the "EESA"), we entered into a Letter Agreement with Treasury dated January 16, 2009 pursuant to which the Company issued and sold to Treasury (i) 36,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 385,990 shares of the Company's common stock, par value $1.00 per share, at an initial exercise price of $13.99 per share, for an aggregate purchase price of $36,000,000 in cash.

        The Company's principal executive offices are located at 209 North Bridge Street, Elkin, North Carolina 28621-3404, and the telephone number is (336) 526-6300. Our periodic securities reports on Forms 10-Q and 10-K are available on our website at www.yadkinvalleybank.com. The information on our website is not incorporated by reference into the Annual Report on Form 10-K.

        Business.    The Bank's operations are primarily retail oriented and directed toward individuals and small and medium-sized businesses located in our banking market and, to a lesser extent, areas surrounding our immediate banking market. We provide most traditional commercial and consumer banking services, but our principal activities are the taking of demand and time deposits and the making of consumer and commercial loans. The Bank's primary source of revenue is the interest income derived from its lending activities.

        At December 31, 2008, we had total assets of $1,524.3 million, net loans held for investment of $1,165.2 million, deposits of $1,155.0 million, and shareholders' equity of $149.6 million. We had net income of $3.9 million and $14.7 million and diluted earnings per share of $0.34 and $1.37 for the years ended December 31, 2008 and 2007, respectively. We had net income of $13.8 million and diluted earnings per share of $1.28 for the year ended December 31, 2006. Assets and net loans acquired in the Cardinal acquisition were $219.4 million and $149.9 million, respectively. For further information on the Cardianal acquisition, refer to Note 2.

        Business Offices.    Yadkin operates 29 full-service banking offices including the four locations acquired in the Cardinal State Bank merger and is headquartered in Elkin, North Carolina. We operate the offices in Jefferson and West Jefferson (Ashe County), Wilkesboro and North Wilkesboro (Wilkes County), Elkin (Surry County), and East Bend, Jonesville and Yadkinville (Yadkin County), and Pfafftown (Forsyth County) under the Yadkin name. The Bank has a loan production office in Wilmington, NC (New Hanover County) operating under the Yadkin name. The offices in Statesville and Mooresville (Iredell County), and Cornelius and Huntersville (Mecklenburg County) are operated under the Piedmont Bank assumed name. The offices in Boone (Watauga County) and Linville (Avery County) are operated under the High Country Bank assumed name. We operate three offices in Durham (Durham County) and one office in Hillsborough (Orange County) and one office in Creedmoor (Granville County) under the Cardinal State Bank assumed name.

        Banking Market.    The Bank's current banking market consists of the central piedmont counties (2008 population) of Mecklenburg (887,000) and Iredell (156,000), the research triangle counties of Durham (259,000), Orange (126,000) and Granville (57,000) and the northwestern counties of Ashe (27,000), Avery (18,000), Forsyth (346,000), Surry (74,000), Watauga (45,000), Wilkes (68,000) and Yadkin (38,000) in North Carolina and, to a lesser extent, the surrounding areas (the "Yadkin Market"). The Yadkin Market is located along Interstate 77 north of the Charlotte metropolitan area, and west of the "Piedmont Triad" area of North Carolina to the northwestern border with Virginia and Tennessee. The acquisition of Cardinal State Bank added Orange, Granville and Durham Counties along Interstates 40 and 85 in the "Triangle" area of central North Carolina to our market area.

        Yadkin's market area is well diversified and strong. The 12 counties in which our branches are located had an estimated 2008 population of almost 2.1 million people. Median family income in 2008 for these counties ranged from a low of $44,000 in mostly rural Ashe County to a high of almost $80,000 in urban Mecklenburg County. Over 99% of the work force is employed in nonagricultural wage and salary positions. The government employs approximately 9% of the work force. The major non-governmental employment sectors were retail trade (11%), health and social assistance (13%), manufacturing (12%), accommodation and food services (9%), construction services (6%) and administrative and waste services (7%). (Source-NC Dept of Commerce).

        Competition.    Commercial banking in North Carolina is extremely competitive due to state laws that allow statewide branching. North Carolina is the home of two of the ten largest commercial banks in the United States, each of which has branches located in the Yadkin Market. The following table summarizes Yadkin's share of the deposit market in each of the twelve counties as of June 30, 2008.

County	Total Number of Branches	Yadkin Valley Bank Branches	Total Amount of Deposits (000's)	Yadkin Valley Bank Deposits (000's)	Yadkin Valley Bank % of Market Deposits
Ashe	13	3	$558,582	$162,022	29%
Avery	9	1	$239,153	$8,737	4%
Durham	71	3	$4,154,352	$136,291	3%
Forsyth	108	1	$14,416,803	$8,979	<1%
Granville	11	1	$505,934	$6,941	1%
Iredell	56	6	$2,121,396	$239,120	11%
Mecklenburg	234	2	$100,909,293	$50,632	<1%
Orange	34	1	$1,755,369	$7,713	<1%
Surry	29	2	$1,228,235	$114,588	9%
Watauga	21	4	$856,711	$120,258	14%
Wilkes	19	2	$759,913	$98,240	13%
Yadkin	11	3	$467,648	$144,469	31%

        Many of these competing banks have capital resources and legal lending limits substantially in excess of those available to us. Thus we have significant competition in our market for deposits from other depository institutions.

        The Bank also competes for deposits in the Yadkin Market with other financial institutions such as credit unions, consumer finance companies, insurance companies, brokerage companies, agencies issuing United States government securities and other financial institutions with varying degrees of regulatory restrictions. In its lending activities, Yadkin competes with all other financial institutions as well as consumer finance companies, mortgage companies and other lenders. Credit unions have been permitted to expand their membership criteria and expand their loan services to include such traditional bank services as commercial lending. We expect competition in the Yadkin Market to continue to be significant.

        We believe we have sufficient capital to support our operations for the foreseeable future. We intend to continue to serve the financial needs of consumers and small-to-medium size businesses located primarily in the Yadkin Market. Our lending efforts will be focused on making quality consumer loans, commercial loans to small to medium sized businesses, and home equity loans. While our deposits and loans are derived primarily from customers in our banking market, we make loans and have deposit relationships with individual and business customers in areas surrounding our immediate banking market. We offer a full range of deposit products to include checking and savings accounts, money market accounts, certificates of deposit and individual retirement accounts. We rely on offering competitive interest rates and unmatched customer service to accomplish our deposit objectives.

        The Bank strives to offer its products and services in the manner that meets its customers' expectations. For those customers who prefer to do their banking in a hands-on, face-to-face manner, the Bank offers exceptional personal service. Customers who want to do their banking when and where they choose are able to utilize the automated teller machines, credit and debit card programs, and a full range of internet-based banking options.

        Supervision and Regulation.    Banking is a complex, highly regulated industry. The primary goals of banking regulations are to maintain a safe and sound banking system and to facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress and the North Carolina General Assembly have created largely autonomous regulatory agencies and enacted numerous laws that govern banks, their holding companies and the banking industry. The descriptions of and references to the statutes and regulations below are brief summaries and do not purport to be complete. The descriptions are qualified in their entirety by reference to the specific statutes and regulations discussed.

        Recent Regulatory Developments.    The following is a summary of recently enacted laws and regulations that could materially impact our business, financial condition or results of operations. This discussion should be read in conjunction with the remainder of the "Supervision and Regulation" section of this Form 10-K.

        In response to the challenges facing the financial services sector, several regulatory and governmental actions have recently been announced including:

  •
  The Emergency Economic Stabilization Act, approved by Congress and signed by President Bush on October 3, 2008, which, among other provisions, allowed the U.S. Treasury to purchase troubled assets from banks, authorized the Securities and Exchange Commission to suspend the application of marked-to-market accounting, and temporarily raised the basic limit of FDIC deposit insurance from $100,000 to $250,000; the legislation contemplated a return to the $100,000 limit on December 31, 2009;

  •
  On October 7, 2008, the FDIC approved a plan to increase the rates banks pay for deposit insurance;

  •
  On October 14, 2008, the U.S. Treasury announced the creation of a new program, the TARP Capital Purchase Program that encourages and allows financial institutions to build capital through the sale of senior preferred shares to the U.S. Treasury on terms that are non-negotiable;

  •
  On October 14, 2008, the FDIC announced the creation of the Temporary Liquidity Guarantee Program ("TLGP"), which seeks to strengthen confidence and encourage liquidity in the banking system. The TLGP has two primary components that are available on a voluntary basis to financial institutions:

  •
  Guarantee of newly-issued senior unsecured debt; the guarantee would apply to new debt issued on or before June 30, 2009 and would provide protection until June 30, 2012; issuers electing to participate would pay a 75 basis point fee for the guarantee;

  •
  Unlimited deposit insurance for non-interest bearing deposit transaction accounts; financial institutions electing to participate will pay a 10 basis point premium in addition to the insurance premiums paid for standard deposit insurance.

  •
  On February 17, 2009, the American Recovery and Reinvestment Act (the "Recovery Act") was signed into law in an effort to, among other things, create jobs and stimulate growth in the United States economy. The Recovery Act specifies appropriations of approximately $787 billion for a wide range of Federal programs and will increase or extend certain benefits payable under the Medicaid, unemployment compensation, and nutrition assistance programs. The Recovery Act also reduces individual and corporate income tax collections and makes a variety of other changes to tax laws. The Recovery Act also imposes certain limitations on compensation paid by participants in the Treasury's Troubled Asset Relief Program.

        We will participate in both components of the TLGP; however, we do not expect to issue unsecured debt before the termination of that component of the TLGP. As a result of the enhancements to deposit insurance protection and the expectation that there will be demands on the FDIC's deposit insurance fund, it is clear that our deposit insurance costs will increase significantly during 2009.

        Although it is likely that further regulatory actions will arise as the Federal government attempts to address the economic situation, management is not aware of any further recommendations by regulatory authorities that, if implemented, would have or would be reasonably likely to have a material effect on liquidity, capital ratios or results of operations.

  Yadkin Valley Financial Corporation.

        As a bank holding company under the Bank Holding Company Act of 1956, as amended, Yadkin is registered with and subject to regulation by the Federal Reserve. Yadkin is required to file annual and other reports with, and furnish information to, the Federal Reserve. The Federal Reserve conducts periodic examinations of Yadkin and may examine any of its subsidiaries, including the Bank.

        The Bank Holding Company Act provides that a bank holding company must obtain the prior approval of the Federal Reserve for the acquisition of more than five percent of the voting stock or substantially all the assets of any bank or bank holding company. In addition, the Bank Holding Company Act restricts the extension of credit to any bank holding company by its subsidiary bank. The Bank Holding Company Act also provides that, with certain exceptions, a bank holding company may not engage in any activities other than those of banking or managing or controlling banks and other authorized subsidiaries or own or control more than five percent of the voting shares of any company that is not a bank. The Federal Reserve has deemed limited activities to be closely related to banking and therefore permissible for a bank holding company.

        The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 significantly expanded the types of activities in which a bank holding company may engage. Subject to various limitations, the Modernization Act generally permits a bank holding company to elect to become a "financial holding company." A financial holding company may affiliate with securities firms and insurance companies and engage in other activities that are "financial in nature." Among the activities that are deemed "financial in nature" are, in addition to traditional lending activities, securities underwriting, dealing in or making a market in securities, sponsoring mutual funds and investment companies, insurance underwriting and agency activities, certain merchant banking activities as well as activities that the Federal Reserve considers to be closely related to banking.

        A bank holding company may become a financial holding company under the Modernization Act if each of its subsidiary banks are "well-capitalized" under the Federal Deposit Insurance Corporation Improvement Act prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve that the bank holding company wishes to become a financial holding company. A bank holding company that falls out of compliance with these requirements may be required to cease engaging in some of its activities.

        Under the Modernization Act, the Federal Reserve serves as the primary "umbrella" regulator of financial holding companies, with supervisory authority over each parent company and limited authority over its subsidiaries. Expanded financial activities of financial holding companies generally will be regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators and insurance activities by insurance regulators. The Modernization Act also imposes additional restrictions and heightened disclosure requirements regarding private information collected by financial institutions.

        Enforcement Authority.    Yadkin will be required to obtain the approval of the Federal Reserve prior to engaging in or, with certain exceptions, acquiring control of more than 5% of the voting shares of a company engaged in, any new activity. Prior to granting such approval, the Federal Reserve must weigh the expected benefits of any such new activity to the public (such as greater convenience, increased competition, or gains in efficiency) against the risk of possible adverse effects of such activity (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices). The Federal Reserve has cease-and-desist powers over bank holding companies and their nonbanking subsidiaries where their actions would constitute a serious threat to the safety, soundness or stability of a subsidiary bank. The Federal Reserve also has authority to regulate debt obligations (other than commercial paper) issued by bank holding companies. This authority includes the power to impose interest ceilings and reserve requirements on such debt obligations. A bank holding company and its subsidiaries are also prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

        Interstate Acquisitions.    Federal banking law generally provides that a bank holding company may acquire or establish banks in any state of the United States, subject to certain aging and deposit concentration limits. In addition, North Carolina banking laws permit a bank holding company which owns stock of a bank located outside North Carolina to acquire a bank or bank holding company located in North Carolina. Federal banking law will not permit a bank holding company to own or control banks in North Carolina if the acquisition would exceed 20% of the total deposits of all federally-insured deposits in North Carolina.

        Capital Adequacy.    The Federal Reserve has promulgated capital adequacy regulations for all bank holding companies with assets in excess of $500 million. The Federal Reserve's capital adequacy regulations are based upon a risk-based capital determination, whereby a bank holding company's capital adequacy is determined in light of the risk, both on- and off-balance sheet, contained in the company's assets. Different categories of assets are assigned risk weightings and are counted at a percentage of their book value.

        The regulations divide capital between Tier 1 capital (core capital) and Tier 2 capital. For a bank holding company, Tier 1 capital consists primarily of common stock, related surplus, noncumulative perpetual preferred stock, minority interests in consolidated subsidiaries and a limited amount of qualifying cumulative preferred securities. Goodwill and certain other intangibles are excluded from Tier 1 capital. Tier 2 capital consists of an amount equal to the allowance for loan and lease losses up to a maximum of 1.25% of risk-weighted assets, limited other types of preferred stock not included in Tier 1 capital, hybrid capital instruments and term subordinated debt. Investments in and loans to unconsolidated banking and finance subsidiaries that constitute capital of those subsidiaries are excluded from capital. The sum of Tier 1 and Tier 2 capital constitutes qualifying total capital. The Tier 1 component must comprise at least 50% of qualifying total capital.

        Every bank holding company has to achieve and maintain a minimum Tier 1 capital ratio of at least 4.0% and a minimum total capital ratio of at least 8.0%. In addition, banks and bank holding companies are required to maintain a minimum leverage ratio of Tier 1 capital to average total consolidated assets (leverage capital ratio) of at least 3.0% for the most highly-rated, financially sound banks and bank holding companies and a minimum leverage ratio of at least 4.0% for all other banks. The Federal Deposit Insurance Corporation and the Federal Reserve define Tier 1 capital for banks in the same manner for both the leverage ratio and the risk-based capital ratio. However, the Federal Reserve defines Tier 1 capital for bank holding companies in a slightly different manner. As of December 31, 2008, the Bank's Tier 1 leverage capital ratio and total capital were 8.0% and 10.1%, respectively. As of December 31, 2008, the bank holding company's Tier 1 leverage capital ratio and total capital were 8.1% and 10.2%, respectively.

        The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory level, without significant reliance on intangible assets. The guidelines also indicate that the Federal Reserve will continue to consider a "Tangible Tier 1 Leverage Ratio" in evaluating proposals for expansion or new activities. The Tangible Tier 1 Leverage Ratio is the ratio of Tier 1 capital, less intangibles not deducted from Tier 1 capital, to quarterly average total assets. As of December 31, 2008, the Federal Reserve had not advised Yadkin of any specific minimum Tangible Tier 1 Leverage Ratio applicable to it.

        Source of Strength for Subsidiary.    Bank holding companies are required to serve as a source of financial strength for their depository institution subsidiaries, and, if their depository institution subsidiaries become undercapitalized, bank holding companies may be required to guarantee the subsidiaries' compliance with capital restoration plans filed with their bank regulators, subject to certain limits.

        Dividends.    As a holding company that does not, as an entity, currently engage in separate business activities of a material nature, our ability to pay cash dividends depends upon the cash dividends received from our subsidiary bank and management fees paid by the bank. We must pay our operating expenses from funds we receive from the bank. Therefore, shareholders may receive cash dividends from us only to the extent that funds are available after payment of operating expenses. In addition, the Federal Reserve generally prohibits bank holding companies from paying cash dividends except out of operating earnings, provided that the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. As a North Carolina corporation, our payment of cash dividends is subject to the restrictions under North Carolina law on the declaration of cash dividends. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after paying such a cash dividend or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. Also, the payment of cash dividends by Yadkin in the future will be subject to certain other legal and regulatory limitations (including the requirement that Yadkin's capital be maintained at certain minimum levels) and will be subject to ongoing review by banking regulators. As long as shares of our Series T Preferred Stock are outstanding, no dividends may be paid on our common stock unless all dividends on the Series T Preferred Stock have been paid in full. Additionally, prior to January 16, 2012, so long as the U.S. Treasury owns shares of the Series T Preferred Stock, we are not permitted to increase cash dividends on our common stock without the U.S. Treasury's consent. There is no assurance that, in the future, Yadkin will have funds available to pay cash dividends, or, even if funds are available, that it will pay dividends in any particular amount or at any particular times, or that it will pay dividends at all.

        Change in Control.    In addition, and subject to certain exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with regulations promulgated there under, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Following the relaxing of these restrictions by the Federal Reserve in September 2008, control will be rebuttably presumed to exist if a person acquires more than 33% of the total equity of a bank or bank holding company, of which it may own, control or have the power to vote not more than 15% of any class of voting securities.

  Yadkin Valley Bank and Trust Company

        As a North Carolina bank, the Bank is subject to regulation, supervision and regular examination by the North Carolina Banking Commission (the "Commission") through the North Carolina Commissioner of Banks (the "Commissioner") and its applicable federal regulator is the Federal Deposit Insurance Corporation ("FDIC"). The North Carolina Banking Commission and the FDIC have the power to enforce compliance with applicable banking statutes and regulations. Deposits in the bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to a maximum amount, which is currently $100,000 for each non-retirement depositor and $250,000 for certain retirement-account depositors. However, the FDIC has increased the coverage up to $250,000 for each non-retirement depositor through December 31, 2009, and the bank is participating in the FDIC's Temporary Liquidity Guarantee Program (discussed below in greater detail) which, in part, fully insures non-interest bearing transaction accounts.

        The Commission and the FDIC regulate or monitor virtually all areas of the bank's operations, including:

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  security devices and procedures;

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  adequacy of capitalization and loss reserves;

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  loans;

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  investments;

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  borrowings;

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  deposits;

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  mergers;

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  issuances of securities;

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  payment of dividends;

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  interest rates payable on deposits;

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  interest rates or fees chargeable on loans;

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  establishment of branches;

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  corporate reorganizations;

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  maintenance of books and records; and

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  adequacy of staff training to carry on safe lending and deposit gathering practices.

Federal regulation

        As a North Carolina chartered bank, we are subject to regulation, supervision and regular examination by the FDIC. The FDIC is required to conduct regular on-site examinations of the operations of the Bank and enforces federal laws that set specific requirements for bank capital, the payment of dividends, loans to officers and directors, and types and amounts of loans and investments made by commercial banks. Among other things, the FDIC must approve the establishment of branch offices, conversions, mergers, assumption of deposit liabilities between insured banks and uninsured banks or institutions, and the acquisition or establishment of certain subsidiary corporations. The FDIC can also prevent capital or surplus diminution in transactions where the deposit accounts of the resulting, continuing or assumed bank are insured by the FDIC.

        Transactions with Affiliates.    A bank may not engage in specified transactions (including, for example, loans) with its affiliates unless the terms and conditions of those transactions are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with or involving other nonaffiliated entities. In the absence of comparable transactions, any transaction between a bank and its affiliates must be on terms and under circumstances, including credit standards, which in good faith would be offered or would apply to nonaffiliated companies. In addition, transactions referred to as "covered transactions" between a bank and its affiliates may not exceed 10% of the bank's capital and surplus per affiliate and an aggregate of 20% of its capital and surplus for covered transactions with all affiliates. Certain transactions with affiliates, such as loans, also must be secured by collateral of specific types and amounts. The Bank is also prohibited from purchasing low quality assets from an affiliate. Every company under common control with the Bank is deemed to be an affiliate of the bank.

        Loans to Insiders.    Federal law also constrains the types and amounts of loans that the Bank may make to its executive officers, directors and principal shareholders. Among other things, these loans are limited in amount, must be approved by the Bank's board of directors in advance, and must be on terms and conditions as favorable to the Bank as those available to an unrelated person.

        Regulation of Lending Activities.    Loans made by the bank are also subject to numerous federal and state laws and regulations, including the Truth-In-Lending Act, Federal Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act and Home Mortgage Disclosure Act. Remedies to the borrower or consumer and penalties to the Bank are provided if the Bank fails to comply with these laws and regulations. The scope and requirements of these laws and regulations have expanded significantly in recent years.

        Branch Banking.    All banks located in North Carolina are authorized to branch statewide. Accordingly, a bank located anywhere in North Carolina has the ability, subject to regulatory approval, to establish branch facilities near any of our facilities and within our market area. If other banks were to establish branch facilities near our facilities, it is uncertain whether these branch facilities would have a material adverse effect on our business. Federal law provides for nationwide interstate banking and branching, subject to certain aging and deposit concentration limits that may be imposed under applicable state laws. Applicable North Carolina statutes permit regulatory authorities to approve de novo branching in North Carolina by institutions located in states that would permit North Carolina institutions to branch on a de novo basis into those states. Federal regulations prohibit an out-of-state bank from using interstate branching authority primarily for the purpose of deposit production. These regulations include guidelines to insure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the host state communities served by the out-of-state bank.

        Reserve Requirements.    Pursuant to regulations of the Federal Reserve, the Bank must maintain average daily reserves against its transaction accounts. During 2008, no reserves were required to be maintained on the first $9.35 million of transaction accounts, but reserves equal to 3.0% were required on the aggregate balances of those accounts between $9.3 million and $43.9 million, and additional reserves were required on aggregate balances in excess of $43.9 million in an amount equal to 10.0% of the excess. These percentages are subject to annual adjustment by the Federal Reserve, which has advised that for 2009, no reserves will be required to be maintained on the first $10.3 million of transaction accounts, but reserves equal to 3.0% will be required on the aggregate balances of those accounts between $10.3 million and $44.4 million, and additional reserves are required on aggregate balances in excess of $44.4 million in an amount equal to 10.0% of the excess. Because required reserves must be maintained in the form of vault cash or in a non-interest bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of December 31, 2008, the Bank met its reserve requirements.

        Community Reinvestment.    Under the Community Reinvestment Act ("CRA"), as implemented by regulations of the federal bank regulatory agencies, an insured bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for banks, nor does it limit a bank's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the federal bank regulatory agencies, in connection with their examination of insured banks, to assess the banks' records of meeting the credit needs of their communities, using the ratings of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance," and to take that record into account in its evaluation of certain applications by those banks. All banks are required to make public disclosure of their CRA performance ratings. The Bank received a "satisfactory" rating in its most recent CRA examination.

        Governmental Monetary Policies.    The commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve, a federal banking regulatory agency that regulates the money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market transactions in United States government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits. The monetary policies of the Federal Reserve have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.

        Dividends.    Under federal banking law, no cash dividend may be paid if a bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by the bank if it is in default on any deposit insurance assessment due to the FDIC.

        Deposit Insurance Assessments.    The Bank's deposits are insured up to $250,000 by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation until December 31, 2009 at which time the insured limits will return to $100,000 for non-IRA accounts and $250,000 for IRA accounts. The Bank is required to pay deposit insurance assessments set by the FDIC. The FDIC determines the Bank's deposit insurance assessment rates on the basis of four risk categories. Under regulations effective January 1, 2007, the FDIC adopted a new risk-based premium system that provides for quarterly assessments based on an insured institution's ranking in one of four risk categories based upon supervisory and capital evaluations. Institutions are assessed at annual rates ranging from 5 to 43 basis points, respectively, depending on each institution's risk of default as measured by regulatory capital ratios and other supervisory measures. Under a proposal announced by the FDIC on October 7, 2008, the assessment rate schedule would be raised uniformly by seven basis points (annualized) beginning on January 1, 2009. Beginning with the second quarter of 2009, base assessment rates before adjustments would range from 10 to 45 basis points, and further changes would be made to the deposit insurance assessment system, including requiring riskier institutions to pay a larger share. The proposal would impose higher assessment rates on institutions with a significant reliance on secured liabilities and on institutions which rely significantly on brokered deposits (but, for well-managed and well-capitalized institutions, only when accompanied by rapid asset growth). The proposal would reduce assessment rates for institutions that hold long-term unsecured debt and, for smaller institutions, high levels of Tier 1 (defined below) capital. In addition, on February 27, 2009, the FDIC approved an interim rule to raise 2009 second quarter deposit insurance premiums for Risk Category I banks from 10 to 14 basis points to 12 to 16 basis points. The FDIC will also impose a 20-basis point special emergency assessment payable September 30, 2009, and the FDIC board authorized the FDIC to implement an additional 10 basis-point premium in any quarter. We anticipate our future insurance costs to be higher than in previous periods. However, we are not currently able to accurately determine the amount of additional cost. Increases in the assessment rate may have an adverse effect on the Bank's operating results. The FDIC has the authority to terminate deposit insurance.

        Effective November 21, 2008 and until December 31, 2009, the FDIC expanded deposit insurance limits for certain accounts under the FDIC's Temporary Liquidity Guarantee Program. Provided an institution has not opted out of the Temporary Liquidity Guarantee Program, the FDIC will fully guarantee funds deposited in noninterest bearing transaction accounts, including (i) interest on Lawyer Trust Accounts or IOLTA accounts, and (ii) negotiable order of withdrawal or NOW accounts with rates no higher than 0.50 percent if the institution has committed to maintain the interest rate at or below that rate. In conjunction with the increased deposit insurance coverage, insurance assessments also increase. The Company did not opt out of the Temporary Liquidity Guarantee Program.

        In addition, all FDIC-insured institutions are required to pay a pro rata portion of the interest due on bonds issued by the Financing Corporation ("FICO") to fund the closing and disposal of failed thrift institutions by the Resolution Trust Corporation. FICO assessments are set quarterly, and in 2008 ranged from 1.14 basis points in the first quarter to 1.10 basis points in the fourth quarter. These assessments will continue until the FICO bonds mature in 2017 through 2019. On February 27, 2009, the FDIC proposed amendments to the restoration plan for the Deposit Insurance Fund. This amendment proposes the imposition of a 20 basis point emergency special assessment on insured depository institutions as of June 30, 2009. The assessment is proposed to be collected on September 30, 2009. The interim rule would also permit the FDIC to impose an emergency special assessment after June 30, 2009, of up to ten basis points if necessary to maintain public confidence in federal deposit insurance. Based on average deposits for the fourth quarter, this special assessment, if implemented as proposed, would equal approximately $2.4 million. This special assessment if implemented as proposed will have a significant impact on the results of operations of the Company for 2009.

        Changes in Management.    Any depository institution that has been chartered less than two years, is not in compliance with the minimum capital requirements of its primary federal banking regulator (currently the FDIC), or is otherwise in a troubled condition must notify its primary federal banking regulator of the proposed addition of any person to the board of directors or the employment of any person as a senior executive officer of the institution at least 30 days before such addition or employment becomes effective. During this 30-day period, the applicable federal banking regulatory agency may disapprove of the addition of such director or employment of such officer. The Bank is not subject to any such requirements.

        Enforcement Authority.    The federal banking laws also contain civil and criminal penalties available for use by the appropriate regulatory agency against certain "institution-affiliated parties" primarily including management, employees and agents of a financial institution, as well as independent contractors such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs and who caused or are likely to cause more than minimum financial loss to or a significant adverse affect on the institution, who knowingly or recklessly violate a law or regulation, breach a fiduciary duty or engage in unsafe or unsound practices. These practices can include the failure of an institution to timely file required reports or the submission of inaccurate reports. These laws authorize the appropriate banking agency to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets or take other action as determined by the primary federal banking agency to be appropriate.

        Capital Adequacy.    The Bank is subject to capital requirements and limits on activities established by the FDIC. Under the capital regulations, the Bank generally is required to maintain Tier 1 risk-based capital, as such term is defined therein, of 4% and total risk-based capital, as such term is defined therein, of 8%. In addition, the Bank is required to provide a minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets ("leverage ratio") equal to 3%, plus an additional cushion of 1% to 2% if the Bank has less than the highest regulatory rating. The Bank is not permitted to engage in any activity not permitted for a national bank unless (i) it is in compliance with its capital requirements and (ii) the FDIC determines that the activity would not pose a risk to the deposit insurance fund. With certain exceptions, the Bank also is not permitted to acquire equity investments of a type, or in an amount, not permitted for a national bank.

        Prompt Corrective Action.    Banks are subject to restrictions on their activities depending on their level of capital. Federal "prompt corrective action" regulations divide banks into five different categories, depending on their level of capital. Under these regulations, a bank is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or more, a core capital ratio of six percent or more and a leverage ratio of five percent or more, and if the bank is not subject to an order or capital directive to meet and maintain a certain capital level. Under these regulations, a bank is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of eight percent or more, a core capital ratio of four percent or more and a leverage ratio of four percent or more (unless it receives the highest composite rating at its most recent examination and is not experiencing or anticipating significant growth, in which instance it must maintain a leverage ratio of three percent or more). Under these regulations, a bank is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than eight percent, a core capital ratio of less than four percent or a leverage ratio of less than four percent. Under these regulations, a bank is deemed to be "significantly undercapitalized" if it has a risk-based capital ratio of less than six percent, a core capital ratio of less than three percent and a leverage ratio of less than three percent. Under such regulations, a bank is deemed to be "critically undercapitalized" if it has a tangible equity ratio of less than or equal to two percent. In addition, the applicable federal banking agency has the ability to downgrade a bank's classification (but not to "critically undercapitalized") based on other considerations even if the bank meets the capital guidelines. As of December 31, 2008 the Bank was well capitalized within the meaning of the capital guidelines.

        If a state bank is classified as undercapitalized, the bank is required to submit a capital restoration plan to the FDIC, and the FDIC may also take certain actions to correct the capital position of the bank. An undercapitalized bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the FDIC of a capital restoration plan for the bank.

        If a state bank is classified as significantly undercapitalized, the FDIC would be required to take one or more prompt corrective actions. These actions would include, among other things, requiring sales of new securities to bolster capital, changes in management, limits on interest rates paid, prohibitions on transactions with affiliates, termination of certain risky activities and restrictions on compensation paid to executive officers. If a bank is classified as critically undercapitalized, the bank must be placed into conservatorship or receivership within 90 days, unless the FDIC determines otherwise.

        The capital classification of a bank affects the frequency of regulatory examinations of the bank and impacts the ability of the bank to engage in certain activities and affects the deposit insurance premiums paid by the bank. The FDIC is required to conduct a full-scope, on-site examination of every bank on a periodic basis.

        Banks also may be restricted in their ability to accept brokered deposits, depending on their capital classification. "Well capitalized" banks are permitted to accept brokered deposits, but all banks that are not well capitalized are not permitted to accept such deposits. The FDIC may, on a case-by-case basis, permit banks that are adequately capitalized to accept brokered deposits if the FDIC determines that acceptance of such deposits would not constitute an unsafe or unsound banking practice with respect to the bank.

        Anti-Money Laundering.    Financial institutions must maintain anti-money laundering programs that include established internal policies, procedures, and controls; a designated compliance officer; an ongoing employee training program; and testing of the program by an independent audit function. The Company and the Bank are also prohibited from entering into specified financial transactions and account relationships and must meet enhanced standards for due diligence and "knowing your customer" in their dealings with foreign financial institutions and foreign customers. Financial institutions must take reasonable steps to conduct enhanced scrutiny of account relationships to guard against money laundering and to report any suspicious transactions, and recent laws provide law enforcement authorities with increased access to financial information maintained by banks. Anti-money laundering obligations have been substantially strengthened as a result of the USA Patriot Act, enacted in 2001 and renewed in 2006. Bank regulators routinely examine institutions for compliance with these obligations and are required to consider compliance in connection with the regulatory review of applications. The regulatory authorities have been active in imposing "cease and desist" orders and money penalty sanctions against institutions found to be violating these obligations.

        USA PATRIOT Act/Bank Secrecy Act.    The USA PATRIOT Act amended, in part, the Bank Secrecy Act and provides for the facilitation of information sharing among governmental entities and financial institutions for the purpose of combating terrorism and money laundering by enhancing anti-money laundering and financial transparency laws, as well as enhanced information collection tools and enforcement mechanics for the U.S. government, including: (i) requiring standards for verifying customer identification at account opening; (ii) rules to promote cooperation among financial institutions, regulators, and law enforcement entities in identifying parties that may be involved in terrorism or money laundering; (iii) reports by nonfinancial trades and businesses filed with the Treasury Department's Financial Crimes Enforcement Network for transactions exceeding $10,000; and (iv) filing suspicious activities reports if a bank believes a customer may be violating U.S. laws and regulations and requires enhanced due diligence requirements for financial institutions that administer, maintain, or manage private bank accounts or correspondent accounts for non-U.S. persons. Bank regulators routinely examine institutions for compliance with these obligations and are required to consider compliance in connection with the regulatory review of applications.

        Under the USA PATRIOT Act, the FBI can send to the banking regulatory agencies lists of the names of persons suspected of involvement in terrorist activities. The Bank can be requested to search its records for any relationships or transactions with persons on those lists. If the Bank finds any relationships or transactions, it must file a suspicious activity report and contact the FBI.

        The Office of Foreign Assets Control ("OFAC"), which is a division of the U.S. Department of the Treasury, is responsible for helping to insure that United States entities do not engage in transactions with "enemies" of the United States, as defined by various Executive Orders and Acts of Congress. OFAC has sent, and will send, our banking regulatory agencies lists of names of persons and organizations suspected of aiding, harboring or engaging in terrorist acts. If the Bank finds a name on any transaction, account or wire transfer that is on an OFAC list, it must freeze such account, file a suspicious activity report and notify the FBI. The Bank has appointed an OFAC compliance officer to oversee the inspection of its accounts and the filing of any notifications. The Bank actively checks high-risk OFAC areas such as new accounts, wire transfers and customer files. The Bank performs these checks utilizing software, which is updated each time a modification is made to the lists provided by OFAC and other agencies of Specially Designated Nationals and Blocked Persons.

        Privacy and Credit Reporting.    Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing to consumers. It is the Bank's policy not to disclose any personal information unless required by law. The OCC and the federal banking agencies have prescribed standards for maintaining the security and confidentiality of consumer information. The Bank is subject to such standards, as well as standards for notifying consumers in the event of a security breach.

        Like other lending institutions, the Bank utilizes credit bureau data in its underwriting activities. Use of such data is regulated under the Federal Credit Reporting Act on a uniform, nationwide basis, including credit reporting, prescreening, sharing of information between affiliates, and the use of credit data. The Fair and Accurate Credit Transactions Act of 2003 (the "FACT Act") permits states to enact identity theft laws that are not inconsistent with the conduct required by the provisions of the FACT Act.

        Check 21.    The Check Clearing for the 21st Century Act gives "substitute checks," such as a digital image of a check and copies made from that image, the same legal standing as the original paper check. Some of the major provisions include:

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  allowing check truncation without making it mandatory;

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  demanding that every financial institution communicate to accountholders in writing a description of its substitute check processing program and their rights under the law;

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  legalizing substitutions for and replacements of paper checks without agreement from consumers;

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  retaining in place the previously mandated electronic collection and return of checks between financial institutions only when individual agreements are in place;

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  requiring that when accountholders request verification, financial institutions produce the original check (or a copy that accurately represents the original) and demonstrate that the account debit was accurate and valid; and

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  requiring the re-crediting of funds to an individual's account on the next business day after a consumer proves that the financial institution has erred.

        Effect of Governmental Monetary Policies.    Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve Bank's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve Board have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

State regulation.

        As a North Carolina-chartered bank, the Bank is also subject to extensive supervision and regulation by the Commissioner. The Commissioner enforces state laws that set specific requirements for bank capital, the payment of dividends, loans to officers and directors, record keeping, and types and amounts of loans and investments made by commercial banks. Among other things, the approval of the Commissioner is generally required before a North Carolina-chartered commercial bank may establish branch offices. North Carolina banking law requires that any merger, liquidation or sale of substantially all of the assets of the Bank must be approved by the Commissioner and the holders of two thirds of the Bank's outstanding common stock.

        Change of control.    North Carolina banking laws provide that no person may directly or indirectly purchase or acquire voting stock of the Bank that would result in the change in control of the Bank unless the Commissioner has approved the acquisition. A person will be deemed to have acquired "control" of the Bank if that person directly or indirectly (i) owns, controls or has power to vote 10% or more of the voting stock of the Bank, or (ii) otherwise possesses the power to direct or cause the direction of the management and policy of the Bank.

        Loans.    In its lending activities, the Bank is subject to North Carolina usury laws which generally limit or restrict the rates of interest, fees and charges and other terms and conditions in connection with various types of loans. North Carolina banking law also limits the amount that may be loaned to any one borrower.

        Dividends.    The ability of the Bank to pay dividends is restricted under applicable law and regulations. Under North Carolina banking law, dividends must be paid out of retained earnings and no cash dividends may be paid if payment of the dividend would cause the Bank's surplus to be less than 50% of its paid-in capital.

Future legislation and regulations.

        Yadkin cannot predict what new legislation might be enacted or what regulations might be adopted or amended, or if enacted, adopted or amended, their effect on its operations. Any change in applicable law or regulation, state or federal, may have a material adverse effect on its business.

        Recent Legislative and Regulatory Initiatives to Address Financial and Economic Crises.    The Congress, Treasury Department and the federal banking regulators, including the FDIC, have taken broad action since early September 2008 to address volatility in the U.S. banking system.

        In October 2008, the Emergency Economic Stabilization Act of 2008 ("EESA") was enacted. The EESA authorizes the Treasury Department to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in a troubled asset relief program ("TARP"). The purpose of TARP is to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. The Treasury Department has allocated $250 billion towards the TARP Capital Purchase Program ("CPP"). Under the CPP, Treasury will purchase debt or equity securities from participating institutions. The TARP also will include direct purchases or guarantees of troubled assets of financial institutions. Participants in the CPP are subject to executive compensation limits and are encouraged to expand their lending and mortgage loan modifications.

        On January 16, 2009, as part of the TARP CPP, Yadkin Valley Financial Corporation entered into a Letter Agreement and Securities Purchase Agreement (collectively, the "CPP Purchase Agreement") with the Treasury Department, pursuant to which Yadkin sold (i) 36,000 shares of Yadkin's Fixed Rate Cumulative Perpetual Preferred Stock, Series T (the "Series T Preferred Stock") and (ii) a warrant (the "CPP Warrant") to purchase 385,990 shares of Yadkin's common stock for an aggregate purchase price of $36,000,000 million in cash.

        The Series T Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. Yadkin must consult with the Commission before it may redeem the Series T Preferred Stock but, contrary to the original restrictions in the EESA, will not necessarily be required to raise additional equity capital in order to redeem this stock. The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $13.99 per share of the common stock. Please see the Form 8-K we filed with the SEC on January 20, 2009, for additional information about the Series T Preferred Stock and the Warrant.

        EESA also increased FDIC deposit insurance on most accounts from $100,000 to $250,000. This increase is in place until the end of 2009 and is not covered by deposit insurance premiums paid by the banking industry.

        Following a systemic risk determination, the FDIC established the Temporary Liquidity Guarantee Program ("TLGP") on October 14, 2008. The TLGP includes the Transaction Account Guarantee Program ("TAGP"), which provides unlimited deposit insurance coverage through December 31, 2009 for noninterest-bearing transaction accounts (typically business checking accounts) and certain funds swept into noninterest-bearing savings accounts. Institutions participating in the TLGP pay a 10 basis points fee (annualized) on the balance of each covered account in excess of $250,000, while the extra deposit insurance is in place. The TLGP also includes the Debt Guarantee Program ("DGP"), under which the FDIC guarantees certain senior unsecured debt of FDIC-insured institutions and their holding companies. The unsecured debt must be issued on or after October 14, 2008 and not later than June 30, 2009, and the guarantee is effective through the earlier of the maturity date or June 30, 2012. On March 17, 2009, the FDIC adopted an interim rule that extends the DGP and imposes surcharges on existing rates for certain debt issuances. This extension allows institutions that have issued guaranteed debt before April 1, 2009 to issue guaranteed debt during the extended issuance period that ends on October 31, 2009. For such institutions, the guarantee on debt issued on or after April 1, 2009, will expire no later than December 31, 2012. The DGP coverage limit is generally 125% of the eligible entity's eligible debt outstanding on September 30, 2008 and scheduled to mature on or before June 30, 2009 or, for certain insured institutions, 2% of their liabilities as of September 30, 2008. Depending on the term of the debt maturity, the nonrefundable DGP fee ranges from 60 to 110 basis points (annualized) for covered debt outstanding until the earlier of maturity or June 30, 2012 and 75 to 125 basis points (annualized) for covered debt outstanding until after June 30, 2012. The TAGP and DGP are in effect for all eligible entities, unless the entity opted out on or before December 5, 2008. The Bank is participating in the TLGP. The Company and the Bank are participating in the DGP but have elected not to have the option of issuing certain non-guaranteed senior unsecured debt before issuing the maximum amount of guaranteed debt. Had we selected this non-guaranteed debt option, the FDIC would have assessed the Bank 37.5 basis points times its two percent of liabilities as of September 30, 2008.

        Insurance of Accounts and Regulation by the FDIC.    Yadkin's deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC. The Deposit Insurance Fund is the successor to the Bank Insurance Fund and the Savings Association Insurance Fund, which were merged effective March 31, 2006. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC insured institutions. It also may prohibit any FDIC insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the insurance fund. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

        Under regulations effective January 1, 2007, the FDIC adopted a new risk-based premium system that provides for quarterly assessments based on an insured institution's ranking in one of four risk categories based upon supervisory and capital evaluations. Institutions are assessed at annual rates ranging from 12 to 50 basis points, respectively, depending on each institution's risk of default as measured by regulatory capital ratios and other supervisory measures. Under a proposal announced by the FDIC on October 7, 2008, the assessment rate schedule would be raised uniformly by seven basis points (annualized) beginning on January 1, 2009. Beginning with the second quarter of 2009, base assessment rates before adjustments would range from 7 to 77.5 basis points, and further changes would be made to the deposit insurance assessment system, including requiring riskier institutions to pay a larger share. The proposal would impose higher assessment rates on institutions with a significant reliance on secured liabilities and on institutions which rely significantly on brokered deposits (but, for well-managed and well-capitalized institutions, only when accompanied by rapid asset growth). The proposal would reduce assessment rates for institutions that hold long-term unsecured debt and, for smaller institutions, high levels of Tier 1 (defined below) capital. In addition, on February 27, 2009, the FDIC approved an interim rule to raise 2009 second quarter deposit insurance premiums for Risk Category I banks from 10 to 14 basis points to 12 to 50 basis points. The FDIC will also impose a 20-basis point special emergency assessment payable September 30, 2009, and the FDIC board authorized the FDIC to implement an additional 10 basis-point premium in any quarter. We anticipate our future insurance costs to be higher than in previous periods. However, we are not currently able to accurately determine the amount of additional cost.

        FDIC insured institutions are required to pay a Financing Corporation assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s. For the quarterly period ended December 31, 2008, the Financing Corporation assessment equaled 1.61 basis points for each $100 in domestic deposits. These assessments, which may be revised based upon the level of deposits, will continue until the bonds mature in the years 2017 through 2019.

        The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OCC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management of the Bank is not aware of any practice, condition or violation that might lead to termination of the bank's deposit insurance..

Number of Employees

        At December 31, 2008, the Company had 420 full-time employees (including our executive officers) and 76 part-time employees. None of the employees are represented by any unions or similar groups, and we have not experienced any type of strike or labor dispute. We consider our relationship with our employees to be good.

Item 1A.    Risk Factors

        Our business, financial condition, and results of operations could be harmed by any of the following risks, or other risks that have not been identified or which we believe are immaterial or unlikely. Shareholders should carefully consider the risks described below in conjunction with the other information in this Form 10-K and the information incorporated by reference in this Form 10-K, including our consolidated financial statements and related notes.

Recent negative developments in the financial industry and the domestic and international credit markets may adversely affect our operations and results.

        Negative developments in the latter half of 2007 and during 2008 in the global credit and securitization markets have resulted in uncertainty in the financial markets in general with the expectation of the general economic downturn continuing into 2009. As a result of this "credit crunch," commercial as well as consumer loan portfolio performances have deteriorated at many institutions and the competition for deposits and quality loans has increased significantly. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. Global securities markets, and bank holding company stock prices in particular, have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets. As a result, significant new federal laws and regulations relating to financial institutions, including, without limitation, the EESA and the U.S. Treasury Department's Capital Purchase Program, have been adopted. Furthermore, the potential exists for additional federal or state laws and regulations regarding, among other matters, lending and funding practices and liquidity standards, and bank regulatory agencies are expected to be active in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement orders. Negative developments in the financial industry and the domestic and international credit markets, and the impact of new legislation in response to those developments, may negatively impact our operations by restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance. We can provide no assurance regarding the manner in which any new laws and regulations will affect us.

There can be no assurance that recently enacted legislation will help stabilize the U.S. financial system.

        The EESA was signed into law on October 3, 2008 in response to the financial crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions. Pursuant to EESA, the Treasury has the authority to, among other things, purchase up to $700 billion of mortgages, mortgage-backed securities and certain other financial instruments from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. The Treasury announced the Capital Purchase Program under EESA pursuant to which it has purchased and may continue to purchase senior preferred stock in participating financial institutions. On January 16, 2009, we entered into the CPP Purchase Agreement with the Treasury providing for our issuance of the Series T Preferred Stock and the CPP Warrant to the Treasury.

        In addition, the FDIC created the Temporary Liquidity Guarantee Program ("TGLP") as part of a larger government effort to strengthen confidence and encourage liquidity in the nation's banking system. The TLGP has two components. First, the TLGP includes the Transaction Account Guarantee Program ("TAGP"), which provides unlimited deposit insurance coverage through December 31, 2009 for noninterest-bearing transaction accounts (typically business checking accounts) and certain funds swept into noninterest-bearing savings accounts. Institutions participating in the TLGP pay a 10 basis points fee (annualized) on the balance of each covered account in excess of $250,000, while the extra deposit insurance is in place. Second, the TLGP includes the Debt Guarantee Program ("DGP"), under which the FDIC guarantees certain senior unsecured debt of FDIC-insured institutions and their holding companies. The unsecured debt must be issued on or after October 14, 2008 and not later than June 30, 2009, and the guarantee is effective through the earlier of the maturity date or June 30, 2012. The DGP coverage limit is generally 125% of the eligible entity's eligible debt outstanding on September 30, 2008 and scheduled to mature on or before June 30, 2009 or, for certain insured institutions, 2% of their liabilities as of September 30, 2008. Depending on the term of the debt maturity, the nonrefundable DGP fee ranges from 50 to 100 basis points (annualized) for covered debt outstanding until the earlier of maturity or June 30, 2012. The TAGP and DGP are in effect for all eligible entities, unless the entity opted out on or before December 5, 2008. The Bank is participating in the TLGP. The Company and the Bank are participating in the DGP but have elected not to have the option of issuing certain non-guaranteed senior unsecured debt before issuing the maximum amount of guaranteed debt. Had we selected this non-guaranteed debt option, the FDIC would have assessed the Bank 37.5 basis points times its two percent of liabilities as of September 30, 2008.

        On February 17, 2009, the American Recovery and Reinvestment Act (the "Recovery Act") was signed into law in an effort to, among other things, create jobs and stimulate growth in the United States economy. The Recovery Act specifies appropriations of approximately $787 billion for a wide range of Federal programs and will increase or extend certain benefits payable under the Medicaid, unemployment compensation, and nutrition assistance programs. The Recovery Act also reduces individual and corporate income tax collections and makes a variety of other changes to tax laws. The Recovery Act also imposes certain limitations on compensation paid by participants in the Treasury's Troubled Asset Relief Program ("TARP"), which includes programs under TARP such as the Capital Purchase Program in which we participate.

        There can be no assurance that these government actions will achieve their purpose. The failure of the financial markets to stabilize, or a continuation or worsening of the current financial market conditions, could have a material adverse affect on our business, our financial condition, the financial condition of our customers, our common stock trading price, as well as our ability to access credit. It could also result in declines in our investment portfolio which could be "other-than-temporary impairments."

Efforts to comply with the Sarbanes-Oxley Act of 2002 will continue to involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act of 2002 may adversely affect business.

        The Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the SEC that are now applicable to Yadkin Valley, have increased the scope, complexity, and cost of corporate governance, reporting, and disclosure practices. Yadkin Valley has experienced, and expects to continue to experience, greater compliance costs, including costs of completing its audit and the costs related to maintaining and certifying internal controls, as a result of the Sarbanes-Oxley Act. Yadkin Valley expects these new rules and regulations to continue to increase its accounting, legal, and other costs, and to make some activities more difficult, time consuming, and costly. In the event that Yadkin Valley is unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, it may be adversely affected.

        Yadkin Valley is constantly evaluating its internal control systems in order to allow management to report on, and the independent registered public accounting firm to attest to, Yadkin Valley's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. On March 31, 2009, Yadkin Valley's management concluded that the Company's disclosure controls and procedures were not effective as of December 31, 2008, because of the existence of material weaknesses in internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis. As disclosed under Item 9A (Controls and Procedures) below, Yadkin Valley has identified material weaknesses in internal controls relating to (1) the emphasis and resources it has devoted to the promotion and implementation of internal controls, (2) accounting for significant estimates, (3) credit administration, and (4) the preparation of financial reports. In response to the material weaknesses identified, Yadkin Valley has developed a remediation plan to address the material weaknesses, and is proceeding expeditiously with certain measures to enhance internal controls (see Item 9A (Controls and Procedures)). Yadkin Valley's board of directors is actively monitoring the remediation efforts and may direct additional measures as deemed appropriate from time to time. Yadkin Valley cannot be certain how long it will take to fully implement the remediation plan, whether the remediation plan will be effective to maintain adequate controls over its financial reporting process in the future, or whether the remediation plan will be sufficient to address and eliminate the material weaknesses.

        Even with the changes implemented pursuant to our remediation plan, we expect there will continue to be some risks related to our financial disclosures. We believe that such risks will be reasonably mitigated following the implementation of our remediation plan, however, the process of identifying risk areas and implementing financial disclosure controls and internal controls over financial reporting required under the Sarbanes-Oxley Act of 2002 continues to be complex and subject to significant judgment. This process may result in the identification in the future of areas where we may need additional resources or changes in processes. Due to the complexity and judgment involved in this process, we cannot guarantee that we may not find or have pointed out to us, including by our independent registered public accounting firm following their future required independent assessment of our internal controls, additional areas needing improvement or resulting in a future assessment that our internal controls are or have become ineffective as a result of overlooked or newly created significant deficiencies or unmitigated risks. If Yadkin Valley identifies any other significant deficiencies or material weaknesses in its internal control over financial reporting that it cannot remediate in a timely manner, or if Yadkin Valley is unable to receive a positive attestation from its independent registered public accounting firm with respect to its internal control over financial reporting, the trading price of its common stock could decline, its ability to obtain any necessary equity or debt financing could suffer, and its common stock could ultimately be delisted from The Nasdaq Global Select

Market. In this event, the liquidity of Yadkin Valley's common stock would be severely limited and the market price of those securities would likely decline significantly.

        In addition, the rules adopted as a result of the Sarbanes-Oxley Act could make it more difficult and more costly for Yadkin Valley to obtain certain types of insurance, including directors' and officers' liability insurance, which could make it more difficult for it to attract and retain qualified persons to serve on the board of directors or as executive officers.

Yadkin Valley may identify additional material weaknesses or a significant deficiency in its internal control over financial reporting that may adversely affect Yadkin Valley's ability to properly account for non-routine transactions.

        As Yadkin Valley has grown and expanded, it has added, and expects to acquire or continue to add, businesses and other activities that complement its core retail and commercial banking functions. For example, Yadkin Valley has entered into a merger agreement to acquire American Community in a transaction that it expects to close in April 2009. Such acquisitions or additions frequently involve complex operational and financial reporting issues that can, and have, influenced management's internal control system. While Yadkin Valley makes every effort to thoroughly understand any new activity or acquired entity's business process and properly integrate it into the Company, Yadkin Valley has encountered difficulties impacting its internal controls over financial reporting in 2007 and in 2008, and can give no assurance that it will not encounter additional operational and financial reporting difficulties impacting its internal control over financial reporting. If Yadkin Valley encounters additional operating and financial reporting difficulties in connection with expansion, it may experience further significant deficiencies and material weaknesses in internal control over financial reporting. If Yadkin Valley is unable to remediate such material weaknesses in a timely manner, its financial condition could be adversely affected, investor confidence could decline and its common stock price could decline.

Yadkin Valley and American Community may not receive shareholder approvals or such approvals may take longer than expected.

        The merger, including the merger of the two banks, must be approved by the Federal Reserve and the FDIC, as well as the shareholders of both Yadkin Valley and American Community. The merger and the bank merger were approved by the North Carolina Banking Commission and North Carolina Commissioner of Banks on November 19, 2008. We obtained the approval of the Federal Reserve System for our merger on December 1, 2008, and approval from the FDIC on January 16, 2009. Nonetheless, there can be no assurances that approval of the shareholders of both Yadkin Valley and American Community will be received, or the timing of those approvals.

Because of our participation in the Treasury Department's Capital Purchase Program, we are subject to several restrictions including restrictions on compensation paid to our executives.

        Pursuant to the terms of the CPP Purchase Agreement between us and the Treasury, we adopted certain standards for executive compensation and corporate governance for the period during which the Treasury holds the equity issued pursuant to the CPP Purchase Agreement, including the common stock which may be issued pursuant to the CPP Warrant. These standards generally apply to our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated senior executive officers. The standards include (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives; and (4) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive. In particular, the change to the deductibility limit on executive compensation will likely increase the overall cost of our compensation programs in future periods and may make it more difficult to attract suitable candidates to serve as executive officers.

Continuation of the economic downturn could reduce our customer base, our level of deposits, and demand for financial products such as loans.

        Our success significantly depends upon the growth in population, income levels, deposits, and housing starts in our markets. The current economic downturn has negatively affected the markets in which we operate and, in turn, the quality of our loan portfolio. If the communities in which we operate do not grow or if prevailing economic conditions locally or nationally remain unfavorable, our business may not succeed. A continuation of the economic downturn or prolonged recession would likely result in the continued deterioration of the quality of our loan portfolio and reduce our level of deposits, which in turn would hurt our business. Interest received on loans represented approximately 91.5% of our interest income for the year ended December 31, 2008. If the economic downturn continues or a prolonged economic recession occurs in the economy as a whole, borrowers will be less likely to repay their loans as scheduled. Moreover, in many cases the value of real estate or other collateral that secures our loans has been adversely affected by the economic conditions and could continue to be negatively affected. Unlike many larger institutions, we are not able to spread the risks of unfavorable local economic conditions across a large number of diversified economies. A continued economic downturn could, therefore, result in losses that materially and adversely affect our business.

Our small- to medium-sized business target markets may have fewer financial resources to weather a downturn in the economy.

        We target the banking and financial services needs of small- and medium-sized businesses. These businesses generally have fewer financial resources in terms of capital borrowing capacity than larger entities. If general economic conditions continue to negatively impact these businesses in the markets in which we operate, our business, financial condition, and results of operation may be adversely affected.

We are exposed to changes in the regulation of financial services companies.

        Proposals for further regulation of the financial services industry are continually being introduced in the Congress of the United States of America and the General Assembly of the State of South Carolina. The agencies regulating the financial services industry also periodically adopt changes to their regulations. On September 7, 2008, the U.S. Treasury Department announced that Fannie Mae (along with Freddie Mac) has been placed into conservatorship under the control of the newly created Federal Housing Finance Agency. On October 3, 2008, EESA was signed into law, and on October 14, 2008 the U.S. Treasury Department announced its Capital Purchase Program under EESA. It is possible that additional legislative proposals may be adopted or regulatory changes may be made that would have an adverse effect on our business. See "Risk Factors—We are subject to extensive regulation that could restrict our activities" above.

The FDIC Deposit Insurance assessments that we are required to pay may materially increase in the future, which would have an adverse effect on our earnings and our ability to pay our liabilities as they come due.

        As a member institution of the FDIC, we are required to pay semi-annual deposit insurance premium assessments to the FDIC. During the year ended December 31, 2008, we paid $862,253 in deposit insurance assessments. Due to the recent failure of several unaffiliated FDIC insurance depository institutions, and the FDIC's new Temporary Liquidity Guarantee Program, the deposit insurance premium assessments paid by all banks will likely increase. In addition, the FDIC has indicated that it intends to propose changes to the deposit insurance premium assessment system that will shift a greater share of any increase in such assessments onto institutions with higher risk profiles, including banks with heavy reliance on brokered deposits, such as our bank.

Our continued pace of growth may require us to raise additional capital in the future, but that capital may not be available when it is needed.

        We are required by regulatory authorities to maintain adequate levels of capital to support our operations. To support our continued growth, we may need to raise additional capital. In addition, we intend to redeem the Series T Preferred Stock that we issued to the Treasury under the CPP before the dividends on the Series T Preferred Stock increase from 5% per annum to 9% per annum in 2014, and we may need to raise additional capital to do so. Our ability to raise additional capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside our control. Accordingly, we cannot assure you of our ability to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth and acquisitions could be materially impaired. In addition, if we decide to raise additional equity capital, your interest could be diluted.

We depend heavily on out of market deposits as a source of funding.

        As of December 31, 2008, less than 1% of our deposits were obtained from out of market sources. To continue to have access to this source of funding, we are required to be classified as a "well capitalized" bank by the FDIC; whereas, if we only "meet" the capital requirement, we must obtain permission from the FDIC in order to continue utilizing this source of funding.

We are exposed to the possibility of technology failure.

        We rely on our computer systems and the technology of outside service providers. Our daily operations depend on the operational effectiveness of their technology. We rely on our systems to accurately track and record our assets and liabilities. If our computer systems or outside technology sources become unreliable, fail, or experience a breach of security, our ability to maintain accurate financial records may be impaired, which could materially affect our business operations and financial condition.

The capital and credit markets have experienced unprecedented levels of volatility.

        During 2008, the capital and credit markets experienced extended volatility and disruption. In the last two quarters of 2008, the volatility and disruption reached unprecedented levels. In some cases, the markets produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers' underlying financial strength. If these levels of market disruption and volatility continue, worsen or abate and then arise at a later date, there can be no assurance that Yadkin Valley will not experience a material adverse effect on its ability to access capital, its business, its financial condition, and its results of operations.

        In response to financial conditions affecting the banking system and financial markets and the potential threats to the solvency of investment banks and other financial institutions, the United States government has taken unprecedented actions. These actions include the government-assisted acquisition of Bear Stearns by JPMorgan Chase, the federal conservatorship of Fannie Mae and Freddie Mac, and a historic bill authorizing the U.S. Treasury to invest in financial institutions and purchase mortgage loans and mortgage-backed and other securities from financial institutions for the purpose of stabilizing the financial markets or particular financial institutions. There can be no assurance as to when or if the government will take further steps to intervene in the financial sector and what impact government actions will have on the financial markets. Governmental intervention (or the lack thereof) could materially and adversely affect Yadkin Valley's business, financial condition and results of operations.

Significant risks accompany the recent and continued expansion of Yadkin Valley.

        Yadkin Valley has recently experienced significant growth, anticipates closing in April 2009 on its acquisition of American Community, and will likely continue to grow by opening new branches or loan production offices and through acquisitions. Such expansion could place a strain on Yadkin Valley's resources, systems, operations, and cash flow. Yadkin Valley's ability to manage this expansion will depend on its ability to monitor operations and control costs, maintain effective quality controls, expand its internal management and technical and accounting systems and otherwise successfully integrate new branches and acquired businesses. If it fails to do so, Yadkin Valley's business, financial condition, and operating results will be negatively impacted. Because Yadkin Valley may continue to grow by opening new branches or loan production offices and acquiring banks or branches of other banks that it believes provide a strategic fit with its business, Yadkin Valley cannot assure shareholders that it will be able to adequately or profitably manage this growth. Risks associated with acquisition activity include the following:

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  difficulties and expense associated with identifying and evaluating potential acquisitions and merger partners;

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  inaccuracies in estimates and judgments to evaluate credit, operations, management, and market risks with respect to the target institution or assets;

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  Yadkin Valley's ability to finance an acquisition;

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  the diversion of management's attention to negotiate a transaction and integrate the operations and personnel of an acquired business;

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  Yadkin Valley's lack of experience in markets into which it may enter;

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  difficulties and expense in integrating the operations and personnel of the combined businesses;

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  loss of key employees and customers as a result of an acquisition that is poorly received; and

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  the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on Yadkin Valley's results of operations.

        Yadkin Valley may also issue equity securities, including common stock, and securities convertible into shares of its common stock in connection with future acquisitions, which could cause ownership and economic dilution to its current shareholders.

Yadkin Valley's business strategy includes the continuation of significant growth plans, and its financial condition and results of operations could be negatively affected if Yadkin Valley fails to grow or fails to manage its growth effectively.

        Yadkin Valley intends to continue pursuing a significant growth strategy for its business. Yadkin Valley's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. Yadkin Valley cannot assure shareholders it will be able to expand its market presence in existing markets or successfully enter new markets or that any such expansion will not adversely affect its results of operations. Also, if Yadkin Valley's growth occurs more slowly than anticipated or declines, its operating results could be materially adversely affected. Yadkin Valley's ability to successfully grow will depend on a variety of factors, including the continued availability of desirable business opportunities, the competitive responses from other financial institutions in its market areas and its ability to manage growth. Failure to manage its growth effectively could have a material adverse effect on Yadkin Valley's business, future prospects, financial condition or results of operations, and could adversely affect Yadkin Valley's ability to successfully implement its business strategy. Yadkin Valley's ability to grow will also depend on the steps it takes to remediate the reported material weakness in its internal control described in detail in

Item 9A (Controls and Procedures) below, and whether Yadkin Valley encounters additional operational and financial reporting difficulties as a result of future growth. If Yadkin Valley is unable to remediate its current material weaknesses in a timely manner, or encounters additional operational and financial reporting difficulties, its ability to grow in the future may be adversely affected.

Yadkin Valley will face risks with respect to future expansion.

        Yadkin Valley's strategy is to increase the size of its franchise by expanding into new markets or lines of business and offering new products or services by aggressively pursuing business development opportunities. These activities involve a number of risks, including:

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  taking additional time and creating expense associated with evaluating new markets for expansion, hiring experienced local management, and opening new branches, as there may be a substantial time lag between these activities before Yadkin Valley generates sufficient assets and deposits to support the costs of the expansion;

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  taking a significant amount of time negotiating a transaction or working on expansion plans, resulting in the diversion of management's attention from the operation of its existing business;

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  creating an adverse short-term effect on its results of operations; and

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  time and expense of evaluating, selecting, and introducing new products and services into its business.

        Yadkin Valley may not be successful in overcoming these risks or other problems encountered in connection with expansion activities and it can give no assurance that such expansion will result in the level of profits Yadkin Valley seeks. Its inability to overcome these risks could have a material adverse effect on Yadkin Valley's ability to achieve its business strategy and on its financial condition and results of operations.

Yadkin Valley may have higher loan losses than is provided for in its allowance for loan losses.

        Yadkin Valley attempts to maintain an appropriate allowance for loan losses to provide for losses inherent in its loan portfolio. Yadkin Valley periodically determines the amount of the allowance based on consideration of several factors, including:

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  an ongoing review of the quality, mix, and size of its overall loan portfolio;

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  its historical loan loss experience;

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  an evaluation of economic conditions;

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  regular reviews of loan delinquencies and loan portfolio quality; and

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  the amount and quality of collateral, including guarantees, securing the loans.

        However, there is no precise method of estimating credit losses, since any estimate of loan losses is necessarily subjective and the accuracy depends on the outcome of future events. If charge-offs in future periods increase, Yadkin Valley may be required to increase its provisions for loan losses, which would decrease its net income and possibly its capital.

        Also, Yadkin Valley's loan losses could exceed its allowance for loan losses. As of December 31, 2008, approximately 75% of Yadkin Valley's loan portfolio was composed of construction, commercial mortgage and commercial loans. Repayment of such loans is generally considered more subject to market risk than repayment of residential mortgage loans. Industry experience shows that a portion of loans will become delinquent and a portion of loans will require partial or entire charge-off. Regardless of the underwriting criteria utilized, losses may be experienced as a result of various factors beyond

Yadkin Valley's control, including among other things, changes in market conditions affecting the value of loan collateral and problems affecting the credit of our borrowers.

        Although Yadkin Valley believes the allowance for loan losses is a reasonable estimate of known and inherent losses in its loan portfolio, it cannot fully predict such losses or that its loan loss allowance will be adequate in the future. Excessive loan losses could have a material impact on its financial performance. Consistent with its loan loss reserve methodology, Yadkin Valley expects to make additions to its loan loss reserve levels as a result of its loan growth, which may affect its short-term earnings.

        Additionally, as part of the proposed merger with American Community, Yadkin Valley and American Community identified an increase in nonperforming loans in the American Community loan portfolio, including loans or lines of credit that needed to be adversely classified after execution of the merger agreement (due in part to a reassessment of certain of American Community's construction loans and loans secured by real property in light of the continuing softness in the economic environment), and the resulting increases in American Community's reserves for loan losses. There can be no assurances that the reserves for loan losses will meet the current need, or that the loan losses will not be greater than anticipated after completion of the proposed merger.

        Federal regulators periodically review Yadkin Valley's allowance for loan losses and may require it to increase its provision for loan losses or recognize further loan charge-offs, based on judgments different than those of its management. Any increase in the amount of its provision or loans charged-off as required by these regulatory agencies could have a negative effect on its operating results.

        Yadkin Valley is also responsible for establishing and maintaining adequate disclosure controls and procedures and internal control over financial reporting. On March 31, 2009, Yadkin Valley's management concluded that the Company's disclosure controls and procedures were not effective as of December 31, 2008, because of the existence of material weaknesses in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis. As disclosed under Item 9A (Controls and Procedures) below, Yadkin Valley has identified material weaknesses in internal controls relating to, among other areas, accounting for significant estimates, which includes material weaknesses in the preparation and review of its allowance for loan losses model. In response to the material weaknesses identified, Yadkin Valley developed a remediation plan, including development of a formal procedure for recommending and approving any changes to the allowance for loan loss model, and is proceeding expeditiously with the remediation plan to enhance internal controls (see Item 9A (Controls and Procedures)). Yadkin Valley cannot be certain how long it will take to fully implement the remediation plan, whether the remediation plan will be effective to maintain adequate controls over its financial reporting process in the future, including with respect to the allowance for loan losses, or whether the remediation plan will be sufficient to address and eliminate the material weaknesses. If Yadkin Valley is unable to implement the remediation plan in a timely manner, or if the remediation plan is not effective in maintaining adequate controls with respect to the allowance for loan losses, Yadkin Valley's financial condition could be adversely affected, the trading price of its common stock could decline, and the price of its common stock could decline. The remediation plan and the material weaknesses are described in more detail below in Item 9A (Controls and Procedures).

        Federal regulators periodically review Yadkin Valley's allowance for loan losses and may require it to increase its provision for loan losses or recognize further loan charge-offs, based on judgments different than those of its management. Any increase in the amount of its provision or loans charged-off as required by these regulatory agencies could have a negative effect on its operating results.

        Yadkin Valley is also responsible for establishing and maintaining adequate internal control over financial reporting. As of December 31, 2008 and September 30, 2008, Yadkin Valley evaluated the effectiveness of its internal control over financial reporting, including controls over the preparation of financial statements, and based on this assessment, concluded that its internal control over financial reporting as of December 31, 2008 and September 30, 2008, was not effective because of the material weaknesses described below at page 96. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. In response to the material weaknesses identified, Yadkin Valley developed a remediation plan to address the material weaknesses, and is proceeding expeditiously with the remediation plan to enhance internal controls. The remediation plan and the material weaknesses are described in more detail on page 96-97.

Yadkin Valley could continue to sustain losses from a further decline in credit quality.

        Yadkin Valley's earnings are significantly affected by its ability to properly originate, underwrite and service loans. Yadkin Valley has, and could continue to, sustain losses if more borrowers, guarantors, or related parties fail to perform in accordance with the terms of their loans or if Yadkin Valley fails to detect or respond to deterioration in asset quality in a timely manner. Problems with credit quality or asset quality have, and could continue to, cause its interest income and net interest margin to further decrease and its provisions for loan losses to further increase, which have, and could continue to, adversely affect Yadkin Valley's business, financial condition, and results of operations. These risks have been exacerbated by the recent developments in national and international financial markets, and Yadkin Valley is unable to accurately predict what effect these uncertain market conditions will continue to have on these risks.

        Additionally, as part of the proposed merger with American Community, Yadkin Valley and American Community identified a decline in the asset quality of American Community's loan portfolio since September 30, 2008, as reflected in its February 11, 2009 press release. There can be no assurances that this decline will not deteriorate further after the completion of the proposed merger.

There can be no assurance that recently enacted legislation will help stabilize the U.S. financial system.

        The EESA was signed into law on October 3, 2008 in response to the financial crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions. Pursuant to EESA, the Treasury has the authority to, among other things, purchase up to $700 billion of mortgages, mortgage-backed securities and certain other financial instruments from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. The Treasury announced the Capital Purchase Program under EESA pursuant to which it has purchased and may continue to purchase senior preferred stock in participating financial institutions. On January 16, 2009, we entered into the CPP Purchase Agreement with the Treasury providing for our issuance of the Series T Preferred Stock and the CPP Warrant to the Treasury.

        In addition, the FDIC created the Temporary Liquidity Guarantee Program ("TGLP") as part of a larger government effort to strengthen confidence and encourage liquidity in the nation's banking system. The TLGP has two components. First, the TLGP includes the Transaction Account Guarantee Program ("TAGP"), which provides unlimited deposit insurance coverage through December 31, 2009 for noninterest-bearing transaction accounts (typically business checking accounts) and certain funds swept into noninterest-bearing savings accounts. Institutions participating in the TLGP pay a 10 basis points fee (annualized) on the balance of each covered account in excess of $250,000, while the extra deposit insurance is in place. Second, the TLGP includes the Debt Guarantee Program ("DGP"), under which the FDIC guarantees certain senior unsecured debt of FDIC-insured institutions and their holding companies. The unsecured debt must be issued on or after October 14, 2008 and not later than June 30, 2009, and the guarantee is effective through the earlier of the maturity date or June 30, 2012. The DGP coverage limit is generally 125% of the eligible entity's eligible debt outstanding on September 30, 2008 and scheduled to mature on or before June 30, 2009 or, for certain insured institutions, 2% of their liabilities as of September 30, 2008. Depending on the term of the debt maturity, the nonrefundable DGP fee ranges from 50 to 100 basis points (annualized) for covered debt outstanding until the earlier of maturity or June 30, 2012. The TAGP and DGP are in effect for all eligible entities, unless the entity opted out on or before December 5, 2008. We will participate in the TAGP and have opted out of the DGP.

        On February 17, 2009, the American Recovery and Reinvestment Act (the "Recovery Act") was signed into law in an effort to, among other things, create jobs and stimulate growth in the United States economy. The Recovery Act specifies appropriations of approximately $787 billion for a wide range of Federal programs and will increase or extend certain benefits payable under the Medicaid, unemployment compensation, and nutrition assistance programs. The Recovery Act also reduces individual and corporate income tax collections and makes a variety of other changes to tax laws. The Recovery Act also imposes certain limitations on compensation paid by participants in the Treasury's Troubled Asset Relief Program ("TARP"), which includes programs under TARP such as the Capital Purchase Program in which we participate.

        There can be no assurance that these government actions will achieve their purpose. The failure of the financial markets to stabilize, or a continuation or worsening of the current financial market conditions, could have a material adverse affect on our business, our financial condition, the financial condition of our customers, our common stock trading price, as well as our ability to access credit. It could also result in declines in our investment portfolio which could be "other-than-temporary impairments."

Continued changes in local economic conditions have and could continue to lead to higher loan charge-offs and reduce our net income and growth.

        Yadkin Valley is subject to periodic fluctuations of the local economic conditions, which presently have a negative effect. These fluctuations are not predictable, cannot be controlled, and currently are creating a material adverse impact on our operations and financial condition. Yadkin Valley's banking operations are locally oriented and community-based. Accordingly, Yadkin Valley continues to be dependent upon local business conditions as well as conditions in the local residential and commercial real estate markets it serves. For example, increases in unemployment and decreases in real estate values, as well as other factors, have and could continue to weaken the economies of the communities Yadkin Valley serves. Weaknesses in Yadkin Valley's market area have and could continue to depress its earnings and consequently its financial condition because:

  •
  customers may not want or need Yadkin Valley's products or services;

  •
  borrowers may not be able to repay their loans;

  •
  the value of the collateral securing loans to borrowers may decline; and

  •
  the quality of Yadkin Valley's loan portfolio may decline.

        All of the latter scenarios have required and could continue to require Yadkin Valley to charge off a higher percentage of loans and/or increase provisions for credit losses, which reduces Yadkin Valley's net income.

Weakness in the markets for residential or commercial real estate, including the secondary residential mortgage loan markets, could reduce Yadkin Valley's net income and profitability.

        Since 2007, the United States has seen softening residential housing markets, increasing delinquency and default rates, and increasingly volatile and constrained secondary credit markets have been affecting the mortgage industry generally. Yadkin Valley's financial results may be adversely affected by changes in real estate values in areas in which it operates. Decreases in real estate values in these areas could adversely affect the value of property used as collateral for loans and investments. If poor economic conditions result in decreased demand for real estate loans, then Yadkin Valley's net income and profits may decrease.

        The declines in home prices in many markets across the United States, along with the reduced availability of mortgage credit, also may result in increases in delinquencies and losses in Yadkin Valley's portfolio of loans related to residential real estate construction and development. Further declines in home prices coupled with an economic recession and associated rises in unemployment levels could drive losses beyond that which are provided for in Yadkin Valley's allowance for loan losses. In that event, Yadkin Valley's earnings could be adversely affected.

        Additionally, recent weakness in the secondary market for residential lending could have an adverse impact upon Yadkin Valley's profitability. Significant ongoing disruptions in the secondary market for residential mortgage loans have limited the market for and liquidity of most mortgage loans other than conforming Fannie Mae, Freddie Mac and Ginnie Mae loans. The effects of ongoing mortgage market challenges, combined with the ongoing correction in residential real estate market prices and reduced levels of home sales, could result in further price reductions in single family home values, adversely affecting the value of collateral securing mortgage loans held, mortgage loan originations and gains on sale of mortgage loans. Continued declines in real estate values and home sales volumes, and financial stress on borrowers as a result of job losses, or other factors, could have further adverse effects on borrowers that result in higher delinquencies and greater charge-offs in future periods, which would adversely affect Yadkin Valley's financial condition or results of operations.

The success of Yadkin Valley's growth strategy depends on its ability to identify and retain individuals with experience and relationships in the markets in which it intends to expand.

        Yadkin Valley intends to expand its banking network over the next several years, not just in its current markets of the central piedmont, research triangle and northwestern areas of North Carolina but also in other fast-growing markets throughout North Carolina, and in contiguous states. Yadkin Valley believes that to expand into new markets successfully, it must identify and retain experienced key management members with local expertise and relationships in these markets. Yadkin Valley expects that competition for qualified management in the markets in which it expands will be intense and that there will be a limited number of qualified persons with knowledge of and experience in the community banking industry in these markets. Even if Yadkin Valley identifies individuals that it believes could assist in establishing a presence in a new market, Yadkin Valley may be unable to recruit these individuals away from more established banks. Many experienced banking professionals employed by its competitors are covered by agreements not to compete or solicit their existing customers if they were to leave their current employment. These agreements make the recruitment of these professionals more difficult. The market for highly qualified banking professionals is competitive, and Yadkin Valley cannot assure shareholders that it will be successful in attracting, hiring, motivating or retaining them.

        In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out its strategy is often lengthy. Yadkin Valley's inability to identify, recruit, and retain talented personnel to manage new branches effectively and in a timely manner would limit its growth and could materially adversely affect its business, financial condition, and results of operations.

Yadkin Valley depends on key individuals, and the unexpected loss of one or more of these key individuals could curtail its growth and adversely affect its prospects.

        William A. Long, Yadkin Valley's president and chief executive officer, has substantial experience with its operations and has contributed significantly to its growth since July 31, 2002. If Yadkin Valley were to lose Mr. Long's services, he would be difficult to replace and Yadkin Valley's business and development could be materially and adversely affected. Yadkin Valley's success is dependent on the personal contacts and local experience of Mr. Long and other key management personnel in each of its market areas. Yadkin Valley's success also depends on its continued ability to attract and retain experienced loan originators, as well as its ability to retain current key executive management personnel, including the chief financial officer, Edwin E. Laws. Yadkin Valley has entered into employment agreements with each of these executive officers. The existence of such agreements, however, does not necessarily assure that Yadkin Valley will be able to continue to retain their services. The unexpected loss of either of these key personnel could adversely affect Yadkin Valley's growth strategy and prospects to the extent it is unable to replace such personnel.

Yadkin Valley depends on the accuracy and completeness of information about clients and counterparties and its financial condition could be adversely affected if it relies on misleading information.

        In deciding whether to extend credit or to enter into other transactions with clients and counterparties, Yadkin Valley may rely on information furnished to it by or on behalf of clients and counterparties, including financial statements and other financial information, which Yadkin Valley does not independently verify. Yadkin Valley also may rely on representations of clients and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to clients, Yadkin Valley may assume that a customer's audited financial statements conform with GAAP and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer. Yadkin Valley's financial condition and results of operations could be negatively affected to the extent it relies on financial statements that do not comply with GAAP or are materially misleading.

Interest rate volatility could significantly harm Yadkin Valley's business.

        Yadkin Valley's results of operations are affected by the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities. A significant component of Yadkin Valley's earnings is its net interest income. Net interest income is the difference between income from interest-earning assets, such as loans, and the expense of interest-bearing liabilities, such as deposits. Yadkin Valley may not be able to effectively manage changes in what it charges as interest on its earning assets and the expense it must pay on interest-bearing liabilities, which may significantly reduce its earnings. The Federal Reserve has made significant changes in interest rates during the last few years. Since rates charged on loans often tend to react to market conditions faster than do rates paid on deposit accounts, these rate changes may have a negative impact on Yadkin Valley's earnings until it can make appropriate adjustments in its deposit rates. In addition, there are costs associated with its risk management techniques, and these costs could be material. Fluctuations in interest rates are not predictable or controllable and, therefore, there can be no assurances of Yadkin Valley's ability to continue to maintain a consistent positive spread between the interest earned on its earning assets and the interest paid on its interest-bearing liabilities. These risks are exacerbated by the recent developments in national and international financial markets, and Yadkin Valley is unable to accurately predict what effect these uncertain market conditions will have on these risks.

Liquidity needs could adversely affect Yadkin Valley's financial condition and results of operations.

        Yadkin Valley relies on dividends from its bank subsidiary as its primary source of funds. The primary sources of funds of the bank subsidiary are customer deposits and loan repayments. While scheduled loan repayments are a relatively stable source of funds, they are subject to the ability of borrowers to repay the loans. The ability of borrowers to repay loans can be adversely affected by a number of factors, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, inclement weather, natural disasters and international instability.

        Additionally, deposit levels may be affected by a number of factors, including rates paid by competitors, general interest rate levels, regulatory capital requirements, returns available to customers on alternative investments and general economic conditions. Accordingly, Yadkin Valley may be required from time to time to rely on secondary sources of liquidity to meet withdrawal demands or otherwise fund operations. Such sources include proceeds from Federal Home Loan Bank advances, sales of investment securities and loans, and federal funds lines of credit from correspondent banks, as well as out-of-market time deposits. While Yadkin Valley believes that these sources are currently adequate, there can be no assurance they will be sufficient to meet future liquidity demands, particularly if Yadkin Valley continues to grow and experience increasing loan demand. Yadkin Valley may be required to slow or discontinue loan growth, capital expenditures or other investments or liquidate assets should such sources not be adequate.

Yadkin Valley is subject to extensive regulation that could limit or restrict its activities.

        Yadkin Valley operates in a highly regulated industry and is subject to examination, supervision, and comprehensive regulation by the North Carolina Commissioner of Banks, the FDIC, and the Federal Reserve. Compliance with these regulations is costly and restricts certain activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, and locations of branches. Yadkin Valley must also meet regulatory capital requirements. If it fails to meet these capital and other regulatory requirements, Yadkin Valley's financial condition, liquidity, and results of operations would be materially and adversely affected. Yadkin Valley's failure to remain "well capitalized" and "well managed" for regulatory purposes could affect customer confidence, its ability to grow, its cost of funds and FDIC insurance, its ability to pay dividends on its capital stock, and its ability to make acquisitions.

        The laws and regulations applicable to the banking industry could change at any time, and the effects of these changes on Yadkin Valley's business and profitability cannot be predicted. For example, new legislation or regulation could limit the manner in which Yadkin Valley conducts its business, including the ability to obtain financing, attract deposits, make loans and expand its business through opening new branch offices. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. In addition, the burden imposed by these regulations may place Yadkin Valley at a competitive disadvantage compared to competitors who are less regulated. The laws, regulations, interpretations, and enforcement policies that apply to Yadkin Valley have been subject to significant change in recent years, sometimes retroactively applied, and may change significantly in the future. The cost of compliance with these laws and regulations could adversely affect Yadkin Valley's ability to operate profitably. Moreover, as a regulated entity, Yadkin Valley can be requested by regulators to implement changes to its operations. Yadkin Valley has addressed areas of regulatory concern, including interest rate risk, through the adoption of board resolutions and improved policies and procedures.

Yadkin Valley faces strong competition in its market area, which may limit its asset growth and profitability.

        The banking business in Yadkin Valley's primary market area, which is currently concentrated in the central piedmont, research triangle and northwestern areas of North Carolina, is very competitive, and the level of competition Yadkin Valley faces may increase further, which may limit its asset growth and profitability. Yadkin Valley experiences competition in both lending and attracting funds from other banks and nonbank financial institutions located within its market area, some of which are significantly larger, well-established institutions. Nonbank competitors for deposits and deposit-type accounts include savings associations, credit unions, securities firms, money market funds, life insurance companies and the mutual funds industry. For loans, Yadkin Valley encounters competition from other banks, savings associations, finance companies, mortgage bankers and brokers, insurance companies, small loan and credit card companies, credit unions, pension trusts and securities firms. Yadkin Valley may face a competitive disadvantage as a result of its smaller size, lack of significant multi-state geographic diversification and inability to spread its marketing costs across a broader market.

Yadkin Valley has implemented anti-takeover devices that could make it more difficult for another company to purchase it, even though such a purchase may increase shareholder value.

        In many cases, shareholders might receive a premium for their shares if Yadkin Valley were purchased by another company. State law and Yadkin Valley's articles of incorporation and bylaws make it difficult for anyone to purchase Yadkin Valley without the approval of Yadkin Valley's board of directors. For example, Yadkin Valley's articles of incorporation include certain anti-takeover provisions, such as being subject to the Shareholder Protection Act and Control Share Acquisition Act under North Carolina law, which may have the effect of preventing shareholders from receiving a premium for their shares of common stock and discouraging a change of control of Yadkin Valley by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders. The primary purpose of these provisions is to encourage negotiations with Yadkin Valley management by persons interested in acquiring control of Yadkin Valley. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director. See "Description of Yadkin Valley's Capital Stock—Anti-takeover Effects."

Changes in banking laws could have a material adverse effect on Yadkin Valley.

        Yadkin Valley is extensively regulated under federal and state banking laws and regulations that are intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole. In addition, Yadkin Valley is subject to changes in federal and state laws as well as changes in banking and credit regulations, and governmental economic and monetary policies. Yadkin Valley cannot predict whether any of these changes may adversely and materially affect Yadkin Valley. The current regulatory environment for financial institutions entails significant potential increases in compliance requirements and associated costs, including those related to consumer credit, with a focus on mortgage lending. For example, the North Carolina legislature has passed a number of bills that impose additional requirements, limitations and liabilities on mortgage loan brokers, originators and servicers. Generally, these enactments cover banks as well as state-licensed mortgage lenders. The legislatures of other states, such as Georgia, Maryland and South Carolina, may enact similar legislation in the future.

        Federal and state banking regulators also possess broad powers to take supervisory actions as they deem appropriate. These supervisory actions may result in higher capital requirements, higher insurance premiums and limitations on Yadkin Valley's activities that could have a material adverse effect on Yadkin Valley's business and profitability.

Our trading volume has been low compared with larger banks and bank holding companies and the sale of substantial amounts of our common stock in the public market could depress the price of our common stock.

        The average daily trading volume of our shares on The Nasdaq Global Select Market for the three months ended March 1, 2009 was approximately 31,000 shares. Lightly traded stock can be more volatile than stock trading in an active public market like that for the large bank holding companies. We cannot predict the extent to which an active public market for our common stock will develop or be sustained. In recent years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies have experienced wide price fluctuations that have not necessarily been related to their operating performance. Therefore, our shareholders may not be able to sell their shares at the volumes, prices, or times that they desire. We cannot predict the effect, if any, that future sales of our common stock in the market, or availability of shares of our common stock for sale in the market, will have on the market price of our common stock. We therefore can give no assurance that sales of substantial amounts of our common stock in the market, or the potential for large amounts of sales in the market, would not cause the price of our common stock to decline or impair our ability to raise capital through sales of our common stock.

We may be adversely affected by the soundness of other financial institutions.

        Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. In addition, our credit risk may be exacerbated when the collateral we hold cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to us. Any such losses could have a material adverse affect on our financial condition and results of operations.

Legislation or regulatory changes could cause us to seek to repurchase the preferred stock and warrants that we sold to the U.S. Treasury pursuant to the Capital Purchase Program.

        Legislation that has been adopted after we closed on our sale of Series T Preferred Stock and warrants to the Treasury for $36 million pursuant to the Capital Purchase Program on January 16, 2009, or any legislation or regulations that may be implemented in the future, may have a material impact on the terms of our Capital Purchase Program transaction with the Treasury. If we determine that any such legislation or any regulations, in whole or in part, alter the terms of our Capital Purchase Program transaction with the Treasury in ways that we believe are adverse to our ability to effectively manage our business, then it is possible that we may seek to unwind, in whole or in part, the Capital Purchase Program transaction by repurchasing some or all of the preferred stock and warrants that we sold to the Treasury pursuant to the Capital Purchase Program. If we were to repurchase all or a portion of such preferred stock or warrants, then our capital levels could be materially reduced.

The Series T Preferred Stock impacts net income available to our common shareholders and earnings per common share, and the warrant we issued to Treasury may be dilutive to holders of our common stock.

        The dividends declared on the Series T Preferred Stock will reduce the net income available to common shareholders and our earnings per common share. The Series T Preferred Stock will also receive preferential treatment in the event of liquidation, dissolution or winding up of Yadkin Valley Financial Corporation. Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the warrant we issued to Treasury in conjunction with the sale to Treasury of the Series T Preferred Stock is exercised. The shares of common stock underlying the warrant represent approximately 3.3% of the shares of our common stock outstanding as of December 31, 2008 (including the shares issuable upon exercise of the warrant in total shares outstanding). Although

Treasury has agreed not to vote any of the shares of common stock it receives upon exercise of the warrant, a transferee of any portion of the warrant or of any shares of common stock acquired upon exercise of the warrant is not bound by this restriction.

        Moreover, the securities purchase agreement between us and the U.S. Treasury pursuant to the CPP provides that prior to the earlier of (i) January 16, 2012 and (ii) the date on which all of the shares of the Series T Preferred Stock have been redeemed by us or transferred by the U.S. Treasury to third parties, we may not, without the consent of the U.S. Treasury, (a) increase the cash dividend on our common stock or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock (other than the Series T Preferred Stock) or trust preferred securities.

If we are unable to redeem the Series T Preferred Stock after five years, we will be required to make higher dividend payments on this stock, thereby substantially increasing our cost of capital.

        If we are unable to redeem the Series T Preferred Stock prior to February 15, 2014, the dividend rate will increase substantially on that date, from 5.0% per annum to 9.0% per annum. Depending on our financial condition at the time, this increase in the annual dividend rate on the Series T Preferred Stock could have a material negative effect on our liquidity, our net income available to common shareholders, and our earnings per share.

If we do not perform well, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.

        Goodwill represents the excess of the amounts we paid to acquire subsidiaries and other businesses over the fair value of their net assets at the date of acquisition. We test goodwill at least annually for impairment. Impairment testing is performed based upon estimates of the fair value of the "reporting unit" to which the goodwill relates. The reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at that level. The fair value of the reporting unit is impacted by the performance of the business and could be adversely impacted by any efforts made by the Company to limit risk. If it is determined that the goodwill has been impaired, the Company must write down the goodwill by the amount of the impairment, with a corresponding charge to net income. Such write downs could have a material adverse effect on our results of operations or financial position. During 2008, there was no impairment.

        If current market conditions persist during 2009, in particular, if the Company's share price remains below book value per share, or if the Company's actions to limit risk associated with its products or investments causes a significant change in any one reporting unit's fair value, the Company may need to reassess goodwill impairment at the end of each quarter as part of an annual or interim impairment test. Subsequent reviews of goodwill could result in impairment of goodwill during 2009.

        Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management's determination include the performance of the business including the ability to generate capital gains from a variety of sources and tax planning strategies. If based on available information, it is more likely than not that the deferred income tax asset will not be realized then a valuation allowance must be established with a corresponding charge to net income. There was no valuation allowance necessary at of December 31, 2008. Charges to record a valuation allowance could have a material adverse effect on our results of operations and financial position.

Item 1B.—Unresolved Staff Comments

        None.

Item 2—Properties

        The Company currently operates out of 29 full-service banking offices, 12 mortgage lending offices operated by Sidus and 7 administrative offices as set forth below:

Office location	Approximate Square Footage	Year Established/ Acquired
110 West Market Street, Elkin, NC	2,350	1968
1318 North Bridge Street Elkin, NC	4,550	1989
101 North Bridge Street, Jonesville, NC	2,275	1971
117 Paulines Street, East Bend, NC	2,400	1998
1404 West D Street, North Wilkesboro, NC	3,178	1984
301 West Main Street, Wilkesboro, NC	2,400	1991
709 East Main Street, Jefferson, NC	4,159	1986
107 North Fifth Avenue, West Jefferson, NC	2,400	1988
1488 Mount Jefferson Road, West Jefferson, NC	4,900	2001
516 Hawthorne Drive, Yadkinville, NC	4,532	2007
4611 Yadkinville Road, Pfafftown, NC	2,400	2007
3804 Peachtree Ave #220E, Wilmington, NC (LPO)	1,200	2007
Offices doing business as Piedmont Bank—
325 East Front Street, Statesville, NC	4,990	1998
127 North Cross Lane, Statesville, NC	2,485	1997
165 Williamson Road, Mooresville, NC	5,093	1998
520 East Plaza Drive, Mooresville, NC	3,689	2000
19525 West Catawba Avenue, Cornelius, NC	2,834	2000
100 North Statesville Road, Huntersville, NC	2,923	2000
197 Medical Park Road, Mooresville, NC	12,280	2005
3475 East Broad St, Statesville, NC	1,800	2006
Offices doing business as High Country Bank—
149 Jefferson Road, Boone, NC	4,600	1998
176 Shadowline Drive, Boone, NC	1,700	2000
520 Church Road, Boone, NC	215	2001
783 W. King Street Ste A, Boone, NC	1,200	2004
3618 Mitchell Ave, Linville, NC	3,000	2005
Offices doing business as Cardinal State Bank—
237 South Churton Street, Hillsborough, NC	3,250	2009
5309 Highgate Drive, Durham, NC	3,300	2008
115 East Carver Street, Durham, NC	4,300	2008
3400 Westgate Drive, Durham, NC	2,400	2008
405 N. Main St, Creedmoor, NC	1,056	2008

Office location	Approximate Square Footage	Year Established/ Acquired
Offices operated by Sidus Financial, LLC
1905 Turnberry Drive, Greenville, NC	10,000	2004
1073 13th Street SE, Hickory, NC	750	2004
350 South Cox Ste D, Asheboro, NC	800	2004
5001 Craig Rath Blvd. Midlothian, VA	2,691	2004
1824 E. Main St, Easley, SC	1,000	2004
6511 Creedmoor Road Ste 207, Raleigh, NC	1,150	2006
2308 Cedar Run Place, Wilson, NC	950	2006
#16 Causeway Shopping Center, Atlantic Beach, NC	600	2006
1004 N. Berkley Blvd, Goldsboro, NC	150	2007
502 Hodges Street Unit 1, Oriental, NC	371	2007
1 Bedford Farms Drive Bedford NH	3,653	2008
Offices housing administration and operations—
209 North Bridge Street, Elkin, NC	6,120	1979
290 North Bridge Street, Elkin, NC	2,516	1995
204 South Elm Street, Statesville, NC	5,435	2000
120 South Elm Street, Statesville, NC	2,381	2001
482 State Farm Road, Boone, NC	2,900	2003
101 West Main Street, Elkin	13,480	2004
3710 University Drive, Durham, NC	12,000	2008

Item 3—Legal Proceedings

        Although the Company is a defendant in various legal proceedings arising in the ordinary course of business, there are no legal proceedings pending or, to the best knowledge of management, threatened which, in the opinion of management, will have a material adverse affect on the financial condition or results of operation of the Company.

Item 4—Submission of Matters to a Vote of Security Holders

        None.

PART II

Item 5—Market for Registrant's Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities

        Market for the Common Stock of the Bank.    Yadkin first issued common stock during 1968 in connection with its initial incorporation and the commencement of its banking operations. Yadkin's common stock is listed on The Nasdaq Global Select Market under the trading symbol "YAVY." As of March 1, 2009, the Bank had 4,643 shareholders of record.

        The following table lists high and low published closing prices of Yadkin's common stock (as reported on The Nasdaq Global Select) for the calendar quarters indicated:

	Price				Price
Year 2008 Quarterly Period	High	Low	Dividends	Year 2007 Quarterly Period	High	Low	Dividends
First quarter	$15.81	$12.65	$0.13	First quarter	$21.15	$17.75	$0.12
Second quarter	15.15	11.95	0.13	Second quarter	19.49	18.19	0.13
Third quarter	17.65	9.90	0.13	Third quarter	18.64	15.01	0.13
Fourth quarter	16.96	11.39	0.13	Fourth quarter	17.25	14.00	0.13

        Dividends.    In the future, any declaration and payment of cash dividends will be subject to Yadkin's Board of Directors' evaluation of its operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. Also, the payment of cash dividends by Yadkin in the future will be subject to certain other legal and regulatory limitations (including the requirement that Yadkin's capital be maintained at certain minimum levels) and will be subject to ongoing review by banking regulators. As long as shares of our Series T Preferred Stock are outstanding, no dividends may be paid on our common stock unless all dividends on the Series T Preferred Stock have been paid in full. Additionally, prior to January 16, 2012, so long as the U.S. Treasury owns shares of the Series T Preferred Stock, we are not permitted to increase cash dividends on our common stock without the U.S. Treasury's consent. There is no assurance that, in the future, Yadkin will have funds available to pay cash dividends, or, even if funds are available, that it will pay dividends in any particular amount or at any particular times, or that it will pay dividends at all.

        Regulatory restrictions on cash dividends.    As a holding company, we are dependent upon our subsidiary, the bank, to provide funding for our operating expenses and dividends. North Carolina banking law requires that cash dividends be paid out of retained earnings and prohibits the payment of cash dividends if payment of the dividend would cause the bank's surplus to be less than 50% of its paid-in capital. Also, under federal banking law, no cash dividend may be paid if the bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by the bank if it is in default of any deposit insurance assessment due to the FDIC.

Issuer Purchase of Equity Securities

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs
10/1 - 10/31/08	—	—	—	28,719
11/1 - 11/30/08	—	—	—	28,719
12/1 - 12/31/08	—	—	—	28,719

Item 6—Selected Financial Data

Years Ended December 31,	2008	2007	2006	2005	2004
Total interest income	$74,526,674	$75,192,850	$67,305,890	$53,250,997	$42,663,346
Total interest expense	34,536,254	33,300,736	26,429,344	18,586,196	12,211,296

Net interest income	39,990,420	41,892,114	40,876,546	34,664,801	30,452,050
Provision for loan losses	11,109,183	2,488,620	2,165,000	1,724,000	1,620,000

Net interest income after provision for loan losses	28,881,237	39,403,494	38,711,546	32,940,801	28,832,050
Total other income	15,501,144	15,444,159	14,345,158	13,243,530	9,227,890
Total other expense	39,274,350	32,959,103	32,092,848	29,626,962	24,015,608

Income before income taxes	5,108,031	21,888,550	20,963,856	16,557,369	14,044,332

Income taxes	1,241,403	7,200,818	7,171,959	5,398,905	4,559,800

Net Income	$3,866,628	$14,687,732	$13,791,897	$11,158,464	$9,484,532

Net income per share information:
Basic	$0.34	$1.39	$1.30	$1.04	$0.90
Diluted	$0.34	$1.37	$1.28	$1.03	$0.89
Cash dividends	$0.52	$0.51	$0.47	$0.43	$0.40
Weighted average shares
Basic	11,235,943	10,594,567	10,640,819	10,685,457	10,531,774
Diluted	11,306,742	10,712,667	10,788,798	10,828,799	10,694,761

Key Balance Sheet Data

As of December 31,	2008	2007	2006	2005	2004
Loans, net, and loans held for sale	$1,215,143.089	$939,061,408	$846,431,886	$759,483,119	$720,297,551
Deposits	1,155,042,075	963,442,084	907,846,899	814,352,588	728,708,104
Total assets	1,524,288,021	1,211,077,241	1,120,864,544	1,024,294,504	959,790,276
Stockholders' equity	149,644,322	133,268,994	124,399,141	116,322,897	111,640,237
Selected Ratios
Return on average assets	0.28%	1.31%	1.31%	1.14%	1.07%
Return on average equity	2.66	11.32	11.52	9.79	9.20
Dividend payout	154.80	36.77	36.15	41.34	44.44
Average equity to average assets	10.55	11.53	11.69	11.61	11.81

Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations

        Management's Discussion and Analysis is provided to assist in understanding and evaluating Yadkin's results of operations and financial condition. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein.

        The following Management's Discussion and Analysis of Financial Condition and Results of Operations describes our results of operations for the year ended December 31, 2008 as compared to the year ended December 31, 2007, and also analyzes our financial condition as of December 31, 2008 as compared to December 31, 2007. Like most financial institutions, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on most of which we pay interest. Consequently, one of the key measures of our success is the amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

        Of course, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb our estimate of probable losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section, we have included a detailed discussion of this process.

        In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

        Markets in the United States and elsewhere have experienced extreme volatility and disruption for more than 12 months. These circumstances have exerted significant downward pressure on prices of equity securities and virtually all other asset classes, and have resulted in substantially increased market volatility, severely constrained credit and capital markets, particularly for financial institutions, and an overall loss of investor confidence. Loan portfolio performances have deteriorated at many institutions resulting from, among other factors, a weak economy and a decline in the value of the collateral supporting their loans. Dramatic slowdowns in the housing industry with falling home prices and increasing foreclosures and unemployment have created strains on financial institutions. Many borrowers are now unable to repay their loans, and the collateral securing these loans has, in some cases, declined below the loan balance. The following discussion and analysis describes our performance in this challenging economic environment.

        The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with our financial statements and the other statistical information included in this report.

Critical Accounting Policies

        The accounting and reporting policies of the Company and its subsidiaries are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The more critical accounting and reporting policies include the Bank's accounting for loans, the provision and allowance for loan losses and goodwill. In particular, the Bank's accounting policies relating to the provision and allowance for loan losses and possible impairment of goodwill involve the use of estimates and require significant judgments to be made by management. Different assumptions in the application of these policies could result in material changes in the consolidated financial position or consolidated results of operations. Please see the discussion below under "Loans," "Provision for Allowance for Loan Losses," and "Goodwill." Also, please refer to Note 1 in the "Notes to Consolidated Financial Statements" for additional information regarding all of the Bank's critical and significant accounting policies.

        LOANS—Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances adjusted for any deferred fees or costs. Substantially all loans earn interest on the simple interest method based on the outstanding principal balance.

        PROVISIONS AND ALLOWANCE FOR LOAN LOSSES—We have established an allowance for loan losses through a provision for loan losses charged to expense on our statements of income. The allowance for loan losses represents an amount which we believe will be adequate to absorb probable losses on existing loans that may become uncollectible. Our judgment as to the adequacy of the allowance for loan losses is based on a number of assumptions about future events, which we believe to be reasonable, but which may or may not prove to be accurate. Our determination of the allowance for loan losses is based on evaluations of the collectibility of loans, including consideration of factors such as the balance of impaired loans, the quality, mix, and size of our overall loan portfolio, economic conditions that may affect the borrower's ability to repay, the amount and quality of collateral securing the loans, our historical loan loss experience and a review of specific problem loans. We also consider subjective issues such as changes in the lending policies and procedures, changes in the local/national economy, changes in volume or type of credits, changes in volume/severity of problem loans, quality of loan review and board of director oversight, concentrations of credit, and peer group comparisons. Periodically, we adjust the amount of the allowance based on changing circumstances. We charge recognized losses to the allowance for loan losses and add subsequent recoveries back to the allowance for loan losses. There can be no assurance that charge-offs of loans in future periods will not exceed the allowance for loan losses as estimated at any point in time or that provisions for loan losses will not be significant to a particular accounting period, especially considering the overall weakness in the commercial real estate market in our market areas.

        GOODWILL—Goodwill, which represents the excess of the purchase price over the fair value of net assets acquired in a business combination, is tested at least annually for impairment. The impairment test is a two-step process that begins with an initial impairment evaluation. If the initial evaluation suggests that an impairment of the asset value exists, the second step would determine the amount of the impairment, if any. If the tests conclude that goodwill is impaired, the carrying value would be adjusted, and an impairment loss would be recorded.

Financial Condition

        The Bank's total assets increased 25.9% from $1,211.1 million at December 31, 2007 to $1,524.3 million at December 31, 2008. Total gross loans held for investment increased 32.1% from $898.8 million at December 31, 2007 to $1,187.6 million at December 31, 2008. Deposits grew 19.9% from $963.4 million at December 31, 2007 to $1,155.0 million at December 31, 2008. Assets and net loans acquired in the Cardinal acquisition were $219.4 million and $149.9 million, respectively. Deposits acquired in the Cardinal acquisition were $170.7 million. For further information on the Cardinal acquisition, refer to Note 2.

        The largest loan growth, excluding the loans acquired in the Cardinal acquisition, occurred in May ($29.0 million) and December ($43.9 million). The leading growth categories for the year 2008, including the loans acquired in the Cardinal acquisition, were construction and land development loans which increased by $46.2 million (45.6%), commercial real estate which increased by $63.6 million (18.4%), and commercial and industrial loans which grew by $58.6 million (43.4%). Loan composition includes commercial real estate loans which account for 34% of total loans, followed by commercial and industrial loans (18%), construction and land development (18%), equity lines (11%), residential 1-4 family first liens (14%), consumer (3%), multifamily (2%). The weighted average rate for loans held for investment at December 31, 2008 was 5.28% as compared to 7.43% at December 31, 2007. Fixed rate loans comprised 51% of total loans held for investment at December 31, 2008, a decrease from 52% at the prior year end. Fixed rate loans held at the end of the current and prior years yielded 6.57% and 7.25%, respectively, a decrease of 68 basis points. At December 31, 2008, and 2007, the aggregate yields of variable rate loans were 3.93% and 7.62%, respectively, a decrease of 369 basis points which was attributable to the decrease in the prime rate of 400 basis points during the year.

        Mortgage loans held for sale decreased by $2.8 million (5.4%) while year-to-date loan closings at December 31, 2008 exceeded year-to-date loan closings at December 31, 2007 by $137.2 million. These loans are closed, managed, and sold by Sidus. The decrease in the amount of loans held for sale was due to the volume and timing of the loan closings and the loans sold. The Bank continued its strategy of selling mortgage loans mostly to various investors with servicing released and to a lesser extent to the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation with servicing rights retained. Loans held for sale are normally sold to investors within two to three weeks after closing. Loans closed by Sidus in 2008 totaled $1,046 million with monthly volumes ranging from $59 million in January to $119 million in October.

        The securities portfolio decreased by $4.7 million (3.3%), resulting from a $6.9 million decrease in amortized cost and a $2.2 million increase in the fair market value adjustment. All securities were held in the available-for-sale category and included U.S. Government agency securities of $43.6 million (31.7%), state and municipal securities of $41.1 million (29.8%), mortgage-backed securities of $53.1 million (38.5%). The fair market value adjustment increased to a net unrealized gain of $3.3 million from a net unrealized gain of $1.1 million as a result of decreases in market rates. The tax equivalent yield of securities held at December 31, 2008 was 5.35%, an increase from 5.26% a year earlier.

        Premises and equipment, net of accumulated depreciation, increased by $7.1 million from December 31, 2007 to December 31, 2008. The Cardinal acquisition added $6.3 million in premises and equipment and upgrades in computer equipment and furniture and fixtures provided for the rest of the increase. Foreclosed real estate, also referred to as "Other Real Estate Owned" ("OREO"), increased by $3.4 million from December 31, 2007 to December 31, 2008. OREO acquired in the Cardinal acquisition was $1.0 million with the remaining increase foreclosed during 2008. Refer to the discussion under "Nonperforming Assets" for additional information.

        There was an increase in other assets of $4.7 million. The majority of the increase was related to the deferred tax asset and the current income taxes receivable that were increased from $1,667,000 to $6,184,000 due primarily to the deferred tax assets acquired in the Cardinal acquisition and deferred tax assets attributable to the increased in the allowance for loan losses.

        Deposits grew by $191.6 million, or 19.9%, for the year ended December 31, 2008 including the $170.7 million acquired in the merger with Cardinal State Bank on March 31, 2008 as presented in Note 2 to the financial statements. The table below presents the increases from greatest to least and shows the increase attributable to the Cardinal acquisition dollar amounts in millions

Deposit Category	Balance 12/31/08	Balance 12/31/07	Increase (Decrease)	% Increase (Decrease)	Acquired from Cardinal on March 31, 2008
Certificates of deposit	$717.6	$575.6	$142.0	25%	$105.3
Money market	147.4	119.1	28.3	24%	34.4
NOW	99.7	77.7	22.0	28%	14.3
Savings	36.7	36.0	0.7	2%	0.9
Demand deposits	153.6	155.0	(1.4)	(1)%	15.8

Total deposits	$1,155.0	$963.4	$191.6	20%	$170.7

        Certificates of deposit were the largest contributor to deposit growth with an increase of $142.0 million, including $105.3 million acquired from Cardinal at the merger date and $36.7 million from customers throughout the branch network. CDs were offered at rates in line with competitors' rates and at one or more special rates and priced at 25-50 basis points higher than competitors' rates for limited periods. These rates were needed in order to build a deposit base sufficient to fund loans. Although there is no concentration of deposits from one individual or entity, the Bank does have $333.4 million or 28.9% of its total deposits in the over $100,000 ("jumbo CDs") category. Jumbo CDs increased by $65.8 million or 24.6% over the balance at December 31, 2007. Some of the increase in jumbo certificates of deposit can be attributed to the temporary increase in deposit insurance from $100,000 to $250,000 on October 3, 2008 under provisions of the Emergency Economic Stabilization

Act of 2008. The law provides that the deposit insurance limit will return to $100,000 on January 1, 2010. The Bank's brokered CD's are less than 1% of the Bank's total deposits and are discussed in further detail under "Liquidity Management" on page 44.

        The weighted average rate for CDs outstanding on December 31, 2008 was 3.69% down from 4.73% at the end of the prior year. During 2008 the aggregate CD rate remained high relative to other sources of funding as competition remained strong among both large and small banks trying to maintain adequate levels of liquidity. Throughout the year CD offering rates started to decrease as the Federal Reserve decreased the target federal funds from 4.25% to a range of 0% to 0.25% and took this action to mitigate the effects of the weakness in the economy. The weighted average rate paid on outstanding jumbo CDs at December 31, 2008 was 12 basis points higher than on other CDs, a decrease from the prior year-end spread of 17 basis points. The weighted average remaining term on jumbo CDs at December 31, 2008 was 8.8 months, up from 7.6 months, at the end of 2007 and even with the end of 2006, respectively. The steepening slope of the yield curve prompted investors, on average, to extend their terms from the prior year. Jumbo CDs were concentrated in the $100,000 to $200,000 range which comprised 53.8% of total jumbo CDs on December 31, 2008 as compared to 54.6% and 53.5% of the end of each of the prior two years.

        The increases in money market and savings account balances were attributed to accounts acquired from Cardinal. Excluding balances acquired from Cardinal, there was an overall decrease in checking account balances and a shift in the mix from noninterest-bearing demand deposits to interest bearing NOW accounts. The decrease in checking account balances can be attributed to the weakening economy and the shift in mix was attributed to more attention by rate-conscious customers to look for opportunities to earn interest on their balances.

        In addition to deposits, funding for the Bank's assets was obtained from overnight repurchase agreements with businesses in the local market area. Funds borrowed under repurchase agreements increased from $26.0 million at December 31, 2007 to $34.8 million at December 31, 2008. Advances from the Federal Home Loan Bank at December 31, 2007 totaled $12.0 million compared to $118.7 million at December 31, 2008, an increase of $106.7 million. Short-term advances increased by $103.6 million and long-term advances increased $3.1 million. On November 1, 2007 the Company issued $25 million in trust preferred securities at the floating interest rate of three month LIBOR plus 132 basis points. The initial interest rate was 6.21% for the period beginning November 1 through December 15, 2007. The interest rate at December 31, 2008 was 3.32% and will be effective until March 16, 2009. The rate will adjust quarterly, thereafter. These securities are classified as long term debt and mature in the year 2032. The Company has the option to call for redemption of the securities in 2012. The proceeds provided funding for the acquisition of Cardinal State Bank at the end of the first quarter of 2008. Refer to Note 9 for additional information.

dollar amounts in millions

Borrowings	Balance 12/31/08	Balance 12/31/07	Increase (Decrease)	% Increase (Decrease)	Acquired from Cardinal on March 31, 2008
Short-term	$169.1	$66.4	$102.7	154.6%	$3.0
Long-term	38.8	37.8	1.0	2.8%	2.0

Total borrowings	$207.9	$104.2	$103.7	99.6%	$5.0

        There was an increase in other liabilities of $1.4 million or 20.1%. Accruals related to the outstanding lawsuits and bank-owned life insurance post retirement expense increased as accruals for the employee incentive plan pay out were reduced.

Effect of Economic Trends

        Following an economic decline and historically low interest rates that ended in the first six months of 2004, the Federal Reserve began increasing short-term rates as the economy showed signs of strengthening. Between July 2004 and July 2006, the Federal Reserve increased rates at 17 of their meetings for a total of 425 basis points. Between July 2006 and September 18, 2007, the Federal Reserve allowed short-term rates to remain unchanged. Beginning in July 2004 and continuing until September 18, 2007, our rates on both short-term or variable rate interest-earning assets and interest-bearing liabilities increased. The momentum of the 17 rate increases resulted in higher rates on interest-earning assets and higher interest-bearing liabilities during the first nine months of 2007; subsequently, as fixed rate loans, deposits, and borrowings matured during this period they repriced at higher interest rates. In late September 2007, the Federal Reserve reversed their position and lowered the short-term rates initially by 50 basis points and by an additional 50 basis points in the fourth quarter of 2007. The Federal Reserve has continued to aggressively decrease rates by lowering the short-term rate 400 basis points during 2008 which has caused the rates on our short-term or variable rate assets and liabilities to decline. The following discussion includes our analysis of the effect that we anticipate changes in interest rates will have on our financial condition. However, we can give no assurances as to the future actions of the Federal Reserve or to the anticipated results that will actually occur.

Results of Operations

        The Bank's net income for 2008 was $3,866,628, a 73.7% decrease from 2007 net income of $14,687,732. Basic net income per common share was $0.34 in 2008 compared to $1.39 and $1.30 in 2007 and 2006, respectively. Diluted net income per common share was $0.34 in 2008 compared to $1.37 and $1.28 in 2007 and 2006, respectively. Return on average assets was 0.28% in 2008, 1.31% in 2007, and 1.31% in 2006. Return on average equity was 2.66% in 2008, 11.32% in 2007, and 11.52% in 2006. Return on tangible equity was 4.06% in 2008, 15.90% in 2007 and 16.80% in 2006. The return on assets decreased significantly in 2008 as a result of reduced net income caused by a decline in net interest margin, increased provision for loan losses and the write down of Freddie Mac Preferred Stock. The return on equity declined as average equity increased by 11.9% and earnings decreased by 73.7%. As the Rate/Volume Variance Analysis table of earning assets and interest-bearing liabilities shows, the decrease in net interest income was a combination of an increase attributable to volume or asset growth and a decrease attributable to declining interest rates. The increase in volume contributed net interest income of $6.8 million, which was offset by the interest rate decreases. The rate decreases reduced net interest income by $8.7 million.

Net Interest Income

        Net interest income is the primary source of operating income for the Bank. Net interest income is the difference between interest and fee income generated from earning assets and the interest paid on deposits and borrowed funds. The factors that influence net interest income include both changes in interest rates and changes in volume and mix of loans and deposits.

        For analytical purposes, net interest income may be reported on a tax equivalent basis, which illustrates the tax savings on loans and investments exempt from state and/or federal income taxes. The tables that follow, Interest Rates Earned and Paid, and Interest Rate/Volume Analysis, represent components of net interest income for the years 2008, 2007, and 2006. These tables detail changes in interest income and expense and net interest income changes caused by rate and/or volume.

        Taxable equivalent net interest income decreased $1.8 million or 4.2% in 2008 from 2007 compared to an increase of $1.1 million or 2.6% in 2007 over 2006. Average earning assets increased $225.0 million or 22.2% in 2008 over 2007 after increasing $80.8 million or 8.7% in 2007. Average loans increased $220.9 million or 25.5% in 2008 compared with an increase of $64.4 million or 8.0% in 2007. Average investment securities increased $835,000 or 0.61% from 2007 to 2008 compared to an increase of $13.2 million or 10.6% from 2006 to 2007.

        The net interest margin (taxable equivalent net interest income as a percentage of average interest earning assets) decreased to 3.29% from 4.20% comparing 2008 to 2007 after decreasing to 4.20% from 4.45% for the prior comparative periods. The decrease in net interest margin in 2008 was attributable to the Company's asset sensitivity, whereby assets adjust more quickly than liabilities to interest rate changes resulting in net interest margin expansion during a period of increasing rates and net interest margin compression during a period of declining rates. Rates declined 75 basis points in the last four months of 2007 and continued the decline through 2008 ending the year 400 basis points lower than at the beginning. As the Interest Rate/Volume Variance Analysis table (page 41) shows, the increase in net interest income during 2008 attributable to volume (asset and liability growth) was $6.8 million while rate decreases reduced net interest income by $8.7 million. Also contributing to the decline in net interest margin was a decline in non-interest bearing funds as a percentage of total deposits in 2008 (14.6%) as compared to 2007 (16.7%).

        Interest spread was 2.84% in 2008 compared to 3.49% in 2007 and 3.88% in 2006. Interest spread measures the difference between net yield on interest earning assets (taxable equivalent interest income as a percentage of average interest earning assets) and the interest paid on interest-bearing liabilities. The rate declines in 2008 and 2007 mentioned in the previous paragraph contributed to the earning asset rate decline from 7.48% in 2007 to 6.08% in 2008. While the general decline in rates also contributed to a decline of 75 basis points in the interest bearing liability rate from 2007 to 2008, this decline was 65 basis points less than the 140 basis point decline in the earning asset rate.

        The following table presents the daily average balances, interest income and expense, and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Bank for the last three years.

Interest Rates Earned and Paid

Net Interest Income Analysis-Fully Taxable Equivalent (dollars in thousands)

	For Years Ended December 31,
	2008			2007			2006
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
INTEREST EARNING ASSETS
Federal funds sold	$2,451	$56	2.28%	$5,825	$298	5.12%	$3,799	$191	5.03%
Interest-bearing deposits	9,885	376	3.80%	3,213	148	4.61%	2,047	92	4.49%
Investment securities(1)	138,674	7,304	5.27%	137,839	7,067	5.13%	124,632	5,726	4.59%
Total loans(1)(2)	1,088,626	67,609	6.21%	867,725	68,377	7.88%	803,336	61,930	7.71%

Total average earning assets(1)	1,239,636	$75,345	6.08%	1,014,602	$75,890	7.48%	933,814	$67,939	7.28%

Non earning assets	136,221			110,230			118,240

Total average assets	$1,375,857			$1,124,832			$1,052,054

INTEREST BEARING LIABILITIES
NOW and money market	$235,836	3,866	1.64%	$188,909	4,196	2.22%	$192,516	3,791	1.97%
Savings	36,949	185	0.50%	36,152	343	0.95%	39,370	393	1.00%
Time Certificates	640,282	26,210	4.09%	550,448	26,453	4.81%	468,108	19,662	4.20%

Total interest bearing deposits	913,067	30,261	3.31%	775,509	30,992	4.00%	699,994	23,846	3.41%
Repurchase agreements sold	48,981	1,132	2.31%	36,171	1,223	3.38%	30,655	878	2.86%
Borrowed funds	103,086	3,143	3.05%	21,980	1,086	4.94%	47,263	1,705	3.61%

Total interest bearing liabilities	1,065,134	$34,536	3.24%	833,660	$33,301	3.99%	777,912	$26,429	3.40%

Non-interest bearing deposits	155,503			154,838			145,453
Stockholders' equity	145,184			129,722			119,749
Other liabilities	10,036			6,612			8,940

Total average liabilities and stockholders' equity	$1,375,857			$1,124,832			$1,052,054

NET INTEREST INCOME/ MARGIN(3),(4)		$40,809	3.29%		$42,589	4.20%		$41,510	4.45%
INTEREST SPREAD(5)			2.84%			3.49%			3.88%

(1)
Yields related to investment securities and loans exempt from Federal income taxes are stated on a fully tax—equivalent basis, assuming a Federal income tax rate of 34%. The calculation includes an adjustment for nondeductible portion of interest expense used to fund tax exempt assets.

(2)
The loan average includes loans on which accrual of interest has been discontinued.

(3)
The net interest income is the difference between income from earning assets and interest expense.

(4)
Net interest margin is net interest income divided by total average earning assets.

(5)
Interest spread is the difference between the average interest rate received on earning assets and the average interest paid on interest-bearing liabilities.

        The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the current period's rate), and (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume).

Interest Rate/Volume Variance Analysis (in thousands)

	2008-2007 Net Increase (Decrease) due to change in:			2007-2006 Net Increase (Decrease) due to change in:
	Average Balance	Average Rate	Increase (Decrease)	Average Balance	Average Rate	Increase (Decrease)
INTEREST EARNING ASSETS:
Federal funds sold	$(77)	$(165)	$(242)	$104	$3	$107
Investment securities	40	73	113	625	672	1,297
Other Investments	254	(26)	228	54	2	56
Total loans	13,689	(14,455)	(766)	5,063	1,363	6,426

Interest earning assets	$13,906	$(14,573)	$(667)	$5,846	$2,040	$7,886

INTEREST BEARING LIABILITIES
NOW and money market	$769	$(1,099)	$(330)	$(80)	$485	$405
Savings	4	(162)	(158)	(31)	(20)	(51)
Time certificates	3,677	(3,920)	(243)	3,957	2,833	6,790

Total interest bearing deposits	4,450	(5,181)	(731)	3,846	3,298	7,144
Borrowed funds	2,640	(674)	1,966	(785)	510	(275)

Total interest bearing liabilities	$7,090	$(5,855)	$1,235	$3,061	$3,808	$6,869

NET INTEREST INCOME	$6,816	$(8,718)	$(1,902)	$2,785	$(1,768)	$1,017

Notes:

Variances caused by the changes in rate times the changes in volume are allocated equally.

Tax effect of tax-exempt income from securities disregarded due to immateriality.

Income on nonaccrual loans is included in the volume and rate variance analysis table only to the extent that it represents interest payments received.

Market Risk, Asset/Liability Management and Interest Rate Sensitivity

        The Bank's principal business is the origination or purchase of loans, funded by customer deposits, loan sales, and, to the extent necessary, other borrowed funds. Consequently, a significant portion of the Bank's assets and liabilities are monetary in nature and fluctuations in interest rates will affect the Bank's future net interest income and cash flows. Interest rate risk is the Bank's primary market risk exposure. The Bank has not entered into derivative financial instruments such as futures, forwards, swaps, and options. Also, the Bank has no market risk-sensitive instruments held for trading purposes. The Bank's exposure to market risk is reviewed on a regular basis by its management.

        The Bank measures interest rate sensitivity as the difference between amounts of interest-earning assets and interest- bearing liabilities that either reprice or mature within a given period of time. The difference or the interest rate repricing "gap" provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income. During a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect.

        The interest rate sensitivity management function is designed to maintain consistent growth of net interest income with acceptable levels of risk to interest rate changes generally on a one year horizon. During the year 2008, the prime rate decreased by 400 basis points from 7.25% to 3.25% with changes concentrated in the first and last quarters. Net interest margin declined by 91 basis points from 4.20% in 2007 to 3.29% in 2008. Based on calculations derived from the Income Shock Summary and the Interest Rates Earned and Paid tables in the 2007 Form 10-K, management expected that its net interest margin would decline about 57 basis points if prime decreased by 200 basis points. The impact on net interest margin of the 225 basis point decline in the first four months was experienced for two full quarters and was more significant for the year than the 175 basis point decline in the last quarter. Based on the weighted average periods elapsed during 2008 from the initial 225 basis point prime decrease and the latter 175 basis point prime decrease, we would have anticipated a decrease in net interest margin of 62 basis points, versus the actual decline of 92 basis points experienced with the net interest margin between 2008 and 2007. The additional 29 basis points in margin decline was attributed to a combination of factors. These factors included the continued impact of 50 basis points in prime rate decreases during the fourth quarter of 2007, higher than normal rates on deposits relative to prime as banks competed aggressively for deposits to maintain liquidity, and a narrower margin from loans and deposits acquired from Cardinal.

        The 2008 margin decline was preceded by a decline of 25 basis points in 2007 and an increase of 35 basis points in 2006. The decline in 2007 was caused primarily by a 100 basis point decline in the prime rate during the year, all of which occurred during the last four months. The 2006 increase was caused primarily by the 100 basis point increase in the prime rate, all of which occurred during the first six months.

        Management uses various resources to measure interest rate risk, including simulating net interest income under different rate scenarios, monitoring changes in asset and liability values under similar rate scenarios and monitoring the gap between rate sensitive assets and liabilities over different time periods.

        The rate sensitivity table that follows indicates the volume of interest-earning assets and interest-bearing liabilities as of December 31, 2008 that mature or are expected to reprice within the listed time periods. Even though the analysis shows that the balance sheet is liability sensitive over a one year period by $158 million or 17.2% of repricing liabilities, management projects that net interest income over that period will reflect that the Company is asset sensitive because the assets reprice more quickly as shown by the table in the "Three Months or Less" column. The asset sensitivity of the Company's net interest income is reflected in the "Income Shock Summary" table following the "Gap Analysis" table.

 GAP Analysis

	Repricing
(IN THOUSANDS)	Three Months Or Less	Over 3 Months to 12 Months	Total 1 Year	Over 1 Year Thru 3 Years	Over 3 Yrs Thru 5 Years	Over 5 Years	Total
Earning Assets
Loans:
Commercial	$144,300	$24,537	$168,837	$41,274	$40,218	$6,555	$256,884
Real estate—construction	148,561	17,479	166,040	23,030	20,983	33,732	243,785
Real estate—mortgage	321,390	64,340	385,730	118,354	107,358	24,467	635,909
Consumer	8,237	13,725	21,962	18,595	8,081	2,353	50,991

Total	622,488	120,081	742,569	201,253	176,640	67,107	1,187,569

Securities:
U. S. Treasuries and other agencies	2,000	2,000	4,000	9,000	19,000	9,868	41,868
State and municipal securities	1,550	700	2,250	11,855	6,170	20,457	40,732
Mortgage backed debt securities	2,459	7,548	10,007	15,046	10,122	16,717	51,892
Mutual funds/equities	1	—	1	—	—	3,320	3,321

Total	6,010	10,248	16,258	35,901	35,292	50,362	137,813

Federal Funds Sold	58	—	58	—	—	—	58
Interest bearing due from banks	3,411	—	3,411	—	—	—	3,411

Total Earning assets	$631,967	$130,329	$762,296	$237,154	$211,932	$117,469	$1,328,851

Paying Liabilities:
NOW accounts	$—	$—	$—	$101,866	$—	$—	$101,866
Money market accounts	145,289	—	145,289	—	—	—	145,289
Savings	—	—	—	36,736	—	—	36,736
Certificates:
Over $100,000	82,780	186,758	269,538	60,175	2,964	—	332,677
Other certificates	92,955	216,349	309,304	72,052	2,373	1,172	384,901

Total deposits	321,024	403,107	724,131	270,829	5,337	1,172	1,001,469

TT& L Notes	488	—	488	—	—	—	488
Repurchase Agreements/Fed funds purchased	58,009	—	58,009	5,000	—	15	63,024
FHLB borrowing	103,600	7,000	110,600	2,000	—	6,076	118,676
Junior Subordinated Debentures	25,774	—	25,774	—	—	—	25,774

Total paying liabilities	$508,895	$410,107	$919,002	$277,829	$5,337	$7,263	$1,209,431

GAP	$123,072	$(279,778)	$(156,706)	$(40,675)	$206,595	$110,206	$119,420
Cumulative GAP		(156,706)	(156,706)	(197,381)	9,214	119,420
GAP %	124.2%	31.8%	82.9%	85.4%	3,971.0%	1,617.4%	109.9%

Additional information regarding loans with maturity dates that exceed one year

Fixed rate loans with maturities that exceed one year	$511.6 million
Variable rate loans with maturities that exceed one year	$245.9 million

 Income Shock Summary
(in thousands)

	January 1, 2009 - December 31, 2009
		Rates UP (+200 bp)		Rates DN (-200bp)
	Base Amount
		Amount	% Change	Amount	% Change
Short-term investments	$71	$1,018	1,333.80	$61	(14.08)
Securities	9,373	9,724	3.74	9,081	(3.12)
Loans	73,904	94,378	27.70	53,072	(28.19)

Interest income	83,348	105,120	26.12	62,214	(25.36)

Non-maturing deposits	3,510	7,407	111.03	3,510	(0.00)
Certificates of deposit	27,635	40,575	46.82	15,896	(42.48)
Borrowed money	2,650	5,034	89.96	1,607	(39.36)

Interest expense	33,795	53,016	56.88	21,013	(37.82)

Net interest income	$49,553	$52,104	5.15	$41,201	(16.85)

Liquidity Management

        The primary goal of liquidity management is to provide for the availability of adequate funds to meet the needs of loan demand deposit withdrawals, maturing liabilities, and to satisfy reserve requirements. This goal is achieved through a combination of deposits, borrowing through unpledged securities, federal funds purchased lines, Federal Home Loan Bank line of credit, junior subordinated debentures, and availability at the Federal Reserve discount window. Liquidity needs have been met through federal funds purchased and the use of a line of credit at the Federal Home Loan Bank. Deposits from consumer and business customers, both time and demand, are the primary source of funds for the Bank. In 2008, the Bank adopted a Brokered Funds policy that allows the Bank to obtain brokered funds up to 20% of total deposits, and deposits obtained through a single broker are limited to 5% of total deposits. Previously, brokered funds were authorized under the Bank's Asset Liability Management Policy but total and broker maximum amounts were not addressed by the policy. At December 31, 2008, brokered deposits accounted for less than 1% of total deposits. The Bank maintains a brokered deposit NOW account to add municipal deposits and averaged $2,174,996 during 2008. The custodian pools the funds from each public depositor and distributes a portion of those funds to the Bank up to $100,000 on behalf of each depositor. Since security pledges are not required and the accounts are non-maturing, these municipal deposits have enhanced the Bank's liquidity.

        The Bank contracted with Promontory Interfinancial Network in 2008 for various services including wholesale CD funding. Promontory's CDARS® product, One-Way BuySM, enables the Bank to bid on a weekly basis through an private auction for CD terms ranging from four weeks to 260 weeks (approximately five years) with settlement available each Thursday. At December 31, 2009, the balance of funds acquired through the One-Way Buy product totaled about $800,000. Otherwise, the Bank has not solicited deposits from outside its primary market area and has not engaged in the placement of deposits with nonmarket institutional customers. Promontory also provides a product, CDARS® Reciprocal, that allows the the Bank's customers to place funds in excess of the FDIC insurance limit with Promontory's network of participating Bank's so that the customer is fully insured for the amount deposited. Promontory provides reciprocating funds to the Bank from funds placed at other banks by their customers. The Bank sets its customers interest rates when they place deposits through the network and pays/receives the rate difference to/from the other banks whose reciprocal funds are held by the Bank. The overall impact of this process is that the Bank effectively pays the rate offered to its relationship customer. Therefore, the Bank does not consider these funds to be wholesale or brokered funds. In compliance with FDIC reporting requirements, the Bank reports these reciprocal deposits as brokered deposits in its quarterly Federal Financial Institutions Examination Council Call Report.

        Comparing 2008 to 2007, average total deposits increased 14.9% or $138.2 million. At December 31, 2008, total deposits reflected a 19.9% increase or $191.6 million compared to December 31, 2007. Commercial sweep accounts, a noninsured product invested in repurchase agreements were $34.8 million at year-end 2008 compared to $26.0 million at year-end 2007. Deposit sources are available to the Bank both within and outside its primary market area based on a function of price. Deposit competition comes from other banks, both regional and community institutions, as well as nonbank competition, including mutual funds, annuities, and other nondeposit investments. Subject to certain conditions, unused availability from the Federal Home Loan Bank at December 31, 2008 was $15.9 million. Federal funds available for additional borrowings at year end were $57.8 million. At end of year 2008, unpledged securities totaled $68.1 million or 49.4% of the securities portfolio.

        On December 31, 2008, the Company announced that it had received preliminary approval for a $36.0 million investment from the U.S. Department of Treasury under the Treasury's Capital Purchase Program. The transaction closed on January 16, 2009. Further information is available in Note 22 and "Risk Factors".

OTHER BORROWED FUNDS

        See Note 8 under "Notes to Consolidated Financial Statements".

Investment Securities

        At December 31, 2008, the securities classified as available for sale, carried at market value, totaled $137.8 million with an amortized cost of $139.1 million. Securities available for sale are securities that will be held for an indefinite period of time, including securities that management intends to use as a part of its asset/liability strategy. These securities may be sold in response to changes in interest rates, to changes in prepayment risk, or to the need to increase regulatory capital. Securities available for sale consist of U.S. government agencies with an average life of 1.58 years, municipal securities with an average life of 6.23 years, and mortgage backed securities with an average life of 2.39 years. Management has determined that it has both the ability and intent to hold these securities until maturity. The proceeds from maturities and sales were invested along with funds in excess of loan demand. Refer to Note 3 in the Notes to Consolidated Financial Statements for additional information.

Maturities and Yields of Debt Securities
As of December 31, 2008

	Within 1 year		1 to 5 years		5 to 10 years		After 10 years
Dollars in thousands	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Total
Available for sale securities
U.S. Government agencies	$4,057	4.59%	$27,758	5.00%	$11,835	4.89%	$—	—	$43,650
Mortgage backed securities	1,015	4.29%	2,168	3.87%	3,100	5.24%	46,780	5.41%	53,063
Municipals	1,333	6.76%	17,062	5.66%	9,937	5.61%	12,745	5.81%	41,077
Other	—	—	—	—	—	—	24	63.25%	24

Total available for sale securities	$6,405		$46,988		$24,872		$59,549		$137,814

Time Deposits

        The following table presents time deposits in two categories, (1) time deposits of $100,000 or more, and (2) other time deposits.

Maturities of Time Deposits
As of December 31, 2008

Dollars in thousands	Within Three Months	Three to Six Months	Six to Twelve Months	Within One Year	One To Five Years	Total
Time deposits of $100,000 or more	$86,119	$59,848	$123,571	$269,538	$63,837	$333,375
Other time deposits	$89,876	$51,843	$166,549	$308,268	$75,935	$384,203

	$175,995	$111,691	$290,120	$577,806	$139,772	$717,578

Capital Adequacy

        Stockholders' equity at December 31, 2008, totaled $149.6 million, an increase of 12.2% over 2007 year-end equity of $133.3 million. The 2008 equity total includes an unrealized net gain on available for sale securities of $2,006,993 compared to an unrealized net gain of $632,270 at December 31, 2007. The Bank's internal capital generation rate (net income /(loss) less cash dividends declared, as a percentage of average equity) was (1.46%) in 2008 and 7.2% in 2007. Dividends in 2008 were 154.8% of after tax earnings compared to 36.8% in 2007 and 36.2% in 2006. The Bank had pursued a policy of increasing the dividend payout as a percentage of after tax earnings in earlier years until 2002. The current dividend policy is a payout of approximately 40% of earnings up to a policy maximum of 50% of earnings. The Board of Directors approved the dividend as a temporary exception to this policy based on information available at that time. The dividend payout ratio exceeded the policy limit because management and the board estimated that the payout ratio over the next twelve months would be less than 50% based on estimated earnings and the current dividend per share. In addition, the Company had estimated that the provision for loan losses during the fourth quarter would be significantly less than the amount recorded based on the final assessment using the model to determine the allowance for loan losses. The Company determines its cash dividend each quarter based on projected earnings for both the current quarter and the next twelve months.

        On January 16, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury under the Emergency Economic Stabilization Act of 2008, Yadkin Valley entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms) with Treasury pursuant to which the Yadkin Valley issued and sold to Treasury (i) 36,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 385,990 shares of the Company's common stock, par value $1.00 per share, at an initial exercise price of $13.99 per share, for an aggregate purchase price of $36,000,000 in cash.

        The table below details the plans and number of shares repurchased. Shares repurchased must, by North Carolina law, be cancelled and the number of shares outstanding reduced. The table below details the stock repurchase activity from inception of the plans through December 2008. The 2002 through 2005 plans were approved by a vote of the shareholders of Yadkin Valley Bank and Trust Company. Following reorganization as a holding company on July 1, 2006, the Board of Directors of

Yadkin Valley Financial Corporation approved stock repurchases of up to 100,000 shares for the 2006 and 2007 plans. There was no 2008 repurchase plan or repurchases in 2008.

Approved by Shareholders	Shares Repurchased & Cancelled	Average Cost	Total Reduction Of Capital
2004 and prior plans—1,150,000 shares approved	589,571	$12.61	$7,432,590
2005 Plan—300,000 shares approved	54,648	14.35	784,107
2006 Plan—100,000 shares approved	100,000	17.42	1,741,886
2007 Plan—100,000 shares approved	71,281	17.10	1,219,251

Total Repurchased	815,500	$13.71	$11,177,834

        The following table contains the executive stock option compensation.

Option Exercises and Stock Awards Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William A. Long	4,175	$33,734	—	—
Edwin E. Laws	2,933	22,379	—	—
Stephen S. Robinson	—	—	—	—

        The Company's tangible equity ratio was 6.24%, 8.21% and 8.01% at end of year 2008, 2007, and 2006, respectively. These ratios exceed all minimum regulatory capital requirements. The detail for the calculation of these ratios is in the following table.

Capital Adequacy Ratios
December 31,

	2008	2007	2006
Tangible assets	$1,466,125,018	$1,173,345,226	$1,082,166,964
Tangible equity*	91,481,319	96,310,979	86,664,532
Tangible equity ratio*	6.24%	8.21%	8.01%

    *
    Note: Tangible assets and tangible equity exclude goodwill and core deposit intangibles.

Loans

        Net loans held for investment (total loans held for investment less allowance for loan losses) as of December 31, 2007 were $886.3 million as compared with $1,165.2 million as of December 31, 2008, an increase of 31.5% or $278.9 million. In addition, the Bank's residential mortgage loans classified as held for sale totaled $49.9 million and $52.7 million at December 31, 2008 and 2007, respectively, representing a decrease of 5.4% or $2.8 million. The Bank focuses on commercial lending to small and medium-sized businesses within its market area, consumer based installment loans, and residential mortgage lending including equity lines of credit. The Bank adheres to regulatory guidelines that limit exposure to any one borrower. The commercial portfolio has concentrations in business loans secured by real estate and real estate development loans. Primary concentrations in the consumer portfolio include home equity lines and other types of residential real estate loans.

        The amounts and types of loans outstanding for the past five years ended December 31 are shown on the following table.

Loans (dollars in thousands)
As of December 31,

	2008		2007		2006		2005		2004
	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans
Loans
Construction real estate	$227,989	19.20%	$155,043	17.25%	$111,353	13.66%	$92,447	12.53%	$80,000	11.64%
Commercial real estate	416,872	35.10%	352,568	39.23%	323,041	39.65%	245,079	31.03%	228,759	33.28%
1 - 4 family 1st liens	119,865	10.09%	71,379	7.94%	61,639	7.56%	61,924	12.66%	71,286	10.37%
1 - 4 family Jr. liens	5,360	0.45%	4,361	0.49%	3,473	0.43%	2,536	0.34%	1,928	0.28%
1 - 4 family equity lines	135,639	11.43%	100,012	11.12%	94,650	11.61%	91,759	12.45%	88,388	12.86%
Multifamily	22,468	1.89%	20,577	2.29%	23,548	2.89%	23,413	3.17%	26,494	3.85%

Toital mortgage loans	283,332	23.86%	196,329	21.84%	183,310	22.49%	179,632	26.62%	188,096	27.37%
Commercial, other	225,092	18.95%	161,507	17.97%	147,473	18.10%	163,857	22.22%	154,740	22.51%
Consumer	34,284	2.89%	33,306	3.71%	49,733	6.10%	41,300	5.60%	35,750	5.20%

Gross Loans	1,187,569	100.00%	898,753	100.00%	814,910	100.00%	737,529	100.00%	687,345	100.00%
Allowance for loan losses	(22,355)		(12,445)		(10,829)		(9,473)		(8,654)

Net loans	$1,165,214		$886,308		$804,081		$728,056		$678,691

        The Bank's ARM loans totaled $2.4 million or 1.3% of first lien residential mortgage loans. Subprime loans, also identified as B grade loans, totaled approximately $0.4 million or 0.22% of first liens. The Bank requires documentation on its residential mortgage loans and does not have a program to make loans with minimal documentation requirements. The Bank's residential real estate loans are collateralized predominately by property in North Carolina where real estate values have been decreasing steadily as compared to the prior year. While residential real estate values have declined across the state, the erosion has been more acute in the coastal and mountain regions where large vacation and second home exposures exist. The Bank's total real estate loan exposure is 15.6% of total real estate loans for the mountain region and 3.5% of total real estate loans in the coastal region. The mountain real estate loans were concentrated in commercial (34.9%), 1 - 4 family construction (13.6%), other construction and land development (10.9%), and 1 - 4 family equity lines (20.2%). The coastal real estate loans were mostly construction, consisting of 1 - 4 family construction (32.0%) and other construction and land development (24.2%). Regional credit officers, regional presidents and loan officers are familiar with the markets in which they serve and with their borrowers so as to mitigate the risk of delays in identifying declining market values that may result in surprise increases in non-performing assets. As stated in the loan policy, the Bank is relationship driven which enhances the likelihood that deterioration in a borrower's creditworthiness or in collateral values will be identified and appropriate action taken to reduce losses.

        The Bank's residential mortgage loans do not have features such as teaser rates or negative amortization and are made at loan-to-value ("LTV") ratios of 80% or lower, with the exception of HELOC's which can have LTV of 90%. Since these loans do not have features that would create additional risk, net interest income after loan loss provision would not be affected unfavorably by unique loan features. Residential mortgage loans with risk grades that are either substandard or doubtful totaled $952,000 and $11.1 million on December 31, 2007 and 2008, respectively. The increase was attributable to weakening economic and employment trends throughout the Bank's market area. Management has determined the appropriate loss estimate for these loans some of which are impaired and recorded a provision expense to recognize the probable losses. Further weakness in the performance of these loans and in economic conditions may result in additional provision expense, while economic weakness may result in additional provision while improving performance may result in a credit to provision expense for this loan group.

        The Bank's policy regarding appraisals includes compliance with FIRREA guidelines. For long term commercial real estate lending, all loans with outstanding balances of $500,000.00 or more require the account manager to prepare an annual review discussing the performance of the borrower and the property. The annual review is to be supported by an updated review of borrower and guarantor financial statements and operating information on the property. Credit reports are to be updated and reviewed. Account managers are required to perform a site visit as part of the annual review process. A discussion of compliance with loan agreement covenants is to be included in the review. If there has been a material adverse change in the property or market, a new appraisal may be required.

        Construction loans extended by the Bank are to be supported by current appraisals in compliance with FIRREA requirements and the Bank's appraisal policies as described in the loan policy. The borrower must obtain all appropriate building permits, and the project must comply with applicable zoning requirements for the site. Projects are to have controlled disbursements based upon satisfactory inspections indicating the project status merits the draw. The Chief Credit Officer has provided that commercial lenders can inspect their own construction loans. All loans for commercial properties and multi-family housing must be supported by a satisfactory commitment for permanent financing from a strong source. Speculative units for home builders are to be limited to a level the home builder can support from sources in addition to the future sale of these units. The Bank requires that there be no secondary financing on projects for which it is providing financing. Exempted from this requirement are construction loans to be taken out by SBA 504 program financing, which by design, contemplates a secondary loan. During the construction phase, however, there is to be no secondary financing.

        For residential construction revolving lines of credit to builders, valuation of collateral is based upon the appraised value of the basic floor plans (drawings of structure to be built) offered in the projects as determined in a master appraisal plus a value of lots based upon location, size, and appeal, as determined in the appraisal. The account manager is to monitor sales prices and absorption throughout the loan to ensure the assumptions in the original appraisal remain valid. If there is a material change from original assumptions, a new appraisal is to be completed. In general, appraisals are required for initial or refinanced real estate loans, especially if there have been changes in the original assumptions regarding value of the property or the market in general.

        Management has implemented a new credit risk review department that will report to the Chief Credit Officer. The focus will be on policy compliance and proper grading of higher credit risk loans as well as new and existing loans on a sample basis. Additional reporting for problem/criticized assets has been developed along with an after-the-fact loan review. Management has also created a new report of past due credit card delinquency and set procedures to insure delivery to Regional Presidents in order that monitoring and grading can be achieved on a comprehensive basis.

        The purpose of the newly formed credit risk management team, under the direct supervision of the Chief Credit Officer, is to develop a more intense credit risk approach by implementing the following procedures:

  •
  Improved problem loan tracking and reporting

  •
  Reporting by bank and region

  •
  Improved and more defined commercial real estate reporting

  •
  Coordination with lenders to ensure proper loan grading

  •
  Enhanced staff including the addition of regional credit risk officers

  •
  More communication and involvement with regional managers

        As discussed below in the Provision and Allowance for loan losses, residential loans over $20,000 are risk graded on a scale from 1 (highest quality) to 8 (loss). Acceptable loans at inception are grades 1 through 4, and these grades have underwriting requirements that at least meet the minimum requirements of a secondary market source. If borrowers do not meet credit history requirements, other mitigating criteria such as substantial liquidity and low loan-to-value ratios could be considered and would generally have to be met in order to make the loan. The Bank's loan policy states that a guarantor may be necessary if reasonable doubt exists as to the borrower's ability to repay. Loan officers have loan individual approval authority for risk grade 1 through 4 loans up to maximum exposure limits for each customer that have been authorized by the board. New or renewed loans that are graded 5 (special mention) or worse must have approval from the Chief Credit Officer.

Nonperforming Assets

        Nonperforming assets include loans classified as nonaccrual and foreclosed bank-owned property, and loans past due 90 days or more on which interest is still being accrued. It is the general policy of the Bank to stop accruing interest when any loan is past due 90 days or when it is apparent that the collection of principal and/or interest is in doubt. Unsecured consumer loans are usually charged off when payments are more than 90 days delinquent. When a loan is placed on nonaccrual status, any interest previously accrued but not collected is reversed against current income.

        Nonperforming assets as of December 31, 2008 totaled $17.7 million or 1.49% of net loans compared with $2.6 million or 0.29% in 2007 and $2.4 million or 0.30% in 2006. The Bank aggressively pursues the collection and repayment of all loans. Other nonperforming assets, such as repossessed and foreclosed collateral is aggressively liquidated by its collection department.

        A significant portion, or 67%, of nonperforming loans at December 31, 2008 are secured by real estate. We have evaluated the underlying collateral on these loans and believe that the collateral on these loans is sufficient to minimize future losses. However, the recent downturn in the real estate market has resulted in increased loan delinquencies, defaults and foreclosures, and we believe that these trends are likely to continue. In some cases, this downturn has resulted in a significant impairment to the value of the collateral used to secure these loans and the ability to sell the collateral upon foreclosure. These conditions have adversely affected our loan portfolio. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. If real estate values continue to decline, it is also more likely that we would be required to increase our allowance for loan losses. If during a period of reduced real estate values we are required to liquidate the property collateralizing a loan to satisfy the debt or to increase the allowance for loan losses, this could materially reduce our profitability and adversely affect our financial condition.The Bank has a policy to stop accruing interest when any loan is past due 90 days as to principal or interest. In addition, loans may be identified as nonaccrual on a case by case basis if it is probable that the borrower will not be able to repay according to the original terms. Nonperforming loans and other real estate owned (Foreclosed Real Estate) comprise nonperforming assets. At December 31, 2008 certain additional loans were considered to be impaired, even though they were performing, where liquidiation of collateral was insufficient to repay the balance of the loan. The impairment was determined based on current economic conditions, the declines in the commercial borrowers' industries, or specific credit or collateral characteristics of the loan.

 Nonperforming Assets
December 31,

	2008	2007	2006	2005	2004
Loans 90 days past due-still accruing	$—	$—	$—	$—	$—
Loans on nonaccrual	13,647,312	1,961,538	1,829,947	3,199,282	3,039,575
Other real estate owned	4,017,880	602,000	574,345	763,210	1,125,427

Total nonperforming assets	$17,665,192	$2,563,538	$2,404,292	$3,962,492	$4,165,002

Loans 90 days past due-still accruing/ total loans	0.0%	0.0%	0.0%	0.0%	0.0%
Total nonperforming assets/net loans	1.49%	0.29%	0.30%	0.54%	0.61%

        As discussed above the Bank generally identifies loans 90 days past due as nonaccrual . Impaired loans include $13.6 million in nonaccrual loans as well as $0.8 million in performing loans that were impaired for various concerns about the ability of the borrower to repay the principal. The table below reconciles nonperforming assets to impaired loans:

	2008	2007
Total nonperforming assets	$17,665,192	$2,563,538
Less: Other real estate owned	(4,017,880)	(602,000)

Nonaccrual loans	13,647,312	1,961,538
Loans identified as doubtful (risk grade 7) still accruing with specific reserves	21,452	746,224
Loans identified as doubtful (risk grade 7) still accruing without specific reserves	—	72,609
Loans identified as substandard (risk grade 6), still accruing with specific reserves	515,003	5,021,490
Loans identified as substandard (risk grade 6), still accruing without specific reserves	254,578	—

Total impaired loans	$14,438,345	$7,801,861

        A summary of the Foreclosed Real Estate (i.e. Other Real Estate Owned ("OREO")) activity is shown below:

OTHER REAL ESTATE OWNED	2008	2007
Beginning balance	$602,000	$574,345
Loans transferred to OREO	3,916,919	1,355,631
OREO acquired in Cardinal merger	1,005,857	—
Proceeds of sales, net of selling expenses	(1,143,543)	(1,041,246)
Gain/(loss) on sale of OREO	(363,353)	(286,730)
Ending balance of OREO	$4,017,880	$602,000

        The following table presents the Bank's impaired loans by loan type:

IMPAIRED LOANS BY TYPE:	December 31, 2008%		December 31, 2007%
Construction	$4,681,054	32.4%	$913,969	11.7%
Commercial, financial and agricultural	4,425,514	30.6%	4,895,992	62.7%
Mortgage	2,955,854	20.5%	951,721	12.2%
Commercial real estate	2,194,317	15.2%	948,969	12.2%
Installment loans	166,570	1.2%	77,852	1.0%
Open end, unsecured	15,036	0.1%	13,358	0.2%

Total Impaired	$14,438,345	100.0%	$7,801,861	100.0%

        At December 31, 2008, the impaired loans in the construction category consisted of non 1 - 4 family construction and land development loans totaling $2.8 million and 1 - 4 family construction loans totaling $1.9 million. The largest construction and land development loan balance was $1.1 million for a residential development in the coastal region for which a specific allowance was recorded based on a year end appraisal less a discount. Of the remaining construction and land development loans, most were in the mountain region and had discounted collateral values greater than the outstanding loan balances. The largest concentration of 1 - 4 family construction loans total $1.1 million with a builder in the piedmont region. Specific allowances have been recorded for each loan based on discounted collateral values. The remaining 1 - 4 family loans are spread across various market areas, and specific allowances under FAS 114 have been recorded where loan balances exceeded discounted collateral values.

        The largest impaired loan relationship at December 31, 2008 is a borrower in the lumber industry which has declined over the last year along with the construction industry and the overall economy. The loan balances outstanding with this customer total $3.3 million. Specific allowances totaling $1.9 million have been determined based on discounted collateral values for accounts receivable, inventory, and equipment. One other loan with a balance of $0.6 million, collaterized by equipment, started paying according to the terms during the fourth quarter and was 20 days past due at the end of the quarter. The remaining commercial loans were spread over various industries, and specific allowances were recorded where loan balances exceeded discounted collateral values. Specific allowances for unsecured loans were recorded for the balance outstanding at year end.

        Collateral values were assessed for impaired residential mortgage and commercial mortgage loans. that were analyzed impaired were analyzed to record specific allowances for each loan when balances exceeded discounted collateral values. Specific allowances were assigned for loan balances in excess of discounted collateral values.

        At December 31, 2007, most of the impaired loan balances in the commercial, financial, and agricultural category were collateralized by accounts receivable, inventory, and equipment. The borrowers were businesses primarily in the lumber, furniture, and equipment leasing industries which have softened over the past year. Perfected collateral related to impaired loans is appraised by an independent third party appraiser and recorded at the lower of loan balance or fair market value. Specific allowances under FAS 114 were assigned for loan balances in excess of discounted collateral values for loans deemed to be impaired.

        At December 31, 2008, the allowance for loan losses represented 1.6 times the amount of non-performing loans, compared to 6.3 times and 5.9 times at December 31, 2007 and 2006, respectively. The coverage level of the allowance at December 31, 2008 decreased from the coverage level at December 31, 2007 due to an increase in non-performing loans.

Provision and Allowance for Loan Losses

        The primary risks inherent in the Bank's loan portfolio, including the adequacy of the allowance or reserve for loan losses, are based on management's assumptions regarding, among other factors, general and local economic conditions, which are difficult to predict and are beyond the Bank's control. In estimating these risks, and the related loss reserve levels, management also considers the financial conditions of specific borrowers and credit concentrations with specific borrowers, groups of borrowers, and industries.

        The allowance for loan losses is adjusted by direct charges to provision expense. Lossses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses.The provision for loan losses was $11,109,183 in 2008 compared to $2,488,620 in 2007 and $2,165,000 in 2006. This provision is based on the allowance as determined by the Bank's allowance for loan losses model. The components of the model are specific reserves for impaired loans under FAS 114 and a general allocation for unimpaired loans as as determined under FAS 5. The general allocation has two components, an estimate based on historical loss experience and an additional estimate based on internal and external environmental factors due to the uncertainty of historical loss experience in predicting current embedded losses in the portfolio that will be realized in the future.

        Impaired loans, for which management has determined that receiving payment according to the terms of the original note is unlikely, are evaluated individually for specific allowances. Management considers certain loans graded "doubtful" or "loss" to be impaired and may consider "substandard" loans impaired depending on an evaluation of the probability of repayment of loan and the strength of any collateral. The Bank measures impairment based on the value of the collateral and the carrying value of the loan or, alternatively, probable cash flows. Impaired loans are identified in a periodic analysis of the adequacy of the reserve.

        In determining the general allowance allocation, the ratios from the actual loss history for the various categories are applied to the homogenous pools of loans in each category. Since embedded losses in loans may take more than one year to be realized, the historical annual loss percentage for the various categories are multiplied by a factor ranging from one to three years to recognize the magnitude of probable losses embedded in the current portfolio. Allowances for pools of construction loans are calculated with separate consideration when adjusting the historical loss ratio.

        In addition, to recognize the probability that loans in special mention, doubtful, and substandard risk grades are more likely to have embedded losses, additional multiples of historical losses ranging of three (special mention), seven (substandard), and fifteen (doubtful) are applied to the homogenous pools of weaker graded loans that have not yet been identified as impaired. As a part of the continual grading process, loans over $20,000 are assigned a credit risk grade based on their credit quality, which is subject to change as conditions warrant. Any changes in risk assessments as determined by loan officers, credit administrators, regulatory examiners, contracted external examiners, and management are also considered.

        The portion of the general allocation on environmental factors includes estimates of losses related to interest rate trends, unemployment trends, real estate characteristics, past due and nonaccrual trends, watch list trends, charge-off trends, and underwriting and servicing assessments. The factors with the larges impact on the allowance at December 31, 2008 were watch list trends, unemployment rate trends, and underwriting and servicing assessments. Unemployment rate trends are weighted by county based on loan exposure. Markets served by the Bank experienced some softening from the general economy and declines in real estate values. The real estate characteristics component includes trends in real estate concentrations and in exceptions to FDIC guidelines for loan-to-value ratios.

        The framework utilized for the model to determine the allowance for loan losses has been applied consistently each quarter with slight modifications as information became available to improve the accuracy of estimates. As the remediation plan over credit administration implemented during 2008 improved controls over underwriting, servicing, assigning risk grades, and loan approval, the internal environmental factor related to these controls was reassessed and decreased since December 31, 2007. However, other internal and external factors including those mentioned in the above paragraphs were increased to reflect the probability of embedded losses at December 31, 2008 in addition to losses attributed to historical loss ratios.

        The risk grades, normally assigned by the loan officers when the loan is originated and reviewed by the regional credit officers, are based on several factors including historical data, current economic factors, composition of the portfolio, and evaluations of the total loan portfolio and assessments of individual credits within specific loan types. In some cases the risk grades are assigned by regional executives, depending upon dollar exposure. Because these factors are dynamic, the provision for loan losses can fluctuate. Credit quality reviews are based primarily on analysis of borrowers' cash flows, with asset values considered only as a second source of payment. Regional Credit Officers are working with lenders in underwriting, structuring and risk grading our credits. The Risk Review Officer focuses on lending policy compliance, credit risk grading, and credit risk reviews on larger dollar exposures. Management uses the information developed from the procedures above in evaluating and grading the loan portfolio. This continual grading process is used to monitor the credit quality of the loan portfolio and to assist management in determining the appropriate levels of the allowance for loan losses.

        Management considers the allowance for loan losses adequate to cover the estimated losses inherent in the Bank's loan portfolio as of December 31, 2008. Management believes it has established the allowance in accordance with accounting principles generally accepted in the United States of America and will consider future additions to the allowance that may be necessary based on changes in economic and other conditions. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the recognition of adjustments to the allowances based on their judgments of information available to them at the time of their examinations.

        Management realizes that general economic trends greatly affect loan losses. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may or may not prove to be accurate. Because of the inherent uncertainty of assumptions made during the evaluation process, there can be no assurance that loan losses in future periods will not exceed the allowance for loan losses or that additional allocations will not be required. Our losses will undoubtedly vary from our estimates, and there is a possibility that charge-offs in future periods will exceed the allowance for loan losses as estimated at any point in time. Assurances cannot be made either (1) that further charges to the allowance account will not be significant in relation to the normal activity or (2) that further evaluation of the loan portfolio based on prevailing conditions may not require sizable additions to the allowance, thus necessitating similarly sizable charges to provision expense. Net loan charge offs were $2,858,000 or 0.26% of average loans in 2008 compared to $872,000 or 0.10% of average loans in 2007 and $810,000 or 0.10% of average loans in 2006. Loan charge-offs in 2008 were comprised of numerous loans, mostly in the real estate and installment loan classifications. As of December 31, 2008, the allowance for loan losses was $22.4 million or 1.88% of loans held for investment at year end. This allowance level compares with $12.4 million or 1.38% of loans held for investment at December 31, 2007 and $10.8 million or 1.33% at December 31, 2006.

        The following table presents a reconciliation of the allowance for loan losses and reflects charge-offs and recoveries by loan category.

(Dollars in thousands)	2008	2007	2006	2005	2004
Balance at beginning of year	$12,445	$10,828	$9,473	$8,654	$6,188
Charge-offs:
Real estate loans	1,720	328	419	430	285
Installment loans	576	338	252	396	164
Credit card and related plans	63	85	49	70	72
Commercial and all other	963	351	280	387	1,048
Leases	—	—	—	—	—

Total charge-offs	3,322	1,102	1,000	1,283	1,569

Recoveries:
Real estate loans	135	63	69	145	91
Installment loans	134	90	60	84	60
Credit card and related plans	14	22	3	8	27
Commercial and all other	181	55	58	141	199

Total recoveries	464	230	190	378	377

Net Chargeoffs	2,858	872	810	905	1,192
Provision for loan losses	11,109	2,489	2,165	1,724	1,620
Allowance acquired from Cardinal State Bank*	1,659
Allowance acquired from High Country Bank *	—	—	—	—	2,038

Balance at end of year	$22,355	$12,445	$10,828	$9,473	$8,654

*
Represents allowance carried over from acquisitions of Cardinal State Bank and High Country Bank in 2008 and 2004, respectively.

        The following table presents the allocation of the allowance for loan losses by category.

Allocation of the Allowance for Loan Losses

	2008		2007		2006		2005		2004
(Dollars in thousands)	Allowance Amount	% of Loans In Each Category To Total Loans	Allowance Amount	% of Loans In Each Category To Total Loans	Allowance Amount	% of Loans In Each Category To Total Loans	Allowance Amount	% of Loans In Each Category To Total Loans	Allowance Amount	% of Loans In Each Category To Total Loans
Real estate	$16,802	78%	$8,248	77%	$7,076	76%	$2,918	72%	$1,369	72%
Commercial, agricultural, other	4,617	19%	3,622	18%	2,869	18%	5,424	22%	3,100	23%
Consumer	936	3%	575	5%	189	6%	243	6%	4,089	5%
Unallocated	-0-		-0-		695		888		96

	$22,355	100%	$12,445	100%	$10,829	100%	$9,473	100%	$8,654	100%

Noninterest Income

        Noninterest income is derived primarily from activities such as service fees on deposit and loan accounts, commissions earned from the sale of insurance and investment products, income from the mortgage banking operations, gains or losses sustained from the sale or impairment of investment securities or mortgage loans and income earned from bank owned life insurance (BOLI).

        Noninterest income increased 0.4% or $57,000 in 2008. An increase in the gain on sale of mortgages of $1.8 million was offset by a decrease in gain on sale of investments of $1.1 million and a decrease in proceeds from bank owned life insurance of $564,000. Service charges on deposit accounts were up by $449,000 or 11.4% while mortgage banking income was down by $261,000 or 57.9%.

        Service charges on deposit accounts increased 11.4% or $448,700 from 2007 to 2008 as total NSF fees (a major component of service charges) increased $382,000 or 13.3% due in part to the addition of the Cardinal region. ATM service charge income rose $54,000 or 15.3%. NOW and money market account service charges increased 15.7% with the Cardinal region providing 14.2% of the increase.

        Certain noninterest income accounts that were significantly impacted by the Cardianl acquisition are detailed below.

Noninterest Income	Total 2008	Increase/ (decrease) over 2007	Cardinal region	Increase / (decrease) excluding Cardinal region
Checking, savings and money market account fees(1)	$884,614	$50,020	$58,356	$(8,315)
ATM service charges(1)	404,938	53,629	29,761	23,868
Consumer NSF fees(1)	2,380,545	283,837	115,604	168,233
Commercial NSF fees(1)	868,964	98,072	52,865	45,207
Total service charge on deposit accounts	4,394,241	448,708	255,491	193,217
Commission and fees on mortgages originated(2)	1,154,982	327,757	31,220	296,537

Notes:

(1)
included in Service charges on deposit accounts line item on Consolidated Statements of Income

(2)
included in Other service fees line item on Consolidated Statements of Income

        Other service fees income decreased by $182,400 or 5.1% in 2008 compared to an increase of $160,000 or 4.7% in 2007. The largest decrease was in the commissions earned on mortgage originations which were down $328,000 or 22.1% due to the reduction in mortgages originated by the Bank. Commissions on mutual funds and annuities were down $50,000 or 7.5% but investment service fees increased by $150,000 or 90.4%. Credit and debit card user fees and processing fees increased slightly by 3.9% or $26,000. Merchant and cardholder processing fee income decreased $36,000 or 22.6%.

        Gains on sales of mortgage loans increased $1.8 million or 30.5% in 2008 due to an increased volume of mortgages closed and sold by Sidus, the Bank's mortgage lending subsidiary, as Sidus expanded into the New England region. Gains on sales of mortgage loans decreased $143,000 or 2.4% in 2007. There were $1,046 million of mortgage loans closed in 2008 compared to $909 million in 2007. Loans funded increased from $898 million in 2007 to $1,047 million in 2008.

        Exposure to changing interest rates is expected to affect gains on mortgage sales because the mortgage origination volume is expected to increase when market rates decline and to decrease when rates rise. Since the Bank maintains a stable profit margin on mortgage loans sold, volume is the primary factor for determining gains on sales of mortgages. The impact of interest rates on the gain of a single mortgage loan is negligible because the Company secures a price commitment from its investor when it agrees to lock a rate for a borrower.

        Net gain (loss) on investment securities decreased from a gain of $45,000 in 2007 to a loss of $1,053,000, in 2008 primarily due to the write down of Freddie Mac stock in the third quarter of $973,000. Management also recorded an other than temporary impairment charge on two other investments that resulted in a loss of $80,000.

        Income from investment in bank-owned life insurance (BOLI) decreased $118,000 (11.3%) in 2008 due to a reduction in the rate paid on the policies during 2008. The BOLI investment income increased $347,000 (49.7%) in 2007.

        Mortgage banking income decreased $261,000 or 57.9% in 2008 after an increase of $194,000 or 75.5% in 2007, as a result of a larger decrease in the value of the mortgage servicing rights in 2007. Servicing fees on mortgage loans decreased 10.2% or $59,000 in 2008 after a 4.8% decrease in 2007. This decline in fees was due to the Bank's average servicing portfolio decrease of $24.9 million or 11.4% in 2008 following a decrease of $22.2 million or 8.2% in 2007.

Noninterest Expense

        Noninterest expense includes salaries and employee benefits, occupancy and equipment expenses, and all other operating costs. Total noninterest expenses increased $6.3 million or 19.2% comparing 2008 to 2007 and 2.7% comparing 2007 to 2006. Noninterest expense to average assets for 2008 was 2.85%, and 2.93% for 2007. Efficiency ratios for 2008 and 2007 were 68.19% and 55.45%, respectively. The efficiency ratio is the ratio of noninterest expenses less amortization of intangibles to the total of the taxable equivalent net interest income and noninterest income. The decline in the efficiency ratio was due primarily to an increase in noninterest expenses of $6.3 million (19%) as compared to a decrease in taxable equivalent net interest income of $1.8 million (4%). The change in noninterest income was insignificant. Amortization of core deposit intangible attributable to the 2004 acquisition of High Country Bank, totaled $733,000 in 2008 and $777,000 in 2007, a noncash expense that will continue until 2022. Amortization of core deposit intangible, attributable to the 2008 acquisition of Cardinal, totaled $144,000 in 2008, and will continue until 2017. Both are being amortized under an accelerated method.

        Salaries and employee benefits constitute the largest component of noninterest expense. Comparing 2008 to 2007, salaries and benefits increased by $760,000 or 4.0%. These increases were due primarily to the additional staff acquired from Cardinal and normal annual increases. These increases were partially offset by a decrease in accrued expenses for the Bank's incentive plan. Comparing 2007 to 2006, salaries and employee benefits increased $467,000 or 2.5%. Occupancy and equipment expense increased $784,000 or 20.0%, comparing 2008 to 2007. These expenses increased $16,000 or 0.4% comparing 2007 to 2006.

        Data processing expense increased by 97.1% over 2007 and printing and supplies expenses increased 61.6%. Cardinal Bank customer transactions and accounts were processed separately for three months and additional costs of terminating contracts related to the merger accounted for $164,000 of the increase. The cost of processing internet banking transactions and maintaining the website increased by about $166,000 over the prior year. Communications expense decreased by 8.2%, when compared to 2007, due to a change in service providers.

        Other operating expenses increased $4.0 million or 57.4% comparing 2008 to 2007, up from a 5.8% increase from 2006 to 2007. The largest increases in the categories under other operating expenses were advertising expenses up $749,000, FDIC assessment expenses up $675,000, accounting fees up $380,000, attorney fees up $178,000, and outside service fees expense up $151,000. Professional fees, such as attorney and accounting fees and other outside service fees, increased due to increased volume and complexity associated with financial reporting, internal auditing, and responding to regulatory requests. In addition, various accounting and attorney fees associated with the acquisition of Cardinal State Bank and the pending merger with American Community Bank contributed to the increase. Advertising expense increased as expected, due to the implementation of various campaigns and a new loyalty program. Other operating expenses include items such as computer supplies, meetings and travel, directors' fees, postage, mortgage origination related expenses and professional fees.

        Certain noninterest expense accounts that were significantly impacted by the Cardianl acquisition are detailed below.

Noninterest Expense	Total 2008	Increase/ (decrease) over 2007	Cardinal region	Increase/ (decrease) excluding Cardinal region
Salaries and employee benefits	$19,920,421	$759,710	$1,388,346	$(628,636)
Occupancy expenses	$4,701,158	$784,306	$858,808	$(74,502)
Data Processing expenses	$786,312	$387,351	$126,783	$260,568
Advertising expenses(1)	$1,299,018	$748,970	$13,741	$735,229
Other expenses	$9,766,175	$3,288,047	$618,488	$2,669,559

Contractual Obligations, Commitments and Off-Balance Sheet Arrangements

        In the normal course of business, the Bank has various outstanding contractual obligations that will require future cash outflows. The Bank's contractual obligations for maturities of deposits and borrowings are presented in the Gap Analysis included herein under Item 7. In addition, in the normal course of business, the Bank enters into purchase obligations for goods or services. The dollar amount of such purchase obligations at December 31, 2008 is not material. The following table reflects contractual obligations of the Bank as of December 31, 2008.

Contractual Obligations (in thousands)	Within One Year	One Year to Three Years	Three Years to Five Years	After Five Years	Total
Short-term borrowings	$169,112	$—	$—	$—	$169,112
Long-term borrowings	—	2,000	5,000	31,850	38,850
Operating Leases	733	1,114	738	14	2,599

Total contractual obligations excluding deposits	169,845	3,114	5,738	31,864	210,561
Deposits	1,018,159	131,546	5,337	—	1,155,042

Total contractual obligation	$1,188,004	$134,660	$11,075	$31,864	$1,365,603

        In addition to the contractual obligations described above, the Bank, in the normal course of business, issues various financial instruments, such as loan commitments, guarantees and standby letters of credit, to meet the financing needs of its customers. Such commitments for the Bank, as of December 31, 2008, are presented in Note 15 to the consolidated financial statements.

        As part of its ongoing business, the Bank does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as special purpose entities (SPEs), which generally are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

New Accounting Standards

        See Note 1 to the consolidated financial statements for a discussion of new accounting standards and management's assessment of the potential impact on the Bank's consolidated financial statements.

Fourth Quarter Summary

        In the fourth quarter of 2008, the Company reported a net loss of $2.6 million, compared with a net income of $3.1 million in the fourth quarter of 2007. Diluted earnings/(loss) per common share was ($0.22) for the fourth quarter of 2008, compared with $0.29 for the same 2007 period.

        Net interest income was $9.6 million for the quarter ended December 31, 2008, down $903,000, or 8.6%, from the quarter ended December 31, 2007. The decrease in net interest income was primarily due to the prime rate growth in average interest-earning assets, up $769.4 million over the fourth quarter of 2007. The net interest margin was 2.94% and 4.02% for the fourth quarter of 2008 and 2007, respectively.

        Provision for loan loss increased from $1.7 million for the fourth quarter of 2007 to $7.6 million for the fourth quarter of 2008 in response to the current economic environment, increased chargeoffs and impaired loans and the growth in the loan portfolio. For the fourth quarter of 2008, net loan charge-offs were $1.8 million, or 0.60% of average loans, compared with $473,000, or .21% of average loans during the same 2007 period.

        Total non-interest income in the fourth quarter of 2008 was $4.5 million, compared with $3.7 million in the fourth quarter of 2007. The increase in non-interest income was primarily due to the increase in gains on sales of mortgage loans of approximately $762,000 due to Sidus' increased volume as a result of expansion into the New England region. Fees and service charges were $1.1 million, up 13.9% from the fourth quarter of 2007, primarily due to the Cardinal acquisition.

        Non-interest expense totaled $10.7 million for the 2008 fourth quarter, an increase of $2.7 million, or 34.1%, from $8.0 million for the 2007 fourth quarter. Compensation and employee benefits increased $161,000, or 3.4%, from the fourth quarter of 2007, primarily due to reduced incentive plan accruals, increased employee expenses due to the additional Cardinal employees and deferred loan costs increased. Occupancy and equipment expenses increased $194,000, or 20.9%, from the fourth quarter of 2007, primarily due to costs associated with branch expansion, relocation and remodels.

        In the fourth quarter of 2008, the effective income tax rate was 39.4% of income before tax expense, up from 32.6% for the fourth quarter of 2007. The higher effective tax rate for the fourth quarter of 2008, compared with the fourth quarter of 2007, was primarily due to higher tax exempt income in the fourth quarter of 2007 in the form of death benefit proceeds from a bank owned life insurance policy.

Inflation

        Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

        While the effect of inflation is normally not as significant as is the influence on those businesses that have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans, and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

Item 7A—Quantitative and Qualitative Disclosures About Market Risk

        See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—"Market Risk, Asset/Liability Management and Interest Rate Sensitivity".

Item 8—Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors
Yadkin Valley Financial Corporation
Elkin, North Carolina

        We have audited the accompanying consolidated balance sheets of Yadkin Valley Financial Corporation and subsidiaries (the "Company") as of December 31, 2008 and 2007 and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yadkin Valley Financial Corporation and subsidiaries at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Yadkin Valley Financial Corporation's internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 31, 2009 expressed an adverse opinion on the effectiveness of the Company's internal control over financial reporting.

Charlotte, North Carolina
March 31, 2009

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007

	2008	2007
ASSETS
Cash and cash equivalents:
Cash and due from banks	$22,553,561	$24,267,806
Federal funds sold	58,000	—
Interest-bearing deposits	3,410,977	2,058,069

TOTAL CASH AND CASH EQUIVALENTS	26,022,538	26,325,875

Securities available for sale—At fair value (Amortized cost $134,533,342 in 2008 and $141,439,626 in 2007)	137,813,529	142,483,720
Gross Loans	1,187,568,945	898,753,056
Less: allowance for loan losses	22,355,231	12,445,555

Net Loans	1,165,213,714	886,307,501
Loans held for sale	49,929,375	52,753,907
Accrued interest receivable	5,441,754	6,054,982
Premises and equipment, net	33,899,915	26,779,889
Foreclosed real estate	4,017,880	602,000
Federal home loan bank stock, at cost	7,876,800	2,557,300
Investment in bank-owned life insurance	23,607,675	22,682,702
Goodwill	53,502,887	32,696,900
Core deposit intangible (net of accumulated amortization of $5,095,371 and $4,218,393 at December 31, 2008 and 2007)	4,660,116	4,261,115
Other assets	12,301,838	7,571,350

TOTAL ASSETS	$1,524,288,021	$1,211,077,241

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$153,573,487	$154,979,227
Interest-bearing deposits:
NOW, savings and money market accounts	283,890,757	232,888,349
Time certificates:
$100,000 or more	333,375,040	267,529,772
Other	384,202,791	308,044,736

TOTAL DEPOSITS	1,155,042,075	963,442,084
Short-term borrowings	169,111,959	66,425,129
Long-term borrowings	38,849,795	37,774,000
Accrued interest payable	3,554,522	3,434,832
Other liabilities	8,085,348	6,732,202

TOTAL LIABILITIES	1,374,643,699	1,077,808,247

Stockholders' Equity:
Common stock, $1 par value, 20,000,000 shares authorized; 11,536,500 shares issued in 2008 and 10,563,356 shares issued in 2007	11,536,500	10,563,356
Preferred stock, no par value, 1,000,000 shares authorized: no shares issued	—	—
Surplus	88,030,481	70,986,684
Retained earnings	48,070,348	51,086,684
Accumulated other comprehensive income	2,006,993	632,270

TOTAL STOCKHOLDERS' EQUITY	149,644,322	133,268,994

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,524,288,021	$1,211,077,241

See notes to consolidated financial statements.

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
INTEREST INCOME:
Interest and fees on loans	$67,459,499	$68,224,654	$61,798,938
Interest on federal funds sold	56,121	298,233	191,342
Interest and dividends on securities:
Taxable	5,118,353	5,285,770	4,093,326
Non-taxable	1,516,705	1,235,727	1,130,512
Interest-bearing deposits	375,996	148,466	91,772

TOTAL INTEREST INCOME	74,526,674	75,192,850	67,305,890

INTEREST EXPENSE:
Time deposits of $100,000 or more	11,735,000	11,984,295	8,569,185
Other time and savings deposits	18,526,120	19,008,193	15,277,302
Borrowed funds	4,275,134	2,308,248	2,582,857

TOTAL INTEREST EXPENSE	34,536,254	33,300,736	26,429,344

NET INTEREST INCOME	39,990,420	41,892,114	40,876,546
PROVISION FOR LOAN LOSSES	11,109,183	2,488,620	2,165,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	28,881,237	39,403,494	38,711,546

NON-INTEREST INCOME:
Service charges on deposit accounts	4,394,241	3,945,533	3,758,369
Other service fees	3,378,058	3,560,456	3,400,043
Net gain on sales of mortgage loans	7,679,275	5,882,495	6,025,837
Net gain (loss) on sales of investment securities	(26)	45,418	(85,596)
Impairment losses on investments	(1,015,694)	—	—
Income on investment in bank-owned life insurance	927,534	1,045,482	698,434
Mortgage banking income	189,976	451,287	257,185
Bank owned life insurance death benefits	—	563,907	—
Other income (loss)	(52,220)	(50,419)	290,886

TOTAL NON-INTEREST INCOME	15,501,144	15,444,159	14,345,158

NON-INTEREST EXPENSES:
Salaries and employee benefits	19,920,421	19,160,711	18,693,212
Occupancy and equipment expenses	4,701,158	3,916,852	3,900,516
Printing and supplies	889,417	550,386	591,200
Data processing	786,312	398,961	418,056
Amortization of core deposit intangible	876,978	776,594	813,117
Communications expense	1,034,871	1,127,422	1,031,131
Advertising expense	1,299,018	550,048	496,248
Other expense	9,766,175	6,478,129	6,149,367

TOTAL NON-INTEREST EXPENSES	39,274,350	32,959,103	32,092,847

INCOME BEFORE INCOME TAXES	5,108,031	21,888,550	20,963,856
INCOME TAXES	1,241,403	7,200,818	7,171,959

NET INCOME	$3,866,628	$14,687,732	$13,791,897

INCOME PER COMMON SHARE:
Basic	$0.34	$1.39	$1.30
Diluted	$0.34	$1.37	$1.28
CASH DIVIDENDS PER COMMON SHARE	$0.52	$0.51	$0.47

See notes to consolidated financial statements.

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
NET INCOME	$3,866,628	$14,687,733	$13,791,897

OTHER COMPREHENSIVE INCOME:
Unrealized holding gains on securities available for sale	1,220,373	1,847,241	619,218
Tax effect	(470,318)	(716,070)	(238,419)

Unrealized holding gains on securities available for sale, net of tax amount	750,055	1,131,171	380,799

Reclassification adjustment for realized (gains) losses	26	(45,418)	85,596
Reclassification adjustment for impairment losses	1,015,694	—	—
Tax effect	(391,052)	17,485	(32,955)

Reclassification adjustment for realized (gains) losses, net of tax amount	624,668	(27,933)	52,641

OTHER COMPREHENSIVE INCOME, NET OF TAX	1,374,723	1,103,238	433,440

COMPREHENSIVE INCOME	$5,241,351	$15,790,971	$14,225,337

See notes to consolidated financial statements.

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 2008, 2007 and 2006

	Common Stock				Accumulated other comprehensive income (loss)
				Retained earnings		Total stockholders' equity
	Shares	Amount	Surplus
BALANCE, JANUARY 1, 2006	10,680,061	10,680,061	71,993,212	34,554,032	(904,408)	116,322,897
Net income	—	—	—	13,791,897	—	13,791,897
Shares issued under stock option plan	18,111	18,111	150,804	—	—	168,915
Cash dividends declared	—	—	—	(4,997,731)	—	(4,997,731)
Shares repurchased	(87,085)	(87,085)	(992,425)	(240,810)	—	(1,320,320)
Fractional shares retired	(35)	(35)	35	43		43
Other comprehensive income	—	—	—	—	433,440	433,440

BALANCE, DECEMBER 31, 2006	10,611,052	10,611,052	71,151,626	43,107,431	(470,968)	124,399,141
Net income	—	—	—	14,687,732	—	14,687,732
Shares issued under stock option plan	72,076	72,076	495,306	—	—	567,382
Stock option compensation	—	—	69,165	—	—	69,165
Cash dividends declared	—	—	—	(5,400,775)	—	(5,400,775)
Shares repurchased	(119,772)	(119,772)	(729,413)	(1,307,704)	—	(2,156,889)
Other comprehensive income	—	—	—	—	1,103,238	1,103,238

BALANCE, DECEMBER 31, 2007	10,563,356	10,563,356	70,986,684	51,086,684	632,270	133,268,994
Cumulative effect of adoption of new accounting standard (Note 1)	—	—	—	(897,253)		(897,253)
Net income	—	—	—	3,866,628	—	3,866,628
Shares issued under stock option plan	89,455	89,455	533,308	—	—	622,763
Stock option compensation	—	—	66,787	—	—	66,787
Tax benefit from exercise of stock options	—	—	252,250	—	—	252,250
Cash dividends declared	—	—	—	(5,985,711)	—	(5,985,711)
Fractional shares retired	(58)	(58)	2	—	—	(56)
Shares issued in acquisition of Cardinal State Bank	883,747	883,747	16,191,450	—	—	17,075,197
Other comprehensive income	—	—	—	—	1,374,723	1,374,723

BALANCE, DECEMBER 31, 2008	11,536,500	$11,536,500	$88,030,481	$48,070,348	$2,006,993	$149,644,322

See notes to consolidated financial statements.

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,866,628	$14,687,732	$13,791,897
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization of premiums on investment securities	(52,215)	49,684	368,979
Provision for loan losses	11,109,183	2,488,620	2,165,000
Net gain on sales of mortgage loans	(7,679,275)	(5,882,495)	(6,025,837)
Impairment loss on available-for-sale securities	1,015,694	—	—
Net (gain) loss on sale of available-for-sale securities	26	(45,418)	85,596
Increase in cash surrender value of life insurance	(927,534)	(1,045,482)	(698,434)
Gain on bank-owned life insurance	—	(563,907)	—
Depreciation and amortization	2,012,514	1,854,608	1,948,901
(Gain) loss on sale of premises and equipment	49,628	(66,680)	50,299
Net loss on sale of other real estate owned	363,353	286,730	—
Amortization of core deposit intangible	876,978	776,594	813,117
Deferred tax (benefit) provision	(3,291,615)	(1,196,351)	(958,870)
Stock based compensation expense	66,787	69,165	13,622
Originations of mortgage loans held-for-sale	(1,045,770,325)	(908,549,045)	(865,992,983)
Proceeds from sales of mortgage loans	1,056,274,132	904,028,548	861,094,634
(Increase) decrease in accrued interest receivable	1,247,846	(258,532)	(993,560)
Increase in other assets	(4,499,999)	(1,850,926)	(292,041)
Increase (decrease) in accrued interest payable	(481,729)	459,735	1,159,292
Increase in other liabilities	140,089	54,398	442,293

NET CASH PROVIDED BY OPERATING ACTIVITIES	14,320,166	5,296,978	6,971,905

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(33,672,373)	(55,248,915)	(50,674,494)
Proceeds from sales of available-for-sale securities	15,497,926	35,648,265	15,180,679
Proceeds from maturities of available-for-sale securities	24,624,095	6,435,000	21,940,000
Net increase in loans	(140,095,518)	(86,070,781)	(78,189,581)
Acquisition of Sidus Financial, LLC, net of cash received	—	—	(560,717)
Acquisition of Cardinal State Bank, net of cash paid	11,979,969	—	—
Purchases of premises and equipment	(3,156,863)	(3,064,340)	(1,753,356)
Purchase of Federal Home Loan Bank stock	(7,923,100)	—	(3,213,700)
Proceeds from redemption of Federal Home Loan Bank stock	3,154,800	1,075,300	3,879,100
Proceeds from sales of premises and equipment	287,536	1,594,943	28,791
Proceeds from the sale of foreclosed real estate	1,143,543	1,041,246	—
Proceeds from bank-owned life insurance	2,561	1,723,618	—
Investment in bank-owned life insurance	—	—	(5,500,000)

NET CASH USED IN INVESTING ACTIVITIES	(128,157,424)	(96,865,664)	(98,863,278)

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in checking, NOW, money market and savings accounts	$(16,399,722)	$3,024,078	$(2,491,140)
Net increase in time certificates	36,419,283	52,571,106	95,985,451
Net increase (decrease) in borrowed funds	98,625,114	25,136,532	(6,927,114)
Purchases of common stock	—	(2,156,889)	(1,320,320)
Dividends paid	(5,985,711)	(5,303,782)	(4,997,731)
Tax benefit from exercise of stock options	252,250	—	35,914
Retired fractional shares	(56)	—	43
Proceeds from exercise of stock options	622,763	567,382	168,915

NET CASH PROVIDED BY FINANCING ACTIVITIES	113,533,921	73,838,427	80,454,018

NET DECREASE IN CASH AND CASH EQUIVALENTS	(303,337)	(17,730,259)	(11,437,355)
CASH AND CASH EQUIVALENTS:
Beginning of year	26,325,875	44,056,134	55,493,489

End of year	$26,022,538	$26,325,875	$44,056,134

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid for interest	$34,416,564	$32,832,851	$25,270,052

Cash paid for income taxes	$4,865,264	$8,386,742	$9,322,595

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Transfer from loans to foreclosed real estate	$3,916,919	$1,355,631	$868,171

Unrealized gain (loss) on investment securities available for sale, net	$1,374,723	$1,103,328	$443,440

Issuance of shares in acquisition of Cardinal	$16,792,390

See notes to consolidated financial statements.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Organization—Yadkin Valley Financial Corporation (the "Company") was formed July 1, 2006 as a holding company for Yadkin Valley Bank and Trust Company (the "Bank"). The Bank has three wholly owned subsidiaries, Main Street Investment Services, Inc., which provides investment services to the Company's customers, Sidus Financial LLC, which provides mortgage brokerage services throughout North Carolina and surrounding states, and PBRE, Inc. PBRE, Inc. is a shell company that serves as a trustee on real estate loans. The Bank's state charter was incorporated in North Carolina on September 16, 1968, and the Bank is a member of the Federal Deposit Insurance Corporation ("FDIC"). As a result, the Bank is regulated by the state and the FDIC. The Bank is also a member of the Federal Home Loan Bank of Atlanta. The Company is headquartered in Elkin, North Carolina and the Bank provides consumer and commercial banking services in northwestern North Carolina through 29 full-service banking offices. Sidus offers mortgage-banking services to its customers in North Carolina, South Carolina, Virginia, Georgia, Maryland, Alabama, Florida, Kentucky, Louisiana, West Virginia, Delaware, Mississippi, Arkansas, Tennessee, Pennsylvania, Vermont, New Hampshire, Rhode Island, Maine, Massachusetts and Connecticut. The Company and its subsidiaries are collectively referred to herein as the "Company." Yadkin Valley Financial Corporation formed Yadkin Valley Statutory Trust I (the "Trust") during November 2007 in order to facilitate the issuance of trust preferred securities. The Trust is a statutory business trust formed under the laws of the state of Delaware. All of the common securities of the Trust are owned by Yadkin Valley Financial Corporation. On March 31, 2008, Yadkin Valley Bank acquired Cardinal State Bank ("Cardinal"), headquartered in Durham, NC (refer to Note 2). Cardinal stockholders received $17.62 per share in a total transaction value of approximately $41.7 million.

        Basis of Presentation—The consolidated financial statements include the accounts of Yadkin Valley Financial Corporation and its wholly owned subsidiary, Yadkin Valley Bank and Trust Company. Yadkin Valley Bank and Trust Company includes its wholly owned subsidiaries, Main Street Investment Services, Inc., PBRE, Inc. and Sidus Financial, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation. The investment in Yadkin Valley Statutory Trust I, in accordance with FIN 46R, has been recorded by the Company in other assets with the corresponding increase to long-term debt. The Company records the income from the trust as a noninterest income item and the expense as additional interest expense.

        Cash and Cash Equivalents—Cash and cash equivalents include cash on hand, amounts due from banks, interest bearing deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

        Investment Securities—Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as "held to maturity" securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading" securities and reported at fair value with unrealized gains and losses included in earnings. Debt and equity securities not classified as either held to maturity or trading securities are classified as "available for sale" securities and reported at fair value with unrealized gains and losses excluded from earnings and reported, net of related tax effects, as a separate component of equity and as an item of other comprehensive income. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary result in write-downs of the

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

individual securities to their fair value. The related write-downs are included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. All securities held at December 31, 2008 and 2007 are classified as available for sale.

        Loans and Allowance for Loan Losses—Loans that management has the intent and ability to hold for the foreseeable future are stated at their outstanding principal balances adjusted for any deferred fees and costs. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loan origination and other fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

        Loans that are deemed to be impaired (i.e. probable that the Bank will be unable to collect all amounts due according to the existing loan repayment terms) are measured based on fair value of the collateral if the loan is collateral dependent, the carrying value of the loan or, alternatively, probable cash flows. A specific reserve is established as part of the allowance for loan losses to record the difference between the stated principal amount and the present value or market value of the impaired loan. Impaired loans may be valued on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower). The company discontinues the accrual of interest income when the loans are either at least 90 days past due or less than 90 days past due but the collectability of such interest and principal becomes doubtful. Interest on nonaccrual loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all principle and interest amounts contractually due are brought current, the loan has performed for six months, and future payments are probable. The Bank may continue to identify such loans for a short term period and other loans as impaired for various reasons, even though performance is probable. The total of the impaired loans, impaired loans on non-accrual basis, the related allowance for loan losses and interest income recognized on impaired loans is disclosed in Note 5.

        The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio resulting from events that occurred as of the balance sheet date. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the control of the Bank. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses. In addition, regulatory examiners may require the Bank to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

        Loans Held for Sale—Loans held for sale primarily consist of one to four family residential loans originated for sale in the secondary market and are carried at the lower of cost or fair value determined on an aggregate basis. Gains and losses on sales of loans held for sale are included in other income in the consolidated statements of income. Gains and losses on loan sales are determined by the difference between the selling price and the carrying value of the loans sold.

        Foreclosed Real Estate—Foreclosed real estate is stated at the lower of carrying amount or fair value less estimated cost to sell. Any initial losses at the time of foreclosure are charged against the

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

allowance for loan losses with any subsequent losses or write-downs included in the consolidated statements of income as a component of other expenses.

        Business Combinations—The Company accounts for all business combinations by the purchase method of accounting whereby acquired assets and liabilities are recorded at fair value on the date of acquisition with the remainder of the purchase price allocated to identified intangible assets and goodwill.

        Mortgage Banking Activities—When the Bank retains the right to service a sold mortgage loan, the previous book-carrying amount is allocated between the loan sold and the retained mortgage servicing right based on their relative fair values on the date of transfer. The Bank adopted Statement of Financial Accounting Standards 156, "Accounting for Servicing of Financial Assets" in the first quarter of 2007 using the fair value method.

        Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Mortgage servicing rights are carried at fair value.

        At December 31, 2008, 2007 and 2006, the Bank was servicing loans for others of approximately $184,603,881, $207,072,346 and $231,189,795, respectively. The Bank carries fidelity bond insurance coverage of $8,000,000 and errors and omissions insurance coverage of $1,000,000 per occurrence. Custodial escrow balances maintained in connection with the loan servicing were $86,881 and $77,946 at December 31, 2008 and 2007, respectively Mortgage servicing rights with a fair value of $1,745,466 and $2,000,770 at December 31, 2008 and 2007, respectively, are included in other assets. Amortization/market value adjustments related to mortgage servicing rights were $384,062, $120,532 and $343,420 for 2008, 2007 and 2006, respectively and recorded with the mortgage banking income. A valuation of the fair value of the mortgage servicing rights is performed using a pooling methodology. Similar loans are "pooled" together and evaluated on a discounted earnings basis to determine the present value of future earnings. The present value of future earnings is the estimated market value for the pool, calculated using consensus assumptions that a third party purchaser would utilize in evaluating potential acquisition of the servicing.

        Premises and Equipment—Premises and equipment are stated at cost less accumulated depreciation and amortization. Additions and major replacements or betterments, which extend the useful lives of premises and equipment, are capitalized. Maintenance, repairs and minor improvements are expensed as incurred. Depreciation and amortization is provided based on the estimated useful lives of the assets using both straight-line and accelerated methods. The estimated useful lives for computing depreciation and amortization are 10 years for land improvements, 30 to 40 years for buildings, and 3 to 10 years for furniture and equipment. Gains or losses on dispositions of premises and equipment are reflected in income.

        The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized.

        Goodwill and Other Intangibles—Goodwill represents the excess of the cost of an acquisition in a business combination over the fair value of the net assets acquired. The company allocates goodwill to

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the segment that receives significant benefits from the acquisition. Other intangible assets represent purchased intangible assets that can be separately distinguished from goodwill. Goodwill is not amortized but is tested for impairment annually, or more frequently if events or circumstances indicate possible impairment. The goodwill impairment analysis is a two step test. The first step requires comparing each reporting segment's estimated fair value to its carrying value, including goodwill. Goodwill is not impaired if the estimated fair value of the segment exceeds its carrying value.If the first step indicates an impairment then step two is performed. Step two requires calculation of the implied fair value of goodwill, which involves aggregating the fair values of the individual assets, liabilities and identifiable intangibles as if the segment was being acquired in a business combination. If the implied fair value of goodwill exceeds the carrying value of goodwill assigned to the segment, no impairment is recorded. An impairment loss cannot exceed the carrying value of goodwill. Reversal of impairment charges of goodwill is not permitted. No impairment was identified as a result of the testing performed during 2008 and 2007. The purchase of Cardinal added $20.8 million to Goodwill in 2008 as detailed in Note 2. Intangible assets with finite lives include core deposits. Intangible assets are subject to impairment testing whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Core deposit intangibles are amortized on the sum-of-years digits method (intangibles acquired in 2002) and the straight-line method (intangibles acquired in 2004) over a period not to exceed 20 years.

        The Company's stock price has historically traded above its book value and was trading above its book value and tangible book value as of December 31, 2008. The Company tests its reporting segements annually: Yadkin Valley Bank on April 30, and Sidus Financial on October 1.Should the Company determine in the future that the goodwill recorded in connection with these business segments were impaired, it would result in a charge against earnings in the period that the determination was made.

        The Bank's projected amortization expense for the core deposit intangible for the years ending December 31, 2009, 2010, 2011, 2012 and 2013 is $863,451, $798,128, 744,170, $704,676, and $229,170, respectively. The weighted average amortization period is 8.0 years.

        Income Taxes—Provisions for income taxes are based on amounts reported in the statements of income and include changes in deferred taxes. Deferred taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting basis of assets and liabilities are reflected in the balance sheets at the tax rates expected to be in effect when the differences reverse.

        Net Income Per Common Share—Basic net income per common share is calculated on the basis of the weighted average number of shares outstanding. Potential common stock arising from stock options outstanding are included in diluted net income per common share.

        Stock Based Compensation—The Company's policy requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period) under SFAS Mo. 123(R.) "Share Based Payment". SFAS No. 123(R) also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award.The Company is required to record compensation expense for all

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

awards granted after the date of adoption (effective January 1, 2006) and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Prior to the adoption of SFAS No. 123R, the Company used the Intrinsic value method as prescribed by APB No. 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Company's common stock on the date of grant.

        Non-marketable equity securities—As a requirement for membership, the Bank invests in stock of Federal Home Loan Bank of Atlanta ("FHLB"), and Silverton Bank, formerly Bankers Bank. Due to the redemption provisions of the FHLB and Silverton Bank, the Bank estimated that fair value of the stocks equal their respective costs and that these investments were not impaired at December 31, 2008. In addition, the Company holds equity investments in several other entities. These investments are discussed further in Note 4.

        Comprehensive Income (Loss)—SFAS No. 130, "Reporting Comprehensive Income" describes comprehensive income as the total of all components of comprehensive income including net income. Other comprehensive income refers to revenues, expenses, gains and losses that under U.S. generally accepted accounting principles are included in comprehensive income but excluded from net income. Currently, the company's other comprehensive income consists of unrealized gains and losses, net of deferred income taxes, on available-for-sale securities.

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, for example, the allowance for loan losses, valuation of certain level 2 and level 3 investment securities, evaluation of securities for other than temporary impairment and goodwill testing impairment. Actual results could differ from those estimates.

New Accounting Standards

Fair Value Measurement

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" (SFAS No. 159). SFAS No. 159 allows an entity to elect to measure certain financial assets and liabilities at fair value with changes in fair value recognized in the income statement each period. The statement also requires additional disclosures to identify the effects of an entity's fair value election on its earnings. The Company did not elect the fair value option as of January 1, 2008 for any of its financial assets or financial liabilities and, accordingly, the adoption of the statement did not have a material impact on the Company's consolidated financial statements.

        On January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, "Fair Value Measurements," (SFAS 157), which defines fair value, establishes a framework for measuring fair value under accounting principles generally accepted in the United States, and enhances disclosures about fair value measurements. The Company elected to delay the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities, as allowed by FASB Staff Position SFAS 157-2. In

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

October 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active," ("FSP 157-3"). FSP 157-3 clarifies the application of SFAS No. 157 in determining the fair value of a financial asset during periods of inactive markets. FSP 157-3 was effective as of September 30, 2008 and did not have a material impact on the Company's consolidated financial statements. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstances. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS 157 requires fair value measurements to be separately disclosed by level within the fair value hierarchy. For assets and liabilities recorded at fair value, it is the Company's policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements, in accordance with the fair value hierarchy in SFAS 157. Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, the Company believes there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. See note 16 for SFAS 157 disclosures.

Recently Adopted Accounting Standards

        In November 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 109, which addresses the valuation of written loan commitments accounted for at fair value through earnings. The guidance in SAB No. 109 expresses the staff's view that the measurement of fair value for a written loan commitment accounted for at fair value through earnings should incorporate the expected net future cash flows related to the associated servicing of the loan. Previously, under SAB No. 105, Application of Accounting Principles to Loan Commitments, this component of value was not incorporated into the fair value of the loan commitment. The Company adopted the provisions of SAB 109 for written loan commitments entered into or modified after December 31, 2007 related to residential loans held for sale that are accounted for as derivatives under SFAS 133. The Company does not account for any other written loan commitments at fair value through earnings. The impact of adopting SAB 109 to noninterest income and total assets for the twelve-month period ended December 31, 2008 was an increase of $290,069 to accelerate the recognition of the estimated fair value of the servicing inherent in the loan to the commitment date.

New Accounting Standards

        In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations". SFAS No. 141(R) will significantly change how entities apply the acquisition method to business

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

combinations. The most significant changes affecting how the Company will account for business combinations under this Statement include: the date on which consideration paid is measured will be the date the acquirer obtains control; all (and only) identifiable assets acquired, liabilities assumed, and noncontrolling interests in the acquiree will be stated at fair value on the acquisition date; assets or liabilities arising from noncontractual contingencies will be measured at their acquisition date fair value only if it is more likely than not that they meet the definition of an asset or liability on the acquisition date; adjustments subsequently made to the provisional amounts recorded on the acquisition date will be made retroactively during a measurement period not to exceed one year; acquisition-related restructuring costs that do not meet the criteria in SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", will be expensed as incurred; transaction costs will be expensed as incurred; reversals of deferred income tax valuation allowances and income tax contingencies will be recognized in earnings subsequent to the measurement period; and the allowance for loan losses of an acquiree will not be permitted to be recognized by the acquirer. Additionally, SFAS No. 141(R) will require new and modified disclosures surrounding subsequent changes to acquisition-related contingencies, contingent consideration, non-controlling interests, acquisition-related transaction costs, fair values and cash flows not expected to be collected for acquired loans, and an enhanced goodwill rollforward. Since the merger with Amercian Community Bancshares did not occur prior to December 31, 2008, the acquisition will be accounted for under SFAS No. 141(R), and the Company's financial statements will be materially impacted by the adoption of this standard on January 1, 2009. At December 31, 2008 the Company had deferred $454,000 in merger related expenses included in other assets.

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities' (Statement 161). Statement 161 requires enhanced disclosures about how and why derivative instruments are used, how derivative instruments and related hedged items are accounted for under Statement 133 and how derivative instruments and related hedged items affect the balance sheet, income statement and statement of cash flows. Staement 161 is effective for the Company on January 1, 2009, will result in expanded disclosures, but will not have a material impact on financial condition, results of operations or liquidity.

        From time to time, the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the consolidated financial statements of the Corporation and monitors the status of changes to and proposed effective dates of exposure drafts.

        Reclassifications—Advertising expenses have been reclassified to conform to the 2008 presentation. The reclassifications had no effect on net income or stockholders' equity, as previously reported.

2. BUSINESS COMBINATION

        At opening of business on March 31, 2008, the Company completed the merger with Cardinal State Bank ("Cardinal"), headquartered in Durham, NC. Cardinal had $193.9 million in tangible assets, excluding fair value adjustments, but including $149.2 million in gross loans and $18.1 million in tangible equity at the closing date. Pursuant to the agreement, for each share of Cardinal stock, Cardinal shareholders received either $17.62 in cash or 0.91771 shares of Company stock, subject to an

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

2. BUSINESS COMBINATION (Continued)

overall allocation of 58% cash and 42% stock. The overall acquisition cost was approximately $41.7 million based on the issuance of 0.9 million shares of Company stock at a two-week average stock price of $19.00 around the date of the merger agreement, cash payment of $23.5 million to Cardinal shareholders, and $1.5 million in other transaction costs. Other transaction costs included $0.3 million for the fair market value of Cardinal stock options assumed by the Company and converted into 140,277 options to buy shares of Company stock.

        The purchase price was allocated to the net assets acquired at fair value, as follows:

Fair Value
Assets:
Cash and cash equivalents	$18,028,591
Federal funds sold	18,047,000
Loans, net	149,947,952
Premises and equipment, net	6,312,841
Other assets acquired	4,955,928
Goodwill	20,805,986
Core deposit intangible	1,275,979
Liabilities:
Deposits	(170,689,695)
Other liabilities	(6,945,466)

Total net assets acquired/consideration given	$41,739,116

        Results of operations of Cardinal, subsequent to March 30, 2008, are included in the Company's results of operations for the twelve months ended December 31, 2008. The unaudited proforma combined present and historical results, as if Cardinal had been acquired at January 1, 2007 and January 1, 2008 after adjustments for amortization of intangibles are presented below:

	Twelve Months Ended
	December 31, 2007	December 31, 2008
Net interest income	$48,156,208	$41,312,536
Noninterest income	15,966,159	15,626,778

Total revenue	64,122,367	56,939,314
Provision for loan losses	2,711,620	11,074,183
Other noninterest expense	40,275,500	40,769,607

Income before taxes	21,135,247	5,095,524
Income tax expense	5,161,818	1,237,151

Net income	$15,973,429	$3,858,373

Basic earnings per share	$1.39	$0.34
Diluted earnings per share	$1.37	$0.34

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

2. BUSINESS COMBINATION (Continued)

        The proforma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each fiscal period presented, nor are they necessarily indicative of future consolidated results.

        On September 10, 2008, the Company announced that it had entered into a definitive agreement whereby the Company would acquire American Community Bancshares, Inc., and its subsidiary, American Community Bank, in a transaction with a total value of approximately $92 million. American Community Bancshares shareholders will have the right to receive either $12.35 in cash or .8517 of the Company's shares of common stock for each American Community share, subject to the limitations that 19.5% of total consideration is to be paid in cash and 80.5% in Yadkin Valley Financial shares. Those American Community shares exchanged for stock will convert to Yadkin Valley Financial shares in a tax-free exchange. Cash will also be paid in lieu of fractional shares. Closing of the transaction, which is expected to occur during the second quarter of 2009, is subject to certain conditions, including approval by Yadkin Valley shareholders and American Community shareholders.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

3. INVESTMENT SECURITIES

        Investment securities at December 31, 2008 and 2007 are summarized as follows:

	2008
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-for-sale, securities:
Securities of other U.S. government agencies due:
Within 1 year	$3,998,265	$59,235	$—	$4,057,500
After 1 but within 5 years	26,892,399	865,391	—	27,757,790
After 5 but within 10 years	10,976,867	858,320	—	11,835,187

	41,867,531	1,782,946	—	43,650,477

Mortgage-backed securities due:
Within 1 year	1,011,391	3,825	2	1,015,214
After 1 but within 5 years	2,169,311	5,814	7,597	2,167,528
After 5 but within 10 years	2,994,894	105,554	—	3,100,448
After 10 years	45,717,258	1,449,631	386,975	46,779,914

	51,892,854	1,564,824	394,574	53,063,104

State and municipal securities due:
Within 1 year	1,325,459	7,922	—	1,333,381
After 1 but within 5 years	16,615,757	450,157	3,427	17,062,487
After 5 but within 10 years	9,777,202	201,711	42,335	9,936,578
After 10 years	13,013,444	53,169	321,722	12,744,891

	40,731,862	712,959	367,484	41,077,337

Other securities due:
Within 1 year	1,171	—	—	1,171
After 10 years	39,924	4	18,488	21,440

	41,095	4	18,488	22,611

Total available-for-sale securities	$134,533,342	$4,060,733	$780,546	$137,813,529

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

3. INVESTMENT SECURITIES (Continued)

	2007
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-for-sale, securities:
Securities of other U.S. government agencies due:
Within 1 year	$18,994,000	$16,356	$18,793	$18,991,563
After 1 but within 5 years	24,512,338	557,037	—	25,069,375
After 5 but within 10 years	4,001,057	107,693	—	4,108,750

	47,507,395	681,086	18,793	48,169,688

U.S. Treasury securities due:
After 1 but within 5 years	2,996,159	40,873	—	3,037,032

	2,996,159	40,873	—	3,037,032

Mortgage-backed securities due:
Within 1 year	24,915	77	—	24,992
After 1 but within 5 years	3,823,586	2,206	39,633	3,786,159
After 5 but within 10 years	1,755,533	7,123	24,535	1,738,121
After 10 years	45,440,070	523,584	114,789	45,848,865

	51,044,104	532,990	178,957	51,398,137

State and municipal securities due:
Within 1 year	1,753,611	4,330	572	1,757,369
After 1 but within 5 years	14,582,621	250,971	44,579	14,789,013
After 5 but within 10 years	9,711,166	128,557	63,606	9,776,117
After 10 years	11,904,178	45,532	123,641	11,826,069

	37,951,576	429,390	232,398	38,148,568

Other securities due:
Within 1 year	1,143	—	—	1,143
After 1 but within 5 years	883,627	—	3,893	879,734
After 10 years	1,055,622	8,476	214,680	849,418

	1,940,392	8,476	218,573	1,730,295

Total available-for-sale securities	$141,439,626	$1,692,815	$648,721	$142,483,720

        Mortgage-backed securities are included in maturity groups based upon stated maturity date. At December 31, 2008 and 2007, the Bank's mortgage-backed securities were pass-through securities. Actual maturity will vary based on repayment of the underlying mortgage loans.

        Gross realized gains on sales of available for sale securities in 2008, 2007 and 2006 were $25,100, $127,168, and $18,602, respectively. Gross realized losses on sales of available-for-sale securities in 2008, 2007 and 2006 were $25,126, $81,750, and $104,198, respectively. Impairment losses recorded in 2008 were $1,015,694.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

3. INVESTMENT SECURITIES (Continued)

        Investment securities with carrying values of approximately $68,086,225 and $57,433,049 at December 31, 2008 and 2007, respectively, were pledged as collateral for public deposit and for other purposes as required or permitted by law.

        If management determines that an investment has experienced an OTTI, the loss is recognized in the income statement. During the third quarter of 2008, the market for preferred stock issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") deteriorated significantly after Freddie Mac was placed under conservatorship by the U.S. government and consequently management recorded an OTTI charge of $972,800 (pre-tax) against earnings. During the fourth quarter of 2008, management recorded an OTTI charge of $42,894 on 2,000 shares of Federal Agricultural Mortgage Corporation ("Farmer Mac Stock") after management determined that it was its impairment was unlikely to be temporary. Management believes that the market prices of these equity securities will not recover in the immediate future due to the current economic environment.

        The following table shows the gross unrealized losses and fair value of investment securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2008 and 2007. Securities that have been in a loss position for twelve months or more at December 31, 2008 include two mortgage-backed securities. Securities that have been in a loss position for twelve months or more at December 31, 2007 include twenty-four mortgage-backed securities, six federal agency bonds, two corporate securities and forty-nine municipal bonds. The unrealized losses relate to securities that have incurred fair value reductions due to a shift in demand from non-governmental securities and municipals to Treasury bonds and governmental agencies due to credit market concerns. The unrealized losses are not likely to reverse unless and until market interest rates decline to the levels that existed when the securities were purchased. Since none of the unrealized losses relate to the marketability of the securities or the issuer's ability to honor redemption obligations, none of the securities are deemed to be other than temporarily impaired. Management has the intent and the ability to hold these securities until their maturity or recovery of their fair value.

	Less Than 12 Months		12 Months or More		Total
December 31, 2008	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities available for sale:
Mortgage backed securities	4,671,466	381,601	720,914	12,973	5,392,380	394,574
State and municipal securities	12,113,871	367,484	—	—	12,113,871	367,484
Other securities	21,440	18,488	—	—	21,440	18,488

Total temporarily impaired securities	$16,806,777	$767,573	$720,914	$12,973	$17,527,691	$780,546

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

3. INVESTMENT SECURITIES (Continued)

	Less Than 12 Months		12 Months or More		Total
December 31, 2007	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Securities available for sale:
U.S. government agencies	$—	$—	$11,983,438	$18,793	$11,983,438	$18,793
Mortgage backed securities	818,793	604	12,052,785	178,353	12,871,578	178,957
State and municipal securities	4,465,758	82,493	13,509,346	149,906	17,975,104	232,398
Other securities	800,000	200,000	879,734	18,572	1,679,734	218,573

Total temporarily impaired securities	$6,084,551	$283,097	$38,425,303	$365,624	$44,509,854	$648,721

4. NON-MARKETABLE EQUITY SECURITIES CARRIED AT COST

        The aggregate cost of the Company's cost method investments totaled $9,827,724 at December 31, 2008. All equity investments were evaluated for impairment at December 31, 2008. The Company estimated that the fair value equaled or exceeded the cost of each of these investments (that is, the investments were not impaired) on the basis of the redemption provisions of the issuing entities with one exception. The Company's investment in a trust company was considered to be other than temporarily impaired and $69,430 was charged off in the fourth quarter of 2008. The investment is now carried at cost at $115,743. The other remaining investments are carried at cost and total $9,711,981.

Investment Category	Investment Type	Original Cost	OTTI charge	Current Balance
Federal Home Loan Bank of Atlanta	Common stock	$7,876,800	—	$7,876,800
Yadkin Valley Statutory Trust	Common stock	774,000	—	774,000
Limited partnerships providing lending services to middle-market companies	Limited Partner	770,679	—	770,679
Bankers banks	Common stock	253,722	—	253,722
Companies providing various financial services	Common stock	342,266	$189,743	152,523

Total		$10,017,467	$189,743	$9,827,724

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

5. LOANS AND ALLOWANCE FOR LOAN LOSSES

        Loans at December 31, 2008 and 2007 classified by type are as follows:

	2008	2007
Commercial, financial and agricultural	$642,474,624	$515,354,445
Real estate—construction	227,989,487	155,043,145
Real estate—mortgage	283,331,954	196,329,911
Installment loans to individuals	34,284,124	33,305,008

Total	1,188,080,189	900,032,509
Less: Net deferred loan origination fees	(511,244)	(1,279,453)
Allowance for loan losses	(22,355,231)	(12,445,555)

Loans, net	$1,165,213,714	$886,307,501

        Substantially all of the Company's loans have been granted to customers in the piedmont, foothills, northwestern mountains, and the research triangle regions of North Carolina.

        In the normal course of business, the Company has made loans to directors and officers of the Company and its subsidiaries. All loans and commitments made to such officers and directors and to companies in which they are officers, or have significant ownership interest, have been made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers. In the opinion of management, they do not involve more than the normal credit risk or present other unfavorable features. An analysis of these related party loans for the year ended December 31, 2008 is as follows:

Balance at beginning of year	$9,603,687
New loans	1,991,452
Repayments	(1,623,779)

Balance at end of year	$9,971,360

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

5. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Changes in the allowance for loan losses for the years ended December 31, 2008, 2007 and 2006 are as follows:

(in thousands)	2008	2007	2006
Balance, beginning of year	$12,445	$10,828	$9,473

Charge-offs:
Commercial, financial and agricultural	(963)	(351)	(280)
Real estate—construction	(542)	(118)	—
Real estate—mortgage	(1,178)	(210)	(418)
Installment loans to individuals	(639)	(423)	(302)

	(3,322)	(1,102)	(1,000)

Recoveries:
Commercial, financial and agricultural	181	55	58
Real estate—construction	1	—	—
Real estate—mortgage	134	63	69
Installment loans to individuals	148	112	63

	464	230	190

Net charge-offs	(2,858)	(872)	(810)
Provision for loan losses	11,109	2,489	2,165
Allowance acquired from Cardinal State Bank	1,659	—	—

Balance, end of year	$22,355	$12,445	$10,828

	2008	2007	2006
Ratio of net charge-offs during the year to average loans outstanding during the year	0.26%	0.10%	0.10%

        The following table shows the impaired loans for which specific allowances are assigned as well as impaired loans for which it is probable that the outstanding principal amount will be collected fully by converting collateral to cash or by some other source of repayment:

	December 31,
	2008	2007
Impaired loans without a related allowance for loan loss	$6,942,036	$1,610,836
Impaired loans with a related allowance for loan loss	7,496,309	6,191,025

Total impaired loans	$14,438,345	$7,801,861

Allowance for loan losses related to impaired loans	$3,663,409	$2,022,764

        Average impaired loans for 2008 totaled $10,517,093.

        Loans on which the accrual of interest has been discontinued amounted to approximately $13,647,000, $1,962,000, and $1,829,000 at December 31, 2008, 2007 and 2006, respectively. For the

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

5. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

years ended December 31, 2008, 2007 and 2006 the Company recognized interest income on nonaccrual loans of $93,378, $77,000, and $46,000, respectively. If interest on those loans had been accrued in accordance with the original terms, interest income would have increased by approximately $268,726, $170,000, and $82,000 for 2008, 2007 and 2006, respectively.

6. PREMISES AND EQUIPMENT

        Premises and equipment at December 31, 2008 and 2007 are as follows:

	Cost	Accumulated depreciation and amortization	Net book value
December 31, 2008:
Land	$10,975,925	$—	$10,975,925
Land improvements	2,618,690	1,195,546	1,423,144
Buildings	19,372,592	4,298,317	15,074,275
Furniture and equipment	16,608,944	11,922,164	4,686,780
Construction in process	1,739,791	—	1,739,791

Total	$51,315,942	$17,416,027	$33,899,915

December 31, 2007:
Land	$8,809,153	$—	$8,809,153
Land improvements	1,441,664	610,902	830,762
Buildings	16,809,336	3,477,700	13,331,636
Furniture and equipment	13,099,651	9,464,026	3,635,625
Construction in process	172,713	—	172,713

Total	$40,332,517	$13,552,628	$26,779,889

        Depreciation and amortization expense for the years ended December 31, 2008, 2007 and 2006 were $2,012,514, $1,854,608, and $1,948,901, respectively.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

7. LOAN SERVICING

        Mortgage loans serviced for others, consisting of loans sold to Fannie Mae and Freddie Mac, are not included in the accompanying statements of financial condition. Mortgage loan portfolios serviced for Fannie Mae were $184,603,881 and $207,072,346 at December 31, 2008 and 2007, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. The carrying value of mortgage servicing rights is included as other assets in the Consolidated Balance Sheets. At December 31, 2008 and 2007, mortgage servicing rights were $1,745,466 and $2,000,770, respectively and included in other assets on the balance sheet. Servicing rights recorded on loans originated and sold by the Bank and the change in the fair value were recorded on the income statement in mortgage banking income.

	2008	2007	2006
Mortgage servicing asset, beginning of year	$2,000,770	$2,070,689	$2,320,839
Capitalized	128,758	50,613	93,270
Change in fair value	(384,062)	(120,532)	(343,420)

Mortgage servicing assets, end of year	$1,745,466	$2,000,770	$2,070,689

8. DEPOSITS

        At December 31, 2008, the scheduled maturities of time certificates are as follows:

2009	$580,694,564
2010	101,394,358
2011	30,151,689
2012	2,136,138
2013	3,201,082

Total	$717,577,831

9. BORROWED FUNDS

        Short term borrowings at December 31, 2008 and 2007, are illustrated within the tables below. Borrowings from the Federal Reserve are payable on demand and are collateralized by state, county and municipal securities (see Note 3). Interest under this arrangement is payable monthly at 25 basis points below the average federal funds rate as quoted by the Federal Reserve Board. Unused lines of credit from various correspondent banks totaled $56.8 million at December 31, 2008.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

9. BORROWED FUNDS (Continued)

Short-Term Borrowings Excluding Federal Home Loan Bank ("FHLB") Advances

December 31, 2008	Balance at year end	Weighted average interest rate at year end	Maximum amount outstanding at any month-end	Average Daily Balance outstanding during year	Average annual interest rate paid
Overnight borrowings from the Federal Reserve Bank	$488,004	0.00%	$1,553,119	$580,000	1.34%
Securities sold under agreement to repurchase	34,779,415	1.46%	38,535,769	34,753,000	2.11%
Federal Funds Purchased	23,230,000	0.82%	38,230,000	9,060,000	2.63%

Total short-term borrowings excluding FHLB advances	$58,497,419

December 31, 2007	Balance at year end	Weighted average interest rate at year end	Maximum amount outstanding at any month-end	Average Daily Balance outstanding during year	Average annual interest rate paid
Overnight borrowings from Federal Reserve Bank	$235,746	4.00%	$1,577,353	$788,000	4.11%
Securities sold under agreement to repurchase	25,987,583	3.07%	31,401,809	29,667,000	3.03%
Federal Funds Purchased	35,202,000	4.52%	35,202,000	1,505,000	5.56%
Wholesale securities sold under agreement to repurchase	4,999,800	4.80%	4,999,800	4,999,800	4.42%

Total short-term borrowings excluding FHLB advances	$66,425,129

        Short term advances from the Federal Home Loan Bank of Atlanta consist of the following at December 31, 2008 and 2007:

Maturity	Interest Rate	2008	2007
12/10/2008	3.90%	$—	$5,000,000
12/10/2009	4.06%	5,000,000	—
1/07/2009	0.46%	103,600,000	—
12/21/2009	5.07%	2,014,540	—

		$110,614,540	$5,000,000

Long-term Borrowings

        Long-term borrowings at December 31, 2008 consisted of the junior subordinated debentures of $25,774,000 with an average annual interest rate of 4.64% and an average daily balance of the same amount, $25,774,000. The long-term FHLB advances are listed below. Also, included in long-term borrowings was a structured wholesale repurchase agreement with a balance of $4,999,800 at year end,

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

9. BORROWED FUNDS (Continued)

an average daily balance of $4,999,800, an average interest rate of 3.17%, and a year end interest rate of 2.60%.

        Pursuant to a collateral agreement with the FHLB, advances are collateralized by all of the Bank's FHLB stock and qualifying first mortgage, commercial, and home equity line loans. The balance of the lendable collateral value of all loans as of December 31, 2008 was approximately $135 million with $16 million remaining available. This agreement with the FHLB provides for a line of credit up to 20% of the Bank's assets.

        Long term advances from the FHLB consist of the following at December 31, 2008 and 2007:

Maturity	Interest Rate	2008	2007
12/10/2009	4.06%	$—	$5,000,000
2/28/2011	5.37%	2,000,000	2,000,000
1/11/2015	3.57%	5,000,000	—
10/29/2018	0.25%	767,536	—
12/19/2023	2.00%	308,459	—

		$8,075,995	$7,000,000

        Federal Home Loan Bank advances, both short and long term, had average annual interest rate paid during the year for 2008 and 2007 of 1.46% and 4.64%, respectively. The weighted average interest rate at year end 2008 and 2007 was 0.91% and 4.21%, respectively. Maximum amount outstanding during the years at any month end for 2008 and 2007 was $118,675,994 and $22,000,000, respectively. The fair market value adjustment associated with the short term advances acquired in the Cardinal acquisition was $ 14,540 at December 31, 2008.

        On November 1, 2007, the Company created Yadkin Valley Statutory Trust I ("the Trust") to issue trust preferred securities in conjunction with the Company issuing junior subordinated debentures to the Trust. The terms of the junior subordinated debentures are substantially the same as the terms of the trust preferred securities. The interest rate in effect is the three-month LIBOR plus 1.32%. At December 31, 2008, the effective interest rate was 3.32%. The Company's obligations under the debentures and a separate guarantee agreement constitute a full and unconditional guarantee by the Company of the obligations of the Trust.

        On November 1, 2007, the Trust completed the sale of $25,000,000 of trust preferred securities. The trust preferred securities mature in 30 years, and can be called by the Trust without penalty after five years. Yadkin Valley Statutory Trust I used the proceeds from the sale of the securities to purchase the Company's junior subordinated deferrable interest notes due 2037 (the "Debenture"). The net proceeds from the offering were used by the Company in connection with the acquisition of Cardinal State Bank, and for general corporate purposes. Currently, regulatory capital rules allow trust preferred securities to be included as a component of regulatory capital for the Company up to certain limits. This treatment has continued despite the deconsolidation of these instruments for financial reporting purposes.

        Under FIN 46R the Company's $774,000 investment in the common equity of the trust is included in the consolidated balance sheets as other assets and funded by long-term debt. The income and

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

9. BORROWED FUNDS (Continued)

interest expense received from and paid to the trust, respectively, is being included in the consolidated statements of income and comprehensive income as other noninterest income and interest expense.

10. INCOME TAXES

        The provision for income taxes for the years ended December 31, 2008, 2007, and 2006 is summarized as follows:

	2008	2007	2006
Current:
Federal	$3,776,291	$7,164,609	$6,850,497
State	756,727	1,232,560	1,280,332

	4,533,018	8,397,169	8,130,829
Deferred:
Federal	(2,656,853)	(1,028,985)	(820,119)
State	(634,762)	(167,366)	(138,751)

	(3,291,615)	(1,196,351)	(958,870)

Total Income Taxes	$1,241,403	$7,200,818	$7,171,959

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

10. INCOME TAXES (Continued)

        The tax effects of significant items comprising the Company's net deferred tax assets as of December 31, 2008 and 2007 are as follows:

	2008	2007
Deferred tax assets:
Allowance for loan losses	$8,792,489	$4,918,699
Premiums on deposits acquired	480,602
Deferred loan costs	—	2,127
Core deposit amortization	60,779	93,930
State tax credits	—	40,653
Other than temporary impairment	461,417	—
Net operating loss	824,308	—
Other	1,014,140	488,701

	11,633,735	5,544,110

Deferred tax liabilities:
Unrealized gain on purchased securities	$(147,526)	$(148,164)
Unrealized gain on available for sale securities	(1,295,344)	(411,825)
Depreciation	(1,131,606)	(877,123)
Prepaid expenses	(245,428)	(226,275)
Core deposit intangible	(1,840,279)	(1,682,713)
Premiums on loans acquired	(762,332)	—
Other	(512,098)	(378,029)

	(5,934,613)	(3,724,129)

Net deferred tax asset	$5,699,122	$1,819,981

        A reconciliation of applicable income taxes for the years ended December 31, 2008, 2007 and 2006 to the amount of tax expense computed at the statutory federal income tax rate of 35% is as follows:

	2008	2007	2006
Tax expense at statutory rate on income before income taxes	$1,787,811	$7,660,993	$7,337,349
Increases (decreases) resulting from:
Tax-exempt interest on investments	(572,293)	(476,415)	(441,541)
State income tax, net of federal benefits	79,181	692,376	742,028
Income from bank-owned life insurance	(323,741)	(563,286)	(244,452)
Other	270,445	(112,850)	(221,425)

Total income taxes	$1,241,403	$7,200,818	$7,171,959

        The Company has adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"). There was no material impact from the adoption of FIN 48. It is the Company's policy to recognize interest and penalties associated with uncertain tax positions as components of income taxes. The Company's federal tax returns are subject to examination for years

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

10. INCOME TAXES (Continued)

2005, 2006 and 2007. The Company's state income tax returns are subject to examination for years 2006 and 2007.

        The interest associated with the uncertain tax positions amounts to approximately $44,000 at December 31, 2008. The Company recognizes interest and penalties associated with uncertain tax positions in income tax expense.

11. EARNINGS PER SHARE

        Basic earnings per share ("EPS") are computed by dividing net income by the weighted-average number of common shares outstanding for the year. Diluted EPS includes the effect of dilutive potential common stock. Following is the reconciliation of EPS for the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006
Basic earnings per share:
Net income	$3,866,628	$14,687,732	$13,791,897
Weighted average shares outstanding	11,235,943	10,594,567	10,640,819
Basic earnings per share	$0.34	$1.39	$1.30
Diluted earnings per share:
Net income	$3,866,628	$14,687,732	$13,791,897
Weighted average shares outstanding-basic	11,235,943	10,594,567	10,640,819
Dilutive effect of stock options	70,799	118,100	147,979
Weighted average shares, as adjusted	11,306,742	10,712,667	10,788,798
Diluted earnings per share	$0.34	$1.37	$1.28

        On December 31, 2008 there were 189,319 options to purchase shares of common stock at a range of $14.24 to $19.07 that were not included in the computation of diluted EPS for the year. The non-dilutive options held for the whole year were priced above the 2008 average market price of $14.236. The non-dilutive options granted during the year and outstanding at year end were priced above the average market prices ranging from $14.101 to $ 14.325 for the various periods that they were held. On December 31, 2007 there were 52,500 options to purchase shares of common stock at of $19.07 that were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of $17.70 per common share. On December 31, 2006 there were 47,975 options to purchase shares at $15.50-17.10 that were not included in the computation of diluted EPS.

12. BENEFIT PLANS

401(K) PLAN

        The Company maintains profit-sharing and 401(k) plans for substantially all employees. Contributions to the profit-sharing plan are at the discretion of the Board of Directors but are limited to amounts deductible in accordance with the Internal Revenue Code. Under the Company's 401(k) plan, employees are permitted to contribute up to 60% of pre-tax compensation. The Company will match 50% of an employee's contribution, up to a maximum of 3% of pre-tax employee compensation.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

12. BENEFIT PLANS (Continued)

The Company's policy is to fund the profit-sharing/401(k) costs as incurred. Employer contributions in 2008, 2007 and 2006 to the 401(k) plan were $334,537, $306,150, and $291,716, respectively. There were no contributions to the profit-sharing plan for the years ended December 31, 2008, 2007 and 2006.

STOCK APPRECIATION RIGHTS

        In 2005, the Company paid $26,826 in stock appreciation rights under a High Country Financial Corporation plan for one participant following the merger with High Country Financial Corporation in 2004. There are no other stock appreciation rights.

BANK OWNED LIFE INSURANCE

        In September 2006, the Emerging Issues Task Force (EITF) issued EITF Issue 06-04, "Accounting for Deferred Compensation and Post-retirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements" ("EITF Issue 06-4"). EITF Issue 06-04 requires that for endorsement split-dollar insurance arrangements that provide a benefit to an employee that extends to post-retirement periods, an employer should recognize a liability for future benefits in accordance with FASB Statement No. 106 or Accounting Principles Board (APB) Opinion No. 12 based on the substantive agreement of the employee. If the employer has effectively agreed to maintain a life insurance policy during post-retirement periods, the costs of the life insurance policy during the post-retirement periods should be accrued in accordance with either FASB Statement No. 106 or APB Opinion No. 12. EITF Issue 06-04 is effective for fiscal years beginning after December 15, 2007. The effect of the adoption of EITF Issue 06-04 was a reduction to retained earnings of $897,253 on January 1, 2008. The following table shows the accumulated post retirement liability accrued at December 31, 2008.

Beginning balance, adjustment to retained earnings	$897,253
Post-retirement benefit expense in 2008	350,349

Post-retirement liability accrued	$1,247,602

        During 2001 and 2000, the Company created an Officer Supplemental Insurance Plan ("OSIP") and entered into Life Insurance Endorsement Method Split Dollar Agreements with certain officers. Under the plan, upon death of the officer, the Company first recovers the cash surrender value of the contract and then shares the remaining death benefits from insurance contracts, which are written with different carriers, with the designated beneficiaries of the officers. The death benefit to the officer's beneficiaries is a multiple of base salary at the time of the agreements. The Company, as owner of the policies, retains an interest in the life insurance proceeds and a 100% interest in the cash surrender value of the policies. The OSIP contains a five-year vesting requirement and certain provisions relating to change of control and termination of service.

        The Company funded the OSIP through the purchase of bank-owned life insurance ("BOLI") during the first quarter of 2000 and the second quarter of 2001 with initial investments of $4,807,000 and $5,000,000, respectively. Additional investments in BOLI were made in August of 2006 in the amount of $5,500,000. The corresponding cash surrender values of BOLI policies as of December 31, 2008 and 2007 was $23,607,675 and $22,682,702, respectively.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

12. BENEFIT PLANS (Continued)

        During 2007 the Company created the 2007 Group Term Carve Out Plan and entered into Life Insurance Endorsement Method Split Dollar Agreements with certain officers who did not participate in the 2001 Plan discussed in the previous paragraph. Under the plan, upon death of the officer, the Company first recovers the cash surrender value of the contract and then shares the remaining death benefits from the insurance contracts which are written with New York Life Insurance and Annuity Corporation, with the designated beneficiaries of the officers.

        The death benefit to the officer's beneficiaries is a multiple of base salary at the time of the agreements, subject to the limit of total death proceeds less cash surrender value. The Company, as owner of the policies, retains an interest in the life insurance proceeds and a 100% interest in the cash surrender value of the policies. The 2007 plan contains a five-year vesting requirement and certain provisions related to change of control and termination of service.

NON-EQUITY INCENTIVE PLAN

        Incentive compensation is provided for certain officers of the Bank based on defined levels of earnings performance. Expenses related to such compensation during 2008, 2007 and 2006 totaled approximately $170,000, $425,664, and $513,341, respectively. Incentive compensation is provided for certain officers of Sidus based on pre-tax income. Expenses related to such compensation during 2008, 2007, and 2006 totaled approximately $295,00, $141,000 and $130,000, respectively.

13. STOCK OPTIONS

        The Company has stock option plans for directors, selected executive officers and other key employees. The plans provide for the granting of options to purchase shares of the Company's common stock at a price not less than the fair market value at the time of grant of the option. Option exercise prices are established at market value on the grant date. Vesting schedules are determined by the Board of Directors. Upon termination, unexercised options held by employees are forfeited and made available for future grants.

        On May 22, 2008, the shareholders approved the 2008 Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan"). An aggregate of 700,000 shares has been reserved for issuance by the Company under the terms of the Omnibus Plan pursuant to the grant of incentive stock options (not to exceed 200,000 shares), non-statutory stock options, restricted stock and restricted stock units, long-term incentive compensation units and stock appreciation rights.

        During 2008, 15,284 options were vested, 7,993 unvested shares were forfeited and 79,500 options were granted resulting in 116,800 unvested options at December 31, 2008. There was no intrinsic value of 2008 and 2007 option grants since options are granted at the market price of the stock on date of grant. The intrinsic values of options exercised in 2008, 2007 and 2006 were $630,098, $751,649 and $167,453, respectively. The Bank recorded compensation expense totaling $66,787 in 2008 and $69,165 in 2007 and $ 13,622 in 2006 for the options in the process of vesting based on amortization of the fair value of options granted (See "Stock Based Compensation" under Note 1). Deferred expense totaling $252,469 will be recognized over the remaining vesting period, 2009 through 2013. During the year ended December 31, 2008, 53,724 shares were forfeited. Of the shares forfeited in 2008, 4,800 shares were available to be reissued until they expired in April of 2008. During the year ended December 31,

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

13. STOCK OPTIONS (Continued)

2007, there were 52,500 shares granted and 3,511 shares were forfeited. Of the shares forfeited in 2007, 3,463 shares were available to be reissued. There are also stock options available for grants under the Omnibus Plan approved in 2008 as described in Note 1.

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2008, 2007, and 2006: dividend yield of 3.77, 2.52 and 3.07 percent, respectively; expected volatility of 22.72, 11.80 and 11.50 percent, respectively; risk-free interest rate of 2.80, 5.25 and 5.25 percent, respectively, and expected life of 5.4, 7 and 7 years, respectively.

        The weighted-average fair value of options granted during 2008, 2007 and 2006 was approximately $2.03, $3.53, and $2.49 respectively, at the grant date. Certain option information for the year ended December 31, 2008 follows:

		OUTSTANDING OPTIONS		EXERCISABLE OPTIONS
	SHARES AVAILABLE FOR FUTURE GRANTS
		NUMBER OF OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE	NUMBER OF OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE
At December 31, 2007	91,107	430,118	$12.20	369,533	$11.19
Options Authorized	—	—	—	—	—
Options Granted/Vested	(79,500)	79,500	14.06	15,284	17.79
Options Exercised	—	(89,455)	6.96	(89,455)	6.96
Options Expired	(5,554)	(39,714)	14.91	(39,706)	14.91
Options Forfeited	4,800	(53,724)	14.83	(45,731)	14.54
Acquired Cardinal stock options	—	140,277	13.04	140,277	13.04

At December 31, 2008	10,853	467,002	$13.24	350,202	$12.41

        At December 31, 2008, the weighted average remaining contractual life of outstanding options was 5.06 years and of exercisable options was 3.83 years. At December 31, 2007, the weighted average remaining contractual life of outstanding options was 3.93 years and of exercisable options was 3.16 years.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

13. STOCK OPTIONS (Continued)

        The aggregate intrinsic values of options outstanding and exercisable at December 31, 2008 and 2007 were $0.6 million and $1.5 million, respectively. The table below segregates the shares outstanding at December 31, 2008 into meaningful ranges:

Shares	Option price per share	Weighted average remaining contractual life (years)	Weighted average exercise price	Shares exercisable December 31, 2008
44,931	6.86	0.70	6.86	44,931
33,039	7.44 - 7.85	2.57	7.70	33,039
12,061	8.66	1.33	8.66	12,061
62,552	10.75 - 11.99	2.96	11.78	62,552
97,424	12.79 - 13.91	7.84	13.82	12,096
161,490	14.00 - 14.97	5.36	14.79	49,881
500	15.65	7.71	15.65	118,642
7,500	17.10	4.01	17.10	7,500
47,500	19.07	8.05	19.07	9,500

467,002				350,202

        No option may be exercised more than ten years after the date of grant.

14. LEASES

        Rental expense was approximately $738,000 in 2008, $532,000 in 2007 and $498,000 in 2006 and primarily represents rentals of real estate. Future minimum lease payments for the next five years are as follows:

2009	$732,669
2010	636,520
2011	477,815
2012	393,677
2013	344,188

$2,584,869

15. OFF-BALANCE SHEET RISK, COMMITMENTS AND CONTINGENCIES

        The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

15. OFF-BALANCE SHEET RISK, COMMITMENTS AND CONTINGENCIES (Continued)

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

        A summary of the contract amount of the Bank's exposure to off-balance sheet risk as of December 31, 2008 and 2007 is as follows:.

	2008	2007
Financial instruments whose contract amounts represent credit risk:
Loan commitments and undisbursed lines of credit	$228,345,021	$217,761,148
Undisbursed standby letters of credit	6,777,193	4,434,128
Undisbursed portion of construction loans	33,263,609	36,108,631
Commitments to close first mortgages	246,248,000	92,374,000
Commitments to sell first mortgages	245,831,000	92,374,000

        The Company is a party to legal proceedings and potential claims arising in the normal conduct of business. The Company has been sued for damages in excess of $850,000 for 3.99 years of severance, continued benefits and fringe benefits by two former employees who allege breach of contract. In addition, the plaintiffs seek liquidated damages and costs (including reimbursement for reasonable attorney fees) under their wage and hour claims. They also assert that non-compete provisions of the employment agreements do not apply to their separation. Both plaintiffs filed for judgment on the pleadings in state court and prevailed. The Company appealed the orders before the trial court had determined damages. The Company's appeal to the NC Supreme Count was denied and the case was remanded to the trial court for a determination of damages. The Company maintains a reserve for these claims that it considers to be adequate and does not believe that the outcome will have a material adverse effect on our financial position or results of operations. However the Company cannot make any assurances regarding the final amount of damages.

16. FAIR VALUE

        The Company utilizes fair value measurements to record fair value adjustments for certain assets and liabilities and to determine fair value disclosures. Available-for-sale securities, mortgage servicing rights, interest rate lock commitments and forward loan sale commitments are recorded at fair value on a monthly basis. Additionally, from time to time, the Company may be required to record other assets at fair value, such as loans held for investment and certain other assets. These nonrecurring fair value adjustments usually involve writing the asset down to lower of cost or market.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

16. FAIR VALUE (Continued)

  Fair Value Hierarchy

        Under SFAS 157, the Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2
Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3
Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

        Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Available-for-Sale Investment Securities

        Available-for-sale investment securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security's credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities.

Interest Rate Locks and Forward Loan Sale Commitments

        Sidus, the Company's mortgage lending subsidiary, enters into interest rate lock commitments and commitments to sell mortgages on a best efforts basis. The amount of fair value associated with these interest rate lock commitments and sale commitments is considered immaterial for purposes of reporting under SFAS 157.

Mortgage Servicing Rights

        A valuation of mortgage servicing rights is performed using a pooling methodology. Similar loans are pooled together and evaluated on a discounted earnings basis to determine the present value of future earnings. The present value of the future earnings is the estimated market value for the pool, calculated using consensus assumptions that a third party purchaser would utilize in evaluating a potential acquisition of the servicing. As such, the Company classifies loan servicing rights as Level 3.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

16. FAIR VALUE (Continued)

        Assets subjected to recurring fair value adjustments are as follows:

	Fair Value	Level 1	Level 2	Level 3
Available for sale securities	$137,813,529	$22,596	$137,813,529	$—
Mortgage servicing rights	$1,745,466	$—	$—	$1,745,466

        The following table presents a rollforward of mortgage servicing rights from December 31, 2007 to December 31, 2008.

	Fair Value	Level 3
Balance, beginning of period	$2,000,770	$2,000,770
Losses included in mortgage banking income	(384,062)	(384,062)
Net transfers	128,758	128,758

Balance, end of period	$1,745,466	$1,745,466

Mortgage Loans Held for Sale

        Loans held for sale are carried at lower of cost or market value. The fair value of loans held for sale is based on what secondary markets are currently offering for portfolios with similar characteristics. As such, the Company classifies loans subjected to nonrecurring fair value adjustments as Level 2. At December 31, 2008 the cost of the Company's mortgage loans held for sale was less than the market value. Accordingly, at year end the Company's loans held for sale were carried at cost.

Loans Held for Investment

        The Company does not record loans held for investment at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan," (SFAS 114). The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2008, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. In accordance with SFAS 157, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

16. FAIR VALUE (Continued)

        Asset subjected to nonrecurring fair value adjustments are as follows:

	Fair Value	Level 1	Level 2	Level 3
Impaired loans	$7,864,055	—	—	$7,864,055

17. REGULATORY REQUIREMENTS

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly, additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 2008, the Company meets all capital adequacy requirements to which it is subject.

        As of December 31, 2008, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

17. REGULATORY REQUIREMENTS (Continued)

management believes have changed in the Company's category. Dollar amounts in the table below are in thousands:

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Yadkin Valley Bank and Trust
As of December 31, 2008:
Total Capital (to risk-weighted assets)	$129,323	10.1%	$101,430	8.0%	$126,787	10.0%
Tier I Capital (to risk-weighted assets)	113,366	8.9%	50,951	4.0%	76,427	6.0%
Tier I Capital (to average assets)	113,366	8.0%	56,683	4.0%	70,854	5.0%
As of December 31, 2007:
Total Capital (to risk-weighted assets)	$107,225	10.4%	$82,481	8.0%	$103,101	10.0%
Tier I Capital (to risk-weighted assets)	94,779	9.2%	41,208	4.0%	61,812	6.0%
Tier I Capital (to average assets)	94,779	8.4%	45,133	4.0%	56,416	5.0%
Yadkin Valley Financial Corporation
As of December 31, 2008:
Total Capital (to risk-weighted assets)	$131,712	10.2%	$101,317	8.0%	$126,646	10.0%
Tier I Capital (to risk-weighted assets)	116,529	9.0%	51,221	4.0%	76,832	6.0%
Tier I Capital (to average assets)	116,529	8.1%	46,843	4.0%	71,054	5.0%
As of December 31, 2007:
Total Capital (to risk-weighted assets)	$131,944	12.7%	$83,114	8.0%	$103,893	10.0%
Tier I Capital (to risk-weighted assets)	120,273	11.6%	41,473	4.0%	62,210	6.0%
Tier I Capital (to average assets)	120,273	10.7%	44,962	4.0%	56,202	5.0%

        The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. At December 31, 2008 and 2007, $48,070,348 and $51,086,684, respectively was legally available for dividend payments.

        For the reserve maintenance period in effect at December 31, 2008, the Bank was required by the Federal Reserve Bank to maintain average daily reserves of $250,000 on deposit.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

18. FINANCIAL INSTRUMENTS

        The Company adopted SFAS No. 157 effective January 1, 2008. SFAS No. 157 groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2
Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3
Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

        The following is a summary of the carrying amounts and fair values of the Companies financial assets and liabilities at December 31:

	2008		2007
(in thousands)	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and cash equivalents	$26,023	$26,023	$26,325	$26,326
Investment securities	137,814	137,814	142,484	142,484
Loans and loans held for sale, net	1,215,143	1,266,545	939,061	962,883
Accrued interest receivable	5,442	5,442	6,055	6,055
Federal Home Loan Bank Stock	7,877	7,877	2,557	2,557
Investment in Bank owned life insurance	23,608	23,608	22,683	22,683
Financial liabilities:
Demand deposits, NOW, savings and money market accounts	$437,464	$437,464	$387,868	$387,868
Time deposits	717,578	734,012	575,575	582,593
Borrowed funds	207,962	207,344	104,199	101,146
Accrued interest payable	3,554	3,554	3,434	3,434

        The carrying amounts of cash and cash equivalents approximate their fair value.

        The fair value of marketable securities is based on quoted market prices and prices obtained from independent pricing services.

        For certain categories of loans, such as installment and commercial loans, the fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The cost of fixed rate mortgage loans held-for-sale approximates the fair values as these loans are typically sold within 60 days of origination. Fair values for adjustable-rate mortgages are based on quoted market prices of similar loans adjusted for differences in loan characteristics.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

18. FINANCIAL INSTRUMENTS (Continued)

        The carrying value of Federal Home Loan Bank Stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank Stock.

        The investment in bank owned life insurance represents the cash value of the policies at December 31, 2008 and 2007. The rates are adjusted annually thereby minimizing market fluctuations

        The fair value of demand deposits and savings accounts is the amount payable on demand at December 31, 2008 and 2007, respectively. The fair value of fixed-maturity certificates of deposit and individual retirement accounts is estimated using the present value of the projected cash flows using rates currently offered for similar deposits with similar maturities.

        The fair values of borrowings are based on discounting expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements. Short-term borrowings, including overnight, securities sold under agreements to repurchase, federal funds purchased and FHLB advances, are carried at approximate fair value because of the short maturities of those instruments.

        The fair value of accrued interest receivable and accrued interest payable approximates their book values because of their short-term duration.

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

19. PARENT COMPANY CONDENSED FINANCIAL INFORMATION

        During the May 24, 2006 annual meeting, the shareholders approved the formation of a holding company, Yadkin Valley Financial Corporation, ("the Company") whereby each share of Yadkin Valley Bank was automatically converted to one share of Yadkin Valley Financial Corporation. The Company's authorized capital consists of 20,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, no par value, whose rights, privileges, and preferences will be established by the Board of Directors on issuance. As of the conversion date, 10,648,300 common shares and no preferred shares were issued and outstanding. Condensed financial data for Yadkin Valley Financial Corporation (parent company only) follows:

Condensed Balance Sheets	2008	2007
Assets:
Cash on deposit with bank subsidiary	$757,472	$25,127,841
Investment in subsidiary	172,869,539	132,775,398
Other investments	1,061,181	429,530
Other assets	2,275,491	2,150,191

Total	$176,963,683	$160,482,960

Liabilities and Shareholders' Equity:
Dividends payable	$1,499,329	1,373,236
Other liabilities	25,820,032	$25,840,730
Shareholders' equity	149,644,322	133,268,994

Total	$176,963,683	$160,482,960

Condensed Results of Operations	2008	2007	2006
Equity in earnings of subsidiary bank:
Dividends received	$5,858,681	$6,505,448	$5,673,328
Undistributed earnings	(1,169,728)	8,374,106	8,196,649
Income (expenses), net	(822,325)	(191,822)	(78,080)

Net Income	$3,866,628	$14,687,732	$13,791,897

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

19. PARENT COMPANY CONDENSED FINANCIAL INFORMATION (Continued)

Condensed Statements of Cash Flows	2008	2007	2006
Cash flows from operating activities:
Net income (loss) from continuing operations	$3,866,628	$14,687,732	$13,791,897
Adjustments to reconcile net income (loss) to net cash from operating activities:
Equity in undistributed earnings of subsidiaries	1,169,728	(8,374,106)	(8,196,649)
Gain from sale of assets	—	—	(35,044)
Change in other assets	(125,302)	2,653,946	(1,428,483)
Change in other liabilities	170,817	(2,737,957)	1,425,048

	5,081,871	6,229,615	5,556,769
Cash flows from investing activities:
Purchase of investments	(631,650)	(1,051,808)	(217,018)
Additional investment in bank subsidiary	(23,457,642)	—	—
Proceeds from sale of investment	—	—	252,062

	(24,089,292)	(1,051,808)	35,044
Cash flows from financing activities:
Long-term borrowings	—	25,774,000	—
Purchases of common stock	—	(2,156,889)	(804,257)
Dividends paid	(5,985,711)	(5,303,782)	(3,824,414)
Proceeds from exercise of stock options	622,763	567,382	106,181

	(5,362,948)	18,880,711	(4,522,490)

Net increase (decrease) in cash	(24,370,369)	24,058,518	1,069,323
Cash at beginning of year	25,127,841	1,069,323	—

Cash at end of year	$757,472	$25,127,841	$1,069,323

20. BUSINESS SEGMENT INFORMATION

        The Company has three reportable business segments, the Bank, Sidus, and other. The Bank encompasses the four regional banks, Yadkin Valley Bank and Trust, Piedmont Bank, High Country Bank, and Cardinal State Bank. Sidus Financial, LLC ("Sidus") was acquired October 1, 2004 as a single member LLC with the Bank as the single member. Sidus is headquartered in Greenville, North Carolina and offers mortgage banking services to its customers in North Carolina, South Carolina, Virginia, Georgia, Maryland, Alabama, Florida, Kentucky, Louisiana, West Virginia, Delaware, Mississippi, Arkansas, Pennsylvania, Maine, Tennessee, Massachusetts, Vermont, Connecticut, New Hampshire and Rhode Island. The other segment represents the Holding Company and the Trust and also includes the eliminations necessary to accurately report each segments' operations.

        On September 10, 2008 the Company announced that it had entered into a definitive agreement with American Community Bancshares, Inc and its subsidiary American Community Bank. The company expects this will increase its assets by an estimated $500 million during 2009 its segment. The pending acquisition is expected to increase earnings after an initial period in which the expenses related to the merger will increase due to the impact of SFAS 141(R.). See Note 1 for additional information concerning SFAS 141(R.)

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

20. BUSINESS SEGMENT INFORMATION (Continued)

        The following table details the results of operations for the twelve months of 2008 and 2007 for the Bank and Sidus using the purchase method of accounting.

December 31, 2008	Bank	Sidus	Other	Total
Interest income	$71,996,715	$2,529,959	$—	$74,526,674
Interest expense	32,467,837	873,032	1,195,385	34,536,254

Net interest income	39,528,878	1,656,927	(1,195,385)	39,990,420
Provision for loan losses	11,109,183	—	—	11,109,183

Net interest income after provision for loan losses	28,419,695	1,656,927	(1,195,385)	28,881,237
Net loss on investment securities	(1,015,720)	—	—	(1,015,720)
Other income	8,450,833	7,518,451	547,580	16,516,864
Other expense	32,713,349	6,386,480	174,521	39,274,350

Income before income taxes	3,141,459	2,788,898	(822,326)	5,108,031
Income taxes	153,733	1,087,670	—	1,241,403

Net Income	$2,987,726	$1,701,228	$(822,326)	$3,866,628

Total Assets	$1,555,684,328	$54,153,215	$(85,549,522)	$1,524,288,021
Net Loans	1,165,213,714	—	—	1,165,213,714
Loans held for sale	172,000	49,757,375	—	49,929,375
Goodwill	48,559,015	4,943,872	—	53,502,887

December 31, 2007	Bank	Sidus	Other	Total
Interest income	$72,710,866	$2,481,984	$—	$75,192,850
Interest expense	31,259,750	1,972,077	68,909	33,300,736

Net interest income	41,451,116	509,907	(68,909)	41,892,114
Provision for loan losses	2,488,620	—	—	2,488,620

Net interest income after provision for loan losses	38,962,496	509,907	(68,909)	39,403,494
Net gain on sales of investment securities	45,418	—	—	45,418
Other income	9,512,056	5,882,495	4,190	15,398,741
Other expense	27,926,428	4,905,514	127,161	32,959,103

Income before income taxes	20,593,542	1,486,888	(191,880)	21,888,550
Income taxes	6,620,932	579,886	—	7,200,818

Net Income	$13,972,610	$907,002	$(191,880)	$14,687,732

Total Assets	$1,214,088,722	$60,102,587	$(63,114,068)	$1,211,077,241
Net Loans	886,307,501	—	—	886,307,501
Loans held for sale	—	52,753,907	—	52,753,907
Goodwill	28,026,028	4,943,872	—	32,696,900

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

21. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

        The following table presents unaudited, summarized quarterly data for the years ended December 31, 2008 and 2007 (in thousands):

	Three Months Ended
2008	December 31	September 30	June 30	March 31
Interest income	$18,084	$19,438	$19,101	$17,903
Interest expense	8,449	8,813	8,728	8,546

Net interest income	9,635	10,625	10,373	9,357
Provision for loan losses	7,617	1,334	1,708	450

Net interest income after provision for loan losses	2,018	9,291	8,665	8,907
Net gain (loss) on sales of investment securities	(80)	(966)	(6)	—
Other income	4,547	4,023	4,053	3,929
Other expense	10,718	9,760	10,153	8,643

Income before income taxes	(4,233)	2,588	2,559	4,193
Income taxes	(1,666)	795	832	1,279

Net income (loss)	$(2,567)	$1,793	$1,727	$2,914

Net income (loss) per common share—basic	$(0.22)	$0.16	$0.19	$0.28
Net income (loss) per common share—diluted	$(0.22)	$0.15	$0.19	$0.27

	Three Months Ended
2007	December 31	September 30	June 30	March 31
Interest income	$19,339	$19,231	$18,647	$17,975
Interest expense	8,800	8,504	8,238	7,759

Net interest income	10,539	10,727	10,409	10,216
Provision for loan losses	1,689	300	200	300

Net interest income after provision for loan losses	8,850	10,427	10,209	9,916
Net gain (loss) on sales of investment securities	1	45	—	—
Other income	3,695	3,511	4,112	4,078
Other expense	7,995	8,016	8,683	8,264

Income before income taxes	4,551	5,967	5,638	5,730
Income taxes	1,485	2,045	1,852	1,818

Net income	$3,066	$3,922	$3,786	$3,912

Net income per common share—basic	$0.29	$0.37	$0.36	$0.37
Net income per common share—diluted	$0.29	$0.37	$0.35	$0.36

22. SUBSEQUENT EVENTS

        On February 27, 2009, the Board of Directors of the Federal Deposit Insurance Corporation ("FDIC") took action to ensure the continued strength of the insurance fund by imposing a special

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2008, 2007 and 2006

22. SUBSEQUENT EVENTS (Continued)

assessment on insured institutions of 20 basis points, by implementing changes to the risk-based assessment system, and by increasing overall rates. The special assessment rate will be applied to balances on June 30, 2009 and will be collected by the FDIC on September 30, 2009. The Bank projects that its FDIC assessment expense will increase from 2008 to 2009 by $3.4 million, of which $2.4 million is attributed to the special assessment.

        On March 5, 2009, the FDIC Chairman indicated that the special assessment would be lowered if Congress would pass a bill allowing the FDIC to borrow more than the current limit of $30 billion. A bill has been introduced in Congress to permanently increase the FDIC's borrowing limit to $100 billion and allow the FDIC to borrow temporarily up to $500 billion. Thus far, no reductions to the special assessment have been authorized by the Board of Directors of the FDIC.

        The assessment rates, including the special assessment, are subject to change at the discretion of the Board of Directors of the FDIC.

        On January 16, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury ("Treasury") under the Emergency Economic Stabilization Act of 2008 (the "EESA"), Company entered into a Letter Agreement (including the Securities Purchase Agreement with Treasury dated January 16, 2009 pursuant to which the Company issued and sold to Treasury (i) 36,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation preference of $1,000 per share (the "Series T Preferred Stock"), and (ii) a ten-year warrant to purchase up to 385,990 shares of the Company's common stock, par value $1.00 per share ("Common Stock"), at an initial exercise price of $13.99 per share (the "Warrant"), for an aggregate purchase price of $36,000,000 in cash.

        The Series T Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. Yadkin must consult with the Commission before it may redeem the Series T Preferred Stock but, contrary to the original restrictions in the EESA, will not necessarily be required to raise additional equity capital in order to redeem this stock. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.

        Prior to January 16, 2012, unless we have redeemed the Series T Preferred Stock or the Treasury Department has transferred the Series T Preferred Stock to a third party, the consent of the Treasury Department will be required for us to (1) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.13 per share of common stock) or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement filed with form 8-K on January 20, 2009.

        Preferred stock may be issued. The Company has agreed to register the resale of the Series T Preferred Stock and the Depositary Shares, if any, and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the "Warrant Shares"), as soon as practicable after the date of the issuance of the Series T Preferred Stock and the Warrant. Neither the Series T Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $36,000,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009.

        The Warrant is immediately exercisable. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $36,000,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

        In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series T Preferred Stock and the Warrant.

Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 9A—Controls and Procedures

Evaluation of Disclosure Controls and Procedures

        As of December 31, 2008, the end of the period covered by this Annual Report on Form 10-K, an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 13(a)-15(e) and 15(d)-15(e)promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) was performed under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer. Our disclosure controls and procedures are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is (i) recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and(ii) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

        Based upon that evaluation, the Chief Executive Officer and the Chief Financial Officer concluded that the Company's disclosure controls and procedures were not effective as of December 31, 2008, because of the material weakness in internal control over financial reporting discussed in the report below.

Management's Annual Report on Internal Control Over Financial Reporting

        Management of Yadkin Valley Financial Corporation and subsidiaries ("The Company") is responsible for preparing the Company's annual consolidated financial statements and for establishing and maintaining adequate internal control over financial reporting for the Company. Management has evaluated the effectiveness of the Company's internal control over financial reporting, including controls over the preparation of financial statements in accordance with the instructions to the

Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C), as of December 31, 2008 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management concluded that its internal control over financial reporting as of December 31, 2008, was not effective because of the material weaknesses described below.

        A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. Management identified the following material weaknesses as of December 31, 2008:

Control Environment

        A control environment sets the tone of an organization, influences the control consciousness of its people, and is the foundation of all other components of internal control over financial reporting. The Company's control environment did not sufficiently promote effective internal control over financial reporting throughout the organization. Specifically, the following material weaknesses were identified in the Company's control environment at December 31, 2008:

  •
  Although management has taken steps to remediate deficiencies identified in the Annual Report on Form 10-K for the year ended December 31, 2007, management still needs to place greater emphasis on supporting effective application of policies, execution of procedures, and remediation of the deficiencies identified in previous periods.

  •
  Management needs additional financial reporting resources to ensure appropriate accounting, presentation, and disclosure in Company filings.

        These deficiencies in the control environment contributed to the material weaknesses described below, and resulted in a reasonable possibility that a material error in the Company's interim or annual financial statements would not be prevented or detected.

Accounting for Significant Estimates

        The Company did not maintain sufficient internal controls over the preparation and review of its allowance for loan losses model, including obtaining approval and documented support for changes in the underlying assumptions being used for the estimation. In addition, the Company did not maintain policies and procedures to ensure that identification of impaired loans and estimates of valuation allowances required under SFAS 114, Accounting by Creditors for Impairment of a Loan (as amended), are made timely and accurately, and are subject to a detailed supervisory review. These deficiencies contributed to various mathematical errors and inappropriate assumptions being made in the estimation of the allowance for loan losses. Material adjustments were subsequently made to the Company's preliminary consolidated financial statements.

Credit Administration

        While management has committed substantial additional resources to credit administration in 2008, the Company needs to make further improvement to its internal control over certain areas involving credit administration, in order to reduce the possibility of material errors in the estimation of the allowance for loan losses. Specifically, the Company needs further internal controls over documentation of underwriting practices over renewals and extensions, collateral inspection on construction loans before approval of advances, monitoring of interest reserves on certain acquisition and development loans, and independent review of appraisals.

Preparation of Financial Reports

        The Company did not maintain sufficient internal controls over the preparation and review of its financial reports for use in Company filings. In addition, the lack of adequate financial reporting resources prevented the Company from being able to properly prepare financial reports on a timely basis in accordance with generally accepted accounting principles. As a result, material errors and inadequate disclosures were made in the Company's preliminary financial statements that required adjustments prior to completion of the Form 10-K.

        The Company's independent registered public accounting firm that audited the Company's consolidated financial statements included in this annual report has issued an attestation report on the effectiveness of the Company's internal control over financial reporting, which is included elsewhere herein. Management is also responsible for compliance with laws and regulations relating to safety and soundness, which are designated by the FDIC and the appropriate federal banking agency. Management assessed its compliance with these designated laws and regulations relating to safety and soundness and believes that the Company complied, in all significant respects, with such laws and regulations during the year ended December 31, 2008.

Remediation Plan

        In response to the material weaknesses identified, we have developed the following remediation plan to address the material weaknesses, and we are proceeding expeditiously with the following measures to enhance internal controls.

  •
  We continue to emphasize the importance of following existing procedures for underwriting, lien perfection, and documentation for new and existing loans.

  •
  We continue to emphasize the importance of accurate risk grades on loans and will continue to develop our Credit Risk Review with our Regional Credit Officer staff to ensure proper grading of loans at origination, as well as throughout the life of the loan. Lenders and loan operations personnel have been informed of the requirement to assign risk grades to loans upon origination. The importance of periodic review of risk grades has been emphasized to ensure that changes are made as warranted due to the changes in the condition of the borrower, the collateral, or general economic conditions. The controls over pre-and post origination review of loans in loan operations have been strengthened to ensure the accuracy and completeness of loan data, including assignment of risk grades. Our Credit Risk Review staff will perform periodic risk grades reviews on selected loans to ensure risk grading accuracy.

  •
  We will develop a formal procedure for recommending and approving any changes to the allowance for loan loss model to ensure that such changes are appropriate. Procedures and controls over accuracy and completeness of impaired loan data including the specific allowances for probable losses will be documented and implemented during the first quarter of 2009.

  •
  We will continue to assess and strengthen current lending and credit administration policies and procedures, and are revising them as necessary to develop and implement policies and procedures that will promote a culture that expects reliability and integrity of data.

  •
  We expect to enhance financial reporting resources by adding personnel from the proposed merger with American Community Bancshares, Inc. In addition, a review of the staffing and technology resources that are needed to support accurate, complete, and timely financial reporting according to generally accepted accounting principles is underway. A proposal for remediation is expected to be completed and submitted to the audit committee in April 2009. This proposal will include documentation of the process enhancements and personnel responsible for both preparation and review. Implementation will begin immediately thereafter, and is expected to be completed during the second quarter of 2009.

        Our Board of Directors is actively monitoring these remediation efforts and may direct additional measures as deemed appropriate from time to time. We cannot be certain how long it will take to fully implement the remediation plan, whether the remediation plan will be effective to maintain adequate controls over our financial reporting process in the future, or whether the remediation plan will be sufficient to address and eliminate the material weaknesses.

Changes in Internal Control over Financial Reporting

        There were no changes in the Company's internal controls over financial reporting during the fourth quarter of 2008 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting, except as mentioned above. The only changes in our internal control over financial reporting that occurred subsequent to the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting, relate to the material weaknesses in internal control over financial reporting described above.

March 31, 2009

/s/ WILLIAM A. LONG William A. Long President & Chief Executive Officer	/s/ EDWIN E. LAWS Edwin E. Laws Executive Vice President & Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors
Yadkin Valley Financial Corporation
Elkin, North Carolina

        We have audited Yadkin Valley Financial Corporation and subsidiaries' (the "Company") internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because management's assessment and our audit were conducted to also meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), management's assessment and our audit of the Company's internal control over financial reporting included controls over the preparation of financial statements in accordance with the instructions to the Consolidated Financial Statements for Bank Holding Companies (form FR Y-9 C). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.

        Management identified the following material weaknesses as of December 31, 2008:

Control Environment

        A control environment sets the tone of an organization, influences the control consciousness of its people, and is the foundation of all other components of internal control over financial reporting. The Company's control environment did not sufficiently promote effective internal control over financial reporting throughout the organization. Specifically, the following material weaknesses were identified in the Company's control environment at December 31, 2008:

  •
  Although management has taken steps to remediate deficiencies identified in the Annual Report on Form 10-K for the year ended December 31, 2007, management still needs to place greater emphasis on supporting effective application of policies, execution of procedures, and remediation of the deficiencies identified in previous periods.

  •
  Management needs additional financial reporting resources to ensure appropriate accounting, presentation, and disclosure in Company filings.

        These deficiencies in the control environment contributed to the material weaknesses described below, and resulted in a reasonable possibility that a material error in the Company's interim or annual financial statements would not be prevented or detected.

Accounting for Significant Estimates

        The Company did not maintain sufficient internal controls over the preparation and review of its allowance for loan losses model, including obtaining approval and documented support for changes in the underlying assumptions being used for the estimation. In addition, the Company did not maintain policies and procedures to ensure that identification of impaired loans and estimates of valuation allowances required under SFAS 114, Accounting by Creditors for Impairment of a Loan (as amended), are made timely and accurately, and are subject to a detailed supervisory review. These deficiencies contributed to various mathematical errors and inappropriate assumptions being made in the estimation of the allowance for loan losses. Material adjustments were subsequently made to the Company's preliminary consolidated financial statements.

Credit Administration

        While management has committed substantial additional resources to credit administration in 2008, the Company needs to make further improvement to its internal control over certain areas involving credit administration, in order to reduce the possibility of material errors in the estimation of the allowance for loan losses. Specifically, the Company needs further internal controls over documentation of underwriting practices over renewals and extensions, collateral inspection on construction loans before approval of advances, monitoring of interest reserves on certain acquisition and development loans, and independent review of appraisals.

Preparation of Financial Reports

        The Company did not maintain sufficient internal controls over the preparation and review of its financial reports for use in Company filings. In addition, the lack of adequate financial reporting resources prevented the Company from being able to properly prepare financial reports on a timely basis in accordance with generally accepted accounting principles. As a result, material errors and inadequate disclosures were made in the Company's preliminary financial statements that required adjustments prior to completion of the Form 10-K.

        In our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, Yadkin Valley Financial Corporation and subsidiaries has not maintained effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Yadkin Valley Financial Corporation and subsidiaries as of and for the year ended December 31, 2008, and our report dated March 31, 2009 expressed an unqualified opinion on those consolidated financial statements.

        We do not express an opinion or any other form of assurance on management's statement referring to compliance with designated laws and regulations related to safety and soundness.

Charlotte, North Carolina
March 31, 2008

Item 9B—Other Information

        None.

PART III

Item 10—Directors and Executive Officers and Corporate Governance

        and

Item 11—Executive Compensation

        and

Item 12—Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        Omitted, per general instruction G. The information required by Part III is incorporated by reference from the Registrant's definitive proxy statement pursuant to Regulation 14A for the annual shareholder's meeting to be held May 28, 2009, to be mailed to shareholders within 120 days of December 31, 2008, as filed with the SEC, which is incorporated herein by reference.

        The following table sets forth equity compensation plan information at December 31, 2008.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	467,002	$13.24	10,858
Equity compensation plans not approved by shareholders	NA	NA	NA

Total	467,002	$13.24	10,858

        A description of Yadkin's equity compensation plans is presented in Note 11 to the accompanying consolidated financial statements.

Item 13—Certain Relationships and Related Transactions, and Director Independence

        and

Item 14—Principal Accounting Fees and Services

        Omitted, per general instruction G. The information required by Part III is incorporated by reference from the Registrant's definitive proxy statement pursuant to Regulation 14A for the annual shareholder's meeting to be held May 28, 2009, to be mailed to shareholders within 120 days of December 31, 2008, as filed with the SEC, which is incorporated herein by reference.

 PART IV

Item 15—Exhibits, Financial Statement Schedules

Financial Statements.    The following financial statements and supplementary data are included in Item 8 of this report.

Financial Statement Schedules.    All applicable financial statement schedules required under Regulation S-X have been included in the Notes to the Consolidated Financial Statements.

Exhibits.    The exhibits required by Item 601 of Regulation S-K are listed below.

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger by and between Yadkin Valley Financial Corporation and American Community Bancshares, Inc. dated as of September 9, 2008 (incorporated by reference to 2.1 of the Form 8-K filed on September 10, 2008)
Exhibit 3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Current Report on Form 8K dated July 1, 2006)
Exhibit 3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on December 19, 2008)
Exhibit 3.3
Articles of Amendment to the Company's Restated Articles of Incorporation establishing the terms of the Series T Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on January 20, 2009).
Exhibit 4.1	Specimen certificate for Common Stock (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10K for the year ended December 31, 2006)
Exhibit 4.2	Form of Series T Preferred Stock Certificate issued to The United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to the Form 8-K filed January 20, 2009).
Exhibit 4.3	Warrant to Purchase up to 385,990 shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 20, 2009).

Exhibit No.	Description
Exhibit 10.1	Yadkin Valley Financial Corporation 1998 Employees Incentive Stock Option Plan (incorporated by reference to Exhibit 4 to Registration Statement on Form S-8 filed August 8, 2006 (file number 333-136967))
Exhibit 10.2	Yadkin Valley Financial Corporation 1999 Stock Option Plan (incorporated by reference to Exhibit 4 to Registration Statement on Form S-8 filed August 8, 2006 (file number 333-136968))
Exhibit 10.3	Yadkin Valley Financial Corporation 1998 Non-Statutory Stock Option Plan (incorporated by reference to Exhibit 4 to Registration Statement on Form S-8 filed August 8, 2006 (file number 333-136969))
Exhibit 10.4	Yadkin Valley Financial Corporation 1998 Incentive Stock Option Plan (incorporated by reference to Exhibit 4 to Registration Statement on Form S-8 filed August 8, 2006 (file number 333-136970))
Exhibit 10.5	Employment Agreement with William A. Long
Exhibit 10.6	Employment Agreement with Edwin E. Laws
Exhibit 10.7	Employment Agreement with Stephen S. Robinson
Exhibit 10.8	2007 Group Term Carve Out Plan (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for the year ended December 31, 2007).
Exhibit 10.9
Letter Agreement, dated January 16, 2009, including Securities Purchase Agreement—Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 20, 2009).
Exhibit 10.10
Form of Waiver, executed by each of Messrs. John M. Brubaker, Joe K. Johnson, Edwin E. Laws, William A. Long, John W. Mallard, Jr., Edward L. Marxen, Steven S. Robinson, and Joseph H. Towell (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 20, 2009).
Exhibit 10.11
Form of Letter Agreement, executed by each of Messrs. John M. Brubaker, Joe K. Johnson, Edwin E. Laws, William A. Long, John W. Mallard, Jr., Edward L. Marxen, Steven S. Robinson, and Joseph H. Towell with the Company (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on January 20, 2009).
Exhibit 21	Subsidiaries of the Registrant
Exhibit 23	Consent of Independent Registered Public Accounting Firm
Exhibit 31.1	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer
Exhibit 31.2	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer
Exhibit 32	Section 1350 Certification

Signatures

        In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
By:	/s/ WILLIAM A. LONG William A. Long President and Chief Executive Officer	Date: March 31, 2009
By:	/s/ EDWIN E. LAWS Edwin E. Laws Executive Vice President and Chief Financial Officer	Date: March 31, 2009

        In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ WILLIAM A. LONG William A. Long President, Chief Executive Officer, and Director	Date: March 31, 2009
/s/ RALPH L. BENTLEY Ralph L. Bentley Director	Date: March 31, 2009
/s/ J. T. ALEXANDER, JR.. J.T. Alexander, Jr. Director	Date: March 31, 2009
/s/ NOLAN G. BROWN Nolan G. Brown Director	Date: March 31, 2009
/s/ FAYE COOPER Faye Cooper Director	Date: March 31, 2009

Harry M. Davis Director	Date: March 31, 2009
/s/ JAMES A. HARRELL, JR. James A. Harrell, Jr. Director	Date: March 31, 2009
/s/ DAN W. HILL, III Dan W. Hill, III Director	Date: March 31, 2009
Daniel J. Park Director	Date: March 31, 2009
/s/ JAMES L. POINDEXTER James L. Poindexter Director	Date: March 31, 2009
/s/ MORRIS L. SHAMBLEY Morris L. Shambley Director	Date: March 31, 2009
/s/ JAMES N. SMOAK James N. Smoak Director	Date: March 31, 2009
/s/ HARRY C. SPELL Harry C. Spell Director	Date: March 31, 2009
/s/ C. KENNETH WILCOX C. Kenneth Wilcox Director	Date: March 31, 2009

Exhibit 10.5

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of December 31, 2008, by and between Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company”), Yadkin Valley Bank and Trust (the “Bank”), a North Carolina state bank and wholly owned subsidiary of the Company (the Company and the Bank collectively referred to herein as the “Employer”) and William A. Long of Statesville, North Carolina (the “Officer”).  This Agreement amends and restates that certain employment agreement dated April 1, 2000.

For and in consideration of their mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

1.                                   Employment.  The Employer agrees to continue to employ the Officer and the Officer agrees to continue to accept employment upon the terms and conditions stated herein as the President and Chief Executive Officer of the Company and the Bank.  The Officer shall render such administrative and management services to the Employer as are customarily performed by persons situated in a similar executive capacity.  The Officer shall promote the business of the Employer and perform such other duties as shall, from time to time, be reasonably assigned by the Board of Directors of the Company or the Bank (collectively, the “Directors”).  Upon the request of the Directors, the Officer shall disclose all business activities or commercial pursuits in which Officer is engaged, other than Employer duties.

2.                                   Compensation.  The Employer shall pay the Officer during the term of this Agreement, as compensation for all services rendered by the Officer to the Employer, a base salary at the rate of $324,046 per annum, payable in cash in accordance with the Employer’s standard payroll practices, which for purposes of this Agreement shall mean not less frequently than monthly.  The rate of such salary shall be reviewed by the Directors not less often than annually and if increased, shall not be decreased during the term of this Agreement.  Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Directors, in their discretion, may decide.  In determining salary increases, the Directors shall compensate the Officer for increases in the cost of living and may also provide for performance or merit increases.  Participation in the Employer’s incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement and other employee benefit plans and participation in any fringe benefits shall not reduce the salary payable to the Officer under this Paragraph.  In the event of a Change in Control (as defined in Paragraph 10), the Officer’s rate of salary shall be increased not less than five percent annually during the term of this Agreement.  Any payments made under this Agreement shall be subject to such deductions as are required by law or regulation or as may be agreed to by the Employer and the Officer.

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3.                                   Discretionary Bonuses.  During the term of this Agreement, the Officer shall be entitled to such discretionary bonuses as may be authorized, declared and paid by the Directors to the Employer’s key management employees.  All such bonuses authorized and declared by the Directors shall be paid in cash at the latest within sixty days of the earlier of such authorization or declaration.  No other compensation provided for in this Agreement shall be deemed a substitute for the Officer’s right to such discretionary bonuses when and as declared by the Directors.

4.                                   Participation in Retirement and Employee Benefit Plans; Fringe Benefits.

(a)                                  The Employer shall provide family medical and dental coverage and disability insurance for the Officer and the Officer shall also be entitled to participate in any plan relating to deferred compensation, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, education, or other retirement or employee benefits that the Employer has adopted, or may, from time to time adopt, for the benefit of its executive employees or for employees generally, subject to the eligibility rules of such plans. Any options or similar awards shall be issued to the Officer at an exercise price of not less than the stock’s current fair market value (as determined in compliance with Treasury Regulation § 1.409A-1(b)(5)(iv)) as of the date of grant, and the number of shares subject to such grant shall be fixed on the date of grant.

(b)                                 The Employer shall provide the Officer with the use of a late model automobile suitable to the status of the chief executive officer of the Employer of a type and for lease terms to be approved the Executive Committee of the Employer.  The Employer shall pay for all reasonable expenses, including, but not limited to, insurance coverage and gasoline, by the Officer in connection with the operation and maintenance of such automobile.  Replacement of the automobile shall be made only with the approval of the Directors and in accordance with the policies of the Bank in effect from time to time relating to the replacement of automobiles.

(c)                                  The Officer shall be insured by the Employer under a term insurance policy providing a death benefit of up to $250,000 with such members of the Officer’s family named as beneficiaries as the Officer may determine.

(d)                                 The Employer shall pay the expenses of the Officer for membership and dues in the Statesville Country Club and The Point Country Club, in one civic club, and for a family membership in a health facility.

(e)                                  The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Employer’s executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement.  Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Directors.  The Employer shall reimburse the Officer

2

for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with the Officer’s services on behalf of the Employer.  The Employer shall reimburse the Officer for such expenses described in this Paragraph 4 within 60 days of Officer’s incurring such expense.

5.                                   Term.  The initial term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending three calendar years from the effective date of this Agreement.  On each anniversary of the effective date of this Agreement, the term of this Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Employer or the Officer is received 90 days prior to an anniversary date advising the other that this Agreement shall not be further extended; provided that the Directors shall review the Officer’s performance annually and make a specific determination pursuant to such review to renew this Agreement prior to the 90 days’ notice.

6.                                   Loyalty; Noncompetition.

(a)                                  The Officer shall devote his full efforts and entire business time to the performance of the Officer’s duties and responsibilities under this Agreement.

(b)                                 During the term of this Agreement, or any renewals thereof, and for a period of one year after termination, the Officer agrees he will not, within Iredell County, North Carolina, or within 30 miles of any Bank office opened during the term of this Agreement, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with any business which competes with the Employer or any of its subsidiaries without the prior written consent of the Employer; provided, however, that the provisions of this Paragraph shall not apply in the event the Officer’s employment is unilaterally terminated by the Employer for Cause, (as such term is defined in Paragraph 8(c) hereof) or in the event the Officer terminates his employment with the Employer for “good reason” (as such term is defined in Paragraph 10(b) hereof) following a “Change in Control” (as such term is defined in Paragraph 10(d) hereof).  Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the counter market.

(c)                                  The Officer agrees he will hold in confidence all knowledge or information of a confidential nature with respect to the business of, the Employer or any subsidiary received by the Officer during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Bank. The Officer agrees that he will be liable to the Employer for any damages caused by unauthorized disclosure of such information.  Upon termination of his employment, the Officer agrees to return all records or copies thereof of the Employer or any subsidiary in his possession or under his control which relate to the activities of the Employer or any subsidiary.

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(d)                                 The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Paragraph 6.  The Officer agrees that, in the event of a breach of this Paragraph 6, injunctive relief enforcing the terms of this Paragraph 6 is an appropriate remedy.  If the scope of any restriction contained in this Paragraph 6 is determined to be too broad by any court of competent jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law and the Officer consents that the scope of this restriction may be modified judicially.

7.                                   Standards.  The Officer shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Directors.  The Employer will provide the Officer with the working facilities and staff customary for similar executives and necessary for the Officer to perform his duties.

8.                                   Termination and Termination Pay.  For purposes of this Agreement, the term “terminate” or “termination” shall mean as “separation from service” as defined by Treasury Regulation § 1.409A-1(h).

(a)                                  The Officer’s employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer’s estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which the Officer’s death shall have occurred and for a period of one month thereafter.  All such payments due under this Paragraph shall be paid to the estate within 30 days of the date of death of the Officer.

(b)                                 The Officer’s employment under this Agreement may be terminated at any time by the Officer upon 60 days’ written notice to the Directors.  Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination.  All such payments due under this Paragraph shall be paid to the Officer within 30 days of the date of written notice to the Directors.

(c)                                  The Directors may terminate the Officer’s employment at any time, but any termination by the Directors, other than termination for Cause, shall not prejudice the Officer’s right to compensation or other benefits under this Agreement.  The Employer shall provide written notice specifying the grounds for termination for Cause.  The Officer shall have no right to receive compensation or other benefits for any period after termination for Cause.  Termination for Cause shall include termination because of the Officer’s personal dishonesty or moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.  Subject to Paragraph 11(b) below, any amount of compensation or other benefit that the Officer has a right to as of the date of termination shall be paid within 30 days of such termination. Notwithstanding such

4

termination, the obligations under Paragraph 6(c) shall survive any termination of employment.

(d)                                 Subject to the Employer’s obligations and the Officer’s rights under (i) Title I of the Americans with Disabilities Act, §504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of the Employer, the Officer’s employment under this Agreement automatically shall be terminated in the event that the Employer determines that the Officer has become disabled (as defined by Treasury Regulation § 1.409A-3(i)(4)) during the term of this Agreement.  Upon any such termination, the Officer shall be entitled to receive any compensation the Officer shall have earned prior to the date of termination but which remains unpaid, and all such amounts shall be paid to the Officer within 30 days of such termination.  The Officer shall also be entitled to receive any payments provided under any disability income plan of the Employer which is applicable to the Officer.

In the event of any disagreement between the Officer and the Employer as to whether the Officer is physically or mentally disabled such as will result in the termination of the Officer’s employment pursuant to this Paragraph 8(d), the question of such disability shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of the Officer and the Employer, or failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Employer and the other by the Officer), and such determination of the question of such disability by such physician or physicians shall be final and binding on the Officer and the Employer.  The Employer shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 8(d).

9.                                   Additional Regulatory Requirements.  Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Employer (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

(a)                                  the Bank is declared by any governmental agency having jurisdiction over the Bank (hereinafter referred to as “Regulatory Authority”) to be insolvent, in default or operating in an unsafe or unsound manner; or,

(b)                                 in the reasonable opinion of counsel to the Employer, such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Employer, including, without limitation, the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

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10.                            Change in Control.

(a)                                  In the event of a termination of the Officer’s employment in connection with, or within twenty-four (24) Months after, a “Change in Control” (as defined in Subparagraph (d) below) of the Employer other than for Cause (as defined in Paragraph 8), the Officer shall be entitled to receive liquidated damages as set forth in Subparagraph (c) below.  Such sum shall be payable as provided in Subparagraph (e) below.

(b)                                 In addition to any rights the Officer might have to terminate this Agreement contained in Paragraph 8, the Officer shall have the right to terminate this Agreement for “good reason”, as such term is defined by Treasury Regulation § 1.409A-1(n)(2), within twenty-four months following a Change in Control of the Bank.

(c)                                  In the event that the Officer terminates this Agreement pursuant to this Paragraph 10, the Employer will be obligated to pay or cause to be paid to Officer liquidated damages in an amount equal to 2.99 times the Officer’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)                                 For the purposes of this Agreement, the term Change in Control shall mean as defined by Treasury Regulation § 1.409A-3(i)(5). Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not he considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

(e)                                  Subject to Paragraph 11(b) below, such amounts payable pursuant to this Paragraph 10 shall be paid in one lump sum payment within fifteen (15) days following termination of this Agreement.

(f)                                    Following an event constituting good reason for termination which gives rise to Officer’s rights hereunder, the Officer shall have twelve (12) months from the date of occurrence of such event to terminate this Agreement pursuant to this Paragraph 10.  Any such termination shall be deemed to have occurred only upon delivery to the Employer (or to any successor corporation) of written notice of termination which describes the Change in Control and the event constituting good reason.  If Officer does not so terminate this Agreement within such twelve-month period, he shall thereafter have no further rights hereunder with respect to the event constituting good reason, but shall retain rights, if any, hereunder with respect to any other event constituting good reason as to which such period has not expired.

(g)                                 It is the intent of the parties hereto that all payments made pursuant to this Agreement be deductible by the Employer for federal income tax purposes and not result in the imposition of an excise tax on the Officer.  Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of the Officer which are deemed to be “parachute payments” as that term is defined in Section 280G of the Code, shall be modified or reduced to the extent deemed to be necessary by the Directors to avoid the imposition of excise taxes on the Officer under Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280(a) of the Code.

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(h)                                 In the event any dispute shall arise between the Officer and the Employer as to the terms or interpretation of this Agreement, including this Paragraph 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 10 or in defending against any action taken by the Employer, the Employer shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.

11.                            Conditions to any Payment of Severance Amounts.

(a)                                  This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Employer which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Employer.

(b)                                 If: (1) when the Officer’s employment terminates under this Agreement he is a specified employee, as defined in Section 409A of the Code or the regulations promulgated thereunder; (2) the Officer’s employment did not terminate because of his death; (3) any payments under this Agreement will result in additional tax or interest to the Officer because of Section 409A or the regulations promulgated thereunder; and (4) an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) is not available, then despite any provision of this Agreement to the contrary the Officer will not be entitled to such payments until the earlier of: (1) six months and one day after termination of the Officer’s employment; or (2) his death.  Payments that would have otherwise been paid during such six month and one day period shall be accumulated and paid on the earlier of: (1) the first day of the seventh month after such termination of employment; or (2) death of the Officer; and the remaining amount of any such payment due under this Agreement shall be paid as set forth elsewhere in this Agreement without regard to this Paragraph.

12.                            Successors and Assigns.

(a)                                  This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Employer which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Employer.

(b)                                 Since the Employer is contracting for the unique, and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Employer.

13.                            Modification; Wavier; Amendments.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Employer by such officer as may be specifically designated by the Directors.  No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this

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Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No amendment or addition to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

14.                            Applicable Law.  This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

15.                            Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

16.                            Compliance with Internal Revenue Code Section 409A.  The Employer and the Officer intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Internal Revenue Code of 1986.  If any provision of this Agreement does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject the Officer to additional tax or interest under section 409A, the Employer shall reform the provision.  However, the Employer shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Officer to additional tax or interest, and the Officer shall not be required to incur any additional compensation expense as a result of the reformed provision.  References in this Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

YADKIN VALLEY FINANCIAL CORPORATION

ATTEST:

By:	/s/ Patricia Wooten	By:	/s/ Edwin E. Laws

Name:	Patricia Wooten	Name:	Edwin E. Laws
		Title:	Chief Financial Officer

YADKIN VALLEY BANK AND TRUST

ATTEST:

By:	/s/ Patricia Wooten	By:	/s/ Edwin E. Laws

Name:	Patricia Wooten	Name:	Edwin E. Laws

		Title:	Chief Financial Officer

OFFICER

/s/ William A. Long
William A. Long

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Exhibit 10.6

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of December 31, 2008, by and between Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company”), Yadkin Valley Bank and Trust (the “Bank”), a North Carolina state bank and wholly owned subsidiary of the Company (the Company and the Bank collectively referred to herein as the “Employer”) and Edwin E. Laws of Statesville, North Carolina (the “Officer”).  This Agreement amends and restates that certain employment agreement dated February 1, 1999.

For and in consideration of their mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

1.                                      Emp1oyment.  The Employer agrees to continue to employ the Officer and the Officer agrees to continue to accept employment upon the terms and conditions stated herein as the Chief Financial Officer and Treasurer of the Company and the Bank.  The Officer shall render such administrative and management services to the Employer as are customarily performed by persons situated in a similar executive capacity.  The Officer shall promote the business of the Employer, including being active in at least one civic organization in Iredell County, and perform such other duties as shall, from time to time, be reasonably assigned by the Board of Directors of the Company or the Bank (collectively, the “Directors”).  Upon the request of the Directors, the Officer shall disclose all business activities or commercial pursuits in which Officer is engaged, other than Employer duties.

2.                                      Compensation.  The Employer shall pay the Officer during the term of this Agreement, as compensation for all services rendered by the Officer to the Employer, a base salary at the rate of $144,213 per annum, payable in cash in accordance with the Employer’s standard payroll practices, which for purposes of this Agreement shall mean not less frequently than monthly.  Participation in the Employer’s incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement and other employee benefit plans and participation in any fringe benefits shall not reduce the salary payable to the Officer under this Paragraph.  In the event of a Change in Control (as defined in Paragraph 10), the Officer’s rate of salary shall be increased not less than five percent annually during the term of this Agreement.  Any payments made under this Agreement shall be subject to such deductions as are required by law or regulation or as may be agreed to by the Bank and the Officer.

3.                                      Discretionary Bonuses.  During the term of this Agreement, the Officer shall be entitled, in an equitable manner with all other key management personnel of the Employer, to such discretionary bonuses as may be authorized, declared and paid by the Directors to the Employer’s key management employees. All such bonuses authorized and declared by the Directors shall be paid in cash at the latest within sixty days of the earlier of such authorization or declaration. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer’s right to such discretionary bonuses when and as declared by the Directors.

4.                                      Participation in Retirement and Employee Benefit Plans; Fringe Benefits.

(a)                                  The Employer shall provide family medical coverage for the Officer and the Officer shall also be entitled to participate in any plan relating to deferred compensation, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, disability coverage, education, or other retirement or employee benefits that the Employer has adopted, or may, from time to time adopt, for the benefit of its executive employees or for employees generally, subject to the eligibility rules of such plans.  Any options or similar awards shall be issued to the Officer at an exercise price of not less than the stock’s current fair market value (as determined in compliance with Treasury Regulation § 1.409A-1(b)(5)(iv)) as of the date of grant, and the number of shares subject to such grant shall be fixed on the date of grant.

(b)                                 The Employer shall pay the expenses of the Officer for membership and dues in one country club and in one civic club in Statesville.

(c)                                  The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Employer’s executive employees, including the payment of reasonable expenses for continuing education to maintain professional designations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement.  Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Directors.  The Employer shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with the Officer’s services on behalf of the Employer. The Employer shall reimburse the Officer for such expenses described in this Paragraph 4 within 60 days of Officer’s incurring such expense.

5.                                      Term.  The initial term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending one calendar years from the effective date of this Agreement.  On each anniversary of the effective date of this Agreement, the term of this Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Employer or the Officer is received 90 days prior to an anniversary date advising the other that this Agreement shall not be further extended; provided that the Directors shall review the Officer’s performance annually and make a specific determination pursuant to such review to renew this Agreement prior to the 90 days’ notice.

6.                                      Loyalty; Noncompetition.

(a)                                  The Officer shall devote his full efforts and entire business time to the performance of his duties and responsibilities under this Agreement.

(b)                                 During the term of this Agreement, or any renewals thereof, and for a period of [two] years after termination, the Officer agrees he will not, within Iredell County, North Carolina, or within 15 miles of any Bank office opened during the term of this Agreement, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by or connected in any manner with any business which competes with the Employer or any of its subsidiaries without the prior written consent of the Employer; provided, however, that the provisions of this Paragraph shall not apply in the event the Officer’s employment is unilaterally terminated by the Employer for Cause, (as such term is defined in Paragraph 8(c) hereof) or in the event the Officer terminates his employment with the Employer for “good reason” (as such term is defined in Paragraph 10(b) hereof) following a “Change in Control” (as such term is defined in Paragraph 10(d) hereof).  Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over the counter market.

(c)                                  The Officer agrees he will hold in confidence all knowledge or information of a confidential nature with respect to the business of the Employer or any subsidiary received by the Officer during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Employer.  The Officer agrees that he will be liable to the Employer for any damages caused by unauthorized disclosure of such information.  Upon termination of his employment, the Officer agrees to, return all records or copies thereof of the Employer or any subsidiary in his possession or under his control which relate to the activities of the Employer or any subsidiary.

(d)                                 The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Paragraph 6.  The Officer agrees that, in the event of a breach of this Paragraph 6, injunctive relief enforcing the terms of this Paragraph 6 is an appropriate remedy.  If the scope of any restriction contained in this Paragraph 6 is determined to be too broad by any court of competent jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law and the Officer consents that the scope of this restriction may be modified judicially.

7.                                      Standards.  The Officer shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Directors.  The Employer will provide the Officer with the working facilities and staff customary for similar executives and necessary for the Officer to perform his duties.

8.                                      Termination and Termination Pay.  For purposes of this Agreement, the term “terminate” or “termination” shall mean a “separation from service” as defined by Treasury Regulation § 1.409A-1(h).

(a)                                  The Officer’s employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer’s estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which the Officer’s death shall have occurred and for a period of one month thereafter. All such payments due under this Paragraph 8(a) shall be paid to the estate within 30 days of the date of death of the Officer.

(b)                                 The Officer’s employment under this Agreement may be terminated at any time by the Officer upon 60 days’ written notice to the Directors.  Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination. All such payments due under this Paragraph 8(b) shall be paid to the Officer within 30 days of the date of written notice to the Directors.

(c)                                  The Directors may terminate the Officer’s employment at any time, but any termination by the Directors, other than termination for Cause, shall not prejudice the Officer’s right to compensation or other benefits under this Agreement.  The Employer shall provide written notice specifying the grounds for termination for Cause.  The Officer shall have no right to receive compensation or other benefits for any period after termination for Cause.  Termination for Cause shall include termination because of the Officer’s personal dishonesty or moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.  Subject to Paragraph 11(b) below, any amount of compensation or other benefit that the Officer has a right to as of the date of termination shall be paid within 30 days of such termination. Notwithstanding such termination, the obligations under Paragraph 6(c) shall survive any termination of employment.

(d)                                 Subject to the Employer’s obligations and the Officer’s rights under (i) Title I of the Americans with Disabilities Act, §504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of the Employer, the Officer’s employment under this Agreement automatically shall be terminated in the event that the Employer determines that the Officer has become disabled (as defined by Treasury Regulation § 1.409A-3(i)(4)) during the term of this Agreement.  Upon any such termination, the Officer shall be entitled to receive any compensation the Officer shall have earned prior to the date of termination but which remains unpaid, and all such amounts shall be paid to the Officer within 30 days of such termination.  The Officer shall also be entitled to receive any payments provided under any disability income plan of the Employer which is applicable to the Officer.

In the event of any disagreement between the Officer and the Employer as to whether the Officer is physically or mentally disabled such as will result in the termination of the Officer’s employment pursuant to this Paragraph 8(d), the question of such disability shall be submitted to an impartial physical licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of the Officer and the Employer, or failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Employer and the other by the Officer), and such determination of the question of such disability by such physician or physicians shall be final and binding on the Officer and the Employer.  The Employer shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 8(d).

9.                                      Additional Regulatory Requirements.  Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Employer (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

(a)                                  the Bank is declared by any governmental agency having jurisdiction over the Bank (hereinafter referred to as “Regulatory Authority”) to be insolvent, in default or operating in an unsafe or unsound manner; or,

(b)                                 in the opinion of counsel to the Employer, such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Employer, including, without limitation, the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

10.                               Change in Control.

(a)                                  In the event of a termination of the Officer’s employment in connection with, or within twenty-four (24) months after, a “Change in Control” (as defined in Subparagraph (d) below) of the Employer other than for Cause (as defined in Paragraph 8), the Officer shall be entitled to receive liquidated damages as set forth in Subparagraph (c) below.  Such sum shall be payable as provided in Subparagraph (e) below.

(b)                                 In addition to any rights the Officer might have to terminate this Agreement contained in Paragraph 8, the Officer shall have the right to terminate this Agreement for “good reason”, as such term is defined by Treasury Regulation § 1.409A-1(n)(2), within twenty-four months following a Change in Control of the Bank.

(c)                                  In the event that the Officer terminates this Agreement pursuant to this Paragraph 10, the Employer will be obligated to pay or cause to be paid to Officer liquidated damages in an amount equal to 2.99 times the Officer’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)                                 For the purposes of this Agreement, the term Change in Control shall mean as defined by Treasury Regulation § 1.409A-3(i)(5). Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and

Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

(e)                                  Subject to Paragraph 11(b) below, such amounts payable pursuant to this Paragraph 10 shall be paid in one lump sum payment within fifteen (15) days following termination of this Agreement.

(f)                                    Following an event constituting good reason for termination which gives rise to Officer’s rights hereunder, the Officer shall have twelve (12) months from the date of occurrence of such event to terminate this Agreement pursuant to this Paragraph 10.  Any such termination shall be deemed to have occurred only upon delivery to the Employer (or to any successor corporation) of written notice of termination which describes the Change in Control and the event constituting good reason.  If Officer does not so terminate this Agreement within such twelve-month period, he shall thereafter have no further rights hereunder with respect to the event constituting good reason, but shall retain rights, if any, hereunder with respect to any other event constituting good reason as to which such period has not expired.

(g)                                 It is the intent of the parties hereto that all payments made pursuant to this Agreement be deductible by the Employer for federal income tax purposes and not result in the imposition of an excise tax on the Officer.  Notwithstanding anything contained in this Agreement to the contrary, any payments to be made to or for the benefit of the Officer which are deemed to be “parachute payments” as that term is defined in Section 280G of the Code, shall be modified or reduced to the extent deemed to be necessary by the Directors to avoid the imposition of excise taxes on the Officer under Section 4999 of the Code or the disallowance of a deduction to the Employer under Section 280(a) of the Code.

(h)                                 In the event any dispute shall arise between the Officer and the Employer as to the terms or interpretation of this Agreement, including this Paragraph 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 10 or in defending against any action taken by the Employer, the Employer shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.

11.                               Conditions to any Payment of Severance Amounts.

(a)                                  This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Employer which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Employer.

(b)                                 If: (1) when the Officer’s employment terminates under this Agreement he is a specified employee, as defined in Section 409A of the Code or the regulations promulgated thereunder; (2) the Officer’s employment did not terminate because of his death; (3) any payments under this Agreement will result in additional tax or interest to the Officer because of Section 409A or the regulations promulgated thereunder; and (4) an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) is not available, then despite any provision of this Agreement to the contrary the Officer will not be entitled to such payments until the earlier of: (1) six months and one day after termination of the Officer’s employment; or (2) his death.  Payments that would have otherwise been paid during such six month and one day period shall be accumulated and paid on the earlier of: (1) the first day of the seventh month after such termination of employment; or (2) death of the Officer; and the remaining amount of any such payment due under this Agreement shall be paid as set forth elsewhere in this Agreement without regard to this Paragraph.

12.                               Successors and Assigns.

(a)                                  This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Employer which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Employer.

(b)                                 Since the Employer is contracting for the unique and personal skills of the, Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Employer.

13.                               Modification; Wavier; Amendments.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Employer by such officer as may be specifically designated by the Directors.  No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No amendment or addition to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

14.                               Applicable Law.  This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

15.                               Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

16.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties pertaining to the employment of the Officer and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  Officer agrees that no promises, representations, or inducements have been made which caused Officer to sign this Agreement other than those which are expressly set forth above.

17.                               Compliance with Internal Revenue Code Section 409A.  The Employer and the Officer intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Internal Revenue Code of 1986.  If any provision of this Agreement does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject the Officer to additional tax or interest under section 409A, the Employer shall reform the provision.  However, the Employer shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Officer to additional tax or interest, and the Officer shall not be required to incur any additional compensation expense as a result of the reformed provision.  References in this Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

YADKIN VALLEY FINANCIAL CORPORATION

ATTEST:

By:	/s/ Patricia Wooten	By:	/s/William A. Long

Name:	Patricia Wooten	Name:	William A. Long

		Title:	President and Chief Executive Officer

YADKIN VALLEY BANK AND TRUST

ATTEST:

By:	/s/ Patricia Wooten	By:	/s/ William A. Long

Name:	Patricia Wooten	Name:	William A. Long

		Title:	President and Chief Executive Officer

OFFICER

/s/ Edwin E. Laws

Edwin E. Laws

Exhibit 10.7

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of December 31, 2008, by and between YADKIN VALLEY BANK AND TRUST COMPANY, a North Carolina banking corporation (hereinafter referred to as the “Bank”) and STEPHEN S.  ROBINSON, an individual resident of North Carolina (hereinafter referred to as the “Officer”).  This Agreement amends and restates that certain employment agreement dated January 1, 2008.

For and in consideration of their mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

1.             Employment.  The Bank agrees to continue to employ the Officer and the Officer agrees to continue to accept employment upon the terms and conditions stated herein as an Executive Vice President of the Bank.  The Officer shall render such administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity.  The Officer shall promote the business of the Bank, including being active in at least one civic organization in Iredell County, and perform such other duties as shall, from time to time, be reasonably assigned by the President of the Bank.  Upon the request of the President, the Officer shall disclose all business activities or commercial pursuits in which Officer is engaged, other than Bank duties.

2.             Compensation.  The Bank shall pay the Officer during the term of this Agreement, as compensation for all services rendered by the Officer to the Bank, a base salary at the rate of $192,551 per annum, payable in cash not less frequently than monthly.  The rate of such salary shall be reviewed by the Bank not less often than annually and the Bank may increase, but shall not decrease, such rate during the term of this Agreement.  Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Bank, in its discretion, may decide.  In determining salary increases, the Bank shall compensate the Officer for increases in the cost of living and may also provide for performance or merit increases.  Participation in the Bank’s incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement and other employee benefit plans and participation in any fringe benefits shall not reduce the salary payable to the Officer under this Paragraph.  In the event of a Change in Control (as defined in Paragraph 10), the Officer’s rate of salary shall be increased not less than five percent annually during the term of this Agreement.  Any payments made under this Agreement shall be subject to such deductions as are required by law or regulation or as may be agreed to by the Bank and the Officer.

3.             Discretionary Bonuses.  During the term of this Agreement, the Officer shall be entitled to such discretionary bonuses as may be authorized, declared and paid by the Bank to the Bank’s key management employees.  All such bonuses authorized and declared by the

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Bank shall be paid in cash at the latest within sixty days of the earlier of such authorization or declaration.  No other compensation provided for in this Agreement shall be deemed a substitute for the Officer’s right to such discretionary bonuses when and as declared by the Bank.

4.             Participation in Retirement and Employee Benefit Plans; Fringe Benefits.

(a)           The Bank shall provide family medical coverage and disability insurance for the Officer and the Officer shall also be entitled to participate in any plan relating to deferred compensation, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, education, or other retirement or employee benefits that the Bank has adopted, or may, from time to time adopt, for the benefit of its executive employees or for employees generally, subject to the eligibility rules of such plans. Any options or similar awards shall be issued to the Officer at an exercise price of not less than the stock’s current fair market value (as determined in compliance with Treasury Regulation § 1.409A-1(b)(5)(iv)) as of the date of grant, and the number of shares subject to such grant shall be fixed on the date of grant.

(b)           The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Bank’s executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement.  Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Bank.  The Bank shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with the Officer’s services on behalf of the Bank. The Bank shall reimburse the Officer for such expenses described in this Paragraph 4(b) within 60 days of Officer’s incurring such expense.

(c)           The Bank shall provide the Officer with the use of a late model automobile suitable to the status of the Officer of a type and for lease terms to be approved by the Bank.  The Bank shall pay the dues of the Officer for membership in a country club of the Officer’s choice located within the market area of the Bank; provided that the Officer shall be responsible for personal use of such club.

(d)           After Officer’s employment with the Bank is terminated for any reason other than Cause (as defined in Paragraph 8), the Bank shall continue to provide medical insurance coverage to the Officer and Officer’s spouse until each has attained sixty-five (65) years of age, either, in the Bank’s discretion, as part of the Bank’s group medical insurance plan or through individual medical insurance policies.  The Bank shall be responsible for paying directly all of the premiums required to meet its obligations under this Paragraph 4(d).

5.             Term.  The initial term of employment under this Agreement shall be for the period commencing upon the effective date of this Agreement and ending three calendar years from the effective date of this Agreement.  On each anniversary of the effective date of this

2

Agreement, the term of this Agreement shall automatically be extended for an additional one-year period beyond the then effective expiration date unless written notice from the Bank or the Officer is received 90 days prior to an anniversary date advising the other that this Agreement shall not be further extended; provided that the Bank shall review the Officer’s performance annually and make a specific determination pursuant to such review to renew this Agreement prior to the 90 days’ notice.

6.             Loyalty; Noncompetition; Confidentiality.

(a)           The Officer shall devote his full efforts and entire business time to the performance of the Officer’s duties and responsibilities under this Agreement.

(b)           For and in consideration of the benefit provided by Paragraph 4(d) of this Agreement, which the Officer agrees is adequate consideration, during the term of this Agreement, or any renewals thereof, and for a period of one year after termination, the Officer agrees he will not, within the “Restricted Area,” directly or indirectly, engage in any business that competes with the Bank or any of its subsidiaries without the prior written consent of the Bank; provided, however, that the provisions of this Paragraph shall not apply in the event the Officer’s employment is unilaterally terminated by the Bank for Cause (as such term is defined in Paragraph 8(c) hereof), or in the event the Officer terminates his employment with the Bank for “good reason” (as such term is defined in Paragraph 10(b) hereof) following a “Change in Control” (as such term is defined in Paragraph 10(d) hereof).  The Restricted Area covers the following divisible list of territories: Iredell and Elkin Counties, North Carolina and within 25 miles of any Bank office operated during the term of this Agreement.  The one-year restricted period, however, does not include any period of violation or period of time required for litigation to enforce the Officer’s agreement not to compete against the Bank.  Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise, up to five percent of the outstanding stock or other security of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the-counter market.

(c)           The Officer agrees he will hold in confidence all knowledge or information of a confidential nature with respect to the business of the Bank or any subsidiary received by the Officer during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Bank.  The Officer agrees that he will be liable to the Bank for any damages caused by unauthorized disclosure of such information.  Upon termination of his employment, the Officer agrees to return all records or copies thereof of the Bank or any subsidiary in his possession or under his control which relate to the activities of the Bank or any subsidiary.

(d)           The Officer acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of this Paragraph 6.  The Officer agrees that, in the event of a breach of this Paragraph 6, injunctive relief enforcing the terms of this Paragraph 6 is an appropriate remedy.  If the scope of any restriction contained in this Paragraph 6 is determined to be too broad by any court of

3

competent jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law and the Officer consents that the scope of this restriction may be modified judicially.

7.             Standards.  The Officer shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Bank.  The Bank will provide the Officer with the working facilities and staff customary for similar executives and necessary for the Officer to perform his duties.

8.             Termination and Termination Pay.  For purposes of this Agreement, the term “terminate” or “termination” shall mean a “separation from service” as defined by Treasury Regulation § 1.409A-1(h).

(a)           The Officer’s employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer’s estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which the Officer’s death shall have occurred and for a period of one month thereafter. All such payments due under this Paragraph 8(a) shall be paid to the estate within 30 days of the date of death of the Officer.

(b)           The Officer’s employment under this Agreement may be terminated at any time by the Officer upon 60 days written notice to the Bank.  Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination.  All such payments due under this Paragraph 8(b) shall be paid to the Officer within 30 days of the date of written notice to the Bank.

(c)           The Bank may terminate the Officer’s employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice the Officer’s right to compensation or other benefits under this Agreement.  The Bank shall provide written notice specifying the grounds for termination for Cause.  The Officer shall have no right to receive compensation or other benefits for any period after termination for Cause.  Termination for Cause shall include termination because of the Officer’s personal dishonesty or moral turpitude, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.  Subject to Paragraph 11(b) below, any amount of compensation or other benefit that the Officer has a right to as of the date of termination shall be paid within 30 days of such termination.  Notwithstanding such termination, the obligations under Paragraph 6(c) shall survive any termination of employment.

(d)           Subject to the Bank’s obligations and the Officer’s rights under (i) Title I of the Americans with Disabilities Act, §504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of the Bank, the Officer’s employment under this Agreement automatically shall

4

be terminated in the event that the Bank determines that the Officer has become disabled (as defined by Treasury Regulation § 1.409A-3(i)(4)) during the term of this Agreement.  Upon any such termination, the Officer shall be entitled to receive any compensation the Officer shall have earned prior to the date of termination but which remains unpaid, and all such amounts shall be paid to the Officer within 30 days of such termination.  The Officer shall also be entitled to receive any payments provided under any disability income plan of the Bank which is applicable to the Officer.

In the event of any disagreement between the Officer and the Bank as to whether the Officer is physically or mentally disabled such as will result in the termination of the Officer’s employment pursuant to this Paragraph 8(d), the question of such disability shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of the Officer and the Bank, or failing such agreement, by two (2) physicians (one (1) of whom shall be selected by the Bank and the other by the Officer), and such determination of the question of such disability by such physician or physicians shall be final and binding on the Officer and the Bank.  The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 8(d).

9.             Additional Regulatory Requirements.  Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or any of its successors in interest) shall not he required to make any payment or take any action under this Agreement if:

(a)           such payment or action is prohibited by any governmental agency having jurisdiction over the Bank (hereinafter referred to as “Regulatory Authority”) because the Bank is declared by such Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

(b)           in the reasonable opinion of counsel to the Bank, such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including, without limitation, the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.

10.          Change in Control.

(a)           In the event of a termination of the Officer’s employment in connection with, or within twenty-four (24) months after, a “Change in Control” (as defined in Subparagraph (d) below) of Yadkin Valley Financial Corporation other than for Cause (as defined in Paragraph 8), the Officer shall be entitled to receive the amount set forth in Subparagraph (c) below.  Such sum shall be payable as provided in Subparagraph (e) below.

5

(b)           In addition to any rights the Officer might have to terminate this Agreement contained in Paragraph 8, the Officer shall have the right to terminate this Agreement for “good reason”, as such term is defined by Treasury Regulation § 1.409A-1(n)(2), within twenty-four months following a Change in Control of Yadkin Valley Financial Corporation.

(c)           In the event that the Officer’s employment is terminated pursuant to this Paragraph 10, the Bank will be obligated to pay or cause to be paid to Officer an amount equal to 2.99 times the Officer’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)           For the purposes of this Agreement, the term Change in Control shall mean as defined by Treasury Regulation § 1.409A-3(i)(5). Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, the Officer and the Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

(e)           Subject to Paragraph 11(b) below, such amounts payable pursuant to this Paragraph 10 shall be paid in thirty-six (36) equal monthly payments on the first day of each month beginning with the month following termination of this Agreement.

(f)            Following an event constituting good reason for termination which gives rise to Officer’s rights hereunder, the Officer shall have twelve (12) months from the date of occurrence of such event to terminate this Agreement pursuant to this Paragraph 10.  Any such termination shall be deemed to have occurred only upon delivery to the Bank (or to any successor corporation) of written notice of termination which describes the Change in Control and the event constituting good reason.  If Officer does not so terminate this Agreement within such twelve-month period, he shall thereafter have no further rights hereunder with respect to the event constituting good reason, but shall retain rights, if any, hereunder with respect to any other event constituting good reason as to which such period has not expired.

(g)           In the event any dispute shall arise between the Officer and the Bank as to the terms or interpretation of this Agreement, including this Paragraph 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 10 or in defending against any action taken by the Bank, the Bank shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.

11.          Conditions to any Payment of Severance Amounts.

(a)           This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Bank.

6

(b)           If: (1) when the Officer’s employment terminates under this Agreement he is a specified employee, as defined in Section 409A of the Code or the regulations promulgated thereunder; (2) the Officer’s employment did not terminate because of his death; (3) any payments under this Agreement will result in additional tax or interest to the Officer because of Section 409A or the regulations promulgated thereunder; and (4) an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) is not available, then despite any provision of this Agreement to the contrary the Officer will not be entitled to such payments until the earlier of: (1) six months and one day after termination of the Officer’s employment; or (2) his death.  Payments that would have otherwise been paid during such six month and one day period shall be accumulated and paid on the earlier of: (1) the first day of the seventh month after such termination of employment; or (2) death of the Officer; and the remaining amount of any such payment due under this Agreement shall be paid as set forth elsewhere in this Agreement without regard to this Paragraph.

12.          Successors and Assigns.

(a)           This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, purchase or otherwise, all or substantially all of the assets of the Bank.

(b)           Since the Bank is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

13.          Modification; Wavier; Amendments.  This Agreement represents, constitutes, and incorporates the entire, exclusive, and complete understanding of the parties hereto and replaces all previous agreements.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Bank by such officer as may be specifically designated by the Board of Directors.  No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No amendment or addition to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

14.          Applicable Law.  This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

15.          Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

7

16.          Compliance with Internal Revenue Code Section 409A.  The Bank and the Officer intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Internal Revenue Code of 1986.  If any provision of this Agreement does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject the Officer to additional tax or interest under section 409A, the Bank shall reform the provision.  However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Officer to additional tax or interest, and the Officer shall not be required to incur any additional compensation expense as a result of the reformed provision.  References in this Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

YADKIN VALLEY BANK AND TRUST COMPANY

	By:	/s/ William A. Long
William A. Long
President and Chief Executive Officer

Attest:

/s/ Patricia Wooten
Corporate Secretary

OFFICER

	/s/Stephen S. Robinson	(SEAL)
Stephen S. Robinson

8

 EXHIBIT 21

SUBSIDIARIES

Name	State of Incorporation
Yadkin Valley Bank and Trust Company	North Carolina
Yadkin Valley Statutory Trust I	Delaware

 EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Form S-4 Registration Statement No. 333-156417, Form S-8 Registration Statements Nos. 333-136967, 333-136968, 333-136969, 333-136970, 333-150190 and 333-153339 and the Form S-3D Registration Statement No. 333-136050 of Yadkin Valley Financial Corporation of our reports dated March 31, 2009 with respect to the consolidated financial statements of Yadkin Valley Financial Corporation and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2008 annual report on Form 10-K of Yadkin Valley Financial Corporation.

        Our report, dated March 31, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, expresses our opinion that Yadkin Valley Financial Corporation did not maintain effective internal control over financial reporting as of December 31, 2008, because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains explanatory paragraphs that outline material weaknesses in Yadkin Valley Financial Corporation's (1) control environment, (2) accounting for significant estimates, (3) credit administration, and (4) preparation of financial reports. These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2008 consolidated financial statements, and did not affect our report dated March 31, 2009 on those consolidated financial statements.

Charlotte, North Carolina
March 31, 2009

 Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Rule 13a-14(d)/15d-14(d)

I,
William A. Long, certify that:

1.
I have reviewed this Annual Report on Form 10-K of Yadkin Valley Bank Financial Corporation

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.

Date: March 31, 2009	/s/ WILLIAM A. LONG William A. Long, Principal Executive Officer

 Exhibit 31.2

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
Pursuant to Rule 13a-14(d)/15d-14(d)

I, Edwin E. Laws, certify that:

1.
I have reviewed this Annual Report on Form 10-K of Yadkin Valley Financial Corporation

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.

Date: March 31, 2009	/s/ EDWIN E. LAWS Edwin E. Laws Principal Accounting Officer

 Exhibit 32

Section 1350 Certifications

        In connection with the Annual Report of Yadkin Valley Financial Corporation (the "Company") on Form 10-K for the annual period ended December 31, 2008 as filed with the U. S. Securities and Exchange Commission on the date hereof (the "Report"), I, William A. Long, Chief Executive Officer of the Company, and I, Edwin E. Laws, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

  1.
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

/s/ WILLIAM A. LONG William A. Long President and Chief Executive Officer	/s/ EDWIN E. LAWS Edwin E. Laws Executive Vice President and Chief Financial Officer
Date: March 31, 2009	Date: March 31, 2009

Appendix B

U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM to

Commission File Number 000-30517

American Community Bancshares, Inc.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-2179531 (I.R.S. Employer Identification No.)
4500 Cameron Valley Parkway, Suite 150 Charlotte, North Carolina (Address of principal executive offices)	28211 (Zip Code)

(704) 225-8444
Registrant's telephone number, including area code:

         Securities registered pursuant to Section 12(b) of the Act    None

         Securities registered pursuant to Section 12(g) of the Act    Common Stock, Par Value $1.00 Per Share

         Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

         Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐    No ☒

         State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant's most recently completed second fiscal quarter. $41,935,000

         Indicate the number of shares outstanding of each of the registrant's classes of common stock as of the latest practicable date. 6,651,295 shares of Common Stock outstanding as of March 24, 2009:

Documents Incorporated by Reference.

    Portions of the registrant's definitive proxy statement as filed with the Federal Deposit Insurance Corporation in connection with its 2009 annual meeting are incorporated into Part III of this report.

PART 1

ITEM 1—BUSINESS

Who We Are

        American Community Bancshares, Inc. ("Bancshares") is a bank holding company that owns all of the common stock of American Community Bank ("American Community" or "the Bank") a state-chartered commercial bank that is insured by the Deposit Insurance Fund of the FDIC. Bancshares was incorporated on February 16, 2000 as a North Carolina-chartered corporation and became the holding company for American Community on April 28, 2000. To become American Community's holding company, Bancshares received approval of the Federal Reserve Board as well as American Community's shareholders. Upon receiving such approvals, each share of the common stock of American Community was exchanged on a one-for-one basis for shares of the common stock of Bancshares. Bancshares acquired FNB Bancshares, Inc. and its subsidiary bank First National Bank of the Carolinas ("First National") based in Gaffney, South Carolina on April 15, 2004. First National was merged into American Community on April 1, 2005.

        On September 9, 2008, the Company entered into a definitive agreement to be acquired, subject to shareholder approval, by Yadkin Valley Financial Corporation ("Yadkin Valley"). The Bank will become a wholly-owned division of Yadkin Valley operating under its current name. Pursuant to the agreement, the Company will merge with and into Yadkin Valley and each of the Company's shareholders will be entitled to receive in exchange for each share of the Company's common stock one of the following: (i) .8517 shares of Yadkin Valley common stock, (ii) $12.35 in cash, or (iii) a combination of both stock and cash. In total, the merger consideration will be allocated as follows: 80.5% of the Company's outstanding shares of common stock will be exchanged for shares of Yadkin Valley common stock and 19.5% of the Company's outstanding shares of common stock will be exchanged for cash. The parties have received all regulatory approvals required for consummation of the merger, including approval of the Board of Governors of the Federal Reserve System, the North Carolina Commission of Banks and the Federal Deposit Insurance Corporation. The parties anticipate closing of the transaction during the second quarter of 2009.

        The Bank operates for the primary purpose of serving the banking needs of individuals, and small to medium-sized businesses in our market areas. While numerous banks in our market have chosen to focus on the affluent and high net worth individuals, we have chosen to focus on middle income households and the entrepreneurial segment of our market. We offer a wide range of banking services including checking, certificates of deposit and savings accounts, commercial, consumer and personal loans, mortgage and other associated financial services.

Our Market Area

        We consider our primary market area to be the Southern Piedmont area of North Carolina, including Union, Mecklenburg and adjoining counties. In South Carolina our primary markets include Cherokee and York Counties. The Bank serves our market area through thirteen full service branch locations with nine located in Union and Mecklenburg County in North Carolina. The Bank also offers four convenient locations throughout York and Cherokee Counties of South Carolina. The Bank's customers may access various banking services through ATMs owned by the Bank and ATMs owned by others, through debit cards, and through the Bank's automated telephone and online banking products.

        Union County had an estimated 2008 population of 191,000 and Mecklenburg County has an estimated 2008 population of 887,000. Both counties have a balanced and diversified economy. Monroe, with a population of approximately 36,000, is the largest city in Union County. Union County is currently one of the fastest growing counties in North Carolina and also one of the fastest growing counties in the country. The population of Union County has grown 42% since 2000. Charlotte, which is ranked 21st in U.S. population, is Mecklenburg County's and North Carolina's largest city and has consistently been one of the fastest growing areas of the Southeast. The population of Charlotte and

Mecklenburg County had a growth rate of 19% between 2000 and 2006. The most recent unemployment rate was 8.1% for Union County and 8.3% for Mecklenburg County; both of which approximate the North Carolina state rate of 8.1%. Cherokee County, previous headquarters for the First National Bank of the Carolinas, has an estimated population of 54,000 and an estimated growth rate of 3%. York County, South Carolina is the one of the region's fastest growing county and has an estimated population of 213,000. York County also averaged a 21% growth rate between 2000 and 2006, ranking 4th in per capita income in South Carolina.

Strategy

        American Community has expanded significantly since opening for business in November 1998. Because of its strong capital position created during its incorporation stage, American Community had the requisite capital needed to permit it to immediately establish branch offices. American Community's branching strategy is opportunistic. It has established nine branch offices in growing areas within Union and Mecklenburg Counties, North Carolina. The Bank also offers four full-service banking offices located in York and Cherokee Counties, South Carolina. The Bank seeks markets where there are opportunities to hire successful local bankers who have a loyal following of deposit and loan customers. To date we have centered each of our branch offices on such a local and experienced banker. Management also believes it is important in the early formation years to build branches that will provide convenience and efficiencies in its operational infrastructure. The Charlotte region is a highly competitive banking market with many competitors including money center, super-regional and community banks. American Community's strategy is to develop a branch network to take advantage of opportunities that present themselves in both new geographic and new product markets. We will continue to search for opportunities, either for de novo branching, branch purchase or whole bank acquisitions that we believe will add long term enhanced value for our shareholders. The acquisition of First National Bank of the Carolinas in 2004 provided us the opportunity to expand across the South Carolina state line into York County, one of the fastest growing counties in South Carolina. We are one of a handful of banks in North Carolina that has expansion ability across the South Carolina state line. We believe this adds to the long term franchise value of our Company since it is hard to replicate due to the regulatory restrictions that prohibit most banks from branching into South Carolina.. In addition, we will remain open to opportunistic expansion through acquisition of additional whole banks in other growing metropolitan areas of North Carolina and South Carolina if the acquisition enhances shareholder value and there exists synergies of operations and compatible corporate culture (i.e. a community bank serving a community's needs).

Lending Activities

        General.    The Bank provides to its customers a full range of short- to medium-term commercial, agricultural, Small Business Administration guaranteed, mortgage, construction and personal loans, both secured and unsecured. The Bank also makes real estate mortgage and construction loans. Variable rate loans accounted for 63% of the loan balances outstanding at December 31, 2008 while fixed rate loans accounted for 37% of the balances.

        The Bank's loan policies and procedures establish the basic guidelines governing its lending operations. Generally, the guidelines address the types of loans that the Bank seeks, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower's total outstanding indebtedness to the Bank, including the indebtedness of any guarantor. The policies are reviewed and approved at least annually by the Board of Directors of the Bank. The Bank supplements its own supervision of the loan underwriting and approval process with periodic loan audits by external loan examiners experienced in loan review work. The Bank has focused its portfolio lending activities on typically higher yielding commercial, construction and consumer loans.

        Loan Composition.    The following table sets forth at December 31 for the dates indicated the Bank's loan portfolio composition by type of loan:

	2008		2007		2006		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real estate—mortgage loans:
1-4 family	$43,431	10.16%	$35,680	9.08%	$32,414	8.75%	$28,933	8.70%	$27,161	8.82%
Commercial mortgage	105,464	24.66%	104,209	26.51%	96,946	26.16%	84,694	25.45%	84,621	27.47%
Construction/development	157,230	36.76%	136,531	34.73%	93,643	25.27%	44,037	13.24%	39,844	12.93%
Home equity lines of credit	43,777	10.24%	34,784	8.85%	24,388	6.58%	27,732	8.33%	24,575	7.98%
Commercial and industrial loans	60,017	14.03%	57,958	14.74%	78,086	21.07%	97,197	29.21%	85,911	27.88%
Loans to individuals	15,844	3.70%	20,010	5.09%	36,782	9.93%	35,941	10.80%	30,813	10.00%
Lease financing, net	1,901	0.45%	3,941	1.00%	8,316	2.24%	14,193	4.27%	15,177	4.92%

Subtotal	427,664	100.00%	393,113	100.00%	370,575	100.00%	332,727	100.00%	308,102	100.00%

Less: allowance for loan losses	(9,124)		(5,740)		(5,628)		(4,331)		(3,488)
Plus: net unamortized deferred fees and costs	(172)		(154)		(144)		(19)		(114)

Total	$418,368		$387,219		$364,803		$328,377		$304,500

        The following table sets forth the contractual maturity of loans at December 31, 2008:

	One Year Or Less	Greater than One Year Through 5 Years	More Than 5 Years	Total
	(Dollars in thousands)
Real estate—mortgage loans:
1-4 family	$14,650	$27,670	$1,111	$43,431
Commercial mortgage	28,504	72,182	4,778	105,464
Construction/development	116,867	38,287	2,076	157,230
Home equity lines of credit	3,774	4,127	35,876	43,777
Commercial and industrial loans	39,506	19,293	1,218	60,017
Loans to individuals	7,502	8,029	313	15,844
Lease financing, net	374	1,527	—	1,901

Total	$211,177	$171,115	$45,372	$427,664

        The following table sets forth loans with fixed and variable rates having contractual maturities greater than one year at December 31, 2008:

	Fixed Rate	Variable Rate	Total
	(Dollars in thousands)
Real estate—mortgage loans	$110,895	$35,209	$146,104
Home equity lines of credit	120	39,883	40,003
Commercial and industrial loans	11,131	9,380	20,511
Loans to individuals	7,314	1,028	8,342
Lease financing, net	1,527	—	1,527

	$130,987	$85,500	$216,487

        Real Estate Loans.    Real estate loans are made for purchasing, constructing and refinancing one-to-four family, five or more family and commercial properties. The Bank offers fixed and adjustable rate options, but typically limits the maximum fixed rate term to five years. The Bank provides customers access to long-term conventional real estate loans through its mortgage loan department, which makes loans for the account of third parties.

        Residential one-to-four family loans amounted to $43.4 million at December 31, 2008. The Bank's residential mortgage loans are typically construction loans that convert into permanent financing and are secured by properties located within the Bank's market areas. Most of the permanent one-to-four family residential mortgage loans that the Bank originates are for the account of third parties. Such loans are closed by the third party and therefore are not shown in the Bank's financial statements. The Bank receives a fee for each such loan originated, with such fees aggregating $259,000 for the year ended December 31, 2008. The Bank anticipates that it will continue to be an active originator of residential loans for the account of third parties.

        The Bank has made, and anticipates continuing to make, commercial real estate loans. Commercial real estate loans totaled $105.5 million at December 31, 2008. This lending has involved loans secured principally by owner occupied commercial buildings for office, storage and warehouse space. The Bank generally requires the personal guaranty of borrowers and a demonstrated cash flow capability sufficient to service the debt. Loans secured by commercial real estate may be larger in size and may involve a greater degree of risk than one-to-four family residential mortgage loans. Payments on such loans are often dependent on successful operation or management of the properties.

        Another lending focus for the Bank is construction/development lending with balances outstanding as of December 31, 2008 of $157.2 million. The $157.2 million is principally comprised of $42.4 million in loans secured by land, $28.4 million in acquisition and development loans, $32.7 in non pre-sold construction loans, $22.5 million in 1-4 family pre-sold construction loans, $15.6 million in commercial construction loans and $15.6 million in miscellaneous other construction loans. The Bank originates one to four family residential construction loans for the construction of custom homes (where the home buyer is the borrower) and provides financing to builders and consumers for the construction of pre-sold homes. The Bank generally receives a pre-arranged permanent financing commitment from an outside banking entity prior to financing the construction of pre-sold homes. The Bank is active in the construction market and makes construction loans to builders of homes that are not pre-sold, but limits the number of speculative loans to any one builder. This type of lending is only done with local, well established builders and not with large or national tract builders. The Bank lends to builders who have demonstrated a favorable record of performance and profitable operations and who are building in markets that management believes it understands. The Bank also makes commercial real estate construction loans, primarily for owner-occupied properties. The Bank further endeavors to limit its construction lending risk through adherence to established underwriting procedures. The Bank generally requires documentation of all draw requests and utilizes third party appraisers to inspect the project prior to paying any draw requests from the builder. With few exceptions, the Bank requires personal guarantees and secondary sources of repayment on construction loans.

        Commercial Loans.    Commercial business lending is also a focus of the Bank's lending activities. At December 31, 2008, the Bank's commercial loan portfolio totaled $60.0 million. Commercial loans include both secured and unsecured loans for working capital, expansion, and other business purposes. Short-term working capital loans generally are secured by accounts receivable, inventory and/or equipment. The Bank also makes term commercial loans secured by equipment and real estate. Lending decisions are based on an evaluation of the financial strength, cash flow, management and credit history of the borrower, and the quality of the collateral securing the loan. With few exceptions, the Bank requires personal guarantees and secondary sources of repayment. Commercial loans generally provide greater yields and reprice more frequently than other types of loans, such as real estate loans. More frequent repricing means that yields on our commercial loans adjust with changes in interest rates.

        Loans to Individuals and Home Equity Lines of Credit.    Loans to individuals (consumer loans) include automobile loans, boat and recreational vehicle financing, home equity and home improvement loans and miscellaneous secured and unsecured personal loans and totaled $59.6 million at December 31, 2008. Consumer loans generally can carry significantly greater risks than other loans, even if secured, if the collateral consists of rapidly depreciating assets such as automobiles and equipment. Repossessed collateral securing a defaulted consumer loan may not provide an adequate source of repayment of the loan. Consumer loan collections are sensitive to job loss, illness and other personal factors. The Bank attempts to manage the risks inherent in consumer lending by following established credit guidelines and underwriting practices designed to minimize risk of loss.

        Leasing.    At December 31, 2008 the Bank's lease portfolio totaled $1.9 million. This type of lease financing is generally limited to heavy machinery, manufacturing equipment, and specific vehicles. The leasing division also requires personal guarantees on the majority of our leases. In 2006, the Bank determined that the leasing business had become extremely competitive and was dominated by a few large players. The Bank felt that leasing was not the best use of its capital and has contracted with a third party leasing company to liquidate the remaining leases in our portfolio. The bank no longer originates leases and is allowing the portfolio to pay down.

        Other Loan Products.    The Bank is an active home mortgage originator and several of our offices have trained lending personnel to originate home mortgage loans for the account of third parties. We currently have four lending relationships to which we sell all home mortgages to enable us to satisfy special lending requests of our borrowing customers. The Bank offers a credit card on an agency basis as an accommodation to its customers. The Bank assumes none of the underwriting risk associated with credit card accounts established through this agency arrangement.

        Loan Approvals.    The Bank's loan policies and procedures establish the basic guidelines governing its lending operations. Generally, the guidelines address the type of loans that the Bank seeks, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower's total outstanding indebtedness to the Bank, including any indebtedness as a guarantor. The policies are reviewed and approved at least annually by the Board of Directors of the Bank. The Bank supplements its own supervision of the loan underwriting and approval process with periodic loan audits by independent, outside professionals experienced in loan review. Responsibility for loan review and loan underwriting resides with the Chief Credit Officer position. This position is responsible for loan processing, loan underwriting and approval. In 2008, the Chief Credit Officer position was vacated by the incumbent. The Chief Executive Officer, Chief Banking Officer along with two senior credit officers assumed joint responsibility for loan review and loan underwriting while aggressively pursuing a search process to replace the Chief Credit Officer (hiring a Chief Credit Officer was delayed due to the pending merger with Yadkin Valley). On an annual basis, the Board of Directors of the Bank determines the President's and other officers lending authority. Authorities may include loans, letters of credit, overdrafts, uncollected funds and such other authorities as determined by the Board of Directors.

        The President of American Community, and the Chief Credit Officer (currently vacant) each have the authority to approve loans up to the lending limits set by the Board of Directors, which were $2,000,000 and $1,500,000, respectively, at December 31, 2008. These limits are based upon the total credit exposure in a relationship and not based on loan transaction size. The President and Chief Credit Officer together can approve up to $3,000,000 of total customer credit exposure with the following exceptions. Any acquisition and development loan over $1,500,000, speculative construction loans over $1,500,000, land acquisition and hold transactions greater than $1,000,000 and any loans to non-profit organizations greater than $1,000,000 must be approved by the Loan Committee. All loans above the lending limit of the President and Chief Credit Officer are reviewed and approved by the Loan Committee, which consists of the President, the South Carolina Regional Executive, and six outside directors. In addition, the Chief Credit Officer serves as a non-voting member of this committee. A Senior Credit Committee consisting of the Chief Banking Officer, and the Bank's two Senior Credit Officers was approved by the Bank's Board of Directors due to the absence of the Chief Credit Officer in 2008. The Senior Credit Committee was granted the authority by the Board of Directors to approve loans up to $1,500,000 with unanimous concurrence of all three members. The President of American Community and the unanimous concurrence of the Senior Credit Committee were granted the authority by the Board of Directors to approve loans up to $3,000,000 secured and $1,000,000 unsecured at December 31, 2008. At December 31, 2008, the Loan Committee had the authority to approve loans up to the Bank's legal lending limit. The Bank's legal lending limit was $7.9 million at December 31, 2008. The Bank seldom makes loans approaching its legal lending limit. All loans made to executive officers and directors must be approved by the full Board of Directors.

Non-performing Assets

        The table sets forth, for the periods indicated, information about our non-accrual loans, restructured loans, total non-performing loans (non-accrual loans plus restructured loans), and total non-performing assets.

	At December 31,
	2008	2007	2006	2005	2004
	(Dollars in thousands)
Non-accrual loans	$6,599	$866	$563	$469	$881
Non-accrual leases	414	345	1,246	482	—
Restructured loans	745	511	—	—	—

Total non-performing loans	7,758	1,722	1,809	951	881
Foreclosed real estate and other repossessed assets	—	9	201	479	311

Total non-performing assets	$7,758	$1,731	$2,010	$1,430	$1,192

Accruing loans past due 90 days or more	$26	$—	$291	$1,402	$1,117
Allowance for loan losses	9,124	5,740	5,628	4,331	3,488
Non-performing loans to period end loans	1.82%	0.44%	0.49%	0.29%	0.29%
Allowance for loan losses to period end loans	2.13%	1.46%	1.52%	1.30%	1.13%
Allowance for loan losses to non-performing loans	118%	333%	311%	455%	396%
Non-performing assets to total assets	1.45%	0.34%	0.41%	0.33%	0.30%

        The financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on loans, unless a loan is placed on non-accrual basis. Loans are accounted for on a non-accrual basis when there are serious doubts about the collectibility of principal or interest. Loans are placed on non-accrual status in cases where there is uncertainty as to whether the borrower can satisfy the contractual terms of the loan agreement. Amounts received on non-accrual loans generally are applied first to principal and then to interest only after all principal has been collected. At December 31, 2008, the Bank had $7.0 million in non-accrual loans and leases. Interest foregone on non-accrual loans and leases was approximately $272,000 for the year ended December 31, 2008 and $44,000 for the year ended December 31, 2007.

        Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal have been granted due to the borrower's weakened financial condition. Interest on restructured loans is accrued at the restructured rates when it is anticipated that no loss of original principal will occur. In 2008, the Bank had five troubled debt restructured loans for $745,000. Due to the borrowers' inability to make the payments required under the original loan terms, the Bank modified the terms by granting a longer amortized repayment structure in exchange for obtaining real estate as collateral. Potential problem loans are loans which are currently performing and are not included in non-accrual or restructured loans above, but about which we have serious doubts as to the borrower's ability to comply with present repayment terms. These loans are likely to be included later in non-accrual, past due or restructured loans, so they are considered by management in assessing the adequacy of the allowance for loan losses. At December 31, 2008, there were approximately $11.0 million in loans that had been identified as potential problem loans. All of these loans were still accruing interest at year end. There were eight leases totaling $305,000 that had been identified as potential problem leases as of December 31, 2008.

        The following table presents for the periods indicated a breakdown of non-performing loans and leases by type, which include non-accrual loans and leases and restructured loans:

	2008		2007		2006		2005		2004
	Balance	% of Total Loans	Balance	% of Total Loans	Balance	% of Total Loans	Balance	% of Total Loans	Balance	% of Total Loans
Real estate—mortgage loans:
1-4 Family	1,373	0.32%	557	0.14%	$74	0.02%	$106	0.03%	$54	0.02%
Construction/development	4,246	1.00%	—	0.00%	151	0.04%	67	0.02%	54	0.02%
Commercial mortgage	914	0.22%	262	0.07%	77	0.02%	11	0.01%	—	0.00%
Home equity line of credit	175	0.04%	111	0.03%	29	0.01%	10	0.01%	10	0.00%
Commercial & Industrial	303	0.07%	341	0.09%	110	0.03%	140	0.04%	261	0.08%
Personal Loans	186	0.04%	106	0.03%	49	0.01%	56	0.02%	488	0.16%
Leases, net	414	0.10%	345	0.08%	1,246	0.34%	482	0.14%	—	0.00%
Other	147	0.03%	—	0.00%	73	0.02%	79	0.02%	14	0.01%

Total	$7,758	1.82%	$1,722	0.44%	$1,809	0.49%	$951	0.29%	$881	0.29%

        Other real estate owned consists of foreclosed properties. At December 31, 2008, foreclosed real estate and other repossessed assets totaled $1,000 or less than .01% of total assets, and consisted of equipment. At December 31, 2007, foreclosed real estate and other repossessed assets totaled $9,000 or .01% of total assets, and consisted of equipment and one vehicle.

Analysis of Allowance for Loan Losses

        The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. The allowance for loan losses is increased by provisions charged to operations and by recoveries of amounts previously charged off, and reduced by loans charged off. The adequacy of the allowance is evaluated monthly. In evaluating the adequacy of the allowance, the growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, adverse situations that may affect a borrower's ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other relevant factors are all considered. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require adjustments to the allowance for loan losses based upon judgments different from those of management.

        The Bank uses a risk grading program to facilitate the evaluation of probable inherent loan losses and the adequacy of the allowance for loan losses. In this program, risk grades are initially assigned by loan officers, reviewed by Credit Administration, and reviewed by a third party on a test basis. The Bank strives to maintain the loan portfolio in accordance with conservative loan underwriting policies that result in loans specifically tailored to the needs of the Bank's market area. Every effort is made to identify and minimize the credit risks associated with such lending strategies. The Bank has no foreign loans and does not engage in highly leveraged transactions.

        The Bank follows a loan review program designed to evaluate the credit risk in the loan portfolio. Through this loan review process, an internally classified watch list that helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses is maintained. In establishing the appropriate classification for specific assets, management considers, among other factors, the estimated value of the underlying collateral, the borrower's ability to repay, the borrower's payment history and the current delinquency status. As a result of this process, certain loans are categorized as "substandard", "doubtful" or "loss" and reserves are allocated based on management's judgment and historical experience.

        Loans classified as "substandard" are those loans with clear and defined weaknesses such as unfavorable financial ratios, uncertain repayment sources or poor financial condition that may jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some losses if the deficiencies are not corrected. Loans classified as "doubtful" are those loans that have characteristics similar to substandard loans but with an increased risk that collection or liquidation in full is highly questionable and improbable. Loans classified as "loss" are considered uncollectible and of such little value that their continuance as assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off this asset even though partial recovery may be achieved in the future. As a practical matter, when loans are identified as loss they are charged off against the allowance for loan losses. In addition to the above classification categories, loans are also categorized based upon risk grade and loan type, assigning an allowance allocation based upon each category.

        The increase in the allowance for loan losses and the resultant provision for loan losses necessary to provide for the increase includes growth in loans outstanding, the volume of net charge-offs experienced during the year and the current level of nonperforming loans. Loan growth has been spread among the major loan categories, with the concentrations of major loan categories being relatively consistent in recent years. For the five years ended December 31, 2008, the range of each major category of loans as a percentage of total loans outstanding is as follows: 1-4 family mortgage loans—8% to 10%, commercial mortgage loans—24% to 27%, construction/development real estate loans—13% to 37%; home equity loans—6% to 10%; commercial and industrial loans—14% to 29%; loans to individuals—4% to 11%; and lease financing—1% to 5%. For all full fiscal years through 2008, loan loss experience was similar to that of other banks our age, with net loan charge-offs in each year no greater than 0.40% of average loans outstanding. Non-performing loans and leases, as discussed in the previous section titled "Non-performing assets", were $7.8 million at December 31, 2008 as compared to $1.7 million at December 31, 2007. The allowance for loan losses at December 31, 2008 of $9.1 million represents 2.13% of total loans and 118% of non-performing loans.

        The allowance for loan losses represents management's estimate of an amount adequate to provide for known and inherent losses in the loan portfolio in the normal course of business. Specific allowances are made that are allocated to certain individual loans and pools of loans based on risk characteristics. While management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Bank believes it has established the allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing the portfolio, will not require adjustments to the allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed herein. Any material increase in the allowance for loan losses may adversely affect the financial condition and results of operations of Bancshares.

        The following table describes the allocation of the allowance for loan losses among various categories of loans and certain other information for the dates indicated. The allocation is made for analytical purposes only and is not necessarily indicative of the categories in which future losses may occur.

	At December 31,
	2008		2007		2006		2005		2004
	Amount	% of Total Loans(1)	Amount	% of Total Loans(1)	Amount	% of Total Loans(1)	Amount	% of Total Loans(1)	Amount	% of Total Loans(1)
	(Dollars in thousands)
Real estate loans	$6,631	72.68%	$3,450	60.10%	$2,340	41.58%	$2,155	49.76%	$2,149	61.61%
Home equity lines of credit	332	3.64%	177	3.08%	130	2.31%	137	3.16%	72	2.06%
Commercial and industrial loans	1,375	15.07%	1,121	19.53%	1,132	20.11%	929	21.45%	731	20.96%
Loans to individuals	310	3.40%	340	5.92%	405	7.20%	215	4.96%	232	6.65%
Lease financing, net	476	5.21%	652	11.36%	1,621	28.80%	895	20.67%	304	8.72%

Total	$9,124	100.00%	$5,740	100.00%	$5,628	100.00%	$4,331	100.00%	$3,488	100.00%

(1)
Represents total of all outstanding loans in each category as a percent of total loans outstanding.

        The recent economic recession and downturn in the real estate market has resulted in increased loan delinquencies, and in some cases defaults and foreclosures in our real estate portfolio. This downturn has resulted in impairment of the value of the collateral used to secure these loans and the ability to sell the collateral upon foreclosure. In response to this deterioration in real estate loan quality, management is aggressively monitoring its classified loans and is continuing to monitor credits with material weaknesses.

        The following table presents for the periods indicated information regarding changes in the allowance for loan losses:

	At or for the Years Ended December 31,
	2008	2007	2006	2005	2004
	(Dollars in thousands)
Balance at beginning of period	$5,740	$5,628	$4,331	$3,488	$2,529
Charge-offs:
Real estate loans	228	19	10	—	51
Home equity lines of credit	600	—	43	—	—
Commercial and industrial loans	385	180	64	8	211
Lease financing, net	112	728	1,183	28	24
Loans to individuals	315	108	50	45	54

Total charge-offs	1,640	1,035	1,350	81	340

Recoveries:
Real estate loans	1	—	—	—	1
Home equity lines of credit	—	—	—	—	—
Commercial and industrial loans	9	5	1	100	12
Lease financing, net	8	91	26	4	—
Loans to individuals	7	18	8	11	27

Total recoveries	25	114	35	115	40

Net charge-offs (recoveries)	1,615	921	1,315	(34)	300
Allowance acquired from First National merger	—	—	—	—	685
Provision for loan losses	4,999	1,033	2,612	809	574

Balance at end of period	$9,124	$5,740	$5,628	$4,331	$3,488

Total loans outstanding	$427,492	$392,959	$370,431	$332,708	$307,988
Average loans outstanding	$403,626	$370,832	$351,401	$317,986	$275,011
Allowance for loan losses to total loans outstanding	2.13%	1.46%	1.52%	1.30%	1.13%
Ratio of net loan charge-offs (recoveries) to average loans outstanding	0.40%	0.25%	0.37%	-0.01%	0.11%

Investment Activities

        Bancshares' portfolio of investment securities, most of which are available for sale, consists of U.S. Government agency, mortgage-backed securities, municipal bonds and other marketable equity securities.

        Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair value with any unrealized gains or losses reflected as an adjustment to stockholders' equity. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates and/or significant prepayment risks.

        The following table summarizes the amortized costs, gross unrealized gains and losses and the resulting market value of investment securities:

	2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available for sale:
U. S. Government agencies	$9,635	$211	$5	$9,841
Mortgage-backed securities	47,232	1,238	6	48,464
State and municipal bonds	12,143	42	202	11,983

	69,010	1,491	213	70,288
Marketable equity securities	974	—	—	974

Total securities available for sale	$69,984	$1,491	$213	$71,262

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities held to maturity:
State and municipal bonds	$1,768	$—	$8	$1,760

Total securities held to maturity	$1,768	$—	$8	$1,760

	2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available for sale:
U. S. Government agencies	$13,635	$341	$10	$13,966
Mortgage-backed securities	49,116	385	196	49,305
State and municipal bonds	10,762	109	44	10,827

	73,513	835	250	74,098
Marketable equity securities	907	7	—	914

Total securities available for sale	$74,420	$842	$250	$75,012

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities held to maturity:
State and municipal bonds	$1,770	$34	$—	$1,804

Total securities held to maturity	$1,770	$34	$—	$1,804

        The following table summarizes the amortized cost and recorded market values of investment securities (excluding marketable equity securities) at December 31, 2008, by contractual maturity groups:

	Amortized Cost	Fair Value	Book Yield(1)
	(Dollars in thousands)
Securities available for sale and held to maturity
U. S. Government agencies
Due after one but within five years	$2,497	$2,534	5.28%
Due after five but within ten years	7,137	7,307	5.77%

	9,634	9,841	5.64%

Mortgage-backed securities
Due after one but within five years	3,812	3,879	4.34%
Due after five but within ten years	6,485	6,611	4.54%
Due after ten years	36,936	37,975	5.56%

	47,233	48,465	5.32%

Municipal bonds
Due after one but within five years	1,315	1,336	3.51%
Due after five but within ten years	3,628	3,622	3.93%
Due after ten years	8,968	8,785	4.17%

	13,911	13,743	5.70%

Total investment securities
Due after one but within five years	7,625	7,749	4.50%
Due after five but within ten years	17,249	17,540	4.93%
Due after ten years	45,904	46,759	5.30%

	$70,778	$72,048	5.44%

(1)
Yields on tax-exempt investments have been adjusted to tax equivalent basis using an assumed tax rate of 34% for 2008.

Deposit Activities

        The Bank provides a range of deposit services, including non-interest bearing checking accounts, interest bearing checking and savings accounts, money market accounts and certificates of deposit. These accounts generally earn interest at rates established by management based on competitive market factors and the desire to increase or decrease certain types or maturities of deposits.

        The Bank periodically uses brokered deposits consistent with asset and liability management policies. At December 31, 2008 the Bank had $36.1 million in brokered deposits. We rarely bid on political funds for municipalities as such deposits are extremely rate sensitive and due to fiduciary pressures on government officials, not as stable as regular corporate and individual customers.

        The Bank offers a variety of deposit programs to individuals and to small-to-medium size businesses and other organizations at interest rates generally competitive with local market conditions. For some of our corporate customers who require such a service, we provide a courier service for non-cash deposit pickup. The following table sets forth the average balances and rates for each of the deposit categories for the periods indicated:

	Year Ended December 31,
	2008		2007		2006
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in thousands)
Interest bearing NOW, savings, and money market accounts	$87,785	1.17%	$100,047	2.24%	$91,792	1.78%
Other time deposits	139,295	4.20%	128,382	4.84%	102,697	3.76%
Time deposits greater than $100,000	137,334	4.21%	112,416	5.05%	120,443	4.78%

Total interest bearing deposits	364,414	3.49%	340,845	4.15%	314,932	3.57%
Demand and other non-interest bearing deposits	52,653		59,376		58,705

Total average deposits	$417,067	3.04%	$400,221	3.53%	$373,637	3.01%

        The following table indicates the amount of the Bank's certificates of deposit by interest rate and by time remaining until maturity as of December 31, 2008.

	Three months or less		More than three months to six months		More than six months to one year		More than one year		Total
	(Dollars in thousands)
Certificates of $100,000 or more	$62,077	3.11%	$17,767	3.21%	$70,082	4.06%	$28,974	4.26%	$178,900	3.68%
Certificates of less than $100,000	21,661	3.74%	14,778	2.99%	55,847	3.89%	23,080	3.97%	115,366	3.76%

Total	$83,738	3.27%	$32,545	3.11%	$125,929	3.98%	$52,054	4.13%	$294,266	3.71%

Borrowings

        Borrowed funds consist of advances from the Federal Home Loan Bank of Atlanta ("FHLB"), securities sold under agreement to repurchase, federal funds purchased, obligations under a capitalized lease for the Bank's main office facility and junior subordinated debentures. The following table summarizes balance and rate information for borrowed funds as of the dates and for the periods indicated.

	At or for the Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
AMOUNTS OUTSTANDING AT END OF PERIOD:
Advances from the FHLB
Amount	$26,000	$6,000	$6,000
Weighted average rate	3.14%	3.53%	3.53%
Securities sold under agreement to repurchase
Amount	$14,623	$18,193	$15,473
Weighted average rate	2.07%	2.88%	3.69%
Federal funds purchased
Amount	$408	$13,316	$—
Weighted average rate	0.95%	4.60%	—
Capitalized lease obligation
Amount	$1,676	$1,685	$1,694
Weighted average rate	8.24%	8.24%	8.24%
MAXIMUM AMOUNT OUTSTANDING AT ANY MONTH-END:
Advances from the FHLB	$26,000	$6,000	$11,056
Securities sold under agreement to repurchase	19,931	25,531	17,058
Federal funds purchased	18,648	13,316	6,337
Capitalized lease obligation	1,685	1,694	1,702
AVERAGES DURING THE PERIOD:
Advances from the FHLB
Average balance	$23,391	$6,000	$10,834
Weighted average rate	3.21%	3.53%	4.17%
Securities sold under agreement to repurchase
Average balance	$17,551	$20,977	$13,753
Weighted average rate	2.07%	3.70%	3.42%
Federal funds purchased
Average balance	$4,103	$340	$913
Weighted average rate	3.32%	4.41%	4.84%
Capitalized lease obligation
Average balance	$1,683	$1,692	$1,700
Weighted average rate	8.23%	8.24%	8.24%

        Pursuant to collateral agreements with the FHLB, advances are secured by all of the Company's FHLB stock, investment securities with a carrying value of $8.4 million at December 31, 2008, and a blanket lien on qualifying first mortgage loans. This agreement with the FHLB provides for a line of credit up to 15% of the Bank's assets. The unused portion of this line of credit is $54.4 million as of December 31, 2008.

        Securities sold under agreement to repurchase are secured by investment securities. The carrying value of the investment securities at December 31, 2008 was $17.1 million.

        Bancshares also has unused lines of credit totaling $35.1 million from correspondent banks at December 31, 2008.

Junior Subordinated Deferrable Interest Debentures

        On December 31, 2001 we privately placed 2,000 shares of American Community Capital Trust I 9% Trust Preferred Securities, having a value of $2,000,000. On March 1, 2002, we privately placed an additional 1,500 shares of American Community Capital Trust I 9% Trust Preferred Securities, having a liquidation value of $1,500,000. The trust preferred securities have a dividend yield equal to 9% of their face value each year and distributions are paid on a quarterly basis. Bancshares' source of funds for the required interest payments on the trust preferred securities is interest and dividends payable by the Bank to Bancshares plus proceeds received from additional stock sold by Bancshares. Under the terms of the trust preferred securities, Bancshares is permitted to defer the payment of interest on the trust preferred securities for up to 20 consecutive calendar quarters. The amount of any interest deferred also bears interest and must be paid at such time as funds are available to Bancshares. The Trust Preferred Securities were paid off on March 9, 2007.

        During 2003, we formed a special purpose entity organized as a business trust under the laws of the State of Connecticut. This business trust, called American Community Capital Trust II, Ltd was formed in order to allow us to issue trust preferred securities. On December 15, 2003, American Community Capital Trust II, Ltd. issued a floating rate trust preferred security in the amount of $10,000,000. The Trust used the proceeds from the issuance of the trust preferred security to acquire a $10,310,000 junior subordinated note of the Company. The trust preferred security essentially mirrors the debt security, carrying a floating interest rate based on 3-month LIBOR plus 280 basis points. The initial interest rate in effect at the time of issuance was 3.97%, which is reset on a quarterly basis. The rate as of December 31, 2008 was 6.56%. The securities have a legal maturity of 30 years, and can be called at the Company's option in whole or part after five years.

Banking Technology

        We provide our customers with truncation of their deposit accounts (check imaging), on-line banking and 24 hour telephone banking that permits our depositors to check balances, recently cleared checks and recent deposits. Due to our imaging of all documentation, our customer service representatives can access past statements and paid checks in a matter of seconds, eliminating research fees for our customers and eliminating any waiting time for such research. We implemented Internet banking for our personal customers during the fourth quarter of 2002 and our business Internet banking was implemented in 2003.

        The Bank has twelve ATM facilities attached to twelve of its existing banking offices. The Bank's ATM cards are linked to the nationwide Cirrus®, Plus® and Star® systems, allowing the Bank's customers to withdraw funds from any ATM honoring these systems.

Competition

        Commercial banking in North Carolina is highly competitive in large part due to early adoption of statewide branching. We compete in our market areas with some of the largest banking organizations in the state and the country and other financial institutions, such as federally and state-chartered savings and loan institutions and credit unions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit or taking investment monies such as mutual funds and brokerage firms. Many of our competitors have broader geographic markets and higher lending limits than us and are also able to provide more services and make greater use of media advertising. In Union County, for example, there are currently 37 offices of 10 different commercial banks (including the largest banks in North Carolina). In Mecklenburg County, there are currently 241 offices of 23 different commercial banks (including the largest banks in North Carolina). While we typically do not compete directly for loans with these larger banks, they do influence our deposit products. We do compete more directly with mid-size and small community banks that have offices in our market areas. There are also a number of new community banks in Mecklenburg and Union Counties that have a direct competitive effect as borrowers tend to "shop" the terms of their loans and deposits.

        The enactment of legislation authorizing interstate banking has caused great increases in the size and financial resources of some of our competitors. In addition, as a result of interstate banking, out-of-state commercial banks have acquired North Carolina banks and heightened the competition among banks in North Carolina. For example, Atlanta, Georgia based SunTrust, a large multi-state financial institution has branches throughout North Carolina, including Mecklenburg County, Regions Bancshares, from Birmingham, Alabama as well as California Based Wells Fargo and Ohio based Fifth Third, recently expanded their presence in North Carolina.

        The banking business is highly competitive in South Carolina as well. American Community competes as a financial intermediary with other commercial banks, savings and loan associations, credit unions, and money market mutual funds operating in the Cherokee County area and elsewhere. In Cherokee County, there are currently 10 offices of 5 different commercial banks. A number of these competitors are well established in the Cherokee County area. Most of them have substantially greater resources and lending limits than the Bank and offer certain services, such as extensive and established branch networks and trust services that we either do not expect to provide or do not currently provide. As a result of these competitive factors, the Bank may have to pay higher rates of interest to attract deposits.

        Despite the competition in our market areas, we believe that we have certain competitive advantages that distinguish us from our competition. We believe that our primary competitive advantages are our bankers, each of whom is well known in his or her community with strong personal and business ties to that community with a loyal customer following. We offer customers modern banking services without forsaking community values such as prompt, personal service and friendliness. We also have established local advisory boards in certain of our communities to help us better understand their needs and to be "ambassadors" of the Bank. We offer many personalized services and attract customers by being responsive and sensitive to their individualized needs. We believe our approach to business builds goodwill among our customers, shareholders, and the communities we serve which results in referrals from shareholders and satisfied customers. We also rely on traditional marketing to attract new customers. To enhance a positive image in the community, we support and participate in local events and our officers and directors serve on boards of local civic and charitable organizations. As an example, American Community was recognized each year from 1999 to 2008 for outstanding contributions to the United Way Campaign for Union County. American Community is very active in the Special Olympics for all markets.

        American Community entered into a revenue sharing agreement with Smith Barney in 2000, in which the Bank receives revenue for business generated by a broker located in our main office. As a community service providing a competitive edge, the Bank sponsors small business seminars and features various speakers on topics of interest to growing small businesses. The Bank attempts to bring together in one place a variety of experts to discuss timely issues of importance to business owners regarding such matters as e-commerce, investments, and estate and retirement planning. This social setting also provides small business owners with an opportunity to network with other small business owners in our communities. Further, through its Kidz Club, the Bank offers savings accounts designed for young savers. The Bank has also developed a Senior Citizens account for customers 50 years and older. These products offer free travelers checks, free safe deposit box, interest on daily balances, free wallet-style checks, free breakfasts with guest speakers and periodic day trips. American Community also sponsors the day trips as a way to attract Senior Citizens' accounts and to further enhance their loyalty to the Bank.

Regulation of the Bank

        The Bank is extensively regulated under both federal and state law. Generally, these laws and regulations are intended to protect depositors and borrowers, not shareholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Bancshares and the Bank.

        State Law.    The Bank is subject to extensive supervision and regulation by the North Carolina Commissioner of Banks (the "Commissioner"). The Commissioner oversees state laws that set specific requirements for bank capital and regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and the Bank is required to make regular reports to the Commissioner describing in detail the resources, assets, liabilities and financial condition. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, the payment of dividends, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

        Deposit Insurance.    The Bank's deposits are insured up to applicable limits through the FDIC's Deposit Insurance Fund (DIF) generally up to a maximum of $100,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. In October 2008, the FDIC temporarily increased the maximum to $250,000 per separately insured depositor until December 2009.

        On February 27, 2009, the Board of Directors of the Federal Deposit Insurance Corporation (FDIC) voted to amend the restoration plan for the Deposit Insurance Fund. The Board took action by imposing a special assessment on insured institutions of 20 basis points, implementing changes to the risk-based assessment system, and increased regular premium rates for 2009, which banks must pay on top of the special assessment. The 20 basis point special assessment on the industry will be as of June 30, 2009 payable on September 30, 2009. As a result of the special assessment and increased regular assessments, the Company projects it will experience an increase in FDIC assessment expense by approximately $1.8 million from 2008 to 2009. The 20 basis point special assessment represents $1.2 million of this increase.

        On March 5, 2009, the FDIC Chairman announced that the FDIC intends to lower the special assessment from 20 basis points to 10 basis points. The approval of the cutback is contingent on whether Congress clears legislation that would expand the FDIC's line of credit with the Treasury to $100 billion. Legislation to increase the FDIC's borrowing authority on a permanent basis is also expected to advance to Congress, which should aid in reducing the burden on the industry. The assessment rates, including the special assessment, are subject to change at the discretion of the Board of Directors of the FDIC.

        This increase was part of the Emergency Economic Stabilization Act of 2008. Additionally, The Bank has elected to participate in the FDIC's Temporary Liquidity Guarantee Program. Under this program, all non-interest bearing deposit transaction accounts at the Bank with balances over $250,000 will also be fully insured through December 31, 2009 at an additional cost to the Bank of 10 basis points per dollar over $250,000 on a per account basis. The FDIC has set a designated reserve ratio of 1.25% ($1.25 against $100 of insured deposits) for the DIF. The FDIC has the authority to set the ratio between 1.15% and 1.50%, and must adopt a restoration plan when the ratio falls below 1.15% and begin paying dividends when the reserve ratio exceeds 1.35%. There is no requirement to achieve a specific ratio within a given time frame. The DIF reserve ratio calculated by the FDIC that was in effect at December 31, 2008 was .76%. In October 2008, the FDIC adopted a restoration plan that would increase the reserve ratio to the 1.15% threshold within five years. As part of that plan, the FDIC increased risk-based assessment rates uniformly by seven cents, on an annual basis, for the first quarter of 2009 due to deteriorating financial conditions in the banking industry.

        In addition to risk-based deposit insurance assessments, additional assessments may be imposed by the Financing Corporation, a separate U.S. government agency affiliated with the FDIC, on insured deposits to pay for the interest cost of Financing Corporation bonds. Financing Corporation assessment rates for 2008 ranged from $.0110 to $.0114 per $100 of deposits.

        The FDIC can terminate a depository institution's deposit insurance if it finds that the institution is being operated in an unsafe and unsound manner or has violated any rule, regulation, order or condition administered by the institution's regulatory authorities. Any such termination of deposit insurance would likely have a material adverse effect on the Bank, the severity of which would depend on the amount of deposits affected by such a termination. The FDIC evaluates the risk of each financial institution based on its supervisory rating, its financial ratios, and its long-term debt issuer rating. Deposit insurance premium rates in 2008 for nearly all of the financial institution industry varied between five and seven cents every $100 of domestic deposits. The deposit insurance assessment rates are determined quarterly.

        On December 16, 2008, the FDIC adopted a final rule increasing its risk-based deposit insurance assessment scale uniformly by seven (7) basis points for first quarter 2009. The assessment scale for first quarter 2009 will range from twelve (12) basis points of assessable deposits for the strongest institutions to fifty (50) basis points for the weakest. The FDIC attributes the assessment increase to recent failures of FDIC-insured institutions. The FDIC's action applies only to the first quarter of 2009. FDIC is considering further changes to the risk-based assessment scale effective April 1, 2009, designed to make the assessment system more risk sensitive and ensure that riskier institutions bear a greater share of the assessments. Proposed adjustments to the scale include: (i) adding a surcharge for certain institutions (institutions in the three riskiest categories for FDIC assessment purposes) that use brokered deposits to fund growth, (ii) providing a possible discount of up to two (2) basis points based on an institution's ratio of long-term unsecured debt, including senior unsecured and subordinated debt, to domestic deposits (for "small institutions" (generally, those with less than $10 billion in assets), the ratio could include a certain amount of Tier 1 capital) and (iii) adding a surcharge based upon an institution's ratio of secured liabilities (including Federal Home Loan Bank advances, securities sold under repurchase agreements, secured Federal Funds purchased and certain other secured borrowings) to domestic deposits, if greater than 15%.

        Capital Requirements.    The federal banking regulators have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit, and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

        A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. "Tier 1," or core capital, includes common equity, qualifying noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2," or supplementary capital, includes among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As of December 31, 2008, Bancshares was well-capitalized with Tier 1 and Total Risk-Based Capital of 11.38% and 12.64%, respectively.

        The federal banking agencies have adopted regulations specifying that they will include, in their evaluations of a bank's capital adequacy, an assessment of the bank's interest rate risk exposure. The standards for measuring the adequacy and effectiveness of a banking organization's interest rate risk management include a measurement of board of director and senior management oversight, and a determination of whether a banking organization's procedures for comprehensive risk management are appropriate for the circumstances of the specific banking organization.

        Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of the Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends to the shareholders.

        Federal Deposit Insurance Corporation Improvement Act of 1991.    In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Improvement Act"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. The FDIC Improvement Act provides for, among other things:

  •
  publicly available annual financial condition and management reports for certain financial institutions, including audits by independent accountants,

  •
  the establishment of uniform accounting standards by federal banking agencies,

  •
  the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels, with greater scrutiny and restrictions placed on depository institutions with lower levels of capital,

  •
  additional grounds for the appointment of a conservator or receiver, and

  •
  restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements.

        The FDIC Improvement Act also provides for increased funding of the FDIC insurance funds and the implementation of risk-based premiums.

        A central feature of the FDIC Improvement Act is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to the FDIC Improvement Act, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

        The FDIC Improvement Act provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. The FDIC Improvement Act also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

        International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001.    On October 26, 2001, the USA PATRIOT Act of 2001 was enacted. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, which sets forth anti-money laundering measures affecting insured depository institutions, broker-dealers and other financial institutions. The Act requires U.S. financial institutions to adopt new policies and procedures to combat money laundering and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on the operations of financial institutions. The USA PATRIOT Act of 2001 has increased costs of regulatory compliance.

        Miscellaneous.    The dividends that may be paid by the Bank are subject to legal limitations. In accordance with North Carolina banking law, dividends may not be paid by the Bank unless its capital surplus is at least 50% of its paid-in capital.

        The earnings of the Bank will be affected significantly by the policies of the Federal Reserve Board, which is responsible for regulating the United States money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market transactions in United States government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

        The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.

        We cannot predict what legislation might be enacted or what regulations might be adopted, or if enacted or adopted, the effect thereof on the Bank's operations.

Regulation of Bancshares

        Federal Regulation.    Bancshares is subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as administered by the Federal Reserve Board. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies on a consolidated basis.

        The status of Bancshares as a registered bank holding company under the Bank Holding Company Act does not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, the federal securities laws.

        Bancshares is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval is required for Bancshares to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than five percent of any class of voting shares of such bank or bank holding company.

        The merger or consolidation of Bancshares with another bank, or the acquisition by Bancshares of assets of another bank, or the assumption of liability by Bancshares to pay any deposits in another bank, will require the prior written approval of the primary federal bank regulatory agency of the acquiring or surviving bank under the federal Bank Merger Act. The decision is based upon a consideration of statutory factors similar to those outlined above with respect to the Bank Holding Company Act. In addition, in certain such cases an application to, and the prior approval of, the Federal Reserve Board under the Bank Holding Company Act and/or the North Carolina Banking Commission may be required.

        Bancshares is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of Bancshares' consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" and "well managed" under applicable regulations of the Federal Reserve Board, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the Federal Reserve Board, and that is not the subject of any unresolved supervisory issues.

        In addition, a bank holding company is prohibited generally from engaging in, or acquiring five percent or more of any class of voting securities of any company engaged in, non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking as to be a proper incident thereto are:

  •
  making or servicing loans;

  •
  performing certain data processing services;

  •
  providing discount brokerage services;

  •
  acting as fiduciary, investment or financial advisor;

  •
  leasing personal or real property;

  •
  making investments in corporations or projects designed primarily to promote community welfare; and

  •
  acquiring a savings and loan association.

        In evaluating a written notice of such an acquisition, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the notifying bank holding company and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of such company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The required notice period may be extended by the Federal Reserve Board under certain circumstances, including a notice for acquisition of a company engaged in activities not previously approved by regulation of the Federal Reserve Board. If such a proposed acquisition is not disapproved or subjected to conditions by the Federal Reserve Board within the applicable notice period, it is deemed approved by the Federal Reserve Board.

        However, with the passage of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, which became effective on March 11, 2000, the types of activities in which a bank holding company may engage were significantly expanded. Subject to various limitations, the Modernization Act generally permits a bank holding company to elect to become a "financial holding company." A financial holding company may affiliate with securities firms and insurance companies and engage in other activities that are "financial in nature." Among the activities that are deemed "financial in nature" are, in addition to traditional lending activities, securities underwriting, dealing in or making a market in securities, sponsoring mutual funds and investment companies, insurance underwriting and agency activities, certain merchant banking activities and activities that the Federal Reserve Board considers to be closely related to banking.

        A bank holding company may become a financial holding company under the Modernization Act if each of its subsidiary banks is "well capitalized" under the Federal Deposit Insurance Corporation Improvement Act prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve Board that the bank holding company wishes to become a financial holding company. A bank holding company that falls out of compliance with these requirements may be required to cease engaging in some of its activities. Bancshares has not yet elected to become a financial holding company.

        Under the Modernization Act, the Federal Reserve Board serves as the primary "umbrella" regulator of financial holding companies, with supervisory authority over each parent company and limited authority over its subsidiaries. Expanded financial activities of financial holding companies generally will be regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators and insurance activities by insurance regulators. The Modernization Act also imposes additional restrictions and heightened disclosure requirements regarding private information collected by financial institutions.

        Capital Requirements.    The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

        The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies:

  •
  a leverage capital requirement expressed as a percentage of adjusted total assets;

  •
  a risk-based requirement expressed as a percentage of total risk-weighted assets; and

  •
  a Tier 1 leverage requirement expressed as a percentage of adjusted total assets.

        The leverage capital requirement consists of a minimum ratio of total capital to total assets of 4%, with an expressed expectation that banking organizations generally should operate above such minimum level. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The Tier 1 leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated companies, with minimum requirements of 4% to 5% for all others.

        The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

        U.S. Treasury Capital Purchase Program.    On November 5, 2008, pursuant to the U.S. Department of the Treasury's (the "U.S. Treasury") Capital Purchase Program (the "CPP"), the Company applied for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value and liquidation preference of $1,000 per share. The CPP also grants the U. S. Treasury the right to receive warrants to purchase stock of the Company at a price to be determined upon sale of the preferred stock. As of March 24, 2009 the Company has neither been approved nor denied participation in the capital program. The securities purchase agreement pursuant to which the securities would be issued to the U.S. Treasury under the CPP would:

  •
  Limit the payment of dividends on the Company's common stock without prior approval of the U.S. Treasury

  •
  Limit the ability to repurchase shares of its common stock

  •
  Grant the holders of the preferred stock, the warrant and the common stock of the Company to be issued under the warrants certain registration rights, and

  •
  Subject the Company to certain executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 and the American Relief and Recovery Act of 2009.

        Source of Strength for Subsidiaries.    Bank holding companies are required to serve as a source of financial strength for their depository institution subsidiaries, and, if their depository institution subsidiaries become undercapitalized, bank holding companies may be required to guarantee the subsidiaries' compliance with capital restoration plans filed with their bank regulators, subject to certain limits.

        Dividends.    As a bank holding company that does not, as an entity, currently engage in separate business activities of a material nature, Bancshares' ability to pay cash dividends depends upon the cash dividends it receives from the Bank. At present, Bancshares' only source of income is dividends paid by the Bank and interest earned on any investment securities it holds. Bancshares must pay all of its operating expenses from funds it receives from the Bank. Therefore, shareholders may receive dividends from Bancshares only to the extent that funds are available after payment of our operating expenses and the board decides to declare a dividend. In addition, the Federal Reserve Board generally prohibits bank holding companies from paying dividends except out of operating earnings, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. We expect that, for the foreseeable future, any dividends paid by the Bank will likely be limited to amounts needed to pay any separate expenses of Bancshares, to pay dividends to shareholders and to make required payments on our debt obligations, including our outstanding debentures underlying trust preferred securities.

        The FDIC Improvement Act requires the federal bank regulatory agencies biennially to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities and, since adoption of the Riegle Community Development and Regulatory Improvement Act of 1994, to do so taking into account the size and activities of depository institutions and the avoidance of undue reporting burdens. In 1995, the agencies adopted regulations requiring as part of the assessment of an institution's capital adequacy the consideration of (a) identified concentrations of credit risks, (b) the exposure of the institution to a decline in the value of its capital due to changes in interest rates and (c) the application of revised conversion factors and netting rules on the institution's potential future exposure from derivative transactions.

        In addition, the agencies in September 1996 adopted amendments to their respective risk-based capital standards to require banks and bank holding companies having significant exposure to market risk arising from, among other things, trading of debt instruments, (1) to measure that risk using an internal value-at-risk model conforming to the parameters established in the agencies' standards and (2) to maintain a commensurate amount of additional capital to reflect such risk. The new rules were adopted effective January 1, 1997, with compliance mandatory from and after January 1, 1998.

        Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law would not be applicable to Bancshares because it currently only maintains one subsidiary depository institution.

        Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stocks or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and Federal Reserve Board regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal shareholders of the Bank, Bancshares, any subsidiary of Bancshares and related interests of such persons. Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tying arrangements (with the holding company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

        Any loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would also apply to guarantees of capital plans under the FDIC Improvement Act.

Interstate Branching

        Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle Act"), the Federal Reserve Board may approve bank holding company acquisitions of banks in other states, subject to certain aging and deposit concentration limits. As of June 1, 1997, banks in one state may merge with banks in another state, unless the other state has chosen not to implement this section of the Riegle Act. These mergers are also subject to similar aging and deposit concentration limits.

        North Carolina "opted-in" to the provisions of the Riegle Act. Since July 1, 1995, an out-of-state bank that did not already maintain a branch in North Carolina was permitted to establish and maintain a de novo branch in North Carolina, or acquire a branch in North Carolina, if the laws of the home state of the out-of-state bank permit North Carolina banks to engage in the same activities in that state under substantially the same terms as permitted by North Carolina. Also, North Carolina banks may merge with out-of-state banks, and an out-of-state bank resulting from such an interstate merger transaction may maintain and operate the branches in North Carolina of a merged North Carolina bank, if the laws of the home state of the out-of-state bank involved in the interstate merger transaction permit interstate merger.

Future Legislation

        We cannot predict what legislation might be enacted in the future or what regulations might be adopted, or if enacted or adopted, the effect thereof on our operations.

Employees

        As of December 31, 2008, we had full-time 87 employees and 8 part-time employees. None of these employees are covered by a collective bargaining agreement. We consider relations with our employees to be good.

ITEM 1A—RISK FACTORS

        Not required for Smaller reporting companies

ITEM 1B—UNRESOLVED STAFF COMMENTS

        None

ITEM 2—PROPERTIES

        The following table sets forth the location of American Community's main office and branch offices, as well as certain information relating to these offices.

Office Location	Year Opened	Approximate Square Footage	Owned or Leased
Main Office	1999	14,774	Leased
2593 West Roosevelt Boulevard Monroe NC 28110
Indian Trail	1999	3,850	Leased
13860 East Independence Blvd Indian Trail NC 28079
Sunset	1999	450	Leased
120 East Sunset Drive Monroe, NC 28111
Wal-Mart Superstore	2000	600	Leased
2406 West Roosevelt Blvd Monroe NC 28110
Marshville	2000	3,500	Leased
7001 East Marshville Blvd Marshville NC 28103
Mint Hill	2000	2,500	Leased
7200 Matthews-Mint Hill Rd Mint Hill NC 28227
Mountain Island	2000	4,500	Owned
3500 Mt. Holly-Huntersville Rd Charlotte NC 28216
South Park	2003	2,800	Leased
4500 Cameron Valley Parkway Charlotte NC
South End	2005	5,405	Leased
2130 South Boulevard Charlotte NC 28203
Gaffney Main	1999	11,000	Owned
217 N. Granard Street Gaffney S.C. 29341
Blacksburg	2000	2,550	Leased
207 W. Cherokee Street Blacksburg SC 29702
Chesnee Highway	2001	2,550	Leased
626 Chesnee Highway Gaffney S.C 29341
Tega Cay	2005	3,082	Owned
1738 Gold Hill Road Tega Cay SC 29708

        In 1999 American Community entered into a Commercial Lease Agreement with TyPar Realty, Inc. for the lease of a portion of a two-story building constructed by L. C. Tyson Construction, Inc. This building serves as the main office of American Community. TyPar Realty, Inc. and L. C. Tyson Construction, Inc. are related interests of Carlton Tyson, a former director of Bancshares. The lease was for thirty years commencing in 1999 with increases every five years plus our share of common area expenses. American Community has a right of first refusal to lease the remainder of the building as it becomes available and to purchase the building should it be offered for sale. This lease was entered into at arms-length and at then current market rates. The lease was reviewed by an independent third party real estate appraiser for assurance that the terms of the lease are not more favorable than would be engaged with any other party. Additionally, after a sealed bid process, L. C. Tyson Construction, Inc. was awarded as low bidder, the construction contract for American Community's permanent buildings in Marshville and Mountain Island. American Community believes the terms of that contract are fair to the bank.

        American Community sold and leased back the Marshville branch in 2001 to Carroll Edwards in an arms-length transaction at then current market rates. In 2002 Mr. Edwards was elected to the board of directors of American Community and retired from the board in 2006.

        In 2003, American Community entered into a commercial lease agreement with Zebulon Morris, Jr, a former director of American Community, for the lease of a new building constructed by Mr. Morris. The lease is for 10 years commencing in 2003. This lease was entered into at arms-length and at then current market rates. In 1998 Mr. Morris was elected to the board of directors of American Community and retired from the board in 2006.

        In 2008, American Community sold the Blacksburg and Highway 11 branches and leased them back for a period of ten years with two renewal options for five years each. The leaseback has been accounted for as an operating lease.

ITEM 3—LEGAL PROCEEDINGS

        In the normal course of its operations, the Bank from time to time is party to various legal proceedings. Based upon information currently available, there are no legal proceedings to which Bancshares or the Bank is party that would have a material adverse effect on Bancshares business, financial position, or results of operations.

ITEM 4—SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

        None

PART II

ITEM 5—MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

        American Community Bancshares' common stock is listed on the Nasdaq Capital Market under the symbol "ACBA". It began trading on this market on July 17, 2000. There were 6,643,495 shares of our common stock outstanding at February 27, 2009 owned by approximately 2,500 shareholders. The table below lists the high and low prices at which trades were completed during each quarter indicated for our stock and warrants to buy stock and are adjusted to reflect our three-for-two stock split effective in the form of a 50% stock dividend in February 2006. In 2008 and 2007, the Company paid quarterly dividends in the amount of $0.05 per share.

		Sale Price
		Common Stock
	Dividends Paid
		High	Low
2008
First Quarter	$0.05	$10.00	$7.09
Second Quarter	0.05	9.00	6.15
Third Quarter	0.05	11.25	5.00
Fourth Quarter	0.05	10.29	7.02
2007
First Quarter	$0.05	$12.69	$10.60
Second Quarter	0.05	12.30	10.87
Third Quarter	0.05	12.50	10.15
Fourth Quarter	0.05	12.84	9.19

        See Item 12 of this report for disclosure regarding securities authorized for issuance and equity compensation plans required by Item 201(d) of Regulation S-K.

ITEM 6—SELECTED FINANCIAL DATA

AMERICAN COMMUNITY BANCSHARES, INC.
Selected Financial Information and Other Data
($ in thousands, except per share data)

	At or for the Year Ended December 31,
	2008	2007	2006	2005	2004
Operating Data:
Total interest income	$30,411	$35,426	$32,334	$25,584	$18,217
Total interest expense	14,699	16,193	13,521	9,180	6,220

Net interest income	15,712	19,233	18,813	16,404	11,997
Provision for loan losses	4,999	1,033	2,612	809	574

Net interest income after provision for loan losses	10,713	18,200	16,201	15,595	11,423
Non-interest income	2,486	3,391	3,353	3,294	3,337
Non-interest expenses	17,209	13,702	12,838	11,742	10,400

Income (loss) before income taxes	(4,010)	7,889	6,716	7,147	4,360
Provision for income taxes	(1,353)	2,869	2,440	2,639	1,617

Net income (loss)	$(2,657)	$5,020	$4,276	$4,508	$2,743

Per Share Data:(1)
Earnings (loss) per share—basic	$(0.41)	$0.74	$0.62	$0.71	$0.56
Earnings (loss) per share—diluted	(0.41)	0.72	0.60	0.66	0.50
Cash dividends per share	0.20	0.20	0.20	0.13	0.07
Market Price
High	11.25	12.84	13.73	12.51	11.21
Low	5.00	9.19	11.00	9.46	7.58
Close	10.25	9.59	11.04	12.43	10.90
Book value	7.76	8.31	7.83	7.43	7.06
Tangible book value	6.20	6.73	6.35	5.89	5.04
Weighted average shares outstanding
Basis	6,555,255	6,779,635	6,913,534	6,364,336	4,912,256
Diluted	6,555,255	6,938,259	7,171,413	6,819,523	5,513,361
Selected Year-End Balance Sheet
Data:
Loans	$427,492	$392,959	$370,431	$332,708	$307,988
Allowance for loan losses	9,124	5,740	5,628	4,331	3,488
Intangible assets	10,190	10,296	10,403	10,510	10,617
Total assets	535,679	505,595	494,658	436,671	399,458
Deposits	429,404	399,794	401,137	345,401	306,665
Borrowings	53,017	49,504	37,085	38,464	54,169
Shareholders' equity	51,282	54,024	55,068	50,886	36,972
Selected Average Balances:
Total assets	$529,723	$496,816	$468,908	$420,941	$366,668
Loans	403,626	370,832	351,401	317,986	275,011
Total interest-earning assets	485,203	455,076	428,679	385,919	337,292
Interest-bearing deposits	364,415	340,845	314,932	278,473	239,294
Total interest-bearing liabilities	421,480	380,996	355,362	320,230	292,402
Shareholders' equity	53,972	54,836	52,924	45,937	32,275

(1)
All share and per share amounts reflect the effects of the 50% stock split paid in 2006

 AMERICAN COMMUNITY BANCSHARES, INC.
Selected Financial Information and Other Data
($ in thousands, except per share data)

	At or for the Year Ended December 31,
	2008		2007	2006	2005	2004
Selected Performance Ratios:
Return on average assets	(0.50)%		1.01%	0.91%	1.07%	0.74%
Return on average equity	(4.92)%		9.15%	8.08%	9.81%	8.50%
Net interest margin	3.24%		4.23%	4.39%	4.25%	3.56%
Net interest margin, fully taxable equivalent	3.32	%(1)	4.29%	4.44%	4.28%	3.58%
Noninterest expense to average assets	3.26%		2.74%	2.74%	2.79%	2.84%
Efficiency ratio	93.55%		60.40%	57.71%	59.61%	67.82%
Equity to assets ratio	9.57%		10.69%	11.13%	11.65%	9.26%
Dividend payout ratio	NM	(2)	27.78%	33.33%	19.70%	14.00%
Asset Quality Ratios:
Nonperforming loans to total loans	1.82%		0.44%	0.49%	0.29%	0.29%
Allowance for loan losses to period-end loans	2.13%		1.46%	1.52%	1.30%	1.13%
Allowance for loan losses to nonperforming loans	118%		333%	311%	455%	396%
Nonperforming assets to total assets	1.45%		0.34%	0.41%	0.33%	0.30%
Net loan charge-offs (recoveries) to average loans	0.40%		0.25%	0.37%	(0.01)%	0.11%

(1)
Yields related to investment securities and loans exempt from Federal income taxes on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%.

(2)
Not meaningful

ITEM 7—MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

        The following presents management's discussion and analysis of our financial condition and results of operations and should be read in conjunction with the financial statements and related notes combined in Item 8 of this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. The following discussion is intended to assist in understanding the financial condition and results of operations of Bancshares. Because American Community Bancshares, Inc. has no material operations and conducts no business on its own other than owning its subsidiary, American Community Bank ("American Community"), the discussion contained in this Management's Discussion and Analysis concerns primarily the business of American Community. However, for ease of reading and because the financial statements are presented on a consolidated basis, American Community Bancshares and American Community Bank are collectively referred to herein as American Community Bancshares or Bancshares unless otherwise noted.

 OVERVIEW

        In April 2000, Bancshares was formed as a holding company for American Community. Upon formation, one share of Bancshares' $1.00 par value common stock was exchanged for each of the then outstanding 1,492,063 shares of American Community's $5.00 par value common stock. On April 15, 2004, Bancshares acquired First National Bank of the Carolinas ("First National"). On April 1, 2005 First National was merged into American Community. Bancshares currently has no operations and conducts no business on its own other than owning American Community.

        American Community was opened for business as a North Carolina-chartered commercial bank on November 16, 1998 and completed its first full fiscal year on December 31, 1999. American Community operates out of its main office at 2593 West Roosevelt Boulevard, Monroe, North Carolina. It also operates twelve other full service branches in Union and Mecklenburg Counties of North Carolina and Cherokee and York Counties of South Carolina.

        First National commenced operations as a national banking association on October 18, 1996 and was purchased by Bancshares on April 15, 2004. First National was merged into American Community on April 1, 2005.

        The Bank's lending activities are oriented to the consumer/retail customer as well as small-to-medium sized businesses located in the Union and Mecklenburg County areas of North Carolina and the Cherokee and York County area of South Carolina. The Bank offers commercial, consumer, and mortgage lending products, as well as the ability to structure credit arrangements to fit specialized needs through accounts receivable financing, leasing arrangements and other products. The deposit services offered by the Bank include small business and personal checking and savings accounts and certificates of deposit. The Bank concentrates on customer relationships in building its customer deposit base and competes aggressively in the area of transaction accounts. Additional funding includes borrowings from the FHLB and various other financial institutions. The Bank also offers investment services through an agreement with Smith Barney.

Comparison of Financial Condition at December 31, 2008 and 2007

        Total assets at December 31, 2008 increased by $30.1 million or 6.0% to $535.7 million compared to $505.6 million at December 31, 2007. Bancshares had earning assets of $504.4 million at year-end December 31, 2008 consisting of $427.5 million in gross loans, $76.0 million in investment securities and non-marketable equity securities, and $894,000 in interest-bearing deposits with banks. Total deposits as of December 31, 2008 increased by $29.6 million or 7.4% to $429.4 million compared to $399.8 million at December 31, 2007. Total borrowings as of December 31, 2008 increased by

$3.5 million or 7.1% from $49.5 million to $53.0 million. Stockholders' equity was $51.3 million at December 31, 2008 compared to $54.0 million at December 31, 2007 for a decrease of $2.7 million or 5.1%.

        Gross loans grew by $34.5 million or 8.8% from $393.0 million as of December 31, 2007 to $427.5 million at year-end 2008. The composition of the loan portfolio, by category, as of December 31, 2008 is as follows: 10% 1-4 family mortgage loans, 25% commercial mortgage real estate loans, 37% construction/development real estate loans, 10% home equity lines of credit, 14% commercial loans, 4% consumer and other loans to individuals and less than 1% leases. The real estate category grew $29.7 million from $276.4 million to $306.1 million. Within the real estate category, 1-4 family loans increased $7.7 million from $35.7 million to $43.4 million, commercial mortgage real estate loans increased $1.3 million from $104.2 million to $105.5 million and construction/development loans increased $20.7 million from $136.5 million to $157.2 million. These construction/development loans are primarily single family residences and owner occupied commercial properties. Commercial and industrial loans and home equity lines of credit also increased $2.1 million and $9.0 million, respectively. Net decreases in other loan categories included $4.2 in consumer and other loans and $2.0 million in leases. The composition of the loan portfolio at December 31, 2007, by category, was 9% 1-4 family mortgage loans, 26% commercial mortgage real estate loans, 35% construction/development real estate loans, 9% home equity lines of credit, 15% commercial loans, 5% consumer and other loans to individuals and 1% leases.

        Bancshares recorded a $5.0 million provision for loan losses for the year ended December 31, 2008, representing an increase of $4.0 million from the $1.0 million provision for the year ended December 31, 2007. Bancshares also experienced net charge-offs of $1.6 million in 2008 compared to net charge-offs of $921,000 in 2007. The percentage of net loan charge-offs (recoveries) to average loans outstanding was 0.40% for the year ended December 31, 2008 as compared with 0.25% for the year ended December 31, 2007. Non-performing loans and leases, including restructured loans and leases over 90 days past due and still accruing interest, totaled $7.8 million or 1.82% of total loans at December 31, 2008, up from $1.7 million or 0.44% of total loans at December 31, 2007. The composition of non-performing loans and leases at December 31, 2008 by category was 84% real estate, 4% commercial loans, 2% home equity lines of credit, 4% consumer and other loans to individuals and 6% leases. This compares to 48% real estate, 20% commercial loans, 6% home equity lines of credit, 6% consumer and other loans to individuals and 20% leases at December 31, 2007. All non-performing loans and leases have been reviewed for collectibility and any specific reserves necessary have been recorded. The allowance for loan losses at December 31, 2008 of $9.1 million represents 2.13% of total loans and 118% of non-performing loans and lease. The allowance for loan losses at December 31, 2007 of $5.7 million represented 1.46% of total loans and 333% of non-performing loans. The increase in the provision for loan losses from 2007 is primarily attributable to the increase in non-performing loan and leases and an increase in net charge-offs in 2008. Management believes that the allowance for loan losses as of December 31, 2008 is adequate to absorb known and expected losses inherent in the loan portfolio.

        Bancshares had total investment securities of $76.8 million at December 31, 2008 of which $71.3 million are accounted for as available for sale under Statement of Financial Accounting Standards (SFAS) No. 115 and are presented at fair value, and $1.8 million are intended to be held to maturity. The investment securities portfolio decreased by $3.8 million from the $75.0 million balance at December 31, 2007. Additions to the investment portfolio included $10.2 million in new securities purchases, largely funded from $11.9 million in proceeds from investment maturities, calls, sales and principal re-payments.

        Interest-earning deposits with banks decreased by $36,000. The Company holds funds in interest-earning deposits with banks to provide liquidity for future loan demand and to satisfy fluctuations in deposit levels.

        Non interest-earning assets increased by $1.9 million from $38.5 million at December 31, 2007 to $40.4 million at December 31, 2008. The increase is primarily attributable to an increase in the accrued income tax receivable and deferred tax assets of $4.6 million. This increase was offset by a decrease of $537,000 in the cash and due from banks category. This includes cash on hand and customer deposits and other cash receipts that are in the process of collection and not available for overnight investment. Accrued interest receivable also decreased $608,000 to $2.0 million at December 31, 2008 as a result of the decrease in interest rates during the year. Bank premises and equipment was $7.1 million at December 31, 2008 a decrease of $1.6 million from December 31, 2007 primarily due to the sale of two branches in a sale-leaseback transaction and depreciation of assets.

        Total deposits increased $29.6 million or 7.4% from $399.8 million on December 31, 2007 to $429.4 million on December 31, 2008. The composition of the deposit base, by category, at December 31, 2008 is as follows: 11% non-interest bearing demand deposits, 3% savings deposits, 17% money market and interest bearing demand deposits and 69% time deposits. The money market and interest bearing demand deposits and time deposit categories experienced increases over the twelve-month period. Dollar and percentage increases by category were as follows: money market and interest bearing demand deposits, $4.5 million or 7%, and time deposits, $41.0 million or 16%. The non-interest bearing demand deposit and savings deposit categories both experienced decreases over the twelve-month period. Dollar and percentage decreases by category were as follows: non-interest bearing demand deposits, $5.6 million or 10%; and savings deposits, $10.3 million or 43%. Time deposits of $100,000 or more totaled $178.9 million, or 61% of time deposits at December 31, 2008. The composition of deposits at December 31, 2007 was 14% non-interest bearing demand deposits, 6% savings deposits, 17% money market and interest bearing demand deposits and 63% time deposits. Time deposits of $100,000 or more at December 31, 2007 were $143.7 million, or 57% of time deposits at December 31, 2007.

        At December 31, 2008, $26.0 million of advances were outstanding with maturity dates ranging from July 2012 through February 2018. The balance of FHLB advances at December 31, 2007 was $6.0 million. These advances are secured by certain 1-4 family and commercial mortgage loans, Federal Home Loan Bank stock, and $8.4 million in investment securities. Bancshares also maintained the capital lease for its main office. The recorded obligation under this capital lease at December 31, 2008 was $1.7 million. In 2003, Bancshares issued junior subordinated debentures in the amount of $10.3 million all of which was eligible for inclusion as Tier 1 capital for American Community Bancshares, Inc. in 2008. The debentures have a maturity of thirty years with a five-year continuous call provision and are re-priced monthly based on 90 day LIBOR plus 280 basis points. The Bank also offers corporate customers the option to sweep excess checking account balances into one day maturity repurchase agreements which are collateralized by certain of the Bank's investment securities. The balance of these repurchase agreements at December 31, 2008 was $14.6 million. The Bank also utilizes federal fund lines from correspondent banks. The amount outstanding on these lines as of December 31, 2008 was $408,000.

        Other liabilities decreased by $297,000 or 13.1% to $2.0 million at December 31, 2008 from $2.3 million at December 31, 2007. The decrease was primarily due to the decrease in accrued income taxes for the year as compared to 2007.

        Bancshares began 2007 with total stockholders' equity of $54.0 million. Total equity decreased to $51.3 million at December 31, 2008. This $2.7 million decrease was due to a comprehensive loss of $2.3 million for the year ended December 31, 2008 and the $1.3 million payment of cash dividends of $.20 per share in 2008. This was partially offset by net proceeds of $650,000 from stock options exercised in 2008.

Net Interest Income

        Like most financial institutions, the primary component of earnings for Bancshares is net interest income. Net interest income is the difference between interest income, principally from loan and investment securities portfolios, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume, spread and margin. Volume refers to the average dollar level of interest-earning assets and interest-bearing liabilities, spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities, and margin refers to net interest income divided by average interest-earning assets and is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities, as well as levels of non-interest-bearing liabilities. During the fiscal years ended December 31, 2008, 2007 and 2006, average interest-earning assets were $485.2 million, $455.1 million, and $428.7 million, respectively. During these same periods, Bancshares' net yields on average interest-earning assets (net interest margin) were 3.24%, 4.23%, and 4.39%, respectively.

        Average Balances and Average Rates Earned and Paid.    The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities. Average loans include non-accruing loans, the effect of which is to lower the average rates shown.

	Year Ended December 31, 2008			Year Ended December 31, 2007			Year Ended December 31, 2006
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$403,626	$26,551	6.58%	$370,832	$31,374	8.46%	$351,401	$28,800	8.20%
Investments	78,267	3,805	4.86%	73,152	3,461	4.73%	66,446	2,990	4.50%
Interest-earning deposits	3,310	55	1.66%	11,092	591	5.33%	10,832	544	5.02%

Total interest-earning assets	485,203	30,411	6.27%	455,076	35,426	7.78%	428,679	32,334	7.54%

Other assets	44,520			41,740			40,229

Total assets	$529,723			$496,816			$468,908

Interest-bearing liabilities:
Deposits:
Savings	$18,798	182	0.97%	$24,209	606	2.50%	$11,612	40	0.34%
Money market and NOW	68,987	840	1.22%	75,839	1,634	2.15%	80,180	1,597	1.99%
Time	276,629	11,628	4.20%	240,797	11,901	4.94%	223,140	9,620	4.31%
Borrowings(1)	57,066	2,049	3.59%	40,151	2,052	5.11%	40,430	2,264	5.60%

Total interest-bearing liabilities	421,480	14,699	3.49%	380,996	16,193	4.25%	355,362	13,521	3.80%

Non-interest bearing deposits	52,653			59,376			58,705
Other liabilities	1,618			1,608			1,917
Stockholders' equity	53,972			54,836			52,924

Total liabilities and stockholders' equity	$529,723			$496,816			$468,908

Net interest income and interest rate spread		$15,712	2.78%		$19,233	3.53%		$18,813	3.74%

Net interest margin			3.24%			4.23%			4.39%

Ratio of average interest-earning assets to average interest-bearing liabilities	115.12%			119.44%			120.63%

(1)
Borrowings includes borrowings from the Federal Home Loan Bank, securities sold under agreement to repurchase, federal funds purchased, capital lease obligation and junior subordinated deferrable interest debentures.

Rate/Volume Analysis

        The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period's rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

	December 31, 2008 vs. 2007			December 31, 2007 vs. 2006
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Total	Volume	Rate	Total
Interest income:
Loans	$2,466	$(7,289)	$(4,823)	$1,618	$956	$2,574
Investment securities	245	99	344	310	161	471
Interest-earning deposits with banks	(272)	(264)	(536)	13	34	47

Total interest income	2,439	(7,454)	(5,015)	1,941	1,151	3,092

Interest expense:
Deposits	1,429	(2,920)	(1,491)	906	1,978	2,884
Borrowings	736	(739)	(3)	(15)	(197)	(212)

Total interest expense	2,165	(3,659)	(1,494)	891	1,781	2,672

Net interest income	$274	$(3,795)	$(3,521)	$1,050	$(630)	$420

Comparison of Results of Operations for the Years Ended December 31, 2008 and 2007

        Net Income.    Bancshares generated a net loss in 2008 of $2.7 million, or $(0.41) per diluted share, as compared to net income in 2007 of $5.0 million, or $.72 per diluted share for 2007. Return on average assets was -0.50% and 1.01% and return on average equity was -4.92% and 9.15% for the years ended December 31, 2008 and 2007, respectively. Earnings for the year ended December 31, 2008 were negatively impacted by a $4.0 million increase in the provision for loan losses as well as a decrease of $3.5 million in net interest income during the year.

        Net Interest Income.    Net interest income decreased $3.5 million or 18.3% from $19.2 million in 2007 to $15.7 million in 2007. Total interest income suffered from a 400 basis point decrease in the target Federal Funds Rate during 2008.

        Total average earning assets increased $30.1 million or 6.6% from an average of $455.1 million in 2007 to an average of $485.2 million in 2008. Bancshares experienced solid loan growth during 2008 with average loan balances increasing by $32.8 million. Average balances for investment securities and interest-earning deposits decreased $2.7 million. Total interest income decreased $5.0 million due to the decrease in yield on earning assets from 7.78% in 2007 to 6.27% in 2008. Average total interest-bearing liabilities increased by $40.5 million during 2008, consisting of a $23.6 million increase in average interest-bearing deposits and an increase in average borrowings of $16.9 million.

        Net interest margin is interest income earned on loans, securities and other earning assets, less interest expense paid on deposits and borrowings, expressed as a percentage of total average earning assets. The net interest margin for the year ended 2008 was 3.24% compared to 4.23% for 2007. The decrease in net interest margin resulted from the Federal Open Market Committee (FOMC) lowering the target Federal Funds Rate 400 basis points during the year ended December 31, 2008. Interest rates on a significant portion of our earning assets, such as certain loans and short-term investments, are tied to index rates, and conversely rates on a significant portion of interest-bearing liabilities such as certificates of deposits and borrowings remained fixed until maturity. This decrease in rates resulted in immediate decreases in income on loans while the cost of funding sources were slower to react. Deposit rates in particular are significantly affected by competitive pressures in the marketplace and did not decline as quickly as other market rates.

        Provision for Loan Losses.    Bancshares' provision for loan losses for 2008 was $5.0 million, representing a $4.0 million or 380% increase from the $1.0 million recorded for 2007. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management based on factors discussed under "Analysis of Loan Losses." The allowance for loan losses was $9.1 million at December 31, 2008, representing 2.13% of total outstanding loans and 118% of non-performing loans. The allowance for loan losses at December 31, 2007 was $5.7 million, representing 1.46% of total outstanding loans at that date and 333% of non-performing loans. The increase in provision for 2008 was primarily related to an increase in non-accrual loans and leases and an increase in net charge-offs in the loan portfolio during the year. This increase in non-performing loans and net charge-offs is related primarily to our residential construction and land development segments, and businesses that support the housing industry. Declines in these segments were brought on by weaknesses in the economy and the slowdown in new construction and housing starts. Net loan and lease charge-offs totaled $1.6 million in 2008 as compared to $921,000 in 2007. In addition, non-performing loans and leases increased $6.1 million from $1.7 million at December 31, 2007 to $7.8 million at December 31, 2008. Management has provided individual reserves related to these non-performing loans and leases in the amount of $1.6 million at December 31, 2008 and is aggressively pursuing collection and liquidating any underlying collateral as necessary. See the section entitled "Non Performing Assets" for more details on the breakdown of non-performing loans and leases.

        Non-interest Income.    Non-interest income decreased by $905,000 or 26.7% to $2.5 million for the year ended December 31, 2008. The largest components of non-interest income were service charges on deposit accounts of $2.3 million in 2008, a decrease of $102,000 from 2007, fees from mortgage banking operations of $259,000 in 2008 as compared to $326,000 in 2007, a $67,000 or 20.6% decrease, and a $593,000 loss on SERP investments which resulted primarily from investments held by the trust in Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA) preferred stock. There were no gains or losses on SERP investments in 2007.

        Non-interest Expenses.    Total non-interest expense increased $3.5 million from $13.7 million in 2007 to $17.2 million in 2008. This 25.6% increase was primarily due to an other than temporary impairment recorded on equity investments held by the Bank of $2.9 million in FNMA and FHLMC preferred stock and $472,000 in merger expenses related to the proposed merger with Yadkin Valley. Salaries and benefits expense was $7.1 million for the year ended December 31, 2008, representing a $185,000 or 2.7% increase over the $6.9 million recorded for the prior year. Occupancy and equipment costs were $2.3 million for the year ended December 31, 2008 representing an $86,000 or 3.9% increase over the $2.2 million for the prior year. Other expenses decreased $41,000 or 0.9% from 2007 the majority of which was due to decreases in advertising expenses and professional fees in 2008. In addition, the Bank recorded an other than temporary loss on non-marketable equity securities of $59,000 in 2008 related to an investment in a trust company, whose primary shareholders are ten community banks located throughout North Carolina. There was a $76,000 other than temporary impairment charge taken on this same investment in 2007.

        Provision for Income Taxes.    Bancshares had an income tax benefit of $1.4 million, or 33.7% of loss before income taxes, for the year ended December 31, 2008 compared to an income tax expense of $2.9 million in 2007 or 36.4% of income before income taxes.

Comparison of Results of Operations for the Years Ended December 31, 2007 and 2006

        Net Income.    Bancshares generated net income in 2007 of $5.0 million compared to net income in 2006 of $4.3 million. On a per share basis, fully diluted earnings were $.72 for 2007 compared to $.60 for 2006. Return on average assets was 1.01% and 0.91% and return on average equity was 9.15% and 8.08% for the years ended December 31, 2007 and 2006, respectively.

        Earnings for the year ended December 31, 2007 were positively impacted by solid growth in average earning assets and by a $1.6 million decrease in the provision for loan losses. The impact of the growth in average earning assets was further enhanced by the increase in the yield on interest-earning assets, which increased to 7.78% in 2007 from 7.54% in 2006. Earnings were negatively impacted by an increase in the average cost of interest-bearing liabilities from 3.80% in 2006 to 4.25% in 2007, as deposit cost increases outpaced increases in asset yields.

        Net Interest Income.    Net interest income increased $420,000 from $18.8 million in 2006 to $19.2 million in 2007. Total interest income benefited from strong growth in average earning assets.

        Total average earning assets increased $26.4 million or 6.2% from an average of $428.7 million in 2006 to an average of $455.1 million in 2007. Bancshares experienced solid loan growth during 2007 with average loan balances increasing by $19.4 million. The increase in the average balances for investment securities and interest-earning deposits was $7.0 million. Total interest income increased $3.1 million due to the increase in average earning assets of $26.4 million, complemented by an increase in yield on earning assets from 7.54% in 2006 to 7.78% in 2007. Average total interest-bearing liabilities increased by $25.6 million during 2007, consisting of a $25.9 million increase in average interest-bearing deposits while average borrowings decreased $279,000.

        Net interest margin is interest income earned on loans, securities and other earning assets, less interest expense paid on deposits and borrowings, expressed as a percentage of total average earning assets. The net interest margin for the year ended 2007 was 4.23% compared to 4.39% for 2006. The decrease in net interest margin resulted from the differences between the terms and conditions of earning assets and interest-bearing liabilities. Interest rates on a significant portion of our earning assets, such as certain loans and short-term investments, are tied to index rates, including the prime lending rate and the Federal Funds rate. The Federal Open Market Committee (FOMC) raised the target Federal Funds Rate to a high in this interest rate cycle of 5.25% on June 6, 2006. The increases through that date resulted in immediate increases in the yield on our loans based on the bank prime rate resulting in an average rate in 2006 of 8.20%. The FOMC left the target Federal Funds Rate unchanged until September 17, 2007 and then reduced it 100 basis points through the end of December 31, 2007 resulting in an average rate on loans in 2007 of 8.46% or a 26 basis point increase. Investments and interest-earning deposits were also similarly affected by the change in rates. The rate on total interest-earning assets increased by 24 basis points from 7.54% in 2006 to 7.78% in 2007. Conversely, rates on a significant portion of interest-bearing liabilities such as certificates of deposits and borrowings remain fixed until maturity. While we benefited from the increase in rates through June of 2006, the stabilization of rates in late 2006 resulted in an increase in our funding costs as fixed rate liabilities matured and were re-priced at current higher rates. Time deposit cost was most affected as the average rate increased 63 basis points from 4.31% in 2006 to 4.94% for 2007. The overall cost of interest-bearing liabilities increased 45 basis points from 3.80% in 2006 to 4.25% in 2007. During the last half of 2007, the FOMC rate decreases resulted in immediate decreases in income on loans while the cost of funding sources remained relatively unchanged. Such interest rates are significantly affected by competitive pressures in the marketplace.

        Provision for Loan Losses.    Bancshares' provision for loan losses for 2007 was $1.0 million, representing a $1.6 million or 60.1% decrease from the $2.6 million recorded for 2006. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management based on factors discussed under "Analysis of Loan Losses." The allowance for loan losses was $5.7 million at December 31, 2007, representing 1.46% of total outstanding loans and 333% of non-performing loans. The allowance for loan losses at December 31, 2006 was $5.6 million, representing 1.52% of total outstanding loans at that date and 311% of non-performing loans. The decrease in provision for 2007 was primarily related to a decrease in net charge-offs in the leasing portfolio during the year. Net lease charge-offs totaled $637,000 in 2007 as compared to $1.2 million in 2006. In addition, non-accrual loans and leases decreased $858,000 from $1.8 million at December 31, 2006 to $1.2 million at December 31, 2007. Management has provided individual reserves for these leases and is aggressively pursuing collection and liquidating any underlying collateral as necessary.

        Non-interest Income.    Non-interest income increased by $38,000 or 1.1% to $3.4 million for the year ended December 31, 2007. The largest components of non-interest income were service charges on deposit accounts of $2.4 million in 2007, an increase of $26,000 from 2006, fees from mortgage banking operations of $326,000 in 2007 as compared to $352,000 in 2006, a $26,000 or 7.4% decrease, and a gain on derivative transactions of $214,000 as compared to a gain of $10,000 in 2006. There were no gains on derivative transactions in 2005.

        Non-interest Expenses.    Total non-interest expense increased $856,000 from $12.8 million in 2006 to $13.7 million in 2007. This 6.7% increase was primarily due to increases in compensation and increases in other expenses related to branch growth. Salaries and benefits expense was $6.9 million for the year ended December 31, 2007, representing a $419,000 or 6.5% increase over the $6.5 million recorded for the prior year. Occupancy and equipment costs were $2.2 million for the year ended December 31, 2007 representing a $67,000 or 3.0% decrease over the $2.3 million for the prior year. Other expenses increased $428,000 or 10.4% from 2006 the majority of which was due to increases in data processing and technology expenses and to professional fees in 2007. In addition, the Bank recorded an other than temporary loss on non-marketable equity securities of $76,000 in 2007 related to an investment in a trust company. There were no other than temporary impairments in 2006.

        Provision for Income Taxes.    Bancshares had tax expense of $2.9 million, or 36.4% of income before income taxes, for the year ended December 31, 2007 compared to an income tax expense of $2.4 million in 2006 or 36.3% of income before income taxes.

Liquidity and Capital Resources

        Maintaining adequate liquidity while managing interest rate risk is the primary goal of Bancshares' asset and liability management strategy. Liquidity is the ability to fund the needs of Bancshares' borrowers and depositors, pay operating expenses, and meet regulatory liquidity requirements. Maturing investments, loan and mortgage-backed security principal repayments, deposit growth and borrowings from the Federal Home Loan Bank and other lenders are presently the main sources of Bancshares' liquidity. Bancshares' primary uses of liquidity are to fund loans, operating expenses, deposit withdrawals, repay borrowings and to make investments.

        As of December 31, 2008, liquid assets (cash and due from banks, interest-earning deposits with banks, and investment securities available for sale) were approximately $86.0 million, which represents 16% of total assets and 18% of total deposits and borrowings. Supplementing this liquidity, Bancshares has lines of credit from correspondent banks of approximately $35.1 million and an additional line of credit with the FHLB equal to 15% of assets (subject to available qualified collateral, with borrowings of $26.0 million outstanding from the FHLB at December 31, 2008). At December 31, 2008, outstanding commitments to extend credit were $4.5 million and available line of credit balances totaled $52.5 million. Management believes that the combined aggregate liquidity position of Bancshares is sufficient to meet the funding requirements of loan demand and deposit maturities and withdrawals in the near term.

        Certificates of deposit represented 68.5% of Bancshares' total deposits at December 31, 2008 an increase from 63.4% at December 31, 2007. Bancshares' growth strategy will include efforts focused on increasing the relative volume of transaction deposit accounts. Certificates of deposit of $100,000 or more represented 41.7% of Bancshares' total deposits at December 31, 2008. These deposits are generally considered rate sensitive, but management believes most of them are relationship-oriented. While Bancshares will need to pay competitive rates to retain these deposits at maturity, there are other subjective factors that will determine Bancshares' continued retention of those deposits.

        Banks and bank holding companies, as regulated institutions, must meet required levels of capital. The FDIC and the Federal Reserve, the primary regulators of the Bank and Bancshares, respectively, have adopted minimum capital regulations or guidelines that categorize components and the level of risk associated with various types of assets. Financial institutions are expected to maintain a level of capital commensurate with the risk profile assigned to its assets in accordance with these guidelines. At December 31, 2008, Bancshares maintained capital levels exceeding the minimum levels for adequately capitalized bank holding companies and banks.

Capital Ratios

        Bancshares and the Bank are subject to minimum capital requirements. As the following table indicates, at December 31, 2008, we exceeded our regulatory capital requirements.

	At December 31, 2008
	Actual Ratio	Minimum Requirement	Well- Capitalized Requirement
American Community Bank:
Total risk-based capital ratio	10.95%	8.00%	10.00%
Tier 1 risk-based capital ratio	9.69%	4.00%	5.00%
Leverage ratio	8.03%	4.00%	5.00%
American Community Bancshares:
Total risk-based capital ratio	12.64%	8.00%	NA
Tier 1 risk-based capital ratio	11.38%	4.00%	NA
Leverage ratio	9.45%	4.00%	NA

        The Board of Governors of the Federal Reserve released a final rule confirming that trust preferred securities, such as those issued by American Community Capital Trust II, Ltd., will continue to be included in Tier 1 capital up to applicable quantitative limits until notice is given to the contrary. Accordingly, the ratios contained in the table above reflect the inclusion of our outstanding trust preferred securities. There can be no assurance that the Federal Reserve will continue to allow institutions to include trust preferred securities in Tier 1 capital for regulatory capital purposes. In the event of a disallowance, there would be a reduction in our consolidated capital ratios. However, we believe that the Bank would still exceed the required regulatory minimums for capital adequacy purposes.

Asset/Liability Management

        Bancshares' asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Factors beyond Bancshares' control, such as market interest rates and competition, may also have an impact on Bancshares' interest income and interest expense.

        Interest Rate Gap Analysis.    As a part of its interest rate risk management policy, Bancshares calculates an interest rate "gap." Interest rate "gap analysis" is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities, which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive gap" for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a "positive gap" would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities and its income should be negatively affected. Conversely, the cost of funds for an institution with a "positive gap" would generally be expected to increase more slowly than the yield on its assets in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative gap."

        The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2008, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and negotiable order of withdrawal or other transaction accounts are assumed to pay out over a decay schedule. In making the "gap" computations, standard assumptions regarding prepayment rates and deposit decay rates have been used for interest-earning assets and interest-bearing liabilities. In addition, the table reflects scheduled principal payments, which will be received throughout the lives of the loans. The interest rate sensitivity of

Bancshares' assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

	Terms to Repricing at December 31, 2008
	3 Months or Less	More Than 3 Months to 6 Months	More Than 6 Months to 12 Months	Over 12 Months	Total
	(Dollars in thousands)
INTEREST EARNING-ASSETS
Loans receivable:
Real estate mortgage loans	$175,533	$8,373	$18,377	$103,842	$306,125
Home equity lines of credit	43,777	—	—	—	43,777
Commercial and industrial loans	46,346	2,939	2,981	7,751	60,017
Loans to individuals	4,793	2,497	2,448	6,106	15,844
Lease financing, net	641	293	424	543	1,901
Interest earning deposits with banks	894	—	—	—	894
Investment securities	4,192	11,053	7,921	49,864	73,030
Non-marketable equity securities	—	—	—	2,980	2,980
Derivative financial instruments	(15,000)	15,000	—	—	—

Total interest-earning assets	$261,176	$40,155	$32,151	$171,086	$504,568

INTEREST-BEARING LIABILITIES
Deposits:
Interest-bearing demand	$31,000	$700	$1,400	$53,212	$86,312
Time	83,738	32,545	125,929	52,054	294,266
Short-term borrowings	15,031	—	—	—	15,031
Long-term debt	10,310	—	—	27,676	37,986

Total interest-bearing liabilities	$140,079	$33,245	$127,329	$132,942	$433,595

INTEREST SENSITIVITY GAP PER PERIOD	$121,097	$6,910	$(95,178)	$38,144	$70,973
CUMULATIVE INTEREST SENSITIVITY GAP	$121,097	$128,007	$32,829	$70,973	$70,973
CUMULATIVE GAP AS A PERCENTAGE OF TOTAL INTEREST-EARNING ASSETS	24.00%	25.37%	6.51%	14.07%	14.07%
CUMULATIVE INTEREST-EARNING ASSETS AS A PERCENTAGE OF CUMULATIVE INTEREST BEARING LIABILITIES	186.45%	173.85%	110.92%	116.37%	116.37%

        The Company entered into off-balance sheet contracts that are considered derivative financial instruments in order to assist in achieving a desired level of interest rate sensitivity. As of December 31, 2008, the Company had derivative instruments with a notional amount of $45.0 million. These derivative instruments consist of two interest rate floor contracts that are used to hedge future cash flows of the first $45.0 million of certain variable rate loans against the downward effects of their repricing in the event of a decreasing rate environment for a period of three years ending in February 2009 and June 2009. If the prime rate falls below 7.25% during the term of the contract on the first floor, the Company will receive payments based on the $30.0 million notional amount times the difference between 7.25% and the weighted average prime rate for the quarter. No payments will be received by the Company if the weighted average prime rate is 7.25% or higher. The Company paid a premium of $228,000 on this contract. If the prime rate falls below 7.75% during the term of the contract on the second floor, the Company will receive payments based on the $15.0 million notional amount times the difference between 7.75% and the weighted average prime rate for the quarter. No payments will be received by the Company if the weighted average prime rate is 7.75% or higher. The Company paid a premium of $95,250 on this contract. The Company received payments of $374,167 and $3,229 in 2008 and 2007, respectively, on the 7.75% contract and received payments of $482,917 in 2008 on the 7.25% contract. There were no payments received on the 7.25% contract in 2007.

        In 2008, the interest rate floors no longer qualified as a cash flow hedge and the hedge designation was removed. As a result, amounts accumulated in other accumulated comprehensive income were reclassified into earnings. Changes in fair value of the interest rate floors are now accounted for in earnings for the period of the change.

Critical Accounting Policies and Estimates

        Bancshares' discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Bancshares to make estimates and judgments regarding uncertainties that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, Bancshares evaluates its estimates which are based upon historical experience and on other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

        Bancshares' significant accounting policies are described in Note 2 to the consolidated financial statements. Bancshares considers the following accounting policies to be most critical in their potential effect on its financial position or results of operations.

Allowance for Loan Losses

        The allowance for loan losses is established as probable losses are estimated to have occurred through a provision for loan losses charged to earnings. The provision for loan losses is based upon management's best estimate of the amount needed to maintain the allowance for loan losses at an adequate level. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is evident. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Management segments the loan portfolio by loan type in considering each of the aforementioned factors and their impact upon the level of the allowance for loan losses. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require American Community Bank to recognize adjustments to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

        Loans are considered impaired when it is probable that all amounts due under the contractual terms of the loan will not be collected. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, or upon the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses.

Other Than Temporary Impairment

        The Company periodically evaluates its investments for any impairment which would be deemed other than temporary. As part of its evaluation, the Company determined that the fair value of its $2,902,265 investment in Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") preferred stock and its investment in a trust company were other than temporarily impaired. As a result, the Company wrote down its investment in FNMA and FHLMC stock by $2,822,756, to an estimated fair value of $67,100 as of December 31, 2008. In addition, the Company wrote down its investment of $201,991 in a trust company by an additional $59,082, to an estimated fair value of $142,909 as of December 31, 2008. An other than temporary impairment charge of $75,747 was taken on this same investment in 2007. The write downs were recorded as a charge to earnings in 2008 and 2007.

Interest Income Recognition

        Interest on loans is included in income as earned based upon interest rates applied to unpaid principal. Interest is generally not accrued on loans 90 days or more past due unless the loans are adequately secured and in the process of collection. Interest is not accrued on other loans when management believes collection is doubtful. All loans considered impaired are non-accruing. Interest on non-accruing loans is recognized as payments are received when the ultimate collectibility of interest is no longer considered doubtful. When a loan is placed on non-accrual status, all interest previously accrued is reversed against current-period interest income.

Goodwill and Other Intangible Assets

        Goodwill arose from the 2004 purchase of First National Bank of the Carolinas. Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, goodwill acquired will not be amortized but will be subject to an annual impairment test. The impairment test is a two-step process that begins with a comparison of book value and stock price. If the initial evaluation suggests that an impairment of the asset value exists, the second step would determine the amount of the impairment, if any. If the tests conclude that goodwill is impaired, the carrying value would be adjusted, and an impairment loss would be recorded. The Company also reviews other identified intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. We performed an interim evaluation of our goodwill balances at December 31, 2008 and an annual goodwill impairment assessment as of April 15, 2008. No impairment has been recorded as a result of goodwill testing performed during 2008 or 2007. Given the substantial decline in our common stock price and the economic outlook for our industry, the excess of the fair value over carrying value has narrowed compared with previous assessments. If our stock price continues to decline, due to the termination of the impending merger with Yadkin Valley, if the Company does not produce anticipated cash flows, or if comparable banks begin selling at significantly lower prices than in the past, our goodwill may be impaired in the future.

Contractual Obligations

        The following table reflects the contractual obligations of the Company outstanding as of December 31, 2008.

	Payments Due by Period
	On Demand or Less than 1 Year	1-3 Years	4-5 Years	After 5 Years	Total
	(Dollars in thousands)
Advances from FHLB	$—	$—	$16,000	$10,000	$26,000
Securities sold under agreement to repurchase and federal funds sold	15,030	—	—	—	15,030
Capital lease obligation	10	46	54	1,565	1,675
Junior subordinated deferrable interest debentures	—	—	—	10,310	10,310
Operating leases	873	1,057	699	2,394	5,023
Other contractual obligations	597	635	—	—	1,232

Total contractual cash obligations, excluding deposits	16,510	1,738	16,753	24,269	59,270
Deposits	377,370	39,703	12,331	—	429,404
Total contractual cash obligations, including deposits	$393,880	$41,441	$29,084	$24,269	$488,674

        It has been the experience of Bancshares that deposit withdrawals are generally replaced with new deposits, thus not requiring any net cash outflow. Based on that assumption, management believes that it can meet its contractual cash obligations from normal operations.

Commitments, Contingencies and Off-Balance Sheet Arrangements

        Bancshares is a party to financial instruments with off-balance sheet risk including commitments to extend credit under existing lines of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

        Off-balance sheet financial instruments whose contract amounts represent credit and interest rate risk are summarized as follows:

	Amount of Commitment Expiration Per Period
	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years	Total
	(Dollars in thousands)
Capital South Partnership commitments	$825	$—	$—	$—	$825
Standby letters of credit	3,101	—	—	—	3,101
Commitments to extend credit	4,526	—	—	—	4,526
Undisbursed lines of credit	22,091	2,402	3,696	24,298	52,487
Undisbursed portion of construction loans	16,114	5,109	1,980	759	23,962

Total off-balance sheet commitments	$46,657	$7,511	$5,676	$25,057	$84,901

        Bancshares does not have any special purpose entities or other similar forms of off-balance sheet financing arrangements.

        Commitments to originate loans or to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments generally expire within 30 to 45 days. Most equity line commitments are for a term of 15 years, and commercial lines of credit are generally renewable on an annual basis. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Bancshares evaluates each customer's creditworthiness on a case-by-case basis. The amounts of collateral obtained, if deemed necessary by Bancshares upon extension of credit, is based on management's credit evaluation of the borrower.

Related Party Transactions

        Bancshares' related party transactions have been limited to 1) loans made to executive officers and directors in the ordinary course of business and 2) the lease of certain buildings at prevailing market rates. At December 31, 2008, Bancshares had loans outstanding to executive officers and directors totaling approximately $5.2 million. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-related borrowers. Management does not believe these loans involve more than the normal risk of collectibility or present other unfavorable features. The $5.2 million in outstanding related party loans represents 1.2% of Bancshares' total loan portfolio. Bancshares has never charged-off a loan to a related party.

Recent Accounting Pronouncements

FAS 141R

        In December 2007, the FASB issued SFAS 141(R), Business Combinations. SFAS 141(R) will significantly change how entities apply the acquisition method to business combinations. The most significant changes affecting how the Corporation will account for business combinations under this Statement include: the acquisition date will be the date the acquirer obtains control; all (and only) identifiable assets acquired, liabilities assumed, and noncontrolling interests in the acquiree will be stated at fair value on the acquisition date; assets or liabilities arising from noncontractual contingencies will be measured at their acquisition date fair value only if it is more likely than not that they meet the definition of an asset or liability on the acquisition date; adjustments subsequently made to the provisional amounts recorded on the acquisition date will be made retroactively during a measurement period not to exceed one year; acquisition-related restructuring costs that do not meet the criteria in SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities, will be expensed as incurred; transaction costs will be expensed as incurred; reversals of deferred income tax valuation allowances and income tax contingencies will be recognized in earnings subsequent to the measurement period; and the allowance for loan losses of an acquiree will not be permitted to be recognized by the acquirer. Additionally, SFAS 141(R) will require new and modified disclosures surrounding subsequent changes to acquisition-related contingencies, contingent consideration, noncontrolling interests, acquisition-related transaction costs, fair values and cash flows not expected to be collected for acquired loans, and an enhanced goodwill rollforward.

        The Company will be required to prospectively apply SFAS 141(R) to all business combinations completed on or after January 1, 2009. Early adoption is not permitted. For business combinations in which the acquisition date was before the effective date, the provisions of SFAS 141(R) will apply to the subsequent accounting for deferred income tax valuation allowances and income tax contingencies and will require any changes in those amounts to be recorded in earnings. Management is currently evaluating the effects that SFAS 141(R) will have on the financial condition, results of operations, liquidity, and the disclosures that will be presented in the consolidated financial statements.

FAS 157

        In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 157, "Fair Value Measurements" ("FASB No. 157"), which enhances existing guidance for measuring assets and liabilities using fair value and requires additional disclosure about the use of fair value for measurement. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted the provisions of SFAS 157, "Fair Value Measurements" effective January 1, 2008. The Company utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

FAS 159

        In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 . This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in SFAS 159 are elective; however, the amendment to SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company did not elect the fair value option as of January 1, 2008 for any of its financial assets or financial liabilities and, accordingly, the adoption of the statement did not have a material impact on the Company's consolidated financial statements.

SFAS 161

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133". This statement applies to all derivatives and hedged items and is effective for periods beginning after November 15, 2008 prospectively, with comparative disclosures encouraged. This statement requires enhanced qualitative disclosures and tabular disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk contingent features in derivative agreements. The Company is currently evaluating the effects that SFAS 161 will have upon adoption as this standard will affect the presentation and disclosure in the consolidated financial statements.

        From time to time, the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the consolidated financial statements of the Company and monitors the status of changes to and proposed effective dates of exposure drafts.

ITEM 7A—QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Market risk reflects the risk of economic loss resulting from adverse changes in market price an d interest rates. This risk of loss can be reflected in diminished current market values and/or reduced potential net interest income in future periods. Our market risk arises primarily from interest rate risk inherent in our lending and deposit-taking activities. The structure of our loan and deposit portfolios is such that a significant decline in interest rates may adversely impact net market values and net interest income. We do not maintain a trading account nor are we subject to currency exchange risk or commodity price risk. Interest rate risk is monitored as part of the Bank's asset/liability management functions. The following table presents information about the contractual maturities, average interest rates and estimated fair values of our financial instruments that are considered market risk sensitive at December 31, 2008.

	2008	2009	2010	2011	2012	Beyond Five Years	Total	Average Interest Rate	Estimated Fair Value
	(Dollars in thousands)
FINANCIAL ASSETS
Investment securities
Available for sale	$—	$486	$504	$1,035	$5,600	$62,359	$69,984	5.12%	$71,262
Held to maturity	—	—	—	—	—	1,768	1,768	5.78%	1,760
Non-marketable equity	—	—	—	—	—	2,980	2,980	—	2,980
Loans	211,359	32,655	38,288	36,186	63,101	45,903	427,492	4.87%	426,123

Total	$211,359	$33,141	$38,792	$37,221	$68,701	$113,010	$502,224		$502,125

FINANCIAL LIABILITIES
Interest-bearing demand accounts	$33,100	$2,801	$2,801	$4,201	$4,201	$39,208	$86,312	1.24%	$73,017
Time deposits	242,212	35,359	4,336	11,558	801	—	294,266	3.71%	305,135
Borrowings	15,041	22	24	1,026	15,028	21,876	53,017	3.21%	39,554

Total	$290,353	$38,182	$7,161	$16,785	$20,030	$61,084	$433,595		$417,706

ITEM 8—FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
American Community Bancshares, Inc.
Charlotte, North Carolina

        We have audited the accompanying consolidated balance sheets of American Community Bancshares, Inc. and subsidiary (the "Company") as of December 31, 2008 and 2007 and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Community Bancshares, Inc. and subsidiary at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina
February 19, 2009, except for Note 25, as to which the date is March 26, 2009

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007

	2008	2007
	(Amounts in thousands)
ASSETS
Cash and due from banks	$13,809	$14,346
Interest-earning deposits with banks	894	930
Investment securities available for sale, at fair value (cost of $69,984 and $74,420 at December 31, 2008 and 2007, respectively)	71,262	75,012
Investment securities held to maturity, at cost (fair value approximates $1,760 and $1,804 at December 31, 2008 and 2007, respectively)	1,768	1,770
Loans	427,492	392,959
Allowance for loan losses	(9,124)	(5,740)

NET LOANS	418,368	387,219
Accrued interest receivable	2,032	2,640
Bank premises and equipment	7,125	8,694
Equity securities, at cost	2,980	2,119
Goodwill	9,838	9,838
Other assets	7,603	3,027

TOTAL ASSETS	$535,679	$505,595

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Demand—non-interest bearing	$48,826	$54,459
Savings	13,903	24,181
Money market and NOW	72,409	67,877
Time	294,266	253,277

TOTAL DEPOSITS	429,404	399,794
Short-term borrowings	15,031	31,509
Long-term debt	37,986	17,995
Accrued expenses and other liabilities	1,976	2,273

TOTAL LIABILITIES	484,397	451,571

Stockholders' Equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1 par value, 25,000,000 shares authorized, 6,633,169 and 6,502,288 shares issued and outstanding at December 31, 2008 and 2007, respectively	6,633	6,502
Additional paid-in capital	33,090	32,364
Retained earnings	10,775	14,744
Accumulated other comprehensive income	784	414

TOTAL STOCKHOLDERS' EQUITY	51,282	54,024

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$535,679	$505,595

See accompanying notes to these consolidated financial statements.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Amounts in thousands, except share and per share data)
INTEREST INCOME
Loans, including fees	$25,501	$31,366	$28,800
Investment securities:
Taxable	3,270	3,046	2,702
Tax-exempt	535	415	288
Interest-earning deposits with banks	55	591	544
Other interest income	1,050	8	—

TOTAL INTEREST INCOME	30,411	35,426	32,334

INTEREST EXPENSE
Money market, NOW and savings deposits	1,022	2,240	1,637
Time deposits	11,628	11,901	9,620
Borrowings	750	214	452
Securities sold under agreement to repurchase and federal funds purchased	499	793	523
Capital lease obligation	138	139	140
Junior subordinated debentures	662	906	1,149

TOTAL INTEREST EXPENSE	14,699	16,193	13,521

NET INTEREST INCOME	15,712	19,233	18,813
PROVISION FOR LOAN LOSSES	4,999	1,033	2,612

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,713	18,200	16,201

NON-INTEREST INCOME
Service charges on deposit accounts	2,317	2,419	2,393
Mortgage banking operations	259	326	352
Gain on sale of investment securities	—	20	60
Gain on derivative transactions	331	214	—
Gain on sale of assets	7	53	79
Loss on SERP investment	(593)	—	—
Other	165	359	469

TOTAL NON-INTEREST INCOME	2,486	3,391	3,353

NON-INTEREST EXPENSE
Salaries and employee benefits	7,078	6,893	6,474
Occupancy and equipment	2,280	2,194	2,261
Other than temporary impairment of equity securities	2,881	76	—
Merger related expenses	472	—	—
Other	4,498	4,539	4,103

TOTAL NON-INTEREST EXPENSE	17,209	13,702	12,838

INCOME (LOSS) BEFORE INCOME TAXES	(4,010)	7,889	6,716
INCOME TAX EXPENSE (BENEFIT)	(1,353)	2,869	2,440

NET INCOME (LOSS)	$(2,657)	$5,020	$4,276

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(.41)	$.74	$.62

Diluted	$(.41)	$.72	$.60

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	6,555,255	6,779,635	6,913,534

Diluted	6,555,255	6,938,259	7,171,413

See accompanying notes to these consolidated financial statements.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Amounts in thousands)
NET INCOME (LOSS)	$(2,657)	$5,020	$4,276
Other comprehensive income:
Securities available for sale:
Unrealized holding gains (losses) on available-for-sale securities	(2,125)	1,514	350
Tax effect	819	(583)	(133)
Reclassification adjustment for losses (gains) realized in income	2,822	(20)	(60)
Tax effect	(1,088)	8	23

Net of tax amount	428	919	180

Cash flow hedging activities:
Unrealized holding gains (losses) on cash flow hedging activities	167	240	(139)
Tax effect	(58)	(92)	53
Reclassification adjustment for gains realized in income	(271)	(6)	—
Tax effect	104	2	—

Net of tax amount	(58)	144	(86)

Total other comprehensive income	370	1,063	94

Total comprehensive income (loss)	$(2,287)	$6,083	$4,370

See accompanying notes to these consolidated financial statements.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Years Ended December 31, 2008, 2007 and 2006

	Common stock				Accumulated other comprehensive income (loss)
			Additional paid-in capital	Retained earnings		Total stockholders' equity
	Shares	Amount
	(Amounts in thousands, except share data)
Balance, January 1, 2006	4,568,673	$4,569	$38,882	$8,178	$(743)	$50,886
Comprehensive income:
Net income	—	—	—	4,276	—	4,276
Other comprehensive income, net of tax	—	—	—	—	94	94

Total comprehensive income						4,370

Stock split effected in the form of a 50% stock dividend	2,284,567	2,284	(2,284)	—	—	—
Cash dividends of $.20 per share	—	—	—	(1,382)	—	(1,382)
Shares repurchased	(23,700)	(24)	(239)	—	—	(263)
Expense recognized in connection with stock options	—	—	375	—	—	375
Common stock issued pursuant to the exercise of stock options	178,541	179	733	—	—	912
Tax benefit from the exercise of stock options	—	—	170	—	—	170

Balance, December 31, 2006	7,008,081	7,008	37,637	11,072	(649)	55,068
Comprehensive income:
Net income	—	—	—	5,020	—	5,020
Other comprehensive income, net of tax	—	—	—	—	1,063	1,063

Total comprehensive income						6,083

Cash dividends of $.20 per share	—	—	—	(1,348)	—	(1,348)
Shares repurchased	(540,791)	(541)	(5,539)	—	—	(6,080)
Expense recognized in connection with stock options	—	—	52	—	—	52
Common stock issued pursuant to the exercise of stock options	34,998	35	176	—	—	211
Tax benefit from the exercise of stock options	—	—	38	—	—	38

Balance, December 31, 2007	6,502,288	6,502	32,364	14,744	414	54,024
Comprehensive loss:
Net loss	—	—	—	(2,657)	—	(2,657)
Other comprehensive income, net of tax	—	—	—	—	370	370

Total comprehensive loss						(2,287)

Cash dividends of $.20 per share	—	—	—	(1,312)	—	(1,312)
Expense recognized in connection with stock options	—	—	50	—	—	50
Common stock issued pursuant to the exercise of stock options	130,881	131	519	—	—	650
Excess tax benefits from option exercise	—	—	157	—	—	157

Balance, December 31, 2008	6,633,169	$6,633	$33,090	$10,775	$784	$51,282

See accompanying notes to these consolidated financial statements.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Amounts in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,657)	$5,020	$4,276
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,026	937	1,072
Provision for loan losses	4,999	1,033	2,612
Deferred income taxes	(2,798)	(342)	(938)
Gain on sale of investment securities	—	(20)	(60)
Other than temporary impairment of equity securities	2,881	76	—
Loss on SERP investment	593	—	—
Loss on sale of foreclosed real estate	—	—	144
(Gain) loss on disposal of fixed assets	—	(8)	7
Recognition of hedge ineffectiveness	(331)	(214)	(10)
Decrease in capital lease obligation	(9)	(9)	(9)
Equity compensation expense	50	52	375
Change in assets and liabilities:
Decrease (increase) in accrued interest receivable	608	298	(506)
Decrease (increase) in other assets	(2,552)	454	(97)
Increase (decrease) in accrued expenses and other liabilities	(642)	905	(551)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,168	8,182	6,315

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available for sale	(10,251)	(29,799)	(13,299)
Proceeds from sales of securities available for sale	—	6,460	3,909
Proceeds from maturities, calls and principal repayments of securities available for sale	11,858	12,823	8,763
Proceeds from maturities, calls and principal repayments of securities held to maturity	—	400	—
Net increase in loans from originations and repayments	(36,460)	(23,503)	(39,375)
Purchases of bank premises and equipment	(184)	(379)	(326)
Proceeds from sale of bank premises and equipment	1,277	8	6
Proceeds from sale of foreclosed real estate	312	249	384
Investment in equity securities	(920)	(316)	(191)
Redemption of non-marketable equity securities	—	—	308

NET CASH USED IN INVESTING ACTIVITIES	(34,368)	(34,057)	(39,821)

See accompanying notes to these consolidated financial statements.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Amounts in thousands)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in demand deposits	(11,379)	(28,662)	31,916
Net increase in time deposits	40,989	27,319	23,820
Proceeds from issuance of common stock	650	211	912
Repurchase of common stock	—	(6,080)	(263)
Advances from Federal Home Loan Bank	20,000	—	—
Repayment of Federal Home Loan Bank advances	—	—	(5,111)
Redemption of long-term debt	—	(3,608)	—
Excess tax benefits from stock options exercised	157	38	170
Cash dividends paid on common stock	(1,312)	(1,348)	(1,382)
Net increase (decrease) in securities sold under agreement to repurchase and federal funds purchased	(16,478)	16,036	3,740

NET CASH PROVIDED BY FINANCING ACTIVITIES	32,627	3,906	53,802

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(573)	(21,969)	20,296
CASH AND CASH EQUIVALENTS, BEGINNING	15,276	37,245	16,949

CASH AND CASH EQUIVALENTS, ENDING	$14,703	$15,276	$37,245

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$14,694	$15,957	$13,725
Income taxes	1,573	2,875	3,992
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Transfer of loans to foreclosed assets	$312	$54	337
Change in unrealized gain on available-for-sale securities and cash flow hedging activities, net of tax	370	1,063	94

See accompanying notes to these consolidated financial statements.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2008, 2007 and 2006

NOTE 1—ORGANIZATION AND OPERATIONS

        In April 2000, American Community Bancshares, Inc. ("Bancshares") was formed as a holding company for American Community Bank. Upon formation, one share of Bancshares' $1 par value common stock was exchanged for each of the then outstanding 1,492,063 shares of American Community Bank's $5 par value common stock. Bancshares currently has no material operations and conducts no business on its own other than owning its wholly owned subsidiary, American Community Bank.

        American Community Bank ("American Community") was incorporated on November 13, 1998 and began banking operations on November 16, 1998. The Bank is engaged in general commercial and retail banking in Union and Mecklenburg Counties of North Carolina and Cherokee and York Counties of South Carolina, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The Bank undergoes periodic examinations by those regulatory authorities.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accompanying consolidated financial statements include the accounts of American Community Bancshares, Inc. and American Community Bank, together referred to herein as the "Company." All significant inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses.

Cash Equivalents

        For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions "cash and due from banks" and "interest-earning deposits with banks."

Investment Securities

        Investment securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Available-for-sale securities are reported at fair value and consist of securities not classified as trading securities or as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities, net of deferred income taxes, are reported as a net amount in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings.

        Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Interest on loans is accrued on the unpaid principal balance outstanding. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. When doubt exists as to collectability of a loan (typically 90 days delinquent or impaired), the loan is placed on non-accrual status. When a loan is placed on non-accrual status, interest accrued prior to the judgment of uncollectability is reversed out of income. Loans are returned to an accruing status only as payments are received and when collection of all principal and interest is no longer in doubt. Payments received on such non-accrual loans are applied first to outstanding loan amounts and next as a recovery of lost interest. In all cases, loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

Allowance for Loan Losses

        The allowance for loan losses is established as probable losses are estimated to have occurred through a provision for loan losses charged to earnings. The provision for loan losses is based upon management's best estimate of the amount needed to maintain the allowance for loan losses at an adequate level. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is evident. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Management segments the loan portfolio by loan type in considering each of the aforementioned factors and their impact upon the level of the allowance for loan losses. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require American Community Bank to recognize adjustments to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

        Loans are considered impaired when it is probable that all amounts due under the contractual terms of the loan will not be collected. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, or upon

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses.

Foreclosed Real Estate

        Real estate acquired through, or in lieu of, loan foreclosure is held for sale and is initially recorded at the lower of cost or fair value less estimated cost to sell at the date of foreclosure. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations are included in other expenses.

Bank Premises and Equipment

        Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the shorter of the estimated useful lives of the assets or, for those assets leased under capital leases, the lease term. Estimated useful lives are 35-40 years for buildings and 3 to 7 years for furniture and equipment. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.

Non-marketable equity securities

        As a requirement for membership, the Bank invests in stock of the Federal Home Loan Bank of Atlanta ("FHLB"), Bankers Bank, and the Federal Reserve Bank of Richmond. In addition, the Bank also invests in other equity investments for which the stock is not publicly traded. These investments are carried at cost.

Intangible Assets

        The Company's acquisition of FNB Bancshares, Inc. generated goodwill of $9,838,173 and core deposit intangible assets of $854,329. The Company uses a non-amortization approach to account for purchased goodwill. Intangible assets with finite useful lives are amortized over their useful lives. The carrying value of the core deposit intangible asset totaled $351,479, net of amortization of $502,850, as of December 31, 2008. This intangible asset was determined by management to meet the criteria for recognition apart from goodwill and to have a finite life of 8 years. Amortization expense associated with the core deposit intangible asset was $106,800 for the years ended December 31, 2008, 2007, and 2006. In accordance with the Company's estimate of approximate lives of the acquired deposit relationships, an 8 year straight-line amortization schedule has been established for the core deposit intangible assets. Projected amortization expense for the years ending December 31, 2009, 2010, 2011 is $106,800 per year. Projected amortization expense for the year ending December 31, 2012 is $31,079.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Under generally accepted accounting principles, the Company reviews its amortizable intangible assets for impairment when events or changes in circumstances indicated the carrying value may not be recoverable. Goodwill is required to be tested for impairment annually as of April 15th and on an interim basis when events or circumstances change. Management completed the annual goodwill impairment tests as of April 15, 2008 and December 31, 2008, which indicated that no impairment had occurred. Management does not believe that events and circumstances subsequent to those dates indicated that goodwill has been impaired.

Income Taxes

        The Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48) on January 1, 2007. FIN 48 applies to all "tax positions" within the scope of SFAS 109. This statement requires a "more-likely-than-not" threshold for initial recognition of a tax benefit in the financial statements, and requires measurement of the amount of benefit to be recognized based upon the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with the taxing authority. The Company has analyzed its tax positions pursuant to the requirements of FIN 48 and determined that no liability for unrecognized tax benefits is needed.

        Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. It is the Company's policy to recognize interest and penalties associated with uncertain tax positions as components of income taxes. There were no interest or penalties accrued during the year. The Company's federal and state income tax returns are subject to examination for the years 2005, 2006, 2007 and 2008.

Stock Compensation Plans

        Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004),"Share-Based Payment", (SFAS No. 123R) which was issued by the FASB in December 2004. SFAS No. 123R revises SFAS No. 123 "Accounting for Stock Based Compensation", and supersedes APB No. 25, "Accounting for Stock Issued to Employees", (APB No. 25) and its related interpretations. SFAS No. 123R requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). SFAS No. 123R also requires measurement of the cost of employee services received in exchange for an award based on the grant date fair value of the award. SFAS No. 123R also amends SFAS No. 95 "Statement of Cash Flows", to require that excess tax benefits be reported as financing cash inflows, rather than as a reduction of taxes paid, which is included within operating cash flows.

        The Company adopted SFAS No. 123R using the modified prospective application as permitted under SFAS No. 123R. Accordingly, prior period amounts have not been restated. Under this application, the Company is required to record compensation expense for all awards granted after the

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Prior to the adoption of SFAS No. 123R, the Company used the intrinsic value method as prescribed by APB No. 25 and thus recognized no compensation expense for options granted with exercise prices equal to the fair market value of the Company's common stock on the date of grant.

Derivative Financial Instruments and Hedging Activities

        In the normal course of business, the Company enters into derivative contracts to manage interest rate risk by modifying the characteristics of the related balance sheet instruments in order to reduce the adverse effect of changes in interest rates. All derivative financial instruments are recorded at fair value in the financial statements.

        On the date a derivative contract is entered into, the Company designates the derivative as a fair value hedge, a cash flow hedge, or a trading instrument. Changes in the fair value of instruments used as fair value hedges are accounted for in the earnings of the period simultaneous with accounting for the fair value change of the item being hedged. Changes in the fair value of the effective portion of cash flow hedges are accounted for in other comprehensive income rather than earnings. Changes in fair value of instruments that are not intended as a hedge are accounted for in the earnings of the period of the change.

        If a derivative instrument designated as a fair value hedge is terminated or the hedge designation removed, the difference between a hedged item's then carrying amount and its face amount is recognized into income over the original hedge period. Likewise, if a derivative instrument designated as a cash flow hedge is terminated or the hedge designation removed, related amounts accumulated in other accumulated comprehensive income are reclassified into earnings over the original hedge period during which the hedged item affects income.

        The Company formally documents all hedging relationships, including an assessment that the derivative instruments are expected to be highly effective in offsetting the changes in fair values or cash flows of the hedged items.

Comprehensive Income

        Accounting principles require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and hedging activities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The Company's components of accumulated other comprehensive income are unrealized gains (losses) on available-for-sale securities and unrealized gains (losses) on hedging activities.

        At December 31, 2008, accumulated other comprehensive income consisted of net unrealized gains on securities available for sale of $784,000. At December 31, 2007, accumulated other comprehensive income consisted of net unrealized gains on securities available for sale of $356,000 and net unrealized gains on derivatives of $58,000.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Per Share Results

        Basic and diluted net income per common share have been computed by dividing net income (loss) for each period by the weighted average number of shares of common stock outstanding during each period after retroactively adjusting for the stock dividends.

        Basic earnings per common share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per common share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and warrants and are determined using the treasury stock method.

        Basic and diluted net income per share have been computed based upon net income as presented in the accompanying statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

	2008	2007	2006
Weighted average number of common shares used in computing basic net income per share	6,555,255	6,779,635	6,913,534
Effect of dilutive stock options and warrants	—	158,624	257,879

Weighted average number of common shares and dilutive potential common shares used in computing diluted net income per share	6,555,255	6,938,259	7,171,413

        For the years ended December 31, 2008, 2007, and 2006 there were 132,293, 90,329, and 90,000 options, respectively, that were anti-dilutive since the exercise price exceeded the average market price for the year. Due to the net loss for the year ended December 31, 2008, anti-dilutive options are not omitted from the calculation of diluted earnings per share. Anti-dilutive options are omitted from the calculation of diluted earnings per share for the years ended December 31, 2007 and 2006.

Segment Reporting

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", requires management to report selected financial and descriptive information about reportable operating segments. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Generally, disclosures are required for segments internally identified to evaluate performance and resource allocation. In all material respects, the Company's operations are entirely within the commercial banking segment, and the consolidated financial statements presented herein reflect the results of that segment. The Company has no foreign operations or customers.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

SFAS 141R

        In December 2007, the FASB issued SFAS 141(R), "Business Combinations". SFAS 141(R) will significantly change how entities apply the acquisition method to business combinations. The most significant changes affecting how the Corporation will account for business combinations under this Statement include: the acquisition date will be date the acquirer obtains control; all (and only) identifiable assets acquired, liabilities assumed, and noncontrolling interests in the acquiree will be stated at fair value on the acquisition date; assets or liabilities arising from noncontractual contingencies will be measured at their acquisition date fair value only if it is more likely than not that they meet the definition of an asset or liability on the acquisition date; adjustments subsequently made to the provisional amounts recorded on the acquisition date will be made retroactively during a measurement period not to exceed one year; acquisition-related restructuring costs that do not meet the criteria in SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities, will be expensed as incurred; transaction costs will be expensed as incurred; reversals of deferred income tax valuation allowances and income tax contingencies will be recognized in earnings subsequent to the measurement period; and the allowance for loan losses of an acquiree will not be permitted to be recognized by the acquirer. Additionally, SFAS 141(R) will require new and modified disclosures surrounding subsequent changes to acquisition-related contingencies, contingent consideration, noncontrolling interests, acquisition-related transaction costs, fair values and cash flows not expected to be collected for acquired loans, and an enhanced goodwill rollforward.

        The Company will be required to prospectively apply SFAS 141(R) to all business combinations completed on or after January 1, 2009. Early adoption is not permitted. For business combinations in which the acquisition date was before the effective date, the provisions of SFAS 141(R) will apply to the subsequent accounting for deferred income tax valuation allowances and income tax contingencies and will require any changes in those amounts to be recorded in earnings. Management is currently evaluating the effects that SFAS 141(R) will have on the financial condition, results of operations, liquidity, and the disclosures that will be presented in the consolidated financial statements and applied in the proposed merger with Yadkin Valley Financial Corporation.

SFAS 157

        In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, "Fair Value Measurements" ("FASB No. 157"), which enhances existing guidance for measuring assets and liabilities using fair value and requires additional disclosure about the use of fair value for measurement. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted the provisions of SFAS 157, "Fair Value Measurements" effective January 1, 2008. The Company utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS 159

        In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in SFAS 159 are elective; however, the amendment to SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company did not elect the fair value option as of January 1, 2008 for any of its financial assets or financial liabilities and, accordingly, the adoption of the statement did not have a material impact on the Company's consolidated financial statements.

SFAS 161

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133". This statement applies to all derivatives and hedged items and is effective for periods beginning after November 15, 2008 prospectively, with comparative disclosures encouraged. This statement requires enhanced qualitative disclosures and tabular disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk contingent features in derivative agreements. The Company is currently evaluating the effects that SFAS 161 will have upon adoption as this standard will affect the presentation and disclosure in the consolidated financial statements.

NOTE 3—INVESTMENT SECURITIES

        The following is a summary of the securities portfolio by major classification at December 31, 2008 and 2007:

	2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available for sale:
U. S. Government agencies	$9,635	$211	$5	$9,841
Mortgage-backed securities	47,232	1,238	6	48,464
State and municipal bonds	12,143	42	202	11,983

	69,010	1,491	213	70,288
Marketable equity securities	974	—	—	974

Total securities available for sale	$69,984	$1,491	$213	$71,262

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 3—INVESTMENT SECURITIES (Continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities held to maturity:
State and municipal bonds	$1,768	$—	$8	$1,760

Total securities held to maturity	$1,768	$—	$8	$1,760

	2007
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available for sale:
U. S. Government agencies	$13,635	$341	$10	$13,966
Mortgage-backed securities	49,116	385	196	49,305
State and municipal bonds	10,762	109	44	10,827

	73,513	835	250	74,098
Marketable equity securities	907	7	—	914

Total securities available for sale	$74,420	$842	$250	$75,012

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities held to maturity:
State and municipal bonds	$1,770	$34	$—	$1,804

Total securities held to maturity	$1,770	$34	$—	$1,804

        The amortized cost and fair values of securities (excluding marketable equity securities) at December 31, 2008 by contractual maturity are shown below. Actual expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	At December 31, 2008
	Amortized Cost	Fair Value
	(Dollars in thousands)
Due within one year	$—	$—
Due after one year through five years	7,625	7,749
Due after five years through ten years	17,249	17,540
Due after ten years	45,904	46,759

Total	$70,778	$72,048

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 3—INVESTMENT SECURITIES (Continued)

        For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

        There were no sales of investment securities for the year ended December 31, 2008. For the years ended December 31, 2007 and 2006, proceeds from sales of investment securities available for sale amounted to $6,459,570 and $3,908,955 respectively. Gross realized gains in 2007 and 2006 from these sales amounted to $19,445 and $60,072, respectively.

        Available for sale securities, consisting of U. S. government agencies, mortgage-backed securities and state and municipal bonds, with carrying values of $11,651,000 and $13,173,000 at December 31, 2008 and 2007, respectively, were pledged to secure public monies on deposit as required by law. Available for sale securities, consisting of US government agencies and mortgage-backed securities, with carrying values of $17,123,000 and $18,762,000 were pledged to secure securities sold under agreements to repurchase at December 31, 2008 and 2007, respectively. Available for sale securities, consisting of mortgage-backed securities with carrying values of $8,391,000 and $997,000 were pledged to secure advances from the Federal Home Loan Bank at December 31, 2008 and 2007, respectively.

        The following tables show investment gross unrealized losses and fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2008 and 2007. The unrealized losses relate to debt securities that have incurred fair value reductions due to higher market interest rates since the securities were purchased. The 2008 unrealized losses on investment securities relate to one U.S. Government agency security, four mortgage-backed securities, and twenty-three municipal securities. The 2007 unrealized losses on investment securities relate to two U.S. Government agency securities, twenty-six mortgage-backed securities, and nine municipal securities. The unrealized losses are not likely to reverse unless and until market interest rates decline to the levels that existed when the securities were purchased. Since none of the unrealized losses relate to the marketability of the securities or the issuer's ability to honor redemption obligations, none of the securities are deemed to be other than temporarily impaired. The Company has the positive intent and ability to hold until recovery all investment securities with unrealized losses at December 31, 2008.

	2008
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(Dollars in thousands)
Securities available for sale:
U.S. government agencies	$—	$—	$1,568	$5	$1,568	$5
Mortgage-backed securities	2,213	6	—	—	2,213	6
State and municipal bonds	8,424	202	—	—	8,424	202

Total temporarily impaired securities	$10,637	$208	$1,568	$5	$12,205	$213

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 3—INVESTMENT SECURITIES (Continued)

	2007
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(Dollars in thousands)
Securities available for sale:
U.S. government agencies	$—	$—	$2,731	$10	$2,731	$10
Mortgage-backed securities	2,891	12	21,674	184	24,565	196
State and municipal bonds	1,529	19	1,301	25	2,830	44

Total temporarily impaired securities	$4,420	$31	$25,706	$219	$30,126	$250

        The Company periodically evaluates its investments for any impairment which would be deemed other than temporary. As part of its evaluation, the Company determined that the fair value of its investment in Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") preferred stock of $2,902,265 was other than temporarily impaired. As a result, the Company wrote down its investment in FNMA and FHLMC stock by $2,822,756, to an estimated fair value of $67,100 as of December 31, 2008.

NOTE 4—NON-MARKETABLE EQUITY SECURITIES CARRIED AT COST

        The aggregate cost of the Company's cost method investments totaled $2,979,846 at December 31, 2008. The Company periodically evaluates these investments for any impairment which would be deemed other than temporary. As part of its evaluation, the Company determined that the fair value of an investment in a trust company, whose primary shareholders are ten community banks located throughout North Carolina, was less than the original cost of the investment and that the decline in fair value was not temporary in nature. As a result, in 2007 the Company wrote down its original investment in the trust company of $277,738 by $75,747, to an estimated fair value of $201,991. This write down was recorded as a charge to earnings during the year ended December 31, 2007. The Company wrote down this investment by an additional $59,082 to $142,909 by a charge to earnings during the year ended December 31, 2008. This trust company has two common directors with the Company.

        Of the remaining $2,836,937 in equity investments, securities in the Federal Home Loan Bank and Silverton Bank, N.A. amounted to $2,077,700 and $84,237, respectively, at December 31, 2008. Because of the redemption provisions of issuers, the Company estimated that the fair value equaled or exceeded the cost of these investments and the investments were not impaired. The Company did not identify any events or changes in circumstances that may have had a significant adverse effect on the fair value of the remaining $675,000 cost method investments.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 5—LOANS AND THE ALLOWANCE FOR LOAN LOSSES

        Following is a summary of loans at December 31, 2008 and 2007:

	2008		2007
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate mortgage loans:
1-4 family	$43,431	10.16%	$35,680	9.08%
Commercial mortgage	105,464	24.66%	104,209	26.51%
Construction/development	157,230	36.77%	136,531	34.73%
Home equity lines of credit	43,777	10.24%	34,784	8.85%
Commercial and industrial loans	60,017	14.03%	57,958	14.74%
Loans to individuals	15,844	3.70%	20,010	5.09%
Lease financing, net	1,901	0.44%	3,941	1.00%

Subtotal	427,664	100.00%	393,113	100.00%

Allowance for loan losses	(9,124)		(5,740)
Net unamortized deferred fees	(172)		(154)

Total	$418,368		$387,219

        Loans are primarily made in Union and Mecklenburg Counties, North Carolina and Cherokee and York Counties, South Carolina. Real estate loans can be affected by the condition of the local real estate market. Commercial and installment loans can be affected by the local economic conditions. Significant declines in the housing markets and overall downturn in economic conditions over the past twelve months have resulted in write-downs and could further impact our loan portfolio.

        At December 31, 2008 and 2007, respectively, there were $26,000 and $-0- of loans past due 90 days or more which were still accruing interest. Impaired loans, which consisted primarily of non-accrual loans and leases, were $8,062,000 and $2,477,000 at December 31, 2008 and 2007, respectively. Impaired loans of $5,508,000 and $2,477,000 had related allowances for loan losses aggregating $1,628,000 and $941,000 at December 31, 2008 and 2007, respectively. There were $2,554,000 and $-0- impaired loans without an allowance at December 31, 2008 or 2007, respectively. The average recorded investment in impaired loans during the years ended December 31, 2008 and 2007 was $2,858,000 and $1,565,000, respectively. Interest foregone on non-accrual loans was approximately $272,000 and $44,000 for the year ended December 31, 2008 and 2007, respectively.

        The Company has granted loans to certain directors and executive officers of the Bank and their related interests. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and, in management's opinion, do not involve more than the normal risk of collectibility. All loans to directors

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years Ended December 31, 2008, 2007 and 2006

NOTE 5—LOANS AND THE ALLOWANCE FOR LOAN LOSSES (Continued)

and executive officers or their interests are submitted to the Board of Directors for approval. A summary of loans to directors, executive officers and their related interests follows:

(Dollars in thousands)
Loans to directors and officers as a group at January 1, 2008	$3,525
New loans or advances on lines during the year ended December 31, 2008	4,794
Amounts collected during the year ended December 31, 2008	(3,169)

Loans to directors and officers as a group at December 31, 2008	$5,150

        At December 31, 2008, the Company had pre-approved but unused lines of credit totaling $1,987,000 to directors, executive officers and their related interests.

        An analysis of the allowance for loan losses follows:

	2008	2007	2006
	(Dollars in thousands)
Balance at beginning of year	$5,740	$5,628	$4,331

Provision charged to operations	4,999	1,033	2,612

Charge-offs	1,640	1,035	1,350
Recoveries	(25)	(114)	(35)

Net charge-offs	1,615	921	1,315

Balance at end of year	$9,124	$5,740	$5,628

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 6—BANK PREMISES AND EQUIPMENT

        Following is a summary of bank premises and equipment at December 31, 2008 and 2007:

	2008	2007
	(Dollars in thousands)
Land	$1,488	$1,668
Buildings and leasehold improvements	6,252	7,192
Furniture and equipment	4,225	4,095

	11,965	12,955
Accumulated depreciation and amortization	(4,840)	(4,261)

Total	$7,125	$8,694

        Depreciation and amortization expense amounting to $741,000, $791,000 and $868,000 for the years ended December 31, 2008, 2007 and 2006, respectively, is included in occupancy and equipment expense.

NOTE 7—DEPOSITS

        Time deposits in denominations of $100,000 or more were $178,900,000 and $143,732,000 at December 31, 2008 and 2007, respectively. Brokered deposits totaled $36,116,000 and $12,001,000 at December 31, 2008 and 2007, respectively.

        At December 31, 2008, the scheduled maturities of certificates of deposit were as follows:

	Less than $100,000	$100,000 or more	Total
	(Dollars in thousands)
2009	$92,286	$149,926	$242,212
2010	17,547	17,812	35,359
2011	1,434	2,903	4,337
2012	3,857	7,701	11,558
2013	242	558	800
Thereafter	—	—	—

Total	$115,366	$178,900	$294,266

NOTE 8—BORROWINGS

        Borrowings consist of advances from the Federal Home Loan Bank of Atlanta, securities sold under agreements to repurchase, federal funds purchased, junior subordinated debt and obligations under a capitalized lease for the Bank's main office facility.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 8—BORROWINGS (Continued)

        The following table provides a summary of our borrowings:

	2008	2007
	(Dollars in thousands)
Short-term borrowings
Repurchase agreements	$14,623	$18,193
Federal funds purchased	408	13,316

	$15,031	$31,509

Long-term debt
FHLB advances	$26,000	$6,000
Capitalized lease obligation	1,676	1,685
Junior subordinated debentures	10,310	10,310

	$37,986	$17,995

        At December 31, 2008 and 2007, Federal Home Loan Bank advances were as follows:

		2008		2007
Maturity date	Call Feature	Amount	Rate	Amount	Rate
		(Dollars in thousands)
July 16, 2012	Callable quarterly	$1,000	3.900%	$1,000	3.900%
February 25, 2013	Callable quarterly	5,000	3.450%	5,000	3.450%
January 10, 2013	Callable quarterly	10,000	3.095%	—	—
February 28, 2018	Callable quarterly	5,000	2.930%	—	—
April 25, 2015	Callable quarterly	5,000	2.970%	—	—

Total FHLB borrowings/weighted average rate		$26,000	3.138%	$6,000	3.525%

        Pursuant to a collateral agreement with the FHLB, advances are collateralized by all the Company's FHLB stock of $2,077,700 and $1,158,000 at December 31, 2008 and 2007, respectively, qualifying first mortgage loans and qualifying commercial real estate. The balance of qualifying first mortgage loans and qualifying commercial real estate as of December 31, 2008 and 2007 was approximately $62,495,000 and $13,459,000, respectively. This agreement with the FHLB provides for a line of credit up to 15% of the Bank's assets.

        The Company also had unused lines of credit totaling $35.1 million and $16.2 million from correspondent banks at December 31, 2008 and 2007, respectively.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 8—BORROWINGS (Continued)

        Federal funds purchased and securities sold under agreements to repurchase, which generally mature 1 to 4 days from the transaction date, at December 31, 2008 and 2007 are summarized below:

	2008	2007
	(Dollars in thousands)
Outstanding balance at December 31	$15,031	$31,509
Year-end weighted average rate	1.97%	3.61%
Average outstanding during the year	21,654	21,317
Average rate for the year	2.30%	3.71%
Maximum outstanding at any month-end during the year	30,194	31,509

        Available for sale securities, consisting of US government agencies and mortgage-backed securities, with carrying values of $17,123,000 and $18,535,000 were pledged to secure securities sold under agreements to repurchase at December 31, 2008 and 2007, respectively and are held at an independent correspondent bank. Available for sale securities, consisting of mortgage-backed securities with carrying values of $8,391,000 and $997,000 were pledged to secure advances from the Federal Home Loan Bank at December 31, 2008 and 2007, respectively.

NOTE 9—LEASES

Operating Leases

        The Company has entered into non-cancelable operating leases for the land on which its main office is located and for other branch facilities and equipment. These leases have terms from five to thirty years. In 2002, the Company entered into a sale-leaseback arrangement. Under the arrangement, the Company sold its Marshville branch property and leased it back for a period of ten years with two renewal options for five years each. The leaseback has been accounted for as an operating lease. The gain of $147,156 realized in this transaction has been deferred and is being amortized to income in proportion to rental expense over the term of the lease. In 2008, the Company entered into another sale-leaseback arrangement. The Company sold its Blacksburg and Hwy 11 branch properties and leased them back for a period of ten years with two renewal options for five years each. The leaseback has been accounted for as an operating lease. The gain of $265,388 realized in this transaction has been deferred and is being amortized to income in proportion to rental expense over the term of the lease. Future rentals under operating leases are as follows:

(Dollars in thousands)
2009	$873
2010	600
2011	457
2012	384
2013	315
2014 - thereafter	2,394

Total	$5,023

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 9—LEASES (Continued)

        Total rent expense under operating leases was approximately $841,000, $790,000 and $783,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Capital Lease Obligation

        The Company leases its main office facility under a capital lease. Leases that meet the criteria for capitalization are recorded as assets and the related obligations are reflected as capital lease obligations on the accompanying balance sheets. Amortization of property under capital lease is included in depreciation expense. Included in premises and equipment at December 31, 2008 and 2007 is $1.7 million as the capitalized cost of the Company's main office and accumulated amortization of $392,000 and $349,000 at December 31, 2008 and 2007, respectively.

        At December 31, 2008, aggregate future minimum lease payments due under this capital lease obligation are as follows:

(Dollars in thousands)
2009	$148
2010	158
2011	158
2012	158
2013	158
2014 - 2029	2,883

Total minimum lease payments	3,665
Less amount representing interest	(1,989)

Present value of net minimum lease payments	$1,676

        Both the land lease and capital leases for the Company's main office discussed above are leased from a former director. Prior to the main facility being completed in November 2000, the Company leased land for its temporary banking facility from that same director. In addition, the Marshville facility is leased from another former director. In January 2003, the Company signed an operating lease for a new branch facility in Mint Hill, North Carolina, with a former director. The lease has an initial term of ten years with two renewal options for five years each. Total lease payments of $536,000, $476,000, and $495,000 were paid to these former directors under these leases during 2008, 2007 and 2006, respectively.

NOTE 10—JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

        On December 31, 2001 and March 1, 2002, $2.0 million and $1.5 million, respectively, of trust preferred securities were placed through American Community Capital Trust I ("Capital Trust I"). The preferred securities paid cumulative cash distributions quarterly at an annual rate of 9%. The dividends paid to holders of the capital trust preferred securities, which were recorded as interest expense, were deductible for income tax purposes. The quarterly distributions could, at the option of the Company, be deferred up to five years. The preferred securities issued in 2001 and 2002 were redeemable on

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 10—JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES (Continued)

March 1, 2007 or afterwards at the par of $1,000 per share. These shares were redeemed on March 9, 2007.

        On December 15, 2003, $10.0 million of trust preferred securities were placed through American Community Capital Trust II, Ltd. ("Capital Trust II"). The preferred securities pay cumulative cash distributions quarterly at a rate priced off 90-day LIBOR plus 280 basis points. The dividends paid to holders of the capital trust preferred securities, which will be recorded as interest expense, are deductible for income tax purposes. The preferred securities issued in 2003 are redeemable on December 15, 2008 or afterwards at par. Redemption is mandatory at December 15, 2033. The proceeds of the preferred securities were invested by Capital Trust II in $10.0 million principal amount of junior subordinated debentures of the Company due December 15, 2033.

        The Company fully and unconditionally guarantees the preferred securities through the combined operation of the debentures and other related documents. The Company's obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. A portion of the preferred securities qualify as Tier 1 capital for regulatory capital purposes.

        A description of the Junior Subordinated Debentures outstanding is as follows:

					Principal Amount
	Date of Issuance	Shares Issued	Interest Rate	Maturity Date
Issuing Entity					2008	2007
					(Dollars in thousands)
American Community Capital Trust II, Ltd.	12/15/2003	10,000	6.56%	12/15/2033	$10,310	$10,310

NOTE 11—OTHER CONTRACTS

        The Company entered into non-cancelable contracts with third parties for data processing services. The future minimum payments required under these contracts for the years ending December 31, 2010 are as follows:

(Dollars in thousands)
2009	$597
2010	635

Total	$1,232

        The above future payments are based upon the anticipated future growth of the Company and can therefore vary from the above estimates in any year.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 12—INCOME TAXES

        The significant components of the provision for income taxes for the periods ended December 31, 2008, 2007 and 2006 are as follows:

	2008	2007	2006
	(Dollars in thousands)
Current tax provision:
Federal	$1,267	$2,712	$2,899
State	178	499	479

	1,445	3,211	3,378

Deferred tax benefit:
Federal	(2,357)	(314)	(848)
State	(441)	(28)	(90)

	(2,798)	(342)	(938)

Provision for income taxes	$(1,353)	$2,869	$2,440

        The difference between the provision for income taxes and the amounts determined by applying the statutory federal income tax rate of 34% to income before income taxes is summarized below:

	2008	2007	2006
	(Dollars in thousands)
Income tax expense (benefit) computed at statutory rate of 34%	$(1,364)	$2,682	$2,283
Effect of state income taxes	(173)	311	257
Tax exempt interest	(170)	(142)	(102)
Non-deductible merger expenses	160	—	—
Other	194	18	2

Net provision for income taxes	$(1,353)	$2,869	$2,440

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 12—INCOME TAXES (Continued)

        Significant components of deferred taxes at December 31, 2008 and 2007 are as follows:

	2008	2007
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$3,202	$1,921
Capital lease	139	129
Deferred gain on sale-leaseback	113	22
Income from deferred data processing payment	28	43
Nondeductible accrued expenses	43	18
Stock compensation expense	121	143
Other than temporary impairment of investment securities	1,346	—
Other	93	44

Total deferred tax assets	5,085	2,320

Deferred tax liabilities:
Premises and equipment	(131)	(144)
Leased property	(175)	(368)
Core deposit intangible	(133)	(177)
Prepaid expenses	(57)	(57)
Interest rate hedges	(207)	(36)
Net unrealized gains on available-for-sale securities	(493)	(236)
Other	(12)	(2)

Total deferred tax liabilities	(1,208)	(1,020)

Net deferred tax assets	$3,877	$1,300

NOTE 13—OTHER NON-INTEREST EXPENSE

        The major components of other non-interest expense for the years ended December 31, 2008, 2007 and 2006 are as follows:

	2008	2007	2006
	(Dollars in thousands)
Postage, printing and office supplies	$260	$280	$340
Advertising and promotion	179	195	189
Travel, meals, dues and subscriptions	281	265	225
Telephone	216	235	150
Data processing and technology	1,087	953	835
Professional fees and contracted services	1,242	1,280	1,027
Other	1,233	1,331	1,337

Total	$4,498	$4,539	$4,103

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 14—REGULATORY MATTERS

        The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        The primary sources of funds for the payment of dividends by American Community Bancshares, Inc. are interest and dividends received from its subsidiary, American Community Bank, combined with the proceeds from stock sold by the Company. American Community, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such limitation is in the public interest and is necessary to ensure a bank's financial soundness.

        Quantitative measures established by regulation to ensure capital adequacy require the Company and its bank subsidiary to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2008 and 2007, that the Company and the Bank met all capital adequacy requirements to which they are subject.

        As of December 31, 2008, the most recent notification from the Federal Deposit Insurance Corporation categorized American Community Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank's category. Prompt corrective action provisions are not applicable to bank holding companies.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 14—REGULATORY MATTERS (Continued)

        The Company's and the Bank's actual capital amounts and ratios as of December 31, 2008 and 2007 are presented in the following table.

	Actual		Minimum For Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
	(Dollars in thousands)
December 31, 2008:
Total Capital to Risk
Weighted Assets:
Consolidated	$56,221	12.64%	$35,572	8.00%	$	N/A	N/A
American Community Bank	48,308	10.95%	35,302	8.00%		44,128	10.00%
Tier 1 Capital to Risk
Weighted Assets:
Consolidated	50,618	11.38%	17,786	4.00%		N/A	N/A
American Community Bank	42,738	9.69%	17,651	4.00%		22,064	5.00%
Tier 1 Capital to
Average Assets:
Consolidated	50,618	9.45%	21,419	4.00%		N/A	N/A
American Community Bank	42,738	8.03%	21,277	4.00%		26,596	5.00%

	Actual		Minimum For Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount		Ratio
	(Dollars in thousands)
December 31, 2007:
Total Capital to Risk
Weighted Assets:
Consolidated	$58,798	14.24%	$33,040	8.00%	$	N/A	N/A
American Community Bank	47,012	11.42%	32,940	8.00%		41,175	10.00%
Tier 1 Capital to Risk
Weighted Assets:
Consolidated	53,625	12.98%	16,520	4.00%		N/A	N/A
American Community Bank	41,862	10.17%	16,470	4.00%		20,587	5.00%
Tier 1 Capital to
Average Assets:
Consolidated	53,625	11.02%	19,461	4.00%		N/A	N/A
American Community Bank	41,862	8.58%	19,515	4.00%		24,394	5.00%

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 15—COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET RISK

        The Company is a party to financial instruments with off-balance sheet credit risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

        A summary of the contract amounts of the Company's exposure to off-balance sheet credit risk as of December 31, 2008 is as follows:

        Financial instruments whose contract amounts represent credit risk:

(Dollars in thousands)
Capital South II Partnership investment commitment	$125
Capital South III Partnership investment commitment	700
Standby letters of credit	3,101
Commitments to extend credit	4,526
Undisbursed lines of credit	52,487
Undisbursed portion of construction loans	23,962

        In the normal course of business, the Company is involved in various legal proceedings. The amount of any liability that may result from those proceedings in which the Company is currently involved is expected to be immaterial to the consolidated financial position.

NOTE 16—DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

        Financial instruments for which fair value disclosures are required include cash and due from banks, interest-earning deposits with banks, investment securities, loans, Federal Home Loan Bank and Bankers Bank stock, accrued interest, deposits, borrowings, securities sold under agreements to repurchase, and junior subordinated debentures. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 16—DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks and Interest-earning Deposits with Banks

        The carrying amounts for cash and due from banks and interest-earning deposits with banks approximate fair value because of the short maturities of those instruments.

Investment Securities

        Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans

        The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Non-marketable Equity Securities

        The carrying value of non-marketable equity securities approximates fair value.

Accrued Interest Receivable and Payable

        The carrying amount is a reasonable estimate of fair value.

Assets Held in Rabbi Trust

        The carrying value of assets held in rabbi trust approximates fair value.

Deposits

        The fair value of demand deposits, savings, money market, and NOW accounts is the amount payable on demand at the reporting date. The fair value of time deposits is estimated by discounting expected cash flows using the rates currently offered for instruments of similar remaining maturities.

Borrowings, Securities Sold Under Agreements to Repurchase, Federal Funds Purchased and Junior Subordinated Debentures

        The fair values of borrowings and fixed rate junior subordinated debentures are based on discounting expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements. Short-term borrowings, including securities sold under

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 16—DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

agreements to repurchase and federal funds purchased, are carried at approximate fair value because of the short maturities of those instruments.

Financial Instruments with Off-Balance Sheet Risk

        With regard to financial instruments with off-balance sheet risk discussed in Note 15, it is not practicable to estimate the fair value of future financing commitments. The large majority of commitments to extend credit and standby letters of credit are at variable rates and/or have relatively short terms to maturity. Therefore, the fair value for these financial instruments is considered to be immaterial.

        The carrying amounts and estimated fair values of the Company's financial instruments, none of which are held for trading purposes, are as follows at December 31, 2008 and 2007:

	2008		2007
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
	(Dollars in thousands)
Financial assets:
Cash and due from banks	$13,809	$13,809	$14,346	$14,346
Interest-earning deposits with banks	894	894	930	930
Securities available for sale	71,262	71,262	75,012	75,012
Securities held to maturity	1,768	1,760	1,770	1,804
Loans, net	418,368	416,999	387,219	389,718
Accrued interest receivable	2,032	2,032	2,640	2,640
Non-marketable equity securities	2,980	2,980	2,119	2,119
Assets held in rabbi trust (SERP)	997	997	—	—
Financial liabilities:
Deposits	429,404	412,924	399,794	377,164
Short-term borrowings	15,031	15,031	31,509	31,509
Long-term debt	37,986	24,523	17,995	18,186
Accrued interest payable	698	698	898	898

        The Company adopted the provisions of SFAS 157, "Fair Value Measurements" effective January 1, 2008. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The Company utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 16—DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Fair Value Hierarchy

        Under SFAS 157, the Company groups assets at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1:	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2:
Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3:
Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Investment Securities Available-for-Sale and Assets in Rabbi Trust

        Securities classified as available for sale are reported at fair value utilizing Level 1,2, and 3 inputs. For Level 1 assets, the Company obtains quoted stock prices for identical stocks traded in active markets. For Level 2 assets, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U. S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the bond's terms and conditions, among other things. For Level 3 securities, which include equity securities, the Company measures fair value based on unobservable data that may include net book value of stock and profitability trends, among other things.

Interest Rate Floors

        Interest rate floors are reported at fair value utilizing Level 3 inputs. For these floors, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider unobservable data that may include discounted cash flow models, among other things.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 16—DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

        The following table presents financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008.

Description	December 31, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
Assets:
Investment securities available for sale	$71,262	$3	$70,356	$903
Interest rate floors	590	—	—	590
Assets in rabbi trust	997	985	12	—

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 16—DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

        The following table reconciles the changes in Level 3 financial instruments measured at fair value on a recurring basis for the year ended December 31, 2008.

Description	Investment Securities Available for Sale	Interest Rate Floor
	(in thousands)
Balance at December 31, 2007	$903	$532
Total gains:
Included in earnings	—	237
Included in other comprehensive income	—	—
Amortization	—	(179)

Balance at December 31, 2008	$903	$590

        The following table reflects the changes in fair values of Level 3 financial instruments measured on a recurring basis for the year ended December 31, 2008 and where these changes are included in the financial statements.

Description	Net interest income	Non-interest income—Other	Total changes in fair values included in earnings
	(in thousands)
Interest rate floors:
Change in fair value	$—	$237	$237
Amortization	(179)	—	(179)

Total	$(179)	$237	$58

Loans

        The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and specific allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan," (SFAS 114). The fair value of impaired loans is estimated using one of three methods, including collateral value, market value of similar debt, or discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. In accordance with SFAS 157, impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3. As of December 31, 2008,

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 16—DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

impaired loans of $5,508,000 had a specific allowance of $1,628,000, resulting in a fair value of $3,880,000.

        The following table presents financial assets measured at fair value on a non-recurring basis as of December 31, 2008.

Description	December 31, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(in thousands)
Assets:
Impaired loans and leases	$3,880	$—	$—	$3,880

NOTE 17—EMPLOYEE AND DIRECTOR BENEFIT PLANS

401(k) Retirement Plan

        The Company has adopted a 401(k) retirement plan that covers all eligible employees. The Company matches contributions of up to 3.0% of each employee's salary. Expenses totaled $114,000, $105,000 and $99,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Employment Agreement

        The Company has entered into employment agreements with certain officers to ensure a stable and competent management base. These agreements provide for terms ranging from three to five years, with automatic extension for an additional year at the end of the initial term and annually thereafter. The agreements provide for benefits as provided in the contract and cannot be terminated by the Board of Directors, except for cause, without prejudicing the officer's right to receive certain vested rights, including compensation. In the event of a change in control of the Company and in certain other events, as defined in the agreements, the Company or any successor to the Company will be bound to the terms of the contracts and certain change in control compensation payments would result, subject to contractual limitations.

NOTE 18—STOCK COMPENSATION PLANS

        The Company has five share-based compensation plans in effect at December 31, 2008. The compensation cost that has been charged against income for those plans was approximately $50,000, $52,000 and $375,000 for the years ended December 31, 2008, 2007 and 2006, respectively. The Company recorded a deferred tax benefit in the amount of $20,000 and $123,000 related to share-based compensation during the years ended 2007 and 2006, respectively. There were no deferred tax benefits related to share-based compensation during the year ended December 31, 2008.

        In 1999, the Company implemented the 1999 Incentive Stock Option Plan which authorized the Board of Directors to grant up to 246,191 of stock options (as adjusted for stock dividends) to employees and officers of the Company and the 1999 Non-statutory Stock Option Plan which authorized the Board of Directors to grant up to 246,191 of non-qualified stock options to directors. Options granted under the 1999 Stock Option Plans have a term of up to ten years from the date of

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 18—STOCK COMPENSATION PLANS (Continued)

grant. Vesting of options is determined at the time of grant and ranges from immediate to five years. Options under these plans must be granted at a price not less than the fair market value at the date of grant.

        In 2001, the Company implemented the 2001 Incentive Stock Option Plan which authorized the Board of Directors to grant up to 210,300 of stock options (as adjusted for stock dividends) to employees and officers of the company. Options granted under the 2001 Stock Option Plan have a term of up to ten years from the date of grant. These options have a five year vesting period. Options under this plan must be granted at a price not less than the fair market value at the date of grant.

        In 2002, the Company implemented the 2002 Non-statutory Stock Option Plan which authorized the Board of Directors to grant up to 37,500 stock options (as adjusted for stock dividends) to directors of the Company. Options granted under the 2002 Non-Statutory Stock Option Plans have a term of up to ten years from the date of grant. Vesting of options is three years. Options under this plan must be granted at a price not less than the fair market value at the date of grant.

        In 2004, the Company acquired FNB Bancshares, Inc. ("First National"). First National had two stock option plans, the 1997 Incentive Stock Option Plan and the 1997 Non-statutory Stock Option Plan. At the acquisition date the plans had 133,162 and 160,577 options outstanding, respectively, which vested immediately.

Stock Options

        The fair market value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. The Company granted 21,000, 15,000, and 98,000 stock options for the years ended December 31, 2008, 2007 and 2006, respectively, with a weighted average fair value of $1.93, $3.98, and $4.52 per option, respectively.

Assumptions in estimating option values:

	2008	2007	2006
Risk-free interest rate	3.08%	4.08%	4.83%
Dividend yield	2.35%	1.77%	1.54%
Volatility	23.13%	21.04%	30.24%
Expected life	7 years	7 years	7 years

        The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected life of the option grant. Expected volatility is based upon the historical volatility of the Company based upon the previous seven years trading history. The expected term of the options is based upon the average life of previously issued stock options. The expected dividend yield is based upon current yield on date of grant. No post-vesting restrictions exist for these options.

        At December 31, 2008, there were 350,895 exercisable options with a weighted average exercise price of $7.31. At December 31, 2007, there were 471,466 exercisable options with a weighted average exercise price of $6.62. Of the total options outstanding at December 31, 2008 and 2007, the remaining average contractual lives were 2.42 and 3.44 years, respectively.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 18—STOCK COMPENSATION PLANS (Continued)

        A summary of option activity under the stock option plans as of December 31, 2008 and 2007, and changes during the year ended December 31, 2008 and 2007 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2006	561,084	$7.00	4.28 years	$2,268,658
Exercised	(34,998)	6.03
Authorized	—	—
Forfeited	(11,000)	10.77
Granted	15,000	11.73

Outstanding at December 31, 2007	530,086	$7.12	3.44 years	$1,636,043
Exercised	(130,881)	4.97
Authorized	—	—
Forfeited	(25,500)	12.13
Granted	21,000	8.47

Outstanding at December 31, 2008	394,705	$7.58	3.05 years	$1,257,694

Exercisable at December 31, 2008	350,895	$7.31	2.42 years	$1,207,934

        For the years ended December 31, 2008, 2007 and 2006 the intrinsic value of options exercised was approximately $430,000, $191,000, and $1,163,000, respectively.

        The fair value of stock options vested over the years ended December 31, 2008, 2007 and 2006 was $50,000, $52,000, and $375,000, respectively.

        As of December 31, 2008, there was $86,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under all of the Company's stock benefit plans. That cost is expected to be recognized over a weighted-average period of 1.70 years.

        The Company funds the option shares from authorized but unissued shares. Company policy does allow option holders to exercise options with seasoned shares.

        The actual tax benefit in stockholders equity realized for the tax deductions from option exercise of the share-based payment arrangements totaled $157,000, $38,000 and $170,000 for the years ended 2008, 2007 and 2006, respectively.

        The adoption of SFAS 123R and its fair value compensation cost recognition provisions are different from the non-recognition provisions under SFAS 123 and the intrinsic value method for compensation cost allowed by APB 25. The effect (increase/(decrease)) of the adoption of SFAS 123R on cash flow activities for the years ended December 31, 2008, 2007 and 2006 is as follows:

	2008	2007	2006
	(In thousands)
Cash flow from operating activities	$—	$(38)	$(170)
Cash flow provided by financing activities	—	38	170

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 19—DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

        In the normal course of business, the Company enters into derivative contracts to manage interest rate risk by modifying the characteristics of the related balance sheet instruments in order to reduce the adverse effect of changes in interest rates. All derivative financial instruments are recorded at fair value in the consolidated financial statements.

        On the date a derivative contract is entered into, the Company designates the derivative as a fair value hedge, a cash flow hedge, or a trading instrument. Changes in the fair value of instruments used as fair value hedges are accounted for in the earnings of the period simultaneous with accounting for the fair value change of the item being hedged. Changes in the fair value of the effective portion of cash flow hedges are accounted for in other comprehensive income rather than earnings. Changes in fair value of instruments that are not intended as a hedge are accounted for in the earnings of the period of the change.

        If a derivative instrument designated as a fair value hedge is terminated or the hedge designation removed, the difference between a hedged item's then carrying amount and its face amount is recognized into income over the original hedge period. Likewise, if a derivative instrument designated as a cash flow hedge is terminated or the hedge designation removed, related amounts accumulated in other accumulated comprehensive income are reclassified into earnings over the original hedge period during which the hedged item affects income.

        As of December 31, 2008, the Company had two derivative instruments with notional amounts of $30.0 million and $15.0 million, respectively. Both derivative instruments consist of an interest rate floor contract that is used to protect certain designated variable rate loans from the downward effects of their repricing in the event of a decreasing rate environment for a period of three years ending in February 2009 and June 2009, respectively. If the prime rate falls below 7.25% during the term of the first contract, the Company will receive payments based on the $30.0 million notional amount times the difference between 7.25% and the daily weighted average prime rate for the quarter. No payments will be received by the Company if the weighted average prime rate is 7.25% or higher. The Company paid a premium of $228,000 on this contact, which is being amortized over the three-year term of the contract. Total payments received on the 7.25% floor were $482,917 and $-0- during 2008 and 2007, respectively and were recorded in other interest income. On the second floor, if the prime rate falls below 7.75% during the term of this contract, the Company will receive payments based on the $15.0 million notional amount times the difference between 7.75% and the weighted average prime rate for the quarter. No payments will be received by the Company if the weighted average prime rate is 7.75% or higher. The Company paid a premium of $95,250 on this contract. Total payments received on the 7.75% floor were $374,167 and $3,229 during 2008 and 2007, respectively and were recorded in other interest income. The interest rate floors are carried at a fair market value of $589,566 and $532,319 and are included in other assets as of December 31, 2008 and 2007, respectively.

        As of March 31, 2007 the $15.0 million, 7.75% interest rate floor contract no longer qualified as a cash flow hedge and the hedge designation was removed. As a result, amounts accumulated in the other accumulated comprehensive income of approximately $6,000 at the beginning of the year were reclassified into earnings during the first quarter of 2007. Changes in fair value of the 7.75% interest rate floor are now accounted for in earnings for the period of the change. As of December 31, 2008, the $30.0 million, 7.25% interest rate floor contract no longer qualified as a cash flow hedge and the hedge designation was removed. Approximately $167,000 of other accumulated comprehensive income

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 19—DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

was reclassified into earnings at that time. Changes in fair value of the remaining hedged instrument on the 7.25% floor are now recorded to other income. For the year ended December 31, 2008, the Company recorded a $224,000 gain in other income for the change in fair value of the 7.25% floor and a $107,000 gain in other income for the change in fair value of the 7.75% interest rate floor. For the year ended December 31, 2007, the Company recorded a $144,000 gain, net of tax in other comprehensive income for the effective portion of the 7.25% floor. The Company recorded a $205,000 gain in other income during the year ended December 31, 2007 for the change in fair value of the 7.75% interest rate floor, and a $9,250 gain in other income for the ineffective portion of the 7.25% hedged instrument. For the year ended December 31, 2006 the Company recorded a $10,000 gain in other income for the ineffective portions of the 7.25% and 7.75% hedged instruments and an $86,000 loss, net of tax in other comprehensive income for the effective portion of the floors.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 20—PARENT COMPANY FINANCIAL DATA

        Following are condensed financial statements of American Community Bancshares, Inc. as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006.

Condensed Statements of Financial Condition
December 31, 2008 and 2007

	2008	2007
	(Dollars in thousands)
Assets:
Cash and due from banks	$77	$16
Interest earning deposits with banks	4,219	8,757
Investment in securities available for sale	904	904
Investment in American Community Bank	53,711	52,571
Investment in American Community Capital Trust II, Ltd.	310	310
Other assets	3,648	1,981

Total Assets	$62,869	$64,539

Liabilities and Stockholders' Equity:
Liabilities:
Due to American Community Capital Trust II, Ltd.	$10,310	$10,310
Due to American Community Bank	1,277	—
Other liabilities	—	205

Total Liabilities	11,587	10,515

Stockholders' Equity:
Common stock	6,633	6,502
Additional paid-in capital	33,090	32,364
Retained earnings	10,775	14,744
Accumulated other comprehensive income	784	414

Total stockholders' equity	51,282	54,024

Total Liabilities and Stockholders' Equity	$62,869	$64,539

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 20—PARENT COMPANY FINANCIAL DATA (Continued)

Condensed Statements of Operations
Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Dollars in thousands)
Interest income:
Dividends from subsidiary	$—	$4,999	$—
Interest-earning deposits with banks	416	571	944

Total interest income	416	5,570	944

Interest expense:
Junior subordinated debentures issued
to American Community Capital Trust I and II	663	906	1,149

Non-interest income:
Equity in undistributed earnings (loss) of
American Community Bank	(2,437)	317	4,424

Non-interest expense:
Professional fees	3	34	14
Other	84	80	22

Total non-interest expense	87	114	36

Income (loss) before taxes	(2,771)	4,867	4,183
Income tax benefit	(114)	(153)	(93)

Net income (loss)	$(2,657)	$5,020	$4,276

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 20—PARENT COMPANY FINANCIAL DATA (Continued)

Condensed Statements of Cash Flows
Years Ended December 31, 2008, 2007 and 2006

	2008	2007	2006
	(Dollars in thousands)
Cash flows from operating activities:
Net income (loss)	$(2,657)	$5,020	$4,276
Equity in undistributed (earnings) loss of subsidiary	2,437	(317)	(4,424)
Decrease (increase) in other assets	(1,667)	884	(1,321)
Increase (decrease) in other liabilities	(205)	205	—

Net cash provided (used) by operating activities	(2,092)	5,792	(1,469)

Cash flows from investing activities:
Redemption of Capital Trust I stock	—	108	—
Investment in securities available for sale	—	(501)	—
Investment in American Community Bank	(3,000)	—	—

Net cash used by investing activities	(3,000)	(393)	—

Cash flows from financing activities:
Advances from subsidiary	1,277	—	—
Redemption of junior subordinated deferrable interest debentures	—	(3,608)	—
Repurchase of common stock	—	(6,080)	(263)
Proceeds from issuance of common stock	650	211	912
Cash dividends paid on common stock	(1,312)	(1,348)	(1,382)

Net cash provided (used) by financing activities	615	(10,825)	(733)

Increase (decrease) in cash and cash equivalents	(4,477)	(5,426)	(2,202)
Cash and cash equivalents, beginning	8,773	14,199	16,401

Cash and cash equivalents, ending	$4,296	$8,773	$14,199

NOTE 21—STOCK SPLIT

        On January 25, 2006, the Company declared a three-for-two stock split effected in the form of a 50% stock dividend to shareholders of record on February 7, 2006 and payable on February 21, 2006. All references to net income per share and weighted average shares outstanding have been adjusted for the effect of this stock split.

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 22—QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

        The following table sets forth, for the periods indicated selected information from our consolidated quarterly financial information. This information is derived from our unaudited financial statements, which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods.

	Year ended December 31, 2008
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands except per share data)
Total interest income	$7,082	$7,572	$7,569	$8,188
Total interest expense	3,629	3,568	3,629	3,873

Net interest income	3,453	4,004	3,940	4,315
Provision for loan losses	2,837	1,441	296	425

Net interest income after provision for loan losses	616	2,563	3,644	3,890

Non-interest income
Service charges on deposit accounts	525	593	597	602
Mortgage banking operations	35	43	95	86
Gain (loss) on derivatives	211	(4)	(148)	272
Loss on SERP investment	(105)	(397)	(72)	(19)
Other	(25)	51	68	78

Total non-interest income	641	286	540	1,019

Non-interest expense
Salaries and employee benefits	1,823	1,873	1,639	1,743
Occupancy and equipment	516	566	614	584
Other than temporary impairment of investment securities	128	2,753	—	—
Merger related expenses	73	399	—	—
Other	1,155	1,109	1,190	1,044

Total non-interest expense	3,695	6,700	3,443	3,371

Income (loss) before income taxes	(2,438)	(3,851)	741	1,538
Provision (benefit) for income taxes	(1,504)	(653)	257	547

Net income (loss)	$(934)	$(3,198)	$484	$991

Net income (loss) per share
Basic	$(0.14)	$(0.49)	$0.07	$0.15
Diluted	(0.14)	(0.49)	0.07	0.15
Common stock price
High	$10.29	$11.25	$9.00	$10.00
Low	7.02	5.00	6.15	7.09

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 22—QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (Continued)

	Year Ended December 31, 2007
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(In thousands except for per share data)
Total interest income	$8,737	$9,070	$8,921	$8,698
Total interest expense	4,068	4,225	4,001	3,899

Net interest income	4,669	4,845	4,920	4,799
Provision for loan losses	471	156	231	183

Net interest income after provision for loan loss	4,198	4,689	4,689	4,616

Non-interest income
Service charges on deposit accounts	613	617	608	581
Mortgage banking operations	83	70	93	80
Realized gains on sale of securities	—	3	—	17
Gain (loss) on economic hedge	132	138	(67)	11
Other	73	133	88	118

Total non-interest income	901	961	722	807

Non-interest expense
Salaries and employee benefits	1,724	1,768	1,743	1,658
Occupancy and equipment	505	560	564	565
Other than temporary impairment	—	—	—	76
Other	1,132	1,121	1,175	1,103

Total non-interest expense	3,361	3,449	3,482	3,402

Income before income taxes	1,738	2,201	1,929	2,021
Provision for income taxes	626	801	707	735

Net income	$1,112	$1,400	$1,222	$1,286

Net income per share
Basic	$0.17	$0.21	$0.18	$0.18
Diluted	0.17	0.20	0.17	0.18
Common stock price
High	$12.84	$12.50	$12.30	$12.69
Low	9.19	10.15	10.87	10.60

NOTE 23—SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        In July 2007, the Bank established a Supplemental Executive Retirement Plan ("SERP"), which is a nonqualified plan that provides additional retirement benefits to the Bank's chief executive officer. Under the terms of the SERP, upon retirement or the occurrence of certain other events, the Company will pay benefits to the Bank's chief executive officer in the form of a single cash lump sum payment. Benefits under the SERP vest at a rate of 10% per year beginning at age 53 and are fully vested at age 62. Compensation expense related to the plan was $159,000 and $53,000 for the years ended

AMERICAN COMMUNITY BANCSHARES, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Years ended December 31, 2008, 2007 and 2006

NOTE 23—SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (Continued)

December 31, 2008 and 2007, respectively. The plan was funded in February, 2008 in the amount of $1,590,000. The assets related to this plan are maintained in a rabbi trust and are included in other assets. The assets are accounted for at market value in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", with the resulting gains or losses in value recorded in income. During the year ended December 31, 2008, the impact on net income as a result of the decline in fair value of the assets held in the rabbi trust was a charge of $593,472. The assets had a market value of $996,528 at December 31, 2008. The accrued liability related to this plan was $132,870 at December 31, 2008.

NOTE 24—MERGER AGREEMENT

        On September 9, 2008, the Company entered into a definitive agreement to be acquired by Yadkin Valley Financial Corporation ("Yadkin Valley"). The Bank will become a wholly-owned division of Yadkin Valley operating under its current name. Pursuant to the agreement, the Company will merge with and into Yadkin Valley and each of the Company's shareholders will be entitled to receive in exchange for each share of the Company's common stock one of the following: (i) .8517 shares of Yadkin Valley common stock, (ii) $12.35 in cash, or (iii) a combination of both stock and cash. In total, the merger consideration will be allocated as follows: 80.5% of the Company's outstanding shares of common stock will be exchanged for shares of Yadkin Valley common stock and 19.5% of the Company's outstanding shares of common stock will be exchanged for cash. The parties have received all regulatory approvals required for consummation of the merger, including approval of the Board of Governors of the Federal Reserve System, the North Carolina Commission of Banks and the Federal Deposit Insurance Corporation. The parties anticipate closing of the transaction during the second quarter of 2009.

NOTE 25—SUBSEQUENT EVENT

        On February 27, 2009, the Board of Directors of the Federal Deposit Insurance Corporation (FDIC) voted to amend the restoration plan for the Deposit Insurance Fund. The Board took action by imposing a special assessment on insured institutions of 20 basis points, implementing changes to the risk-based assessment system, and increased regular premium rates for 2009, which banks must pay on top of the special assessment. The 20 basis point special assessment on the industry will be as of June 30, 2009 payable on September 30, 2009. As a result of the special assessment and increased regular assessments, the Company projects it will experience an increase in FDIC assessment expense by approximately $1.8 million from 2008 to 2009. The 20 basis point special assessment represents $1.2 million of this increase.

        On March 5, 2009, the FDIC Chairman announced that the FDIC intends to lower the special assessment from 20 basis points to 10 basis points. The approval of the cutback is contingent on whether Congress clears legislation that would expand the FDIC's line of credit with the Treasury to $100 billion. Legislation to increase the FDIC's borrowing authority on a permanent basis is also expected to advance to Congress, which should aid in reducing the burden on the industry. The assessment rates, including the special assessment, are subject to change at the discretion of the Board of Directors of the FDIC.

ITEM 9—CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

ITEM 9A—CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

        At the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Securities Exchange Act Rule 13a-14.

        Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures were effective (1) to provide reasonable assurance that information required to be disclosed by the Company in the reports filed or submitted by it under the Securities Exchange Act was recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and (2) to provide reasonable assurance that information required to be disclosed by the Company in such reports is accumulated and communicated to the Company's management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow for timely decisions regarding required disclosure.

Management's Report on Internal Control over Financial Reporting

        Management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. The Company's internal control over financial reporting is a process designed under the supervision of the Company's Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company's financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles. Management has made a comprehensive review, evaluation and assessment of the Company's internal control over financial reporting as of December 31, 2008. In making its assessment of internal control over financial reporting, management used the criteria issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") in Internal Control—Integrated Framework. In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, management makes the following assertions:

  •
  Management has implemented a process to monitor and assess both the design and operating effectiveness of internal control over financial reporting.

  •
  All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

  •
  The Company's management assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2008. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Based on that assessment, we believe that, as of December 31, 2008, the company's internal control over financial reporting is effective based on those criteria.

  •
  Due to the Company's status as a "Smaller reporting company" there is no auditor attestation as to the effectiveness of the Company's internal controls over financial reporting as of December 31, 2008.

Changes in Internal Control over Financial Reporting

        Management of the Company has evaluated, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, changes in the Company's internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the fourth quarter of 2008. In connection with such evaluation, the Company has determined that there have been no changes in internal control over financial reporting during the fourth quarter that have materially affected or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Randy P Helton President & Chief Executive Officer	Dan R. Ellis, Jr. Chief Financial Officer

ITEM 9B—OTHER INFORMATION

        On March 24, 2009 the Company's Board of Directors voted to suspend payment of the Company's quarterly cash dividend. The Board concluded that it was more important to preserve capital than to pay a quarterly dividend. Suspending the dividend will save approximately $325,000 per quarter or $1.3 million annually in capital.

PART III

ITEM 10—DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Board of Directors

        The Company's Bylaws provide that its board shall consist of between seven and twenty members. If there are more than nine members, the board shall be divided into three classes in as equal a number as possible. Such classes shall be elected to staggered three-year terms. The Board of Directors has set the number of directors of the Company at thirteen. The members of the Company's board of directors are set forth in the following table.

Name and Age	Position(s) Held	Director Since(1)	Term Expires	Principal Occupation and Business Experience During Past Five Years
Robert G. Dinsmore, Jr. (64)	Lead Independent Director	2001	2009	Consultant, International Tax, Mergers and Acquisitions; Retired partner KPMG, LLP
Frank L. Gentry (66)	Director	2002	2010	Independent Consultant; former Executive Vice President of Corporate Strategy and Development, Bank of America, Charlotte, NC, 1973-2000
Philip R. Gilboy (54)	Director	2003	2009	President, PR Gilboy & Associates, Inc., Weddington, NC (NASD registered broker dealer)
David J. Guilford (60)	Director	2003	2009	President, DLG Associates, Inc., Charlotte, NC (executive search firm)
Thomas J. Hall (61)	Director	1998	2011	President, Hall Group, Inc., Charlotte, NC (real estate holding company)
Larry S. Helms (63)	Director	1998	2011	Owner, Larry S. Helms and Associates, Monroe, NC (insurance)
Randy P. Helton (53)	President, Chief Executive Officer (CEO), Director and Chairperson of the Company	1998	2011	Chairman of the Board, President and Chief Executive Officer of the Company; President and Chief Executive Officer of American Community Bank

Name and Age	Position(s) Held	Director Since(1)	Term Expires	Principal Occupation and Business Experience During Past Five Years
V. Stephen Moss (59)	Senior Vice President and South Carolina Regional Executive of the Bank, Director	1995	2011	Senior Vice President and South Carolina Regional Executive of American Community Bank
Peter A. Pappas (47)	Director	2003	2009	President and Managing Partner, Pappas Properties, LLC, Charlotte, NC (real estate development)
L. Steven Phillips (58)	Director	1998	2011	President Old South Landscape Services, LLC, Mt. Pleasant, SC (landscape contractor)
Alison J. Smith (54)	Director	2000	2010	President, Smith Capital, Inc., Charlotte, NC (financial advisory, investment banking)
David D. Whitley (62)	Director	1998	2010	President, Whitley Mortgage Associates, Inc., (mortgage broker) and Whitley Real Estate, Inc. (realty firm), Monroe, NC; Chairperson of the Board of Directors of American Community Bank
Gregory N. Wylie (54)	Director	1998	2010	Retired; former Chief Executive Officer, Metro Marketing, Inc., Charlotte, NC (specialty food brokerage)

(1)
If applicable, includes prior service as director of American Community Bank or First National Bank of the Carolinas, which was acquired by the Company in 2004.

Executive Officers

        Set forth below is certain information regarding the executive officers of the Company.

Name	Age	Employed Since		Position With Company	Business Experience
Randy P. Helton	53	04/15/98		Chairman, President and CEO	Chairman of the Board, President and CEO of the Company; President and CEO of American Community Bank.
V. Stephen Moss	59	10/01/95	(1)	Senior Vice President and South Carolina Regional Executive of American Community Bank	Former President and CEO of First National Bank of the Carolinas, Gaffney, South Carolina
Dan R. Ellis, Jr.	53	08/31/98		Senior Vice President, Chief Fnancial Officer and Corporate Secretary	Certified Public Accountant; Senior Vice President, Chief Financial Officer and Corporate Secretary
William M. DeMarcus	44	03/03/08		Senior Vice President and Chief Banking Officer of American Community Bank	Former Senior Vice President, Wachovia, Charlotte, NC
Stephanie D. Helms	39	11/12/99		Senior Vice President and Chief Administrative Officer	Lifelong resident of Monroe, NC with 15 years of banking experience in Monroe and Charlotte markets

(1)
Includes prior service as an officer of First National Bank of the Carolinas

        Set forth below is certain information regarding American Community Bank's market area and other executive officers.

Name	Age	Employed Since	Position With American Community Bank	Business Experience
W. R. "Randy" Adcock	52	06/02/98	Senior Vice President and Monroe City Executive	Mr. Adcock, a lifelong resident of Monroe, NC, has 29 years of banking experience in the Bank's market.
Steven L. Barnes	53	11/4/99	Senior Vice President and Indian Trail City Executive	Mr. Barnes, a lifelong resident of Indian Trail, NC, has 24 years of banking experience in the Bank's market.
Richard M. Cochrane	56	02/19/99	Senior Vice President and Matthews/Mint Hill City Executive	Mr. Cochrane, a lifelong resident of Mint Hill, NC, has 27 years of banking experience in the Bank's market.
Jeff N. Coley	49	09/13/99	Senior Vice President and Marshville City Executive	Mr. Coley, a lifelong resident of Marshville, NC, has 26 years of banking experience in the Bank's market.

Section 16(a) Beneficial Ownership Reporting Compliance

        Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission ("SEC") regarding the amount of and changes in their beneficial ownership of the Company's common stock. To the best knowledge of the Company, all such ownership reports have been timely filed and the ownership status of the Company's common stock by such individuals is current.

Meetings and Committees of the Board of Directors

        The Company's Board of Directors held eleven meetings in 2008. Each director attended 75% or more of the aggregate board and committee meetings of which he or she was a member.

        It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company's shareholders. All of the Company's directors attended the 2008 annual meeting of shareholders except for Gregory N. Wylie who was out of town on business.

        The Company's Board of Directors has several standing committees including an Audit Committee, Nominating Committee and Compensation Committee.

        Audit Committee.    The members of the Audit Committee are Chairperson Robert G. Dinsmore, Jr., Frank L. Gentry, Philip R. Gilboy, Alison J. Smith and Gregory N. Wylie. The members of the Audit Committee are "independent" as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934. The Audit Committee met five times during 2008. The Board of Directors has adopted a written Audit Committee Charter which is available at

www.americancommunitybank.com. The report of the Audit Committee is included in Item 14 of this annual report on Form 10-K and incorporated by reference herein.

        Nominating Committee.    The members of the Nominating Committee are Chairperson Alison J. Smith, Robert G. Dinsmore, Jr., Larry S. Helms, L. Steven Phillips, David D. Whitley, and Gregory N. Wylie. The Committee met once in 2008. The duties of the Nominating Committee include: (i) assisting the Board, on an annual basis, by identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and recommending to the Board qualified individuals to fill any such vacancy; and (iii) recommending to the Board, on an annual basis, director nominees for each committee of the Board.

        The Company's common stock is listed on the NASDAQ Capital Market and the members of the Nominating Committee are "independent" as defined by NASDAQ listing standards. The bylaws of the Company state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Company's common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the Annual Meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee's written consent to serve as a director of the Company if elected. No shareholder nominations were received during the year. The bylaws of the Company require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Company's market area and have owned at least 1,000 shares of the Company's common stock for a period of twelve (12) months preceding the date of the nomination. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. The Board of Directors has adopted a written Nominating Committee Charter, which is available at www.americancommunitybank.com.

        Compensation Committee.    The members of the Compensation Committee are Chairperson Gregory N. Wylie, Robert G. Dinsmore, Jr., Thomas J. Hall, Alison Smith and David D. Whitley. The Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company's executive officers. The Compensation Committee met two times in 2008. The committee approves the compensation of the President and Chief Executive Officer and "reporting officers" to the President including the Chief Financial Officer, Chief Banking Officer, and Chief Administrative Officer. The salary of each of such "reporting officers" is determined based upon the recommendation by the President and Chief Executive Officer and such officer's experience, managerial effectiveness, contribution to the Company's overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company's executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company's market area and appropriate state and national salary data. The Committee is not bound by recommendations made by the President and Chief Executive Officer. Furthermore, the President and Chief Executive Officer does not have any input into his own compensation. The compensation committee engages third party compensation consultants on occasion to assist in determining executive pay or additional benefits, but does not delegate its duties. The Board of Directors has adopted a written Compensation Committee Charter which is available at www.americancommunitybank.com.

        The Company has adopted a code of ethics that applies, among others, to its principal executive officer and principal financial officer. The Company's code of ethics is available at www.americancommunitybank.com.

ITEM 11—EXECUTIVE COMPENSATION

Director Compensation

        Board Fees.    During 2008, all non-employee directors received an annual retainer of $10,000. In addition, all non-employee directors received $500 for each board meeting attended and $500 for each Committee meeting attended, with the exception of the Chairman of the Board of the Bank who received $600 for each meeting chaired and Committee Chairpersons, who received $600 for each committee meeting chaired.

        1999 Nonstatutory Stock Option Plan for Directors.    At the 1999 Annual Meeting the shareholders of the Bank approved the 1999 Nonstatutory Stock Option Plan for Directors (the "1999 Nonstatutory Option Plan") pursuant to which options covering 246,191 shares of the Bank's common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. In connection with the reorganization of the Bank into the holding company form which resulted in the creation of the Company, the Nonstatutory Option Plan was adopted by the Company and options under such plan are now options of the Company. On April 14, 1999, all options were granted under the 1999 Nonstatutory Option Plan at the exercise price of $11.00 per share which was the fair market value on the date of grant. The original exercise price is currently $5.55 per share as a result of a 20% stock dividend in 1999, 10% stock dividend in 2002 and a 50% stock dividend in 2006. Another 69,000 of the original options issued were forfeited and reissued on April 26, 2006 at the exercise price of $12.98 per share which was the fair market value on the date of grant. All but 5,080 of these options have been granted and there are currently 127,706 options outstanding with a weighted average exercise price of $8.98 per share which was the fair market value on the date of grant adjusted for stock dividends.

        2002 Nonstatutory Stock Option Plan.    At the 2002 Annual Meeting, the shareholders of the Company approved the 2002 Nonstatutory Stock Option Plan (the "2002 Nonstatutory Option Plan") pursuant to which options covering 37,500 shares of the Company's common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. All but 1,500 of these options have been granted and there are currently 19,500 options outstanding with a weighted average exercise price of $6.64 per share which was the fair market value on the date of grant adjusted for stock dividends.

        The following table presents a summary of all compensation paid by the Company to its directors for their service as such during the year ended December 31, 2008.

DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
Robert G. Dinsmore, Jr.	$30,700	$—	$—	$—	$30,700
Frank L. Gentry	23,300	—	—	—	23,300
Philip Gilboy	22,900	—	—	—	22,900
David J. Guilford	27,300	—	—	—	27,300
Thomas J. Hall	23,500	—	—	—	23,500
Larry S. Helms	22,800	—	—	—	22,800
Randy P. Helton(2)	—	—	—	—	—
V. Stephen Moss(2)	—	—	—	—	—
Peter A. Pappas	20,200	—	—	—	20,200
L. Steven Phillips	15,800	—	—	—	15,800
Alison J. Smith	24,600	—	—	—	24,600
David D. Whitley	28,600	—	—	—	28,600
Gregory N. Wylie	25,000	—	—	—	25,000

Total	$264,700	$—	$—	$—	$264,700

(1)
Expense calculated in accordance with FAS 123R. The assumptions used in estimating the fair value of options are set forth in note 18 to the Company's audited consolidated financial statements at December 31, 2008.

(2)
Compensation paid to Mr. Helton in connection with his service as President and Chief Executive Officer of the Company and Mr. Moss as Senior Vice President of the Company is presented in the Summary Compensation Table below.

EXECUTIVE COMPENSATION

        Employment Agreements.    American Community Bank has entered into an employment agreement with Randy P. Helton, President and Chief Executive Officer (dated April 15, 1998), to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provided for an initial term of employment of five years. The term automatically renews for an additional year at the end of each year unless notice of termination is received prior to renewal. The employment agreement provides for an annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreement provides for discretionary bonuses, participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the officer's office or made available to all other employees. The employment agreement provides that the officer may be terminated for cause, as defined in the employment agreement, by the Bank, and otherwise be terminated by the Bank (subject to vested rights) or by the officer. The employment agreement provides that in the event of a "termination event" following a change in control of the Bank (i) the employee shall be able to terminate the agreement and receive 299% of his base amount of compensation and (ii) the term of the agreement shall be not less than 36 months from the employee's notice of termination of the agreement. A "termination event" will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee's annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee's life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location outside of Charlotte, North Carolina without the employee's express written consent. A change in control of the Bank will occur if (i) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting securities and irrevocable proxies, representing 25% or more of any class of voting securities of the Bank, or acquires control in any manner of the election of a majority of the directors of the Bank; (ii) the Bank is consolidated or merged with or into another corporation, association or entity where the Bank is not the surviving corporation; or (iii) all or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group.

        American Community Bank has also entered into an employment agreement with V. Stephen Moss, Senior Vice President and South Carolina Regional Executive of the Bank (dated April 15, 2004), to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provided for an initial term of employment of three years. The term automatically renews for an additional year at the end of each year of the term unless notice of termination is received prior to such renewal. The employment agreement provides for an annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreement provides for discretionary bonuses, participation in other pension and profit sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with Mr. Moss's office or made available to all other employees. The employment agreement provides that Mr. Moss may be terminated, by the Bank, for "cause" as defined in the employment agreement and further provides that the employment agreement may otherwise be voluntarily terminated by Mr. Moss or by the Bank (subject to vested rights). The employment agreement also provides that in the event of a "termination event" following a change of control of the Bank (i) Mr. Moss shall be able to terminate his employment agreement and receive 200% of his "base amount" of compensation. The definitions of the terms "change of control" and "termination event" under Mr. Moss' employment agreement are substantially identical to the definitions of those terms in Mr. Helton's employment agreement, which is summarized above.

        American Community Bank has also entered into a change of control agreement with Stephanie D. Helms, Senior Vice President and Chief Administrative Officer of the Company and Dan R. Ellis, Jr, Senior Vice President and Chief Financial Officer. The change of control agreements provide that in the event of a "termination event" following a change of control of the Bank Ms. Helms and Mr. Ellis shall be able to receive 200% of their "base amount" of compensation. The definitions of the terms "change of control" and "termination event" under Ms. Helms' and Mr. Ellis' change of control agreements are substantially identical to the definitions of those terms in Mr. Helton's employment agreement, which is summarized above.

        American Community Bank has also entered into a change of control agreement with William M. DeMarcus, Senior Vice President and Chief Banking Officer of the Company. The change of control agreement provides that in the event of a "termination event" following a change of control of the Bank Mr. DeMarcus shall be able to receive 100% of his "base amount" of compensation. The definitions of the terms "change of control" and "termination event" under Mr. DeMarcus' change of control agreement are substantially identical to the definitions of those terms in Mr. Helton's employment agreement, which is summarized above.

        The following table shows all compensation paid to or received by Randy P. Helton, Dan R. Ellis, Jr., V. Stephen Moss, William M. DeMarcus, and Stephanie D. Helms (the "Named Executive Officers") for services rendered in all capacities during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Randy P. Helton,	2008	$325,000	$—	$—	$—	$9,965	$334,965
Chairman of the Board,	2007	280,000	—	80,000	—	8,807	368,807
President and CEO of	2006	265,200	3,419	67,000	—	8,025	343,644
the Company and President and CEO of the Bank
Dan R. Ellis, Jr.	2008	160,000	—	—	—	5,945	165,945
Senior Vice President,	2007	140,000	—	32,000	—	5,202	177,202
Chief Financial Officer	2006	115,500	—	23,000	—	4,529	143,029
and Corporate Secretary of the Company
V. Stephen Moss,	2008	149,000	—	—	—	4,513	153,513
Senior Vice President	2007	142,000	—	—	—	5,198	147,198
and South Carolina	2006	135,200	—	10,000	—	4,530	149,730
Regional Executive of the Bank
William M. DeMarcus,	2008	175,000	3,095	47,062	—	270	225,427
Senior Vice President	2007	—	—	—	—	—	—
and Chief Banking	2006	—	—	—	—	—	—
Officer of the Bank
Stephanie D. Helms,	2008	115,000	—	—	—	2,042	117,042
Senior Vice President	2007	98,050	—	19,000	—	2,243	119,293
and Chief Administrative	2006	92,500	—	19,000	—	2,148	113,648
Officer of the Bank

(1)
Expense calculated in accordance with FAS 123R. The assumptions used in estimating the fair value of options are set forth in note 18 to Company's audited consolidated financial statements at December 31, 2008.

(2)
Includes life insurance premiums and contributions to 401(k) Plan.

Stock Options

        1999 Incentive Stock Option Plan.    The shareholders previously approved the 1999 Incentive Stock Option Plan (the "1999 Incentive Option Plan") pursuant to which options are available for issuance to officers and key employees of the Company and any of its subsidiaries. In connection with the reorganization of the Bank into the holding company form of organization, which resulted in the organization of the Company, the 1999 Incentive Option Plan was adopted by the Company and options under such plan are now options of the Company.

        2001 Incentive Stock Option Plan.    The shareholders approved the 2001 Incentive Stock Option Plan (the "2001 Incentive Option Plan") at the 2001 annual meeting. The 2001 Incentive Option Plan also provides for the issuance of incentive stock options to officers and key employees of the Company and any of its subsidiaries. The plan originally provided for the grant of stock options covering up to 135,300 shares of the Company's common stock. At the 2005 Annual Meeting of Shareholders, the shareholders approved an amendment to the 2001 Incentive Stock Option Plan authorizing stock options covering an additional 75,000 shares of the Company's stock.

        All stock options under the Company's incentive option plans are granted with a per share exercise price equal to 100% of the fair market value of the Company's common stock. The per share exercise price may then be adjusted in response to certain corporate actions, such as stock dividends and stock splits. For example, the option exercise prices in the table below have been adjusted for the effect of the 1999 20% stock dividend, the 2002 10% stock dividend, and the 2006 50% stock split where applicable.

        Stock options were granted to William M. DeMarcus during the fiscal year ended December 31, 2008. Disclosed in the following table are the threshold, target and maximum incentive payments which each of the Named Executive Officers could realize under the Company's non-equity incentive plan upon attainment of stated corporate and individual goals under the plan.

GRANTS OF PLAN BASED AWARDS

					All other Stock Awards; Number of Shares of Stock or Units	All other Option Awards; Number of Securities Underlying Options
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
							Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum
Randy P. Helton	—	$20,000	$130,000	$168,000	—	—	—
Dan R. Ellis, Jr.	—	10,000	40,000	56,000	—	—	—
V. Stephen Moss	—	10,000	37,250	52,150	—	—	—
William M. DeMarcus	—	10,000	43,750	61,250	—	10,000	$8.70
Stephanie D. Helms	—	10,000	28,750	40,250	—	—	—

        The following table sets forth information regarding vested and unvested incentive stock options as of December 31, 2008. With the exception of Mr. Ellis and Mr. Helton, each of the Named Executive Officers had unexercisable stock options as of December 31, 2008. Incentive stock options granted by the Company are subject to a five-year vesting schedule, with 20% vesting on each anniversary of the option grant date. Option exercise prices reported below have been adjusted for the effect of all stock dividends occurring subsequent to the option grant date. The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, there is no information reported in the four columns on the right hand side of the table below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price(1)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Randy P. Helton	89,178	0	—	$5.55	04/14/09	—	—	—	—
	12,041	3,010	—	8.92	04/24/14	—	—	—	—
	2,000	3,000	—	12.98	04/25/16	—	—	—	—
			—
Dan R. Ellis, Jr.	12,824	0	—	5.55	04/14/09	—	—	—	—
V. Stephen Moss	12,000	3,000	—	8.83	04/16/14	—	—	—	—
William M. DeMarcus	0	10,000	—	8.70	03/18/18	—	—	—	—
Stephanie D. Helms	825	0	—	6.33	02/20/11	—	—	—	—
	2,475	0	—	4.70	07/18/11	—	—	—	—
	6,000	1,500	—	8.92	04/24/14	—	—	—	—

(1)
As adjusted for stock dividends and stock split.

        The following table sets forth information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2008. Mr. Helton and Mr. Ellis exercised stock options covering 9,201 and 4,500 shares, respectively, of the Company's common stock during the year at a per share exercise price of $5.55 per share.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Randy P. Helton	9,201	$28,328	—	—
Dan R. Ellis, Jr.	4,500	10,506	—	—
V. Stephen Moss	—	—	—	—
William M. DeMarcus	—	—	—	—
Stephanie D. Helms	—	—	—	—

Supplemental Retirement Plan

        In October 2007, the Company implemented a non-qualified supplemental retirement benefit plan ("SERP") for selected executive officers. At December 31, 2008 the only executive officer designated to receive benefits under the SERP was Randy P. Helton. The Company may, however, designate other executive officers to receive benefits under the SERP in the future. The SERP is designed to provide a retirement benefit to plan participants at their normal retirement dates and upon the occurrence of certain other events. The plan was implemented because limits on qualified plan contributions and distributions, as well as Social Security, often limit bank executives' retirement benefits to 30% to 50% of final pay. In contrast, other bank staff are unaffected, or less severely affected, by such limits. An arrangement such as the SERP can remedy the shortfall in executive retirement compensation and deliver retirement benefits commensurate with bank executives' final pay.

        Under the terms of the SERP, upon retirement or the occurrence of certain other events, the Company will pay benefits to plan participants in the form of a single cash lump sum payment. Benefits under the SERP vest at a rate of 10% per year beginning at age 53 and are fully vested at age 62. At retirement on or after age 53, the Company will pay the vested benefits to the participating officer. In the case of disability or death prior to retirement which results in termination of the officer's employment, the full benefit is payable within 90 days. The full benefit is also payable upon termination of employment for "good reason" following a change of control of the Company. As of December 31, 2008, Mr. Helton's participation in the SERP would have entitled him to a lump sum payment of $996,528, had he terminated his employment for "good reason" following a "change in control" of the Company or had his employment terminated due to death or disability. No benefits are payable at any time to a participant that has been terminated for "cause."

        Participants' benefits under the SERP are unfunded and are not intended to constitute a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. As of December 31, 2008, Randy P Helton had $99,652 vested benefits under the plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Randy P. Helton	SERP	1	$99,652	$0
Dan R. Ellis, Jr.	—	—	—	—
V. Stephen Moss	—	—	—	—
William M. DeMarcus	—	—	—	—
Stephanie D. Helms	—	—	—	—

Stock Splits

        The Company has had three stock splits since opening as follows:

  •
  1999—five-for-four stock split in the form of a 20% stock dividend paid in December 1999

  •
  2002—eleven-for-ten stock split in the form of a 10% stock dividend paid in January 2002

  •
  2006—two-for-one stock split in the form of a 50% stock dividend paid in February 2006

401(k) Savings Plan

        In 1999, the Bank adopted a tax-qualified plan (the "Savings Plan") which covers all current, full-time employees and any new full-time employees who have been employed for twelve months and who have attained the age of twenty-one. Under the Savings Plan, a participating employee may contribute up to 20% of his or her base salary (up to the maximum allowed by law) on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank is permitted to make contributions equal to 50% of the employees' contributions up to a maximum equal to 3% of the employee's aggregate compensation. The employer contributions vest completely after six years of service. The Bank may make additional discretionary contributions that also vest completely after six years of service with the Bank. The value of a participant's accounts under the Savings Plan becomes payable to him or her according to the vesting schedule upon retirement, total or permanent disability or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant's death. The Savings Plan also contains provisions for withdrawals in the event of certain hardships. A participant's contributions, matching contributions and discretionary contributions of the Bank, and any income accrued on such contributions, are not subject to federal or state taxes until such time as the participant withdraws them.

ITEM 12—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Voting Securities

        The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 25,000,000 shares are authorized and preferred stock, no par value, of which 1,000,000 shares are authorized. At March 24, 2009, there were 6,651,295 shares of common stock and no shares of preferred stock outstanding. There are approximately 2,500 holders of record of the Company's common stock.

Ownership of Voting Securities

        As of March 24, 2009, there were no shareholders known to management to own more than 5% of the Company's common stock, except those listed below.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF CLASS
Marla Braun Coral Gables, FL	474,807	7.14

        As of March 24, 2009 the beneficial ownership of the Company's common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER		AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)		PERCENT OF CLASS(3)
William M. DeMarcus	Cornelius, NC	2,202		*
Robert G. Dinsmore, Jr.	Charlotte, NC	19,430		*
Dan R. Ellis, Jr.	Monroe, NC	32,017	(4)	*
Frank L. Gentry	Charlotte, NC	15,500		*
Philip R. Gilboy	Waxhaw, NC	19,366		*
David J. Guilford	Charlotte, NC	16,250		*
Thomas J. Hall	Charlotte, NC	51,403		*
Larry S. Helms	Monroe, NC	25,140		*
Stephanie D. Helms	Monroe, NC	12,669		*
Randy P. Helton	Charlotte, NC	150,457	(5)	2.23
V. Stephen Moss	Blacksburg, SC	39,242		*
Peter A. Pappas	Charlotte, NC	13,250		*
L. Steven Phillips	Isle of Palms, SC	75,030		1.13
Alison J. Smith	Charlotte, NC	63,521		*
David D. Whitley	Monroe, NC	30,281	(6)	*
Gregory N. Wylie	Waxhaw, NC	78,041		1.17
All Directors and Executive Officers as a Group (16 persons)		644,949		9.37

(1)
Except as otherwise noted, to the best knowledge of the Company's management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Dinsmore—8,100 shares, Mr. Ellis—13,599, Mr. Guilford—330 shares, Mr. Moss—20,000, and Mr. Whitley—3,460 shares.

(2)
Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company: Mr. DeMarcus—2,000, Mr. Dinsmore—5,000, Mr. Ellis—12,824, Mr. Gentry—5,000, Mr. Gilboy—5,000, Mr. Guilford—9,500, Mr. Hall—5,000, Mr. Helms—5,000, Ms. Helms—9,300, Mr. Helton—101,419, Mr. Moss—12,000, Mr. Pappas—9,500, Mr. Phillips—10,694, Ms. Smith—5,000, Mr. Whitley—5,000, and Mr. Wylie—30,327, and an aggregate of 232,564 options for the group.

(3)
The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) 6,651,295 shares of common stock outstanding as of March 24, 2009, and (ii) options exercisable within 60 days of March 24, 2009 for the individual and the group.

(4)
Includes 1,974 shares owned by Mr. Ellis' spouse

(5)
Includes 1,565 shares owned by Mr. Helton's spouse.

(6)
Includes 7,263 shares owned by Mr. Whitley's spouse.

        Set forth below is certain information regarding the Registrant's various stock option plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1999 Incentive: 169,600	$6.02	862
	1999 Non-statutory: 127,704	$8.98	5,080
	2001 Incentive: 77,901	$8.91	67,685
	2002 Non-statutory: 19,500	$6.64	1,500
Equity compensation plans not approved by security holders	None	None	None
Total	394,705	$7.58	75,127

ITEM 13—CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

        With the exception of Mr. Helton and Mr. Moss, each member of the Company's Board of Directors is "independent" as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). In making this determination, the Board considered all insider transactions with directors for the provision of goods or services to the Company or the Bank. All such transactions were conducted at arm's length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

        No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Lead Independent Director

        The board has long recognized the importance of independent leadership on the board, as evidenced by its designation of a lead independent director in 2004. The independent directors elect the lead independent director, and in January 2008, the independent directors elected Mr. Dinsmore to continue in his role as the board's lead independent director. The duties and responsibilities of the lead independent director include the following:

  •
  assisting the Chairman of the Board with board-related matters, including approving board meeting agendas, board meeting schedules and various information sent to the board;

  •
  serving as the principal liaison between the independent directors and the Chairman of the Board;

  •
  presiding at any meetings of the non-employee directors or independent directors or at any meetings of the board at which the Chairman of the Board is not present, and

  •
  any other duties or responsibilities that may be requested by the independent directors or the Chairman of the Board, including, as the lead independent director deems appropriate, calling any meetings of the non-employee directors or independent directors or meeting with any of the Company's executive officers, stockholders or other constituents.

Indebtedness of and Transactions with Management

        The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

        Loans made by either American Community Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any "interested director" not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the bank's lending matters. To the best knowledge of the management of the Company and the bank, Regulation O has been complied with in its entirety.

ITEM 14—PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants, as the Company's independent registered public accounting firm for 2009. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

        The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company's annual audit and review of the Company's financial statements. From time to time, the Company engages Dixon Hughes PLLC to assist in other areas.

        The following table sets forth the fees paid to Dixon Hughes PLLC in various categories during 2008 and 2007.

Category	Actual 2008		Actual 2007
Audit Fees	183,800	(1)	$200,750	(1)
Audit-Related Fees	25,233	(2)	22,250	(2)
Tax Fees	22,725	(3)	11,250	(3)

Total Fees Paid	$231,758		$234,250

(1)
Audit fees include fees billed and expected to be billed to the Company by Dixon Hughes in connection with the annual audit of the Company's financial statements, reviews of the Company's interim financial statements, and review of registration statements filed with the SEC incurred in 2008 and attest services provided pursuant to Section 404 of the Sarbanes-Oxley Act incurred in 2007.

(2)
Audit related services include routine accounting consultations and employee benefit plan audit.

(3)
Tax fees include corporate tax compliance, as well as counsel and advisory services.

        All services rendered by Dixon Hughes PLLC during 2008 and 2007 were subject to pre-approval by the Audit Committee.

Report of the Audit Committee

        In the performance of its oversight functions, the Audit Committee is responsible for receiving and reviewing the annual audit report of the Company's independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company's and its subsidiaries' internal audit programs. The Audit Committee assesses the performance and independence of the Company's independent accountants and recommends their appointment. The Audit Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company's independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

        Management is responsible for the preparation and presentation of the Company's financial statements and its overall financial reporting process and, with the assistance of the Company's outsourced internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of the Company's financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management's assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not full-time employees of the Company.

        During the course of its examination of the Company's audit process in 2008, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee received from Dixon Hughes disclosures regarding their independence required by the PCAOB Rule 3526 "Communication with Audit Committees Concerning Independence". Based on the review and discussions above, the Audit Committee (i) recommended to the board that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2009.

        The Audit Committee has a written charter which is reviewed by the Committee for adequacy on an annual basis. The members of the Audit Committee are "independent" and "financially literate" as defined by the NASDAQ listing standards. The Board of Directors has determined that Robert G. Dinsmore, Jr., a member of the Audit Committee, meets the requirements adopted by the SEC for qualification as an "audit committee financial expert." An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant's financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

        This report is submitted by the Audit Committee,

      Robert G. Dinsmore, Jr.—Chairman
      Frank L. Gentry
      Philip R. Gilboy
      Alison J. Smith
      Gregory N. Wylie

PART IV

ITEM 15—EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        The following documents are filed as part of this report:

1.
Financial statements required to be filed by Item 8 of this Form:

a)
Report of independent registered public accounting firm

b)
Consolidated Balance Sheets as of December 31, 2008 and 2007

c)
Consolidated Statements of Operations for the years ended December 31, 2008, 2007 and 2006

d)
Consolidated Statements of Comprehensive Income for the years ended December 31, 2008, 2007 and 2006

e)
Consolidated Statements of Stockholders' Equity for the years ended December 31, 2008, 2007 and 2006

f)
Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006

g)
Notes to Consolidated Financial Statements

2.
Financial statement schedules required to be filed by Item 8 of this Form:

        None

3.
Exhibits

(a)
Index to Exhibits

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
3.1		Registrant's Articles of Incorporation(1)
3.2		Registrant's Bylaws(1)
4.1		Specimen Stock Certificate(1)
10.1		Employment Agreement of Randy P. Helton(1), a management contract
10.2		1999 Incentive Stock Option Plan, a compensatory plan(1)
10.3		1999 Nonstatutory Stock Option Plan, a compensatory plan(1)
10.4		401(k) Plan, a compensatory plan(1)
10.5	(i)	Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Amended and Restated Declaration of Trust, dated December 15, 2003(2)
10.5	(ii)	Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Indenture, dated December 15, 2003(2)
10.5	(iii)	Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Guarantee Agreement, dated December 31, 2003(2)
10.5	(iv)
Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Form of Floating Rate Junior Subordinated Debenture of American Community Bancshares, Inc. (incorporated by reference to Exhibit A of Exhibit 10.5(ix))(2)
10.6		2001 Incentive Stock Option Plan, a compensatory plan(3)

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
10.7		2002 Nonstatutory Stock Option Plan, a compensatory plan(4)
10.8		Dividend Reinvestment and Common Stock Purchase Plan(6)
10.9		Agreement and Plan of Merger by and between Yadkin Valley Financial Corporation and American Community Bancshares, Inc.(7)
21		Subsidiaries of Registrant (Filed herewith)
23		Consent of Dixon Hughes, PLLC
31	(i)	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes Oxley Act (Filed herewith)
31	(ii)	Certification of Principal Accounting Officer Pursuant to Section 302 of the Sarbanes Oxley Act (Filed herewith)
32	(i)	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes Oxley Act (Filed herewith)
32	(ii)	Certification of Principal Accounting Officer Pursuant to Section 906 of the Sarbanes Oxley Act (Filed herewith)
99		Registrant's Definitive Proxy Statement(5)

(1)
Incorporated by reference from exhibits to Registrant's Registration Statement on Form S-4 (File No. 333-31148)

(2)
Incorporated by reference from Registrant's Current Report on Form 8-K dated December 18, 2003 (File No. 000-30517)

(3)
Incorporated by reference from Exhibit 10.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

(4)
Incorporated by reference from Registrant's Registration Statement on Form S-8 (File No. 333-101208)

(5)
Filed with the Commission pursuant to Rule 14a-6.

(6)
Incorporated by reference from Exhibit 99.1 to Registrant's Statement on Form S-3D (File No. 333-129991)

(7)
Incorporated by reference from Registrant's current report on Form 8-K dated September 10, 2008 (File No. 000-30517)

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 30, 2009	/s/ RANDY P. HELTON Randy P. Helton President and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ RANDY P. HELTON Randy P. Helton President, Chief Executive Officer and Director	March 30, 2009
/s/ DAN R. ELLIS, JR. Dan R. Ellis, Jr. Chief Financial Officer	March 30, 2009
/s/ ROBERT D. DINSMORE Robert D. Dinsmore Director	March 30, 2009
/s/ FRANK L. GENTRY Frank L. Gentry Director	March 30, 2009
/s/ THOMAS J. HALL Thomas J. Hall Director	March 30, 2009
/s/ LARRY S. HELMS Larry S. Helms Director	March 30, 2009
/s/ V. STEPHEN MOSS V. Stephen Moss Director	March 30, 2009

/s/ PETER A. PAPPAS Peter A. Pappas Director	March 30, 2009
/s/ L. STEVEN PHILLIPS L. Steven Phillips Director	March 30, 2009
/s/ ALISON J. SMITH Alison J. Smith Director	March 30, 2009
/s/ DAVID D. WHITLEY David D. Whitley Director	March 30, 2009
/s/ GREGORY N. WYLIE Gregory N. Wylie Director	March 30, 2009
/s/ PHILIP R. GILBOY Philip R. Gilboy Director	March 30, 2009

Index to Exhibits

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
3.1		Registrant's Articles of Incorporation(1)
3.2		Registrant's Bylaws(1)
4.1		Specimen Stock Certificate(1)
10.1		Employment Agreement of Randy P. Helton(1), a management contract
10.2		1999 Incentive Stock Option Plan, a compensatory plan(1)
10.3		1999 Nonstatutory Stock Option Plan, a compensatory plan(1)
10.4		401(k) Plan, a compensatory plan(1)
10.5	(i)	Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Amended and Restated Declaration of Trust, dated December 15, 2003(2)
10.5	(ii)	Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Indenture, dated December 15, 2003(2)
10.5	(iii)	Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Guarantee Agreement, dated December 31, 2003(2)
10.5	(iv)
Issuance of Trust Preferred Securities by American Community Capital Trust II, Ltd.: Form of Floating Rate Junior Subordinated Debenture of American Community Bancshares, Inc. (incorporated by reference to Exhibit A of Exhibit 10.5(ix))(2)
10.6		2001 Incentive Stock Option Plan, a compensatory plan(3)
10.7		2002 Nonstatutory Stock Option Plan, a compensatory plan(4)
10.8		Dividend Reinvestment and Common Stock Purchase Plan(6)
10.9		Agreement and Plan of Merger by and between Yadkin Valley Financial Corporation and American Community Bancshares, Inc.(7)
21		Subsidiaries of Registrant (Filed herewith)
23		Consent of Dixon Hughes, PLLC
31	(i)	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes Oxley Act (Filed herewith)
31	(ii)	Certification of Principal Accounting Officer Pursuant to Section 302 of the Sarbanes Oxley Act (Filed herewith)
32	(i)	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes Oxley Act (Filed herewith)
32	(ii)	Certification of Principal Accounting Officer Pursuant to Section 906 of the Sarbanes Oxley Act (Filed herewith)
99		Registrant's Definitive Proxy Statement(5)

(1)
Incorporated by reference from exhibits to Registrant's Registration Statement on Form S-4 (File No. 333-31148)

(2)
Incorporated by reference from Registrant's Current Report on Form 8-K dated December 18, 2003 (File No. 000-30517)

(3)
Incorporated by reference from Exhibit 10.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

(4)
Incorporated by reference from Registrant's Registration Statement on Form S-8 (File No. 333-101208)

(5)
Filed with the Commission pursuant to Rule 14a-6.

(6)
Incorporated by reference from Exhibit 99.1 to Registrant's Statement on Form S-3D (File No. 333-129991)

(7)
Incorporated by reference from Registrant's current report on Form 8-K dated September 10, 2008 (File No. 000-30517)

 Exhibit 21

Subsidiaries

American Community Bank
(a North Carolina chartered banking corporation)

American Community Capital Trust II
(a Connecticut statutory trust)

 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Community Bancshares, Inc. and subsidiary

        We consent to the incorporation by reference in the Form S-8 Registration Statements No. 333-128833, 333-127746, 333-117778, 333-101208, 333-58278, and 333-129991 of American Community Bancshares, Inc. of our report dated February 19, 2009, except for Note 25, as to which the date is March 26, 2009 with respect to the consolidated financial statements of American Community Bancshares, Inc. and subsidiary, which report appears in this Annual Report on Form 10-K of American Community Bancshares, Inc. for the year ended December 31, 2008.

Charlotte, North Carolina
March 26, 2009

Exhibit 31(i)

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Randy P. Helton, certify that:

1.
I have reviewed this annual report on Form 10-K of American Community Bancshares, Inc. (the "registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period which this report is being prepared.

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based upon our most recent evaluation of internal control over financial reporting, to the registrant's auditor and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 30, 2009	By:	/s/ RANDY P. HELTON Randy P. Helton President and Chief Executive Officer

Exhibit 31(ii)

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Dan R. Ellis, Jr., certify that:

1.
I have reviewed this annual report on Form 10-K of American Community Bancshares, Inc. (the "registrant");

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period which this report is being prepared.

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based upon our most recent evaluation of internal control over financial reporting, to the registrant's auditor and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 30, 2009	By:	/s/ DAN R. ELLIS, JR. Dan R. Ellis, Jr. Chief Financial and Principal Accounting Officer

Exhibit 32(i)

Certification of the Principal Executive Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        The undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by American Community Bancshares, Inc. (the "Issuer") for the year ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: March 30, 2009	/s/ RANDY P. HELTON Randy P. Helton President and Chief Executive Officer

 Exhibit 32(ii)

Certification of the Principal Accounting Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        The undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by American Community Bancshares, Inc. (the "Issuer") for the year ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: March 30, 2009	/s/ DAN R. ELLIS, JR. Dan R. Ellis, Jr. Chief Financial and Principal Accounting Officer